   As filed with the Securities and Exchange Commission on November 18, 1999
                                                      Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                          KMC TELECOM HOLDINGS, INC.
                          KMC TELECOM FINANCING, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                     4813                    22-3545325
        Delaware                     4813                    22-3655227
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or          Classification Code
      organization)                 Number)

                           1545 Route 206, Suite 300
                         Bedminster, New Jersey 07921
                                (908) 470-2100
  (Address, including ZIP Code, and telephone number, including area code, of each registrant's principal executive offices)

                               ----------------
                             Michael A. Sternberg
                     President and Chief Executive Officer
                          KMC Telecom Holdings, Inc.
                           1545 Route 206, Suite 300
                             Bedminster, NJ 07921
                                (908) 470-2100
  (Name and address, including ZIP Code and telephone number, including area code, of agent for service)

                               ----------------
                                with a copy to:
                             Brian J. Calvey, Esq.
                           Kelley Drye & Warren LLP
                                101 Park Avenue
                           New York, New York 10178
                                (212) 808-7800

                               ----------------
   Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                        Proposed
                                          Proposed      Maximum
 Title of each Class of      Amount       Maximum      Aggregate    Amount of
    Securities to be         to be     Offering Price   Offering   Registration
       Registered          Registered     Per Note      Price(1)       Fee
-------------------------------------------------------------------------------
13 1/2% Senior Notes
 due 2009..............   $275,000,000      100%      $275,000,000   $76,450
-------------------------------------------------------------------------------
KMC Telecom Financing,
 Inc. Guarantee(2).....       --             --           --           --
-------------------------------------------------------------------------------
  TOTAL(3).............   $275,000,000      100%      $275,000,000   $76,450
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(f). Pursuant to Rule 457(n), no separate fee is payable with respect to the exchange notes guarantee.
(2) No separate consideration will be received for the exchange notes guarantee.
(3) Such amount represents the principal amount of the exchange notes to be exchanged hereunder.

                               ----------------
   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          KMC TELECOM HOLDINGS, INC.

                 OFFER TO EXCHANGE $275,000,000 OF ITS 13 1/2%
                       SENIOR NOTES DUE 2009 WHICH HAVE
                   BEEN REGISTERED UNDER THE SECURITIES ACT
                  FOR $275,000,000 OF ITS OUTSTANDING 13 1/2%
                             SENIOR NOTES DUE 2009

                               ----------------

Terms of the exchange offer

 .  The exchange offer will expire at 5:00 p.m., New York City time, on      ,
   1999 unless extended.

 . The exchange offer is subject to certain customary conditions, which we may waive.

 . All outstanding notes that are validly tendered and not withdrawn will be exchanged.

 . KMC Telecom Financing, Inc. is also offering to exchange its guarantee of KMC Telecom Holdings, Inc.'s obligations under the outstanding notes for a like guarantee of the exchange notes, which exchange notes guarantee has also been registered under the Securities Act.

 . Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

 . The terms of the exchange notes we will issue in the exchange offer are substantially identical to those of the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

                               ----------------

 BEFORE PARTICIPATING IN THIS  EXCHANGE OFFER PLEASE REFER  TO THE SECTION IN
  THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 15.

                               ----------------

 NEITHER THE  SECURITIES  AND EXCHANGE  COMMISSION NOR  ANY  STATE SECURITIES
  COMMISSION HAS APPROVED OR DISAPPROVED THE  NOTES TO BE DISTRIBUTED IN THE
   EXCHANGE  OFFER, NOR  HAVE ANY  OF THESE  ORGANIZATIONS DETERMINED  THAT
     THIS PROSPECTUS IS  TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO  THE
      CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

The date of this prospectus is      , 1999

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................  15
The Exchange Offer.......................................................  32
Use of Proceeds..........................................................  41
Capitalization...........................................................  42
Selected Financial Data..................................................  43
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  45
Business.................................................................  55
Management...............................................................  74
Certain Relationships and Related Transactions...........................  81

                                                                            Page
                                                                            ----
Principal Stockholders.....................................................  83
Description of Certain Indebtedness and Preferred Stock....................  87
Description of the Exchange Notes..........................................  93
Certain United States Federal Income Tax Considerations.................... 130
Plan of Distribution....................................................... 135
Legal Matters.............................................................. 135
Experts.................................................................... 136
Available Information...................................................... 136
Documents Incorporated By Reference........................................ 137
Index to Financial Statements.............................................. F-1

                               ----------------

                       Notice to New Hampshire Residents

   Neither the fact that a Registration Statement or an application for a license has been filed under chapter 421-b of the New Hampshire revised statutes with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State of the State of New Hampshire that any document filed under RSA 421-b is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State of the State of New Hampshire has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                               ----------------

                          Forward-Looking Statements

   This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those discussed under "Risk Factors," as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations." Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

     .  operations and prospects,

     .  expected financial position,

     .  funding needs and financing sources,

     .  business and financing plans,

     .  network construction and development plans,

     .  regulatory matters,

     . expected identity, plans and facilities of competitors in our markets, and

     .  expected actions of third parties, such as equipment suppliers.

   Other matters set forth in this prospectus may also cause actual results in the future to differ materially from those described in the forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the future events discussed in this prospectus might not occur.

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "us," the "Issuer" or the "Company" refer to the business of KMC Telecom Holdings, Inc. and all of its subsidiaries. The term "you" refers to prospective investors in the exchange notes (as defined).

                                  The Company

   We are a facilities-based competitive local exchange carrier providing telecommunications and data services in Tier III Markets (markets with a population from 100,000 to 750,000). A facilities-based competitive local exchange carrier is one which operates its own network, including switching equipment and transmission lines, rather than one which intends to primarily resell the services of other carriers. The markets in which we operate are predominantly located in the Southeastern and Midwestern United States. We target as customers business, government and institutional end-users, as well as Internet service providers, long distance carriers and wireless service providers. Our objective is to provide our customers with a complete solution for their communications needs. We currently provide on-net local dial tone, Internet access, ISDN (or integrated services digital network), long distance, special access, private line and a variety of other advanced services and features.

   We currently operate in 23 Tier III Markets. We have constructed robust fiber optic networks in each of our markets which we believe allow us to ensure high quality services, facilitate the delivery of value-added and data services, and effectively control our costs. We currently have Lucent Technologies Series 5ESS(R)-type switches in commercial operation in all of our 23 existing markets. We also intend to install Lucent switches in any future networks which we may build. Over time, we expect to transition the majority of our customers to our own networks by means of either unbundled network elements leased from the incumbent local exchange carrier (i.e., the established local telephone company, such as Ameritech, Bell Atlantic, BellSouth, SBC or one of the subsidiaries of GTE Corporation or Sprint Corporation) or direct connections to our own networks.

   Through September 30, 1999, we have invested $454.1 million in property, plant and equipment. For 1998, our revenues totaled $22.4 million, comprised of $14.2 million from resale of switched and dedicated services and $8.2 million from on-net special access, private line and switched services. "On-net" switched services includes both switched services provided through direct connections to our own networks and switched services provided through unbundled network elements leased from the incumbent local exchange carrier. Resale of switched and dedicated services accounted for 63% of our revenues for 1998, 56% of our revenues for the first quarter of 1999, 40% of our revenues for the second quarter of 1999 and 38% of our revenues for the third quarter of 1999. To date, we have completed construction of our backbone in each of our networks as planned. Our major customers include: AT&T Corp., Boeing Inc., Comcast Cable Communications, Inc., Daimler Chrysler Corporation, Harris Corporation, Intergraph Corp., MCI WorldCom, Inc., NASA, Sprint Corporation, Time-Warner, Inc. and UUNet Technologies, Inc.

   High-speed connectivity has become important to business due to the dramatic increase in Internet usage and the proliferation of personal computer- and Internet protocol-based applications. By leveraging customer relationships and bundling service offerings, competitive local exchange carriers such as the Company have begun to exploit a variety of high-growth, value-added data services opportunities, including high-speed Internet access, BRI (or Basic Rate ISDN), PRI (or Primary Rate ISDN), HDSL (or high bit-rate digital subscriber line), LAN (or Local Area Network) and WAN (or Wide Area Network) connectivity, managed network services, Virtual Private Networks, remote access and e-commerce services. Data services represented approximately 7% of our revenue for the first nine months of 1999. We expect this percentage to grow over time. To take advantage of this opportunity, we intend to continue to aggressively market our current data services offerings, such as ISDN, HDSL, Internet access, Local Area Network-to-Local Area Network interconnect, and Wide Area Network services, and to roll out new services such as port wholesale, frame relay and ATM (or asynchronous transfer mode).

   We believe that our success in meeting our revenue targets and in completing our networks as planned has demonstrated that our strategy of building comprehensive, cost-effective, facilities-based networks in Tier III cities is compelling. We believe we are positioned to become the leading facilities-based competitive local exchange carrier focused on Tier III markets. Accordingly, we have determined to significantly expand our business by constructing networks in 14 additional Tier III Markets by the end of the first half of 2000. To finance these expansion plans, we will utilize proceeds from our recent private placements of PIK Preferred Stock, approximately $250.0 million available for this purpose under our $600.0 million vendor financing facility with Lucent Technologies Inc. and proceeds of the offering of the original notes.

   The following table presents information, as of September 30, 1999, concerning our existing 23 networks and the 14 new networks on which construction has begun or for which network engineering has been completed:

                               Existing Networks

                                                               Switched  Dedicated DS-0
                                                 Addressable    Access     Equivalent
                          Commercially   Route    Commercial   Lines In     Circuits
Location                 Operational(1) Miles(2) Buildings(3) Service(4) In Service(5)
--------                 -------------- -------- ------------ ---------- --------------
Huntsville, AL.......... November 1997     113       1,581       9,316       45,192
Baton Rouge, LA......... November 1997     127       2,946       7,252       11,036
Shreveport, LA.......... December 1997      80       2,064       7,264       18,184
Corpus Christi, TX...... December 1997      67       1,280       8,128        1,465
Savannah, GA............ December 1997      68       1,539       9,071        2,165
Madison, WI............. December 1997      42       1,789       3,132       21,101
Augusta, GA............. March 1998         41       1,101       6,622        1,728
Melbourne, FL........... May 1998           83       2,048       5,727       12,138
Greensboro, NC.......... September 1998     31       2,028       3,101           --
Winston-Salem, NC....... September 1998     29       1,295       3,008        2,390
Tallahassee, FL......... September 1998     33       1,097       4,094          240
Roanoke, VA............. November 1998      30       1,137       2,995        2,334
Ann Arbor, MI........... December 1998      27       1,638       1,499          806
Topeka, KS.............. December 1998      31       1,015       5,927       19,850
Fort Wayne, IN.......... December 1998      33       1,511       2,639          144
Eden Prairie, MN........ December 1998     163       2,888       1,808       25,834
Daytona Beach, FL....... December 1998      39       1,222       2,498        1,224
Fort Myers, FL.......... December 1998      35         825       2,200          696
Longview, TX............ December 1998      35         798       1,628        1,416
Sarasota, FL............ December 1998      23       1,396       2,717           96
Pensacola, FL........... December 1998      44       1,703       3,580        1,730
Fayetteville, NC........ December 1998      34       1,015       2,227           --
Norfolk, VA............. May 1999          120       3,876       1,998           --
                                         -----      ------      ------      -------
                                         1,328      37,792      98,431      169,769
                                         =====      ======      ======      =======

                                    (see accompanying notes on following page)

                                  New Networks

                                                                          Switched  Dedicated DS-0
                                                            Addressable    Access     Equivalent
                                  Commercially      Route    Commercial   Lines In     Circuits
Location                         Operational(1)    Miles(2) Buildings(3) Service(4) In Service(5)
--------                       ------------------- -------- ------------ ---------- --------------
Clearwater/St. Petersburg,
 FL..........................  Fourth Quarter 1999    70        3,426         --           --
Charleston, SC...............  Fourth Quarter 1999    51        1,540         --           --
Lansing, MI..................  Fourth Quarter 1999    29        1,300         --           --
Dayton, OH...................  Fourth Quarter 1999    36        2,137         --           --
Akron, OH....................  Fourth Quarter 1999    25        1,355         --           --
Spartanburg, SC..............  Fourth Quarter 1999    25        1,140         --           --
Toledo, OH...................  Fourth Quarter 1999    31        1,392         --           --
Columbia, SC.................  Fourth Quarter 1999    24        1,884         --           --
Monroe, LA...................  Fourth Quarter 1999    24        1,005         --           --
Montgomery, AL...............  Fourth Quarter 1999    25        1,961         --           --
Biloxi/Gulfport, MS..........  Second Quarter 2000    41          798         --           --
Chattanooga, TN..............  Second Quarter 2000    24        1,815         --           --
Johnson City/Kingsport, TN...  Second Quarter 2000    69        1,577         --           --
Rockville/Bethesda/Frederick,
 MD..........................  Second Quarter 2000   126        4,070         --           --
                                                     ---       ------       ----         ----
                                                     600       25,400         --           --
                                                     ===       ======       ====         ====

--------
(1) Refers to the date on which testing is completed and the switch is first available to carry customer traffic. Fiber optic networks typically become commercially operational for non-switched traffic in the quarter before the switch is available to carry customer traffic. The quarters presented for new networks represent our estimate of the calendar quarters in which the new networks will be commercially operational. We cannot assure you that the new networks will be commercially operational when estimated.
(2) Represents (i) for existing networks, current owned operational route miles and (ii) for new networks, the number of operational route miles currently estimated to be owned and operational at the time the network becomes commercially operational.
(3) Addressable by either unbundled network elements leased from the incumbent local exchange carrier or by a direct connection to our own network. We define a commercial building as one with greater than ten employees.
(4) Represents all active switched channels we provide to customers either by resale via the incumbent local exchange carrier's network, by unbundled network elements leased from the incumbent local exchange carrier, or by direct connection to our own network.
(5) Represents all active dedicated DS-0, DS-1 and DS-3 circuits we provide to customers expressed on a DS-0 basis.

Business Strategy

   The following are the key elements of our business strategy:

   Focus on Tier III Markets. We intend to operate in Tier III Markets with attractive demographic, economic, competitive and demand characteristics. We believe that incumbent local exchange carriers tend to focus their efforts on larger markets and generally underserve and underinvest in Tier III Markets. We also believe that there is generally significantly less competition from other facilities-based competitive local exchange carriers in Tier III Markets, which allows us to gain market share more rapidly than we could expect in Tier I and Tier II Markets. In addition, network construction, labor and rights-of-way costs are generally lower in Tier III Markets than in Tier I and Tier II Markets. For example, many Tier III Markets permit significant aerial deployment of fiber optic cable, which is less expensive than the buried deployment required in many Tier I and Tier II Markets. We estimate that approximately 70% of our fiber is deployed aerially.

   Early to Market Advantage. We strive to be the first facilities-based competitive local exchange carrier in a geographic area to actively market and provide services. We believe that by effecting early entry into Tier III Markets with a facilities-based strategy, we will be able to limit entry by additional competitive local exchange carriers, although we can give no assurance in this regard.

   Comprehensive Fiber Networks. We build geographically extensive, full service, facilities-based networks. We believe such networks provide significant operating leverage, facilitate the capture of market share, and are likely to deter other competitive local exchange carriers from attempting to penetrate our markets due to the cost of constructing a competing network of equal capability. In all of our 23 existing markets, we have completed our backbone construction connecting the market's central business district with outlying office parks, large institutions, the locations of long distance carriers' transmission equipment and major incumbent local exchange carrier central offices. We intend to continue to expand our existing networks in response to anticipated customer demand.

   Local Presence with Personalized Customer Service. We seek to capture and retain customers through local, personalized sales, marketing and customer service programs. To this end, we:

  .  establish sales offices in each market in which we operate a network,

  . strive to recruit our city directors and sales staff from the local market,

  .  rely principally on a face-to-face selling approach, and

  . support our sales staff with locally based customer service and technical support personnel.

We believe that our "Creative Solutions with a Hometown Touch"(TM) sales approach is very important to customers in Tier III Markets, who do not typically receive focused local sales contact or customer support from the incumbent local exchange carrier.

   Focus on Value-Added Data Services. We believe it is strategically important to offer these services because:

  .  they provide for competitive differentiation,

  .  they present a substantial margin opportunity,

  . as a facilities-based provider, we are able to offer these services without significant marginal operating costs, and

  . incumbent local exchange carriers have underinvested in facilities and sales forces related to these services.

   Low Cost Construction. It is our practice to use innovative "switch-in-a-box" construction and deployment techniques for most of our networks. Using these techniques, transmission, switching and power equipment are pre-installed by Lucent under controlled factory conditions in portable, weatherproof, storm-proof concrete buildings delivered to the Lucent facility by our contractor. The completed buildings are then shipped to the appropriate city for final installation, reducing costs, installation risks and time to market.

   Quality Operations Support System. We are developing a high quality operations support system to provide us with comprehensive billing, order processing and customer care software for all of our existing and contemplated services. This system is designed to provide us with a single "flow-through" order form that will entail several components, allowing each order to be tracked from service provisioning through to complete installation. We believe that this system will allow us to quickly address customer concerns and provide us with a competitive advantage in customer service and operations efficiency.

   Experienced Management Team. Our senior management team includes individuals with over 250 years of experience, collectively, in the telecommunications industry. It is led by Harold N. Kamine, Chairman of the Board of Directors, and Michael A. Sternberg, the Company's President and Chief Executive Officer. Other members of the team include Roscoe C. Young II, Chief Operating Officer, James D. Grenfell, Executive Vice President, Chief Financial Officer and Secretary, James L. Barwick, Senior Vice President and Chief Technology Officer, Tricia Breckenridge, Executive Vice President--Business Development and Paul R. DiMarco, Vice President--Information Technology and Chief Information Officer.

                              Recent Developments

   Senior Notes Offering. On May 24, 1999, we issued the original notes in a private offering. Approximately $104.1 million of the proceeds of the offering were used to purchase a portfolio of U.S. government securities which were pledged to secure the payment of the first six interest payments on the notes (including the exchange notes). We will use the net proceeds of the offering, along with other funds, to complete the 14 additional networks which we plan to construct by the end of the first half of 2000.

   Preferred Stock Placements. On February 4, 1999, we issued PIK Preferred Stock and warrants to purchase common stock for aggregate gross proceeds of $65.0 million to two purchasers. On April 30, 1999, we issued additional shares of PIK Preferred Stock and warrants to purchase common stock to an additional purchaser for aggregate gross proceeds of $35.0 million.

   Lucent Facility. On February 4, 1999, our subsidiary which will own the 14 additional networks which we plan to construct by the end of the first half of 2000, entered into a secured vendor financing facility with Lucent Technologies Inc. (the "Lucent Facility"). Under this Lucent Facility, our subsidiary will be permitted to borrow, subject to certain conditions, up to an aggregate of $600.0 million, primarily for the purchase from Lucent of switches and other telecommunications equipment. Only $250.0 million is presently available under this Lucent Facility.

   Expanded Senior Debt Facility. On December 22, 1998, we refinanced and expanded our $70.0 million senior credit facility with Newcourt Commercial Finance Corporation to a $250.0 million facility. Under the refinanced and expanded facility (the "Senior Secured Credit Facility"), which is with a group of lenders led by Newcourt Commercial Finance Corporation, First Union National Bank, General Electric Capital Corporation and Canadian Imperial Bank of Commerce, our subsidiaries which own our initial 23 networks are permitted to borrow up to an aggregate of $250.0 million, subject to certain conditions, for the purchase of fiber optic cable, switches and other telecommunications equipment and, once certain financial conditions are met, for working capital and for other general corporate purposes.

   The Company is a Delaware corporation. Our principal executive offices are located at 1545 Route 206, Suite 300, Bedminster, New Jersey 07921 and our telephone number at that location is (908) 470-2100.

                         Summary Of The Exchange Offer

The Exchange Offer..........  We are offering to exchange $275,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our original notes. In order to be exchanged, the original notes must be properly tendered and accepted. All outstanding original notes that are validly tendered and not validly withdrawn will be exchanged.

Resales of Exchange Notes...  Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that:

                              . you are acquiring the exchange notes in the ordinary course of your business;

                              . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                              . you are not an affiliate of the Company or the Guarantor, within the meaning of Rule 405 under the Securities Act of 1933.

                              If any of the foregoing are not true and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.

                              Each broker-dealer that receives exchange notes for its own account may be deemed an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. A broker-dealer may use this prospectus for any offer to sell, resale or other transfer of exchange notes received in exchange for original notes which were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Registration Rights.........  The terms of a registration rights agreement which we entered into with the placement agents for the original notes grants you certain exchange and registration rights with respect to your original notes. This exchange offer is intended to satisfy all of those rights and those rights will terminate when the exchange offer is completed. If you do not exchange your original notes for exchange notes, you will no longer be able to obligate us to register your original notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your original notes unless they are registered under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. Please refer to the section in this prospectus entitled "Risk Factors--A Failure to Participate in the Exchange Offer May Have Adverse Consequences."

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on       , 1999 unless we decide
                              to extend it.

Conditions to the Exchange
 Offer......................  The exchange offer is not subject to any condition other than certain customary
                              conditions, including that:

                              . there is no change in laws and regulations which would impair our ability to proceed with the exchange offer,

                              .  there is no change in the current
                                 interpretation of the staff of the Securities and Exchange Commission which permits resales of the exchange notes,

                              . there is no stop order issued by the staff of the Securities and Exchange Commission which suspends the effectiveness of the registration statement of which this prospectus is a part,

                              . there is no litigation which impairs our ability to proceed with the exchange offer,

                              . we obtain all the governmental approvals we deem necessary for the exchange offer, and

                              . there is no change, or development involving a prospective change, in our business or financial affairs which might materially impair our ability to proceed with the exchange offer.

                              Please refer to the section in this prospectus entitled "The Exchange Offer--Conditions of the Exchange Offer."

Procedures for Tendering
 Original Notes.............  If you wish to participate in the exchange offer, you must complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, and mail or otherwise deliver it together with your original notes and any other documents required by the Letter of Transmittal to The Chase Manhattan Bank, as Exchange Agent, at the address indicated on the Letter of Transmittal. In the alternative, you can tender your original notes by following the procedures for book-entry transfer described in this prospectus. See "The Exchange Offer--Procedures for Tendering."

Special Procedures for
 Beneficial Owners..........  If your original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your original notes in the exchange offer. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery
 Procedures.................  If you wish to tender your original notes and you cannot get your required documents to the Exchange Agent prior to the Expiration Date, you may tender your original notes according to the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  You may withdraw the tender of your original notes at any time prior to 5:00 p.m. New York City time on the Expiration Date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the Exchange Agent at its address set forth under "The Exchange Offer-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Certain U.S. Federal Income
 Tax Consequences...........  The exchange of the original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain United States Federal Income Tax Considerations."

Use of Proceeds.............  Neither the Company nor the Guarantor will receive any proceeds from the issuance of the exchange notes. The exchange offer is intended solely to satisfy certain of our obligations under the registration rights agreement.

Exchange Agent..............  The Chase Manhattan Bank is serving as the
                              Exchange Agent in connection with the exchange offer.

                   Summary of the Terms of the Exchange Notes

Notes Offered...............  $275,000,000 aggregate principal amount of
                              131/2% Senior Notes due 2009. The form and terms of the exchange notes are the same as the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration rights under the registration rights agreement. The exchange notes will evidence the same debt as the original notes and both the original notes and the exchange notes are governed by the same indenture.

Maturity....................  May 15, 2009.

Yield and Interest..........  The exchange notes will accrue interest at a rate of 13 1/2% per year, payable semi-annually on each May 15 and November 15, beginning November 15, 1999.

Security....................  We used a portion of the proceeds from the sale of the original notes to purchase a portfolio of U.S. government securities that has been pledged as security for the first six interest payments on the original notes and the exchange notes.

Optional Redemption.........  We may redeem any of the original notes and the exchange notes beginning May 15, 2004. The initial redemption price is 106.750% of their principal amount, plus accrued interest. The redemption price will decline each year after 2004 and will reach 100% of their principal amount, plus accrued interest, beginning on May 15, 2007.

                              In addition, before May 15, 2002, we may redeem up to 35% of the aggregate principal amount of the original notes and the exchange notes with the proceeds of certain sales of our capital stock at 113.5% of their principal amount, plus accrued interest. We may make such redemption only if, after the redemption, an amount equal to at least 65% of the aggregate principal amount of the notes originally issued remains outstanding and only if notice of the redemption is given within 60 days of the related sale of stock.

Change of Control...........  Upon a change of control (as defined in the section of this prospectus entitled "Description of the Exchange Notes") we will be required to make an offer to purchase all of your exchange notes at a purchase price in cash equal to 101% of the aggregate principal amount of the exchange notes together with accrued and unpaid interest, if any, to the date of repurchase. Please refer to the section of this prospectus entitled "Description of the Exchange Notes--Repurchase of Notes Upon a Change of Control."

Ranking.....................  The exchange notes will:

                              .  be unsecured (except as described in
                                 "Security" above) senior obligations of KMC
                                 Telecom Holdings, Inc.,

                              . rank equally in right of payment with all existing and future unsubordinated, unsecured indebtedness of KMC Telecom Holdings, Inc., and

                              . be senior in right of payment to any future subordinated indebtedness.

                              At September 30, 1999, KMC Telecom Holdings, Inc. (on an unconsolidated basis) had $292.2 million of indebtedness other than the original notes. However, we are a holding company and the notes will be effectively subordinated to all existing and future indebtedness (including the Senior Secured Credit Facility and the Lucent Facility) and liabilities (including trade payables) of our subsidiaries. As of September 30, 1999, our subsidiaries had liabilities of $172.3 million, including indebtedness of $125.0 million. In addition, our subsidiaries had an additional $375.0 million of borrowing capacity available from lenders under their credit facilities, subject to certain conditions.

Certain Covenants...........  The indenture under which the exchange notes will be issued contains covenants that, among other things, restrict our ability and the ability of certain of our subsidiaries to:

                              .  incur additional indebtedness,

                              .  create liens,

                              .  engage in sale-leaseback transactions,

                              . pay dividends or make distributions in respect of capital stock,

                              . make certain investments or certain other restricted payments,

                              .  sell assets,

                              .  redeem capital stock,

                              .  issue or sell stock of restricted
                                 subsidiaries,

                              . enter into transactions with stockholders or affiliates, or

                              .  effect a consolidation or merger of KMC
                                 Telecom Holdings.

                              These limitations are, however, subject to a number of important qualifications and exceptions.

Book Entry; Delivery and
 Form.......................  The exchange notes will be represented by one or more permanent global securities in bearer form deposited on behalf of The Depository Trust Company and registered in the name of Cede & Co., its nominee. You will not receive exchange notes in registered form unless one of the events described in the section of this prospectus entitled "Description of the Exchange Notes--Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these will be effected only through, records maintained by the Depository Trust Company with respect to its participants.

Trading.....................  There has previously been only a limited secondary market, and no public market, for the original notes. The original notes are eligible for trading in the Private Offerings, Resales and Trading Through Automated Linkages (PORTAL) market. There is no established trading market for the exchange notes. We do not currently intend to apply for listing of the exchange notes on any national securities exchange or for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development of any market for, or for the liquidity of any market that may develop for, the exchange notes. See "Risk Factors--There Will Be No Public Market for the Exchange Notes."

                                  Risk Factors

   You should consider carefully the information provided in the section in this prospectus entitled "Risk Factors" beginning on page 15 and all the other information provided to you in this prospectus in deciding whether to tender your original notes in the exchange offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

   Our financial data for the years ended December 31, 1996, 1997 and 1998 presented below were derived from our audited consolidated financial statements. Our financial data as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 presented below were derived from our unaudited consolidated financial statements. Although this data is unaudited, in the opinion of our management it reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for interim periods. Operating results for interim periods are not necessarily indicative of results to be expected for the full fiscal years. You should read this information in conjunction with the sections of this prospectus entitled "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in conjunction with the historical financial statements and notes thereto included in the back of this prospectus.

                                                            Nine Months Ended
                                Year Ended December 31,       September 30,
                               ---------------------------  -------------------
                                1996      1997      1998      1998      1999
                               -------  --------  --------  --------  ---------
                                              (in thousands)
Statement of Operations Data:
Revenue......................  $   205  $  3,417  $ 22,425  $ 13,588  $  42,284
Operating expenses:
 Network operating costs.....    1,361     7,735    37,336    24,577     75,209
 Selling, general and
  administrative.............    2,216     9,923    24,534    15,301     41,680
 Stock option compensation
  expense....................      240    13,870     7,080     6,594     13,240
 Depreciation and
  amortization...............      287     2,506     9,257     5,198     19,230
                               -------  --------  --------  --------  ---------
 Total operating expenses....    4,104    34,034    78,207    51,670    149,359
                               -------  --------  --------  --------  ---------
Loss from operations.........   (3,899)  (30,617)  (55,782)  (38,082)  (107,075)
Other expense(a).............       --        --        --        --     (4,297)
Interest income..............       --       513     8,818    10,349      7,035
Interest expense(b)(c).......     (596)   (2,582)  (29,789)  (25,970)   (47,848)
                               -------  --------  --------  --------  ---------
Net loss.....................   (4,495)  (32,686)  (76,753)  (53,703)  (152,185)
Dividends and accretion on
 redeemable preferred
 stock(b)....................       --    (8,904)  (18,285)  (14,157)   (42,085)
                               -------  --------  --------  --------  ---------
Net loss applicable to common
 shareholders................  $(4,495) $(41,590) $(95,038) $(67,860) $(194,270)
                               =======  ========  ========  ========  =========
Other Data:
Capital expenditures
 (including acquisitions)....  $ 9,111  $ 61,146  $161,803  $ 90,938  $ 218,497
Adjusted EBITDA(d)...........   (3,373)  (14,241)  (39,445)  (26,290)   (74,605)
EBITDA(d)....................   (3,613)  (28,111)  (46,525)  (32,884)   (92,142)
Cash used in operating
 activities..................   (2,687)   (8,676)  (33,573)  (23,146)   (67,216)
Cash used in investing
 activities..................  (10,174)  (62,992) (180,198) (185,093)  (264,809)
Cash provided by financing
 activities..................   14,314    85,734   219,399   224,976    332,051
Ratio of earnings to fixed
 charges(e)..................       --        --        --        --         --

                                                              September 30, 1999
                                                              ------------------
                                                                (in thousands)
Balance Sheet Data:
Cash and cash equivalents....................................      $ 21,207
Investments held for future capital expenditures.............        75,000
Restricted investments(f)....................................       105,473
Networks and equipment, net..................................       426,782
Total assets.................................................       697,496
Notes payable................................................       125,000
Long-term debt...............................................       567,161
Redeemable preferred stock...................................       168,813
Redeemable common stock and warrants.........................        39,123
Total nonredeemable equity (deficiency)......................      (284,942)

                                      (see accompanying notes on following page)

--------
(a) During the second quarter of 1999, the Company recorded a $4.3 million charge to other expense in connection with an unfavorable arbitration award. The net amount due under the terms of the award was paid in full in June 1999.
(b) Assuming that (i) the private placements of the Company's PIK Preferred Stock which occurred on February 4 and April 30, 1999, (ii) the December 1998 refinancing and expansion of the Senior Secured Credit Facility, (iii) the establishment of the Lucent Facility, (iv) the offering of the Senior Discount Notes which occurred on January 29, 1998 and (v) the offering of the original notes which occurred on May 24, 1999, had all been consummated on January 1, 1998, interest expense would have been $80.0 million for 1998 and $64.9 million for the nine months ended September 30, 1999 and dividends and accretion on redeemable preferred stock would have been $37.4 million for 1998 and $45.5 million for the nine months ended September 30, 1999.
(c) Excludes capitalized interest of (i) $103,000 for 1996, (ii) $854,000 for 1997, (iii) $5.1 million for 1998 and (iv) $3.5 million for the nine months ended September 30, 1999. During the construction of the Company's networks, the interest costs related to construction expenditures are capitalized.
(d) Adjusted EBITDA consists of earnings (loss) before net interest, income taxes, depreciation and amortization charges, stock option compensation expense (a non-cash charge) and other expense. EBITDA consists of earnings
    (loss) before all of the foregoing items except stock option compensation expense and other expense. These items are provided because they are measures commonly used in the telecommunications industry. They are presented to enhance an understanding of the Company's operating results and they are not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles. Adjusted EBITDA and EBITDA are not calculated under generally accepted accounting principles and are not necessarily comparable to similarly titled measures of other companies. For a presentation of cash flows calculated under generally accepted accounting principles, see the Company's historical financial statements contained in the back of this prospectus.
(e) The ratio of earnings to fixed charges is computed by dividing pretax income from continuing operations before fixed charges (other than capitalized interest) by fixed charges. Fixed charges consist of interest charges, dividend obligations and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense the Company believes to be representative of interest. Earnings were insufficient to cover fixed charges by $4.6 million for 1996, $33.5 million for 1997, $81.9 million for 1998, $56.7 million for the nine months ended September 30, 1998, and $155.7 million for the nine months ended September 30, 1999. After giving pro forma effect to the increase in interest expense resulting from the December 1998 refinancing and expansion of the Senior Secured Credit Facility, the establishment of the Lucent Facility, the Senior Discount Note offering and the offering of the original notes as if they occurred on January 1, 1998, earnings would have been insufficient to cover fixed charges by $132.1 million for 1998 and by $172.8 million for the nine months ended September 30, 1999.
(f) Represents amounts pledged to secure the first six payments of interest on the notes.

                                 RISK FACTORS

   You should carefully consider the risks described below before participating in the exchange offer. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

   If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, you may lose all or part of your investment.

A Failure to Participate in the Exchange Offer May Have Adverse Consequences

   The original notes have not been registered under the Securities Act of 1933 or any state securities laws. As a result, the original notes may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom. Original notes that bear legends restricting their transfer that are not exchanged will continue to bear those legends. In addition, upon completion of the exchange offer, the holders of original notes that are not exchanged will not be entitled to have such original notes registered under the Securities Act, nor will they have any similar rights, under the registration rights agreement. We currently do not intend to register under the Securities Act any original notes which remain outstanding after completion of the exchange offer.

   To the extent that original notes are tendered and accepted in the exchange offer, the principal amount of the outstanding original notes will be reduced by the principal amount so tendered and exchanged and a holder's ability to sell unexchanged original notes could be adversely affected. As a result the liquidity of the market for unexchanged original notes could be adversely affected upon completion of the exchange offer.

We Have Had a Limited Operating History and Have Incurred Substantial Negative Gross Profits, Operating Losses, Negative Cash Flow and Negative Adjusted EBITDA

   We were formed in September 1997 as a holding company. The Company's subsidiaries commenced material operations in 1996 and, as a result, we have had only a limited operating history and limited revenues. We have only recently completed the process of building many of our networks. Accordingly, you will have limited historical financial information upon which to base your evaluation of our business and an investment in the notes. You should consider our prospects for financial and operational success in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.

   In connection with the construction of our networks we have incurred and expect to continue to incur significant and increasing negative gross profits, operating losses and negative adjusted EBITDA while we expand our business and build our customer base. We can give no assurance that we will obtain an adequate customer base for any of our services. Our negative gross profits, operating losses and negative cash flow have increased each of the last four years. For 1998, we had revenues of $22.4 million, gross profits of negative $14.9 million, operating losses of $55.8 million and adjusted EBITDA of negative $39.4 million. For 1998, cash used by operations was $33.6 million, cash expended for investing purposes was $180.2 million, and cash provided by financing activities was $219.4 million. On a pro forma basis giving effect to the increase in interest expense resulting from the December 1998 refinancing and expansion of the Senior Secured Credit Facility, the establishment of the Lucent Facility, the Senior Discount Note offering and the offering of the original notes as if they occurred on January 1, 1998, our free cash flow (EBITDA minus capital expenditures and interest expense) for 1998 would have been negative $288.3 million. See the section in this prospectus entitled "Selected Financial Data" for information on the first nine months of 1999.

   Our negative gross profits, operating losses, negative adjusted EBITDA, cash used by operations and capital expenditures will increase as a result of the continuation of our expansion strategy. We cannot assure you that we will achieve or sustain profitability or generate positive EBITDA or at any time have sufficient resources to meet our capital expenditure and working capital requirements. We will need to significantly increase our revenues and cash flows to meet our debt service obligations, including our obligations on the notes.

We Must Renegotiate Certain Financial Covenants in Certain of Our Credit Facilities to Avoid Default

   We obtained a waiver of compliance, for the quarter ended September 30, 1999, with certain financial covenants (related to revenue and EBITDA) contained in the Senior Secured Credit Facility. In addition, the EBITDA covenant was amended for the fourth quarter of 1999 to a level which we expect to achieve.

   We have received a signed commitment from Lucent to refinance the existing Lucent Facility upon terms which would involve the provision of additional funding to the Company and the resetting of the financial covenants for periods after the fourth quarter of 1999. We are currently engaged in discussions with the agents for the lenders under the Senior Secured Credit Facility which presently contemplate comparable amendments to the financial covenants in the Senior Secured Credit Facility. We believe that these negotiations will lead to definitive agreements during the first quarter of 2000. If, however, we are not successful in completing the negotiations as presently contemplated and amending the financial covenants in the Senior Secured Credit Facility and the Lucent Facility, it is likely that we will fail to comply with one or more of the covenants presently contained in those facilities for the quarter ended March 31, 2000, which failure, unless waived, would constitute a default under those credit facilities. A covenant default under the Senior Secured Credit or the Lucent Facility is not an automatic default under our other outstanding indebtedness but, under certain circumstances, may become one, depending upon the actions of the lenders under the Senior Secured Credit Facility and Lucent Facility.

We Have a Substantial Amount of Indebtedness, Significant Debt Service Requirements and Refinancing Risks

   At September 30, 1999, we had outstanding approximately $692.2 million of indebtedness. The participating lenders in our Senior Secured Credit Facility have agreed to provide certain of our subsidiaries with up to an aggregate of $250.0 million of financing, subject to certain conditions. Lucent has agreed to provide another one of our subsidiaries with up to an aggregate of $600.0 million of financing, subject to certain conditions, approximately $250.0 million of which is currently available. We are currently engaged in discussions with the agents for the lenders under the Senior Secured Credit Facility and with Lucent which contemplate certain changes in the Senior Secured Credit Facility and the Lucent Facility. See "--We Must Renegotiate Certain Financial Covenants in Certain of Our Credit Facilities to Avoid Default". Although the net proceeds from the offering of the notes have enhanced our liquidity and improved our financial flexibility in the near term, our total indebtedness and interest expense have significantly increased as a result of that offering.

   Our substantial indebtedness could have important consequences to you. For example, it could:

  . increase the chance that we will not be able to make payments on the notes,

  . limit our ability to obtain additional financing in the future for working capital, capital expenditures, debt service requirements or other purposes,

  . require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the funds available to us for other purposes, including working capital and capital expenditures,

  . limit our flexibility in planning for, or reacting to changes in, our business or the industry in which we operate,

  . make us more highly leveraged than many, if not all, of our competitors, which could place us at a competitive disadvantage compared to those of our competitors that are less leveraged, and

  .  increase our vulnerability in the event of a downturn in our business.

   If we fail to meet our obligations there could be a default on our indebtedness which would permit the holders of substantially all of our indebtedness to accelerate the maturity thereof. In such event, we may not be able to meet our obligations on the notes.

   In connection with the buildup of our networks and expansion of our competitive local exchange carrier services, we have been experiencing increasingly negative adjusted EBITDA and our earnings were insufficient to cover fixed charges for 1996, 1997, 1998 and the nine months ended September 30, 1999. After giving pro forma effect to the increase in interest expense resulting from the December 1998 refinancing and expansion of the Senior Secured Credit Facility, the establishment of the Lucent Facility, the Senior Discount Note offering and the offering of the original notes as if they occurred on January 1, 1998, our earnings would have been insufficient to cover fixed charges by $132.1 million for 1998 and by $172.8 million for the nine months ended September 30, 1999. There can be no assurance that we will be able to improve our earnings before fixed charges or adjusted EBITDA or that we will be able to meet our debt service obligations.

   During 1999 we also intend to investigate the technological and market feasibility of serving Tier IV Markets near our Tier III Markets. As part of this investigation we currently plan to construct fiber optic networks in two Tier IV markets during 1999.

   We cannot assure you that our cash flow from operations and capital resources will be sufficient to repay the notes, the Senior Discount Notes, the Senior Secured Credit Facility and the Lucent Facility in full or that a substantial portion of our indebtedness will not need to be refinanced. The Senior Discount Notes, the Senior Secured Credit Facility and the Lucent Facility all mature prior to the notes and any additional indebtedness incurred in the future may mature prior to the notes and may need to be refinanced. We cannot assure you that we will be able to effect such refinancings. Any of the foregoing risks could have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

   Under the Senior Secured Credit Facility and the Lucent Facility, our subsidiaries are required to meet certain financial tests at the end of each quarter. Failure to comply with these tests could limit our subsidiaries' ability to make further borrowings, or could result in a default under the Senior Secured Credit Facility or the Lucent Facility, allowing the lenders to accelerate the maturity of the loans made thereunder. We obtained a waiver of compliance, for the quarter ended September 30, 1999, with certain financial covenants (related to revenue and EBITDA) contained in the Senior Secured Credit Facility. In addition, the EBITDA covenant was amended for the fourth quarter of 1999 to a level which we expect to achieve. We are presently engaged in discussions with Lucent and the agents for the lenders under the Senior Secured Credit Facility which contemplate amendments to the financial covenants in the Lucent Facility and the Senior Secured Credit Facility for periods after the fourth quarter of 1999. We believe that these discussions will lead to definitive agreements during the first quarter of 2000. If, however, we are not successful in completing the negotiations as presently contemplated, it is likely that we will fail to comply with one or more of the covenants presently contained in those facilities for the quarter ended March 31, 2000. See "--We Must Renegotiate Certain Financial Covenants in Certain of Our Credit Facilities to Avoid Default". We cannot assure you that our subsidiaries will be able to comply with these covenants in the future. Any failure by our subsidiaries to comply with these covenants could have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

Because We Are a Holding Company, We Will Be Reliant on Funds from Our Subsidiaries to Repay Our Indebtedness and Our Subsidiaries' Creditors May Have Priority on those Funds

   We are a holding company whose sole material asset is the common stock of our subsidiaries. We have pledged all of the common stock of our operating subsidiaries that own our 23 existing networks to the lenders under the Senior Secured Credit Facility. In addition, we have pledged all of the common stock of our subsidiary that will own the 14 new networks currently planned for completion by the end of the first half of 2000 to the lenders under the Lucent Facility. Our operating subsidiaries, which currently own substantially all of our operating assets, are directly liable to the lenders under the Senior Secured Credit Facility and the Lucent Facility, but have no liability to the holders of the notes. We also loaned or contributed a substantial portion of the net proceeds from the Senior Discount Note offering and from the offering of the notes to our operating subsidiaries.

   We must rely upon dividends and other payments from our operating subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on the notes. These subsidiaries are legally distinct from us and have no obligation to pay amounts due with respect to the notes or to make funds available for such payments, except to the extent that they may be obliged to repay loans which we make to them. Our operating subsidiaries will not guarantee the notes. The ability of our operating subsidiaries to make such payments to us will be subject to, among other things, the availability of funds, the terms of each operating subsidiary's indebtedness and applicable state laws. In particular, the terms of the operating subsidiaries' credit facilities prohibit them from paying dividends and principal and interest on intercompany borrowings unless, among other things, they are in compliance with certain financial covenants. Accordingly, we cannot assure you that we will be able to obtain any funds from our operating subsidiaries. The unconsolidated financial statements of KMC Telecom Holdings (the obligor on the notes) are presented as a schedule to the financial statements at the back of this prospectus.

   Claims of creditors of our subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of our indebtedness, including the notes. Accordingly, the notes will be effectively subordinated to the liabilities (including the Senior Secured Credit Facility, the Lucent Facility and trade payables) of our subsidiaries. At September 30, 1999, our subsidiaries had approximately $172.3 million of liabilities (excluding intercompany liabilities), including $125.0 million of secured indebtedness. In addition, our subsidiaries had an additional $125.0 million of borrowing capacity available under the Senior Secured Credit Facility and an additional $250.0 million of borrowing capacity available under the Lucent Facility, subject to certain conditions. We have unconditionally guaranteed the repayment of the Senior Secured Credit Facility and a portion of the Lucent Facility.

   The notes will be unsubordinated, unsecured indebtedness of the Company. At September 30, 1999, we had, on a consolidated basis, an aggregate of approximately $125.0 million of secured indebtedness. This indebtedness was secured by a pledge of all of our stock in those of our operating subsidiaries which own our 23 existing networks and substantially all of their assets. If the lenders of this secured indebtedness foreclose on the collateral, the holders of the secured indebtedness will be entitled to payment out of the proceeds of their collateral prior to holders of the notes. In the event of bankruptcy of the Company, holders of secured indebtedness will have a claim on the assets of the Company prior to the claim of the holders of the notes. In addition, if the collateral is insufficient to satisfy such secured indebtedness, holders of the secured indebtedness would be entitled to share pari passu with the notes and the Senior Discount Notes with respect to any of our other assets. Assets remaining after satisfaction of the claims of holders of secured indebtedness may not be sufficient to pay amounts due on any or all of the notes and the Senior Discount Notes then outstanding.

Our Future Growth May Require Substantial Additional Capital

   Our current plans for expansion of our existing networks, the development of new networks, the further development of our products and services and the continued funding of operating losses will require substantial additional cash from outside sources. We currently anticipate that our capital expenditures for 1999 will be approximately $350.5 million, of which $218.5 million was spent during the nine months ended September 30, 1999. We also anticipate that we will have substantial net losses to fund in 1999 and future years and that our substantial cash requirements will continue into the foreseeable future.

   We believe that the net proceeds of the offering of the notes, together with our cash, investments held for future capital expenditures, borrowings expected to be available under the Senior Secured Credit Facility, borrowings expected to be available under the Lucent Facility (approximately $250.0 million of which is expected to be available to fund our current business plan) and the net proceeds from the placements of our PIK Preferred Stock will provide sufficient funds for us to expand our business as currently planned and to fund our currently anticipated expenses through the completion of the initial fiber optic backbone and installation of a switch in our 23 existing networks and the 14 additional networks currently planned for completion by the end of the first half of 2000. Thereafter, we will require additional financing.

   However, in the event that:

  .  our plans change,

  .  the assumptions upon which our plans are based prove inaccurate,

  .  we expand or accelerate our business plan, or

  .  we determine to consummate acquisitions,

the foregoing sources of funds may prove to be insufficient to complete all such networks, and we may require additional financing sooner than we currently expect.

   Additional sources of financing may include:

  .  public or private equity or debt financings,

  .  capitalized leases, and

  .  other financing arrangements.

   Pursuant to certain provisions of our Series A and Series C Cumulative Convertible Preferred Stock, and our Series E and Series F Senior Redeemable, Exchangeable, PIK Preferred Stock, we may not increase the authorized number of shares of our preferred stock or common stock without the consent of the holders of two-thirds of the shares of those series. We currently have only three million shares of common stock authorized.

   We cannot assure you that additional financing will be available to us on acceptable terms, within the limitations contained in our indebtedness, or at all. Failure to obtain such additional financing could result in the delay or abandonment of some or all of our development and expansion plans and expenditures, which would have a material adverse effect on our business prospects and our ability to make payments on the notes.

Our Industry is Extremely Competitive and Many of our Competitors Have Greater Resources Than We Do.

   The telecommunications industry is extremely competitive, particularly with respect to price and service. We face competition in all of our markets. Generally, our incumbent local exchange carrier competitor is one of the Regional Bell Operating Companies, one of GTE Corporation's subsidiaries or one of Sprint Corporation's subsidiaries. The incumbent local exchange carriers:

  .  have long-standing relationships with their customers,

  . have financial, technical and marketing resources substantially greater than ours,

  . have the potential to fund competitive services with revenues from a variety of businesses, and

  . currently benefit from certain existing regulations that favor the incumbent local exchange carriers over us in certain respects.

   We do not believe that Tier III Markets can profitably support more than two competitors to the incumbent local exchange carrier. Accordingly, we believe that once we have completed the construction of our network backbone and the installation of our switch in a given market, potential new entrants in that market are likely to seek to deploy their capital elsewhere. We will generally continue to build in our markets after initial backbone construction and switch installation. We expect that this demonstration of our commitment to our markets will further deter new entrants.

   However, it is likely that in several of our markets we will face competition from two or more facilities-based competitive local exchange carriers. After the investment and expense of establishing a network and support services in a given market, the marginal cost of carrying an additional call is negligible. Accordingly, in Tier III Markets where there are three or more facilities-based competitive local exchange carriers, we expect substantial price competition. We believe that such markets are likely to be unprofitable for one or more operators.

   The competitive local exchange carrier competitors in our 23 existing markets include, among others:

   (1) Huntsville--Knology Holdings (an ITC DeltaCom subsidiary) currently operates a facilities-based network and a switch. Knology acquired Cable Alabama and is marketing residential service bundling cable-telephony services. It resells BellSouth services. Knology reports a host digital switch in Huntsville. ICI-Intermedia Communications has a franchise to provide service and some fiber optic cable in the city, but no switch. ICI is reselling frame relay via BellSouth lines. AT&T Local Services has a point of interface switch.

   (2) Baton Rouge--Adelphia Business Solutions (formerly Hyperion) has a switch and a 96 route mile fiber network. EATEL has a switch and a small fiber ring; their network is mostly digital. EATEL is a KMC customer. ITC DeltaCom reports a switch, although as of October 1999 it was not active. ITC DeltaCom's fiber network is leased. e.spire has a switch and a fiber network consisting of 1.2 route miles. Adelphia, ITC DeltaCom and e.spire resell BellSouth services. American MetroCom reports a switch and had plans to construct a network in the first quarter of 1999, although, as of October 1999, American MetroCom had not applied for construction permits.

   (3) Shreveport--AT&T Local Services has a switch. e.spire has a network consisting of 2.5 route miles, but does not have a switch.

   (4) Corpus Christi--e.spire has a 1 route mile network, but does not have a switch. LOGIX has a fiber network under construction. ChoiceCom, a subsidiary of ICG Communications, Inc., has a network consisting of a 4 route mile loop and a switch. TCG (now AT&T Local Services) reports a switch. However, as of October 1999, it was not active. Golden Harbor is a residential reseller with a non-active switch.

   (5) Savannah--AT&T Local Services has a switch. However, it is not actively marketing services in Savannah at the present time.

   (6) Madison--TDS MetroCom has a switch and a 60 route mile network. US Xchange has a switch and a 40 route mile network. Mid-Plains has a switch and a fiber network, but, at present, it resells services. McLeod USA has a fiber backbone network, but does not have a switch. Frontier and Millenium currently offer resale service. AT&T Local Services has a switch.

   (7) Augusta--Knology Holdings (an ITC DeltaCom Subsidiary) is offering local service to business customers. It back hauls from its switch in West Point, GA, which is its headquarters. Knology has a fiber network in Augusta. It resells BellSouth services. AT&T Local Services has a switch.

   (8) Melbourne--Time Warner has cable service with fiber in the ground and is offering local service. Its switch is located in Maitland, FL (approximately 60 miles away). ICI-Intermedia Communications provides resale service from a switch in Orlando, FL (approximately 55 miles away). US LEC leases fiber and has a switch in Orlando, FL. TCG, now AT&T Local Services, has a switch and its fiber network is a part of the TCG Southeast Florida network.

   (9) Greensboro--Time Warner has fiber and a switch in this market. BTI has a switch and long-haul fiber and is reselling unbundled network elements. Interpath Communications (a Carolina Power and Light Subsidiary) has a point of interface switch and fiber through Carolina Power and Light. Interpath is reselling BellSouth services. US LEC has a switch and is leasing fiber from Duke Net and Time Warner. US LEC is reselling BellSouth unbundled network elements.

   (10) Winston-Salem--Time Warner is the local cable provider and has some fiber optic cable. AT&T Local Services has a switch, but is not currently active. TCG of the Carolinas (which has been acquired by AT&T Local Services) reports a switch located in Charlotte, NC (approximately 70 miles away) and plans for a fiber network in 2000. ITC DeltaCom reports a switch and leases fiber. ITC DeltaCom is reselling unbundled network elements.

   (11) Tallahassee--ComCast Cable provides data transport for Internet service providers, but does not have a switch. ITC DeltaCom has a switch and a long haul fiber network. AT&T Local Services has a switch, but is not actively marketing local service at this time.

   (12) Roanoke--Roanoke & Botetourt Telephone Company (R&B Communications) has had a franchise for a number of years, has six fiber rings and a switch, and is currently working on a joint venture with Cox Cable and Fibertel. Adelphia Business Solutions (formerly Hyperion) has installed a switch in Charlottesville, VA (96 miles away) with plans to offer service in Roanoke. As of October 1999, Adelphia had not contacted the city of Roanoke to apply for a franchise. TCG (now AT&T Local Services) reports a switch.

   (13) Ann Arbor--MCI WorldCom has a private fiber network and switch at the University of Michigan which does not preclude the Company from offering services to the university. McLeod USA (formerly Ovation/Phone Michigan) reports a switch and, as of October 1999, was constructing a fiber network. AT&T Local Services has a point of interface switch and is offering both business and residential service. Teligent is a wireless competitive local exchange carrier with a switch.

   (14) Topeka--AT&T Local Services has a switch.

   (15) Fort Wayne--US Xchange has a greater than 50 mile ring collocated to all central offices and a switch. Indigital Telecom, a new competitive local exchange carrier, has a switch and is reselling service.

   (16) Eden Prairie--McLeod USA (formerly Ovation) has a fiber network consisting of 80 plus fiber route miles, a switch in Minneapolis and a sales office in Eden Prairie. MCI WorldCom has a fiber network reported at 100 route miles and three switches in the Minneapolis suburbs. AT&T Local Services has a switch. ICI-Intermedia Communications has a switch and fiber in St. Paul and Minneapolis. Onvoy has a switch and leases fiber from MEANS.

   (17) Daytona Beach--US LEC leases fiber and has a point of interface switch. Adelphia Business Solutions (formerly Hyperion) was constructing a network as of October 1999, but does not report a switch. AT&T Local Services, ITC DeltaCom and Time Warner report switches.

   (18) Fort Myers--ITC DeltaCom has a switch and leases fiber. TCG (now AT&T Local Services) reports a switch.

   (19) Longview--Golden Harbor is a business and residential reseller and reports a non-active switch. TCG of Dallas (now AT&T Local Services) also reports a non-active switch.

   (20) Sarasota--ICI-Intermedia Communications provides switch-based service from its fiber network in Tampa.

   (21) Pensacola--ITC DeltaCom has a switch, a long haul fiber network and resells service. AT&T Local Services has a point of interface switch.

   (22) Fayetteville--Time Warner has a cable franchise and has the right under the franchise to offer local services. As of October 1999, it had not installed a switch. AT&T Local Services has a switch. US LEC leases fiber and has a point of interface switch. BTI has a long haul fiber network and reports a switch. BTI resells incumbent local exchange carrier services.

   (23) Norfolk/Hampton Roads/Virginia Beach--Cox Cable is constructing a network, has a switch, and is attempting to negotiate an agreement with AT&T Local Services, which also has a switch. US LEC has a switch in Virginia Beach. Cox Fibernet Commercial has a switch. Adelphia Business Solutions (formerly Hyperion) has a switch and a network under construction as of October 1999. Net 2000 leases fiber and has a switch. TCG (now AT&T Local Services) reports a switch.

   The competitive local exchange carrier competitors in the 14 markets in which we are presently developing new networks include, among others:

   (1) Clearwater/St. Petersburg--ICI-Intermedia Communications has approximately 1 route mile of fiber in St. Petersburg. It reports switches in both St. Petersburg and Clearwater. AT&T Local Services has two switches in Tampa. US LEC has a switch and leases fiber from the incumbent local exchange carriers, long distance carriers and other fiber carriers. e.spire has fiber and a switch in Tampa. Time Warner has a cable fiber network and reports a switch in Tampa. WinStar, a wireless competitive local exchange carrier, has a switch.

   (2) Charleston--e.spire has a 1.5 route mile fiber network, but does not have a switch. Knology Holdings (an ITC DeltaCom subsidiary) has a five-year contract with the city to construct a fiber network and has a switch. Knology is presently reselling residential service with plans to offer service to business in the future. NewSouth is a switch-based (no fiber) competitive local exchange carrier which is currently reselling service. AT&T Local Services has a switch and offers both residential and business services.

   (3) Lansing--MCI WorldCom has a 5 route mile fiber network and a switch. AT&T Local Services has a point of interface switch.

   (4) Dayton--ICG Telecom reports a 14 route mile fiber network, 2.3 miles of which are owned by ICG, with the remaining 11.7 miles leased from Ameritech. ICG has a switch and resells service. TCG (now AT&T Local Services) has recently been granted an ordinance to construct a small network in downtown Dayton and reports a switch.

   (5) Akron--ICG Telecom has a fiber network reported at approximately 5 route miles with a switch and is currently reselling service. Frontier is reselling and has a long haul fiber network. TCG (now AT&T Local Services) reports two switches, a point of interface and a Nortel DMH. NextLink has a joint venture with Ohio Edison, has a fiber network, a switch and is reselling.

   (6) Spartanburg--BTI has a long haul fiber network, a switch and is reselling. e.spire has a small network (less than one mile) and a switch in Greenville (30 miles away). NewSouth is a switch-based competitive local exchange carrier, without fiber facilities, and is reselling BellSouth services. AT&T Local Services has a switch and is offering both residential and business service.

   (7) Toledo--ICG Telecom reports a switch. MCI WorldCom has a fiber network of approximately 5 route miles and a switch. Buckeye Cable (Toledo Area Telecom) is the local cable company offering business and residential services. It has fiber and a switch. TCG (now AT&T Local Services) reports a switch, and AT&T Local Services has a switch and is offering both residential and local service.

   (8) Columbia--AT&T Local Services reports 3 switches and markets to both business and residential customers. e.spire has a 5.7 route mile fiber network, a switch and is reselling services. BTI has a switch, is collocated with e.spire, has recently franchised with the city and has a long haul fiber network. BTI resells services. NewSouth reports a switch, but has no fiber.

   (9) Monroe--ITC DeltaCom reports a switch, has a long haul fiber network, and is reselling services.

   (10) Montgomery--e.spire has a 1.8 route mile fiber network with a switch and is reselling services. A planned 25 mile expansion has been on hold for over a year. Knology Holdings (an ITC DeltaCom subsidiary) reports a switch and resells services. ITC DeltaCom plans to install a switch, has a long haul fiber network, and is reselling services. American MetroCom constructed a 1.8 route mile fiber network along the same route as e.spire. However it has not installed a switch.

   (11) Biloxi/Gulfport--Actel is leasing fiber from Frontier and is back hauling from their switch in Mobile, AL. AT&T Local Services has a switch.

   (12) Chattanooga--TCG (now AT&T Local Services) reports 2 switches, a point of interface and a Nortel DMH. TCG constructed a 3 route mile fiber network prior to its acquisition by AT&T. AT&T Local Services markets to both business and residential customers. e.spire is reselling and has a 2 route mile fiber network, but no switch. US LEC leases fiber, is reselling and reports a point of interface switch.

   (13) Johnson City/Kingsport--There is currently no competitive local exchange carrier competitor in this market.

   (14) Rockville/Bethesda/Frederick--RCN has a 2 route mile fiber network providing residential and business service to Gaithersburg and Rockville. RCN has a switch and is reselling services. TCG (now AT&T Local Services) has a switch in the District of Columbia. Teligent, a wireless competitive local exchange carrier, has a switch in the District of Columbia which serves Bethesda. e.spire's District of Columbia switch serves Gaithersburg. NewComNet is planning to construct a fiber network and install a switch. ComCast has fiber in Rockville and has donated 6 strands to the city for connectivity. AT&T Local Services serves residential and business customers in Bethesda and Gaithersburg from their District of Columbia switch.

   Potential competitors include:

  .  microwave and satellite carriers,

  .  wireless telecommunications providers,

  .  cable television companies,

  .  utilities,

  . Regional Bell Operating Companies seeking to operate outside their current local service areas, and

  . large long distance carriers, such as AT&T and MCI WorldCom, which have begun to offer integrated local and long distance telecommunications services.

AT&T, TCI and Teleport have also announced their intention to offer local services.

   Consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could also give rise to significant new competitors to the Company. One of the primary purposes of the Telecommunications Act of 1996 is to promote competition, particularly in local markets. We believe that Tier III Markets will also see more agent and distributor resale initiatives.

   Recent regulatory initiatives allow competitive local exchange carriers such as the Company to interconnect with incumbent local exchange carrier facilities. This provides increased business opportunities for us. However, these regulatory initiatives have been accompanied by increased pricing flexibility for, and relaxation of regulatory oversight of, the incumbent local exchange carriers. If the incumbent local exchange carriers engage in increased volume and discount pricing practices or charge us increased fees for interconnection to their networks, or if the incumbent local exchange carriers delay implementation of our interconnection to their networks, our business, financial condition and results of operations and our ability to make payments on the notes could be adversely affected.

   To the extent we interconnect with and use incumbent local exchange carrier networks to serve our customers, we are dependent upon their technology and capabilities. We will become increasingly dependent on interconnection with incumbent local exchange carriers as switched services become a greater percentage of our business. The Telecommunications Act imposes interconnection obligations on incumbent local exchange carriers, but we cannot assure you that we will be able to obtain the interconnections we require at desirable rates, terms and conditions. In the event that we experience difficulties in obtaining appropriate and reasonably priced service from the incumbent local exchange carriers, our ability to serve our customers would be impaired.

   Both the long distance business and data transmission business are extremely competitive. Prices in both businesses have declined significantly in recent years and are expected to continue to decline. In the long distance business we will face competition from large carriers such as AT&T, MCI WorldCom and Sprint. We will rely on other carriers to provide transmission and termination for our long distance traffic and therefore will be dependent on such carriers.

   We expect to experience declining prices and increasing price competition. We cannot assure you that we will be able to achieve or maintain adequate market share or revenue, or compete effectively, in any of our markets. Any of the foregoing factors could have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

The Regional Bell Operating Companies Have Disputed the Entitlement of Competitive Local Exchange Carriers to Reciprocal Compensation for Certain Calls to Internet Service Providers

   Every time a customer of a Regional Bell Operating Company calls an Internet service provider that is one of our customers, we are entitled to receive payment from the Regional Bell Operating Company. This payment is called "reciprocal compensation." The Regional Bell Operating Companies object to making reciprocal compensation payments and are seeking to have this changed by legislation, regulation and litigation. The Regional Bell Operating Companies have threatened to withhold, and in many cases have withheld, reciprocal compensation for the transport and termination of such calls. We recognized revenue of approximately $2.9 million, or 12.9% of our 1998 revenue, from incumbent local exchange carriers related to reciprocal compensation. We recognized revenue of approximately $4.8 million, or 11.4% of our revenue, related to these calls, for the nine months ended September 30, 1999. Payments of approximately $135,000 and $375,000 were received from the incumbent local exchange carriers during 1998 and the nine months ended September 30, 1999, respectively.

   We determined to recognize this revenue because we concluded, based upon all of the facts and circumstances available to us at the time, including numerous state public service commission and state and federal court decisions upholding competitive local exchange carriers' entitlement to reciprocal compensation for such calls, that realization of those amounts was reasonably assured. On October 13, 1999, however, the Louisiana Public Service Commission ruled that local traffic to Internet service providers in Louisiana is not eligible for reciprocal compensation. As a result of that ruling, we determined that we could no longer conclude that realization of amounts attributable to reciprocal compensation for termination of local calls to Internet service providers in Louisiana was reasonably assured. Accordingly, we recorded an adjustment to reduce revenue in the quarter ended September 30, 1999, which reversed all reciprocal compensation revenue previously recognized related to Internet service provider traffic in Louisiana for the entire year of 1998 and for the first nine months of 1999. The adjustment amounted to $4.4 million, of which $1.1 million relates to the year ended December 31, 1998 and $3.3 million relates to the nine months ended September 30, 1999.

   Although incumbent local exchange carriers have disputed the entitlement of competitive local exchange carriers to reciprocal compensation for termination of local calls to Internet service providers in jurisdictions other than Louisiana as well, we have determined to continue to recognize amounts due to us for reciprocal compensation for calls in jurisdictions other than Louisiana in which we operate systems because we have concluded, based upon all of the facts and circumstances, including numerous state public service commissions and state and federal court decisions upholding competitive local exchange carriers entitlement to reciprocal compensation for such calls, that realization of such amounts is reasonably assured.

   To date, 35 state commissions have ruled on this issue in the context of state commission arbitration proceedings or enforcement proceedings with respect to existing interconnection agreements. So far, 31 of the 35 state commissions have determined that reciprocal compensation is owed for such calls with one of those, Missouri, not requiring payment until the public service commission sets rates. Several of these cases are presently on appeal. We cannot predict the outcome of these appeals, or of additional pending cases. If these calls were to be determined not to be local calls and not subject to access charges, it could have an adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

   Our management will continue to consider the circumstances surrounding this dispute periodically in determining whether reserves against unpaid balances are warranted. As of September 30, 1999, no reserves are considered necessary by management.

   Our interconnection agreements provide for reciprocal compensation. As these expire, the incumbent local exchange carriers are expected to refuse to execute new agreements that provide for reciprocal compensation. This is the case for our interconnection agreement with BellSouth, which expired in February, 1999. Upon termination of our interconnection agreements, if we cannot agree on reciprocal compensation with the incumbent local exchange carrier, the matter will be referred for arbitration. If new interconnection agreements do not provide for reciprocal compensation, this could have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

There Are Significant Risks in Our Expansion Strategy and a Failure to Manage Our Growth Effectively Could Adversely Affect Our Operations

   We must achieve substantial growth in order to meet our payment obligations under our indebtedness. Our networks have only recently become commercially operational and we have only recently deployed switches in our networks. Our success will depend, among other things, upon our ability to:

  .  assess potential markets,

  . design and build fiber optic backbone routes that provide ready access to a substantial customer base,

  .  achieve a sufficient customer base,

  .  install facilities,

  .  obtain required rights-of-way, building access and governmental permits,

  . implement interconnection and collocation with the incumbent local exchange carriers,

  . obtain unbundled network elements from incumbent local exchange carriers, and

  .  secure financing.

   In addition, we may make additional acquisitions of existing businesses. Acquisitions could divert our resources and management time and would require integration with our management information, payroll and other systems, and with our existing networks and service offerings.

   We cannot assure you that any expansions of our networks will be completed on schedule, at a commercially reasonable cost or within our specifications.

   Our growth may place a significant strain on our financial, management and operational resources. Our future performance will depend, in part, upon our ability to:

  .  manage our growth effectively,

  .  monitor operations,

  .  control costs, and

  .  maintain effective quality control.

   This will require us to continue to implement and improve our operating, financial and accounting systems, to expand, train and manage our employee base and to effectively manage the integration of acquired businesses.

   If we fail to expand in accordance with our plans or to manage our growth, there would be a material adverse effect on our business, financial condition and results of operations. In addition, the establishment of new operations or acquisitions will involve significant expenses in advance of anticipated revenues and may cause fluctuations in our operating results. Any of the foregoing risks could have a material adverse effect on our ability to make payments on the notes.

There Are Significant Risks Involved in Implementation of Our Business Plan

   We are a recent entrant into the competitive local telecommunications services industry. The local telecommunications services market was virtually closed to competition until the Telecommunications Act of 1996 and related regulatory rulings eliminated many barriers to entry. There are numerous operating complexities associated with providing these services. We will be required to develop new products, services and systems and will need to develop new marketing initiatives to sell these services. We have limited experience providing switched access and local dial tone services and we cannot assure you that we will be able to successfully implement our switched and data services strategy.

   We are deploying high capacity digital switches in our markets. This will enable us to offer local dial tone and a variety of switched access services and data services. We expect to incur negative gross profits and negative EBITDA from our switched services in any given market during the 24 to 36 month period after the switch is deployed. We expect operating margins to improve as each network is expanded and larger volumes of traffic are carried on our network. Implementation of our switched and data services is also subject to the ability of our equipment manufacturers to meet our switch deployment schedule. We cannot assure you that all of our switches will be deployed on the schedule that we presently contemplate or that, if deployed, our switches will be utilized to the degree that we presently expect.

   Our services may not be profitable due to, among other factors:

  .  lack of customer demand,

  . inability to secure access to incumbent local exchange carrier facilities at acceptable rates,

  . competition and pricing pressure from other competitive local exchange carriers and the incumbent local exchange carriers, and

  .  cost overruns in connection with network build-outs.

   The franchises that we obtain may require us to complete the build-out of our network within a period specified in the franchise grant. If we are unable to complete the build-out of a network within the specified period, and unable to obtain an extension of time in which to complete the build-out, our franchise agreement may be terminable by the local authority.

   Any of the foregoing risks could have a material adverse effect on our ability to make payments on the notes.

We Must Improve Our Customer Service Systems

   Sophisticated information and processing systems are vital to our growth and our ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. Until recently our billing and information systems were produced largely in-house with partial reliance on third-party vendors and these systems have generally met our needs due in part to our low volume of bills and orders. As we expand our services and our customer base, the need for sophisticated billing and information systems has increased significantly. We have recently embarked upon a program to implement a full suite of order management, customer service, billing and financial applications. These applications will include electronic order tracking software developed by Eftia OSS Solutions Inc., software providing comprehensive billing functions developed by Billing Concepts Systems, Inc., and financial software developed by People Soft, Inc. Initial installation of the new operational support systems was made during the third quarter of 1999, with development and expansion to continue over the next 12 to 18 months. The initial installation of the new billing and financial systems was completed during the second quarter of 1999. Additional development of the billing and financial systems will take place over the next 12 months. Our failure to:

  .  implement the new operational support systems on a timely basis,

  .  adequately identify all of our information and processing needs, or

  .  upgrade our systems as necessary,

could have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

We Will Be Reliant on Incumbent Local Exchange Carriers for Interconnection and Provisioning

   In each of our markets, we rely on incumbent local exchange carriers to originate and terminate all of our switched services traffic until our own switch becomes operational. Although the incumbent local exchange carriers are legally required to "unbundle" their services and permit us to purchase only the origination and termination services we need, thereby decreasing operating expenses, we cannot assure you that such unbundling will be timely or result in favorable prices. The Supreme Court overturned the Federal Communications Commission's rules regarding what network elements must be unbundled by the incumbent local exchange carriers, and remanded to the Federal Communications Commission the question of which network elements are "necessary" to competing carriers such as the Company. On November 5, 1999, the Federal Communications Commission issued an order and proposed rulemaking establishing the network elements that must be offered by incumbent local exchange carriers as unbundled network elements. The Supreme Court's decision also creates some uncertainty regarding the legal status of complaints filed at the Federal Communications Commission to enforce interconnection agreements.

   Carrying customer traffic on our own network generates substantially higher margins than reselling (i.e. paying an incumbent local exchange carrier to carry the traffic over its network). We are in the process of bringing our customers on-net, so that their traffic will generate better margins. During the first nine months of 1999 we significantly expanded our internal department that deals with bringing customers on-net. During the next 12 months we expect to begin transmitting our orders to the incumbent local exchange carriers electronically. However, we are dependent on the incumbent local exchange carriers to carry out the conversion process. During 1998, the first quarter of 1999, the second quarter of 1999 and the third quarter of 1999, respectively, 63%, 56%, 40% and 38% of our revenue was from reselling.

   We cannot bring a customer on-net unless the incumbent local exchange carrier sends a technician to physically alter its network. Historically, the incumbent local exchange carriers have not stationed a large number of technicians in Tier III Markets. We believe that incumbent local exchange carriers are increasing their technical staffs in Tier III Markets, but they are still not able to process our orders promptly.

   In addition, the incumbent local exchange carriers have a financial incentive to delay this process. Accordingly, we expect to face substantial delays in bringing our resale customers on-net, which will delay our ability to improve our financial results as much as we would like.

   The foregoing factors could result in a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

There Are Significant Risks of Entry into the Long Distance Business

   In order to offer our end-user customers a complete package of telecommunications services, we recently began to offer long distance services. As a new entrant in the long distance business, we expect to generate low gross margins and substantial start-up expenses as we roll out our long distance service offerings.

   Long distance telecommunications services will involve the origination of traffic from end-user customers to our telecommunications switches. From these, we will rely on other carriers to provide transmission and termination services for our long distance traffic and will therefore be dependent on such carriers. We enter into resale agreements with long distance carriers to provide us with long distance transmission services. These agreements typically provide for the resale of long distance services on a per minute basis (some with minimum volume commitments or volume discounts). The negotiation of these agreements involves estimates of future supply and demand for long distance telecommunications transmission capacity, as well as estimates of the calling pattern and traffic levels of our future long distance customers. Should we fail to meet our minimum volume commitments, if any, pursuant to these resale agreements, we may be obligated to pay underutilization charges or we may lose the benefit of all or a portion of the volume discounts we have negotiated. Likewise, we may underestimate our need for long distance facilities and therefore be required to obtain the necessary transmission capacity in "spot markets" which are often more expensive than longer term contracts. We cannot assure you that we will acquire long distance capacity on favorable terms or that we can accurately predict long distance prices and volumes so that we can generate favorable gross margins from our long distance business. Our success in entering into the long distance business will be dependent upon, among other things:

  . our ability to select new equipment and software and integrate these into our networks,

  .  our ability to hire and train qualified personnel,

  . our ability to enhance our billing, back-office and information systems to accommodate long distance services, and

  . the acceptance by potential customers of our long distance service offerings.

   If our long distance transmission business fails to generate favorable gross margins, or if we fail in any of the foregoing respects, such failure may have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

There Are Significant Risks of Entry into the Data Transmission Business

   To complement our telecommunications services offerings, we began offering data transmission services in certain of our markets in 1997. We now offer ISDN, HDSL, Internet access, Local Area Network-to-Local Area Network interconnect and Wide-Area Network services and we are developing product applications for port wholesale, frame relay and ATM services to complement our existing data services. These services are primarily targeted at large and medium sized businesses with substantial data communications requirements. In providing these services, we will be dependent upon vendors for equipment, as well as ongoing training and support and other matters. The success of our entry into the data transmission business will be dependent upon, among other things:

  . our ability to select new equipment and software and integrate these into our networks,

  .  our ability to hire and train qualified personnel,

  . our ability to enhance our billing, back-office and information systems to accommodate data transmission services, and

  .  the acceptance by potential customers of our service offerings.

   We cannot assure you that we will be successful with respect to these matters. If we are not successful with respect to these matters, there may be a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

We Are Subject to Significant Government Regulation Which May Change in an Adverse Manner

   Our networks and the provision of switched and private line services are subject to significant regulation at the federal, state and local levels. The telecommunications industry in general, and the competitive local exchange carrier industry in particular, are undergoing substantial regulatory change and uncertainty. We cannot assure you that future regulatory, judicial or legislative changes, or other regulatory activities, will not have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes. See "Business--Regulation".

The Terms of Our Indebtedness May Restrict Our Corporate Activities

   The documents under which our long-term debt was issued contain a number of significant covenants. These covenants limit, among other things, our ability to:

  .  borrow additional money,

  .  create liens,

  .  engage in sale-leaseback transactions,

  .  pay dividends,

  .  make investments,

  .  sell assets,

  .  issue capital stock,

  .  redeem capital stock,

  .  merge or consolidate, and

  .  enter into transactions with our stockholders and affiliates.

   However, the limitations contained in the documents under which our long-term debt was issued are subject to a number of important qualifications and exceptions. In particular, while the indenture applicable to our Senior Discount Notes and the indenture applicable to the notes restrict our ability to incur additional indebtedness, they do permit us to incur an unlimited amount of purchase money indebtedness. If we incur new indebtedness, the related risks that we and our subsidiaries now face could intensify. Any of the foregoing factors could have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

We Are Dependent on Agreements with Third Parties for Our Rights-of-Way and Franchises

   We must obtain easements, rights-of-way, entry to premises, franchises and licenses from various private parties, actual and potential competitors and state and local governments in order to construct and operate our networks, some of which may be terminated upon 30 or 60 days' notice to us. We cannot assure you that we will obtain rights-of-way and franchise agreements on acceptable terms or that current or potential competitors will not obtain similar rights-of-way and franchise agreements that will allow them to compete against us. If any of our existing franchise or license agreements were terminated or not renewed and we were forced to remove our fiber optic cables or abandon our networks in place, such termination could have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

We Are Dependent on Certain Key Customers

   Our five largest customers accounted for approximately 92% of our consolidated revenues in 1996, 32% of our consolidated revenues in 1997, 11% of our consolidated revenues in 1998 and 9% of our consolidated revenues in the nine months ended September 30, 1999. We expect customer concentration to continue to decrease as we expand into new markets and begin full scale marketing of an integrated service package. In the near term, however, the loss of, or decrease of business from, one or more of our principal customers could have a material adverse effect on our business, financial condition and results of operations, as well as our ability to make payments on the notes. Although we actively market our products and services, we cannot assure you that we will be able to attract new customers or retain our existing customers.

We Could Experience System Failures and Service Disruptions As a Result of the Year 2000 Problem

   We face certain risks arising from Year 2000 issues which could have a material adverse effect on our business and our ability to make payments on the notes. See the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance" for a discussion of certain risks relating to Year 2000 issues.

The Telecommunications Industry is Subject to Rapid Technological Change

   The telecommunications industry is subject to rapid and significant changes in technology, and we must rely on third parties for the development of and access to new technology. We cannot predict the effect of technological changes on our business. We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands. We cannot assure you that we will be able to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customers' demands. A failure to do so would have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

The Future Success of Our Business Depends Upon Certain Key Personnel

   We believe that the efforts of a small number of key management and operating personnel will largely determine our success and the loss of any of such persons could adversely affect the Company. We do not maintain so-called "key man" insurance on any of our personnel. We have employment agreements with Mr. Kamine, the Chairman of our Board of Directors, Mr. Sternberg, our President and Chief Executive Officer, and Mr. Young, our Chief Operating Officer, all of which currently run through December 31, 2002. Our success will also depend in part upon our ability to hire and retain highly skilled and qualified operating, marketing, financial and technical personnel. The competition for qualified personnel in the telecommunications industry is intense and, accordingly, we cannot assure you that we will be able to hire or retain necessary personnel. Our failure to hire or retain necessary personnel could have a material adverse effect on our business, financial condition and results of operations, and our ability to make payments on the notes.

Control by Principal Stockholders

   Harold N. Kamine, Chairman of the Board of the Company, presently owns approximately 67.3% of the outstanding shares of our common stock. On a fully-diluted basis, Nassau Capital Partners L.P. and certain of its affiliates and Mr. Kamine own approximately 29% and 25% of the outstanding shares of common stock, respectively. The Company, Mr. Kamine, Nassau, Newcourt Communications Finance Corporation, a subsidiary of Newcourt Capital, Inc., General Electric Capital Corporation, First Union National Bank and First Union Capital Partners are parties to an Amended and Restated Stockholders Agreement, dated as of October 31, 1997. Pursuant to provisions contained in both the Company's certificate of incorporation and this stockholders agreement, Mr. Kamine and Nassau are currently entitled to elect all of the Company's seven directors with each entitled to nominate three directors, and the seventh to be nominated by agreement of Mr. Kamine, Nassau and either Newcourt Communications Finance Corporation or the holders of a majority of the outstanding shares of our Series C Cumulative Convertible Preferred Stock. The number of directors which Mr. Kamine is entitled to elect would be reduced to two if the number of shares owned by him were to fall below two-thirds of the number of shares of the Company initially issued to him, and to one if the number of shares owned by him were to fall below one-third of the number of shares initially issued to him. If his ownership were to fall below 5% of the number of shares initially issued to him, Mr. Kamine would no longer be entitled to elect any directors pursuant to such provisions. Comparable reductions would be made to the number of directors which Nassau is entitled to elect if its ownership were to fall below the specified levels. Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between Mr. Kamine and Nassau and the holders of the notes. Pursuant to certain provisions of our Series A Cumulative Convertible Preferred Stock, Series C Cumulative Convertible Preferred Stock and Series E and Series F Senior Redeemable, Exchangeable

PIK Preferred Stock, we may not increase the authorized number of shares of preferred stock or common stock without the consent of the holders of two-thirds of the shares of those series. We have only three million shares of common stock authorized.

There Will Be No Public Market for the Exchange Notes

   The original notes were not registered under the Securities Act or under the securities laws of any state and may not be resold unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The exchange notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  .  the development of any market for the exchange notes,

  .  the liquidity of any such market that may develop,

  . the ability of holders of exchange notes to sell their exchange notes, or

  . the price at which the holders of the exchange notes would be able to sell their exchange notes.

   The original notes have been designated for trading among qualified institutional investors in the PORTAL market. However, the exchange notes will be new securities for which there is currently no public market. We do not intend to list the exchange notes on any national securities exchange or for quotation through any automated quotation system. We cannot assure you that an active trading market will exist for the exchange notes, or that any trading market that may develop will be liquid. If such a market were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. If a market for the exchange notes does not develop, purchasers may be unable to resell such exchange notes for an extended period of time, if at all. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market for the exchange notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the exchange notes.

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

   The original notes were initially issued and sold by KMC Telecom Holdings, Inc. on May 24, 1999 to the placement agents pursuant to a placement agreement dated May 19, 1999. The placement agents subsequently resold the original notes to:

  . qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, in reliance on Rule 144A; and

  . non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Pursuant to the placement agreement, KMC Telecom Holdings, Inc. and the placement agents entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed to use our best efforts to complete the exchange offer on or before November 24, 1999.

   The summary herein of certain provisions of the registration rights agreement does not purport to be complete and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

   The registration statement of which this prospectus is a part is intended to satisfy our obligations with respect to the registration of original notes in accordance with the terms of the registration rights agreement.

   Following completion of the exchange offer, holders of original notes not validly tendered in the exchange offer and holders of exchange notes will not have any further registration rights. In addition, holders of original notes will continue to be subject to restrictions on transfer of their original notes. Accordingly, the liquidity of the market for original notes could be adversely affected. See the section in this prospectus entitled "Risk Factors--A Failure to Participate in the Exchange Offer May Have Adverse Consequences."

   Based on interpretations by the staff of the Securities and Exchange Commission, as set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by each holder of exchange notes (other than a broker-dealer who acquires the notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder:

  .  is acquiring the exchange notes in the ordinary course of its business,

  . is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act, and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act, and

  . is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

  By tendering original notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations to that effect. If a holder of original notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any such holder will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

   Each broker-dealer that receives exchange notes for its own account in exchange for original notes may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The Letter of Transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may utilize this prospectus, as it may be amended or supplemented from time to time, in connection with offers to sell, resales and other transfers of exchange notes received in exchange for original notes which were acquired by such broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 180 days after the consummation of the exchange offer for use in connection with any such offer to sell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

Terms Of the Exchange Offer

   Upon the terms and conditions described in this prospectus and the accompanying Letter of Transmittal, we will accept any and all original notes which are validly tendered and which are not withdrawn prior to 5:00 p.m. New
York City time on      , 1999, or such later time and date to which we extend
the exchange offer in our sole discretion. This time and date, as specified herein, or as extended, is referred to in this prospectus as the "Expiration Date". We will issue $1,000 principal amount of exchange notes for each $1,000 principal amount of original notes validly tendered pursuant to the exchange offer and not withdrawn prior to the Expiration Date. Original notes may only be tendered in integral multiples of $1,000.

   The form and terms of the exchange notes are the same as the form and terms of the original notes except that:

  . the exchange notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and

  . the holders of the exchange notes will not be entitled to any of the registration rights of holders of original notes under the registration rights agreement, which rights, in any event, will terminate upon the completion of the exchange offer.

The exchange notes will represent the same indebtedness as the original notes and will be issued under, and be entitled to the benefits of, the indenture which authorized the issuance of the original notes. The exchange notes and the original notes will be treated as a single class of debt securities under the indenture.

   As of the date of this prospectus $275.0 million in aggregate principal amount of original notes was outstanding. Only a registered holder of original notes (or such holder's legal representative or attorney-in-fact), as reflected in the Trustee's records under the indenture, may participate in the exchange offer. There is no fixed record date for determining holders of the original notes entitled to participate in the exchange offer. Holders of original notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable provisions of the registration rights agreement and the applicable requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

   We will be deemed to have accepted validly tendered original notes when, and if, we give oral or written notice to the Chase Manhattan Bank, as Exchange Agent. The Exchange Agent will act as agent for the tendering holders of original notes for the purposes of receiving the exchange notes from us.

   You will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of original notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. See "--Fees and Expenses."

Extension; Amendments

   In order to extend the exchange offer, we are obligated to notify the Exchange Agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

   We expressly reserve the right in our discretion:

  .  to delay accepting any original notes,

  .  to extend the exchange offer, or

  .  to amend the terms of the exchange offer in any manner,

by giving oral or written notice of such delay, extension or amendment to the Exchange Agent.

   If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that we will distribute to each registered holder of original notes. In addition, we will also extend the exchange offer for an additional five to ten business days, depending on the significance of the amendment, if the exchange offer would otherwise expire during such period.

   Without limiting the manner in which we may choose to make a public announcement of any delay, extension or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Procedures For Tendering

   Only a registered holder of original notes (or such registered holder's legal representative or attorney-in-fact) may tender such original notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name original notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder. To tender your original notes in the exchange offer, you must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or such facsimile together with the certificates representing the original notes being tendered and any other required documents to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt at or prior to 5:00 p.m. New York City time on the Expiration Date. Alternatively, you may either:

  . send a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such original notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company ("DTC" or the "depository") pursuant to the procedure for book-entry transfer described below, at or prior to 5:00 p.m. on the Expiration Date, or

  .  comply with the guaranteed delivery procedures described below.

  Your tender of original notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

   THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ANY ORIGINAL NOTES TO THE COMPANY. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT SUCH TENDER ON YOUR BEHALF.

   If you are the beneficial owner of original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes, you should contact the registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your original notes, either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the original notes are tendered:

  . by a registered holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal, or

  .  for the account of an Eligible Institution.

   In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934) that is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

   If the Letter of Transmittal is signed by a person other than the registered holder of any original notes listed therein, those original notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder exactly as the registered holder's name appears on the original notes.

   If the Letter of Transmittal or any original notes are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the Letter of Transmittal.

   The Exchange Agent and the depository have confirmed that any financial institution that is a participant in the depository's system may utilize the depository's Automated Tender Offer Program to tender original notes.

   A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by the original notes being tendered (or a timely confirmation is received of a book-entry transfer of original notes into the Exchange Agent's account at the depository with an Agent's Message) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of exchange notes in exchange for original notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered original notes (or a timely confirmation is received of a book-entry transfer of original notes into the Exchange Agent's account at the depository with an Agent's Message, as defined below under "--Book-Entry Transfer") to the Exchange Agent.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes which if accepted, in our opinion or in our counsel's opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we determine. Although we intend to notify you of defects or irregularities with respect to tenders of original notes, neither we, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

   While we presently have no plan to acquire any original notes that are not tendered in the exchange offer, or to file a registration statement to permit resales of any original notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any original notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

Acceptance of Original Notes For Exchange; Delivery of Exchange Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all original notes properly tendered and will issue the exchange notes promptly after acceptance of the original notes. For purposes of the exchange offer, the original notes will be deemed to have been accepted as validly tendered for exchange when, and if, we have given oral or written notice to the Exchange Agent.

Return Of Original Notes

   If any tendered original notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if original notes are withdrawn, we will return the unaccepted, withdrawn or non-exchanged original notes to you without expense (or, in the case of original notes tendered by book-entry transfer into the Exchange Agent's account at the depository pursuant to the book-entry transfer procedures described below, the original notes will be credited to an account maintained with the depository) as promptly as practicable after withdrawal, rejection of tender, the Expiration Date or earlier termination of the exchange offer.

Book-Entry Transfer

   The Exchange Agent will make a request to establish an account with respect to the original notes with the depository for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in the depository's Book-Entry Transfer Facility system may make book-entry delivery of the original notes by causing the depository to transfer such original notes into the Exchange Agent's account and to deliver an "Agent's Message" (as defined below) on or prior to the Expiration Date in accordance with the depository's procedures for such transfer and delivery. If delivery of original notes is effected through book-entry transfer into the Exchange Agent's account at the depository and an Agent's Message is not delivered, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth herein under "--Exchange Agent" prior to 5:00 p.m., New York City time on the Expiration Date or pursuant to the guaranteed delivery procedures described below. DELIVERY OF DOCUMENTS TO THE DEPOSITORY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this prospectus to deposit of original notes will be deemed to include the depository's book-entry delivery method.

   The term "Agent's Message" means a message transmitted by the depository to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation which states that the depository has received an express acknowledgment from the tendering participant, which acknowledgment states that the participant has received and agrees to be bound by, and makes the representations and warranties contained in the Letter of Transmittal and that we may enforce the Letter of Transmittal against the participant.

Guaranteed Delivery Procedures

   If you are a registered holder of original notes and wish to tender your original notes, but time will not permit your required documents to reach the Exchange Agent on or prior to the Expiration Date, you may still tender in the exchange offer if:

  .  you tender through an Eligible Institution,

  . on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery), setting forth your name and address as holder of original notes and the amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, a Book-Entry Confirmation or the certificates relating to the original notes, and all other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and

  . a Book-Entry Confirmation or the certificates for all tendered original notes, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal Of Tenders

   Except as otherwise provided in this prospectus, you may withdraw tenders of original notes any time prior to 5:00 p.m., New York City time, on the Expiration Date.

   For a withdrawal to be effective, you must send a written notice of withdrawal to the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

  . specify the name of the person having deposited the original notes to be withdrawn,

  . identify the original notes to be withdrawn (including the certificate number or numbers and principal amount of original notes), and

  . be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the original notes were tendered (including required signature guarantees).

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are validly retendered. Properly withdrawn original notes may be retendered by following one of the procedures described above at any time on or prior to the Expiration Date.

Termination of Certain Rights

   All registration rights under the registration rights agreement accorded to holders of the original notes (and all rights to receive additional interest on the notes to the extent and in the circumstances specified therein) will terminate upon consummation of the exchange offer except with respect to our duty to keep the registration statement effective until the closing of the exchange offer and, for a period of 180 days after the closing of the exchange offer, to provide copies of the latest version of the prospectus to any broker-dealer that requests copies of such prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for original notes acquired for its own account as a result of market-making or other trading activities.

Conditions of the Exchange Offer

   Notwithstanding any other term of the exchange offer, we will not be required to accept original notes for exchange, or issue exchange notes in exchange for any original notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of such original notes, if:

  . a change in laws or regulations occurs which, in our sole judgment, impairs our ability to proceed with the exchange offer,

  . a change in the current interpretation of the staff of the Securities and Exchange Commission occurs which current interpretation permits the exchange notes issued pursuant to the exchange offer in exchange for the original notes to be offered for resale, resold or otherwise transferred by holders thereof (other than in certain circumstances),

  . a stop order is issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or proceedings are initiated or, to our knowledge, threatened for that purpose,

  . an action or proceeding is instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with the exchange offer,

  . a governmental approval is not obtained, which approval we deem, in our sole judgment, necessary for the consummation of the exchange offer, or

  . a change, or a development involving a prospective change, in our business or financial affairs occurs which, in our sole judgment, might materially impair our ability to proceed with the exchange offer.

   These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition or we may waive them, in whole or in part, at any time and from time to time, if we determine in our reasonable judgment that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

   If we determine that we may terminate the exchange offer, as provided above, we may:

  . refuse to accept any original notes and return to the holders thereof any original notes that have been tendered,

  . extend the exchange offer and retain all original notes tendered prior to the Expiration Date, subject to the rights of holders of tendered original notes to withdraw their tendered original notes, or

  . waive such termination event with respect to the exchange offer and accept all properly tendered original notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under the section in this prospectus entitled "--Extension; Amendments."

  The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

   We have no obligation to, and will not knowingly, permit acceptance of tenders of original notes from our affiliates (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations thereof by the Securities and Exchange Commission, or if the exchange notes to be received by such holder or holders of original notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

   We have appointed The Chase Manhattan Bank as Exchange Agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent as follows:

   By registered or certified mail, by overnight courier or by hand:

   The Chase Manhattan Bank
   55 Water Street
   Room 234, North Building
   New York, New York 10041
   Attention: Carlos Esteves

       or:

   By facsimile Transmission:

   The Chase Manhattan Bank
   Facsimile Number: (212) 638-7380 or (212) 638-7381
   Confirm by Telephone: (212) 638-0828

   In addition, Letters of Transmittal and any other required documentation should be sent to the Exchange Agent at the address set forth above, except where facsimile transmission is specifically authorized (e.g., withdrawals and Notices of Guaranteed Delivery). DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees And Expenses

   We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of KMC Telecom Holdings and its affiliates.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket expenses in connection therewith.

   We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences Of Failure To Exchange

   Participation in the exchange offer is voluntary. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

   Original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144 under the Securities Act. Accordingly, such original notes may be resold only:

  .  to us or any of our subsidiaries,

  . so long as the original notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer, to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

  . outside the United States to non-U.S. Persons in an offshore transaction in compliance with Rule 904 under the Securities Act,

  . pursuant to an exemption from registration under the Securities Act in accordance with Rule 144 (if available),

  . to an institutional "accredited investor" that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the original notes and, if such transfer is in respect of a principal amount of original notes at the time of transfer of less than $500,000, an opinion of counsel acceptable to us that the transfer is in compliance with the Securities Act, or

  .  pursuant to an effective registration statement under the Securities
     Act,

in each case in accordance with any applicable securities laws of any state of the United States and subject to certain requirements of the Trustee being met. The liquidity of the original notes could be adversely affected by the exchange offer. See "Risk Factors--A Failure to Participate in the Exchange Offer May Have Adverse Consequences."

Resales Of The Exchange Notes

   Based on certain no-action letters issued by the staff of the Securities and Commission, we believe that the exchange notes or interests therein issued pursuant to the exchange offer in exchange for original notes or interests therein may be offered for resale, resold and otherwise transferred by you (unless you are a broker-dealer who purchases such exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that

  . you are acquiring the exchange notes in the ordinary course of your business,

  . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of exchange notes, and

  . you are not an affiliate of the Company, within the meaning of Rule 405 under the Securities Act.

   However, if you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot rely on the position of the staff of the Commission in the no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

   Each broker-dealer that receives exchange notes for its own account may be deemed an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. A broker-dealer may use this prospectus for any offer to resell, resale or other transfer of exchange notes received in exchange for original notes which were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution." Subject to certain limitations, we will take steps to ensure that the issuance of the exchange notes will comply with state securities or "blue sky" laws.

                                USE OF PROCEEDS

   The exchange offer is being effected to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes, we will receive an equal aggregate principal amount of original notes. Original notes that are properly tendered in the exchange offer and not validly withdrawn will be accepted, canceled and retired and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our outstanding indebtedness.

   The net proceeds to the Company from the original issuance of the original notes were approximately $262.6 million, after deducting underwriting discounts, commissions and other expenses paid by us. We invested approximately $104.1 million of the net proceeds in a portfolio of U.S. government securities, which were then pledged as security for the payment in full of the first six scheduled interest payments on the notes.

   We intend to use the balance of the net proceeds of the offering (approximately $158.5 million), a substantial portion of which has been loaned or contributed to our subsidiaries, together with our cash on hand, investments held for future capital expenditures and borrowings available under our Senior Secured Credit Facility and the Lucent Facility, to finance the planned expansion and further development of our networks, including through acquisitions, and for other general corporate purposes, including to fund operating losses. Expected capital expenditures for expansion and further development of our networks primarily include the purchase and installation of switches, electronic components, fiber optic cable and additional equipment, and to a lesser extent, acquisitions. Expected expenditures for general corporate and working capital purposes include (i) expenditures with respect to our management information system and customer service support infrastructure, (ii) operating and administrative expenses, primarily those associated with sales and marketing, with respect to the development and operation of existing and new networks, and (iii) the funding of operating losses.

   Pending these uses, the net proceeds of the offering of the original notes have been placed in interest bearing bank accounts or invested in United States government securities or other short-term, interest bearing investment-grade securities. Our investment objectives for these funds during this period will be safety, liquidity and yield, in that order.

                                CAPITALIZATION

   The following table sets forth our capitalization as of September 30, 1999. You should read this table in conjunction with the sections of this prospectus entitled "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included in the back of this prospectus.

                                                                 September 30,
                                                                      1999
                                                                 --------------
                                                                 (in thousands)
Cash and cash equivalents.......................................    $ 21,207
                                                                    ========
Investments held for future capital expenditures................    $ 75,000
                                                                    ========
Restricted investments (a)......................................    $105,473
                                                                    ========

Senior Secured Credit Facility (b)..............................    $125,000
                                                                    --------
Long-term debt (b):
  Lucent Facility...............................................          --
  Senior Discount Notes, net of original issue discount.........     292,161
  Notes.........................................................     275,000
                                                                    --------
    Total long-term debt........................................     567,161
                                                                    --------
Redeemable equity:
  Senior redeemable, exchangeable, PIK preferred stock, par
   value $.01 per share; authorized: 630,000 shares; issued and outstanding:
    Series E, 62,681 shares ($62,681 liquidation preference)....      48,130
    Series F, 42,599 shares ($42,559 liquidation preference)....      39,143
  Redeemable cumulative convertible preferred stock, par value
   $.01 per share; authorized: 498,800 shares; issued and
   outstanding:
    Series A, 123,800 shares ($12,830 liquidation preference)...      50,813
    Series C, 175,000 shares ($17,500 liquidation preference)...      30,727
  Redeemable common stock; issued and outstanding: 224,041
   shares.......................................................      27,459
  Redeemable common stock warrants..............................      11,664
                                                                    --------
    Total redeemable equity.....................................     207,936
                                                                    --------
Nonredeemable equity (deficiency):
  Common stock, par value $.01 per share; authorized 3,000,000
   shares; issued and outstanding: 628,635 shares...............           6
  Additional paid-in capital....................................          --
  Unearned compensation.........................................     ( 6,227)
  Accumulated deficit...........................................    (278,721)
                                                                    --------
    Total nonredeemable equity (deficiency).....................    (284,942)
                                                                    --------
    Total capitalization........................................    $615,155
                                                                    ========

--------
(a) Represents amounts pledged to secure the first 6 payments of interest on the notes (including additional interest which may be due in the event that we fail to effect the registration of the notes as provided in "Description of the Exchange Notes--Registration Rights").
(b) As of September 30, 1999, three of our subsidiaries had an additional $125.0 million of borrowing capacity available from lenders under the Senior Secured Credit Facility and another of our subsidiaries had an additional $250.0 million of borrowing capacity available under the Lucent Facility, in each case subject to certain conditions.

                            SELECTED FINANCIAL DATA

   Our selected financial data set forth below for the period from May 10, 1994 (date of inception) to December 31, 1994 and for the years ended December 31, 1995, 1996, 1997 and 1998 were derived from our audited financial statements and those of our predecessors. Our selected financial data as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 are unaudited, but, in the opinion of our management, they reflect all adjustments necessary for a fair presentation of results for interim periods. Operating results for interim periods are not necessarily indicative of results to be expected for the full fiscal years. You should read the selected financial data in conjunction with the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in conjunction with the financial statements and the notes thereto included in the back of this prospectus.

                                                                                       Nine Months
                             May 10, 1994                Year Ended                       Ended
                          (date of inception)           December 31,                  September 30,
                                  to          ------------------------------------  -------------------
                           December 31, 1994   1995     1996      1997      1998      1998      1999
                          ------------------- -------  -------  --------  --------  --------  ---------
                                                       (in thousands)
Statement of Operations
 Data:
Revenue.................        $  --         $   --   $   205  $  3,417  $ 22,425  $ 13,588  $  42,284
Operating expenses:
 Network operating
  costs.................           --             --     1,361     7,735    37,336    24,577     75,209
 Selling, general and
  administrative........             4          1,591    2,216     9,923    24,534    15,301     41,680
 Stock option
  compensation expense..           --             --       240    13,870     7,080     6,594     13,240
 Depreciation and
  amortization..........           --               6      287     2,506     9,257     5,198     19,230
                                ------        -------  -------  --------  --------  --------  ---------
 Total operating
  expenses..............             4          1,597    4,104    34,034    78,207    51,670    149,359
                                ------        -------  -------  --------  --------  --------  ---------
Loss from operations....            (4)        (1,597)  (3,899)  (30,617)  (55,782)  (38,082)  (107,075)
Other expense(a)........           --             --       --        --        --        --      (4,297)
Interest income.........           --             --       --        513     8,818    10,349      7,035
Interest expense(b)(c)..           --             (23)    (596)   (2,582)  (29,789)  (25,970)   (47,848)
                                ------        -------  -------  --------  --------  --------  ---------
Net loss................            (4)        (1,620)  (4,495)  (32,686)  (76,753)  (53,703)  (152,185)
Dividends and accretion
 on redeemable preferred
 stock(b)...............           --             --       --     (8,904)  (18,285)  (14,157)   (42,085)
                                ------        -------  -------  --------  --------  --------  ---------
Net loss applicable to
 common shareholders....        $   (4)       $(1,620) $(4,495) $(41,590) $(95,038) $(67,860) $(194,270)
                                ======        =======  =======  ========  ========  ========  =========
Net loss per common
 share..................        $(0.01)       $ (2.70) $ (7.49) $ (64.93) $(114.42) $ (81.94) $ (228.20)
                                ======        =======  =======  ========  ========  ========  =========
Weighted average number
 of common shares
 outstanding............           600            600      600       641       831       828        851
                                ======        =======  =======  ========  ========  ========  =========
Other Data:
Capital expenditures
 (including
 acquisitions)..........        $  --         $ 3,498  $ 9,111  $ 61,146  $161,803  $ 90,938  $ 218,497
Adjusted EBITDA (d).....            (4)        (1,591)  (3,373)  (14,241)  (39,445)  (26,290)   (74,605)
EBITDA(d)...............            (4)        (1,591)  (3,613)  (28,111)  (46,525)  (32,884)   (92,142)
Cash used in operating
 activities.............             4           (779)  (2,687)   (8,676)  (33,573)  (23,146)   (67,216)
Cash used in investing
 activities.............           --          (1,920) (10,174)  (62,992) (180,198) (185,093)  (264,809)
Cash provided by
 financing activities...             1          2,728   14,314    85,734   219,399   224,976    332,051
Ratio of earnings to
 fixed charges(e).......           --             --       --        --        --        --         --
                                           As of December 31,                             As of
                          --------------------------------------------------------    September 30,
                                 1994          1995     1996      1997      1998           1999
                                 ----         -------  -------  --------  --------  -------------------
                                                  (in thousands)
Balance Sheet Data:
Cash and cash
 equivalents............        $    5        $    34  $ 1,487  $ 15,553  $ 21,181       $ 21,207
Investments held for
 future capital
 expenditures...........           --             --       --        --     27,920         75,000
Restricted
 investments(f).........           --             --       --        --        --         105,473
Networks and equipment,
 net....................           --           3,496   12,347    71,371   224,890        426,782
Total assets............             8          3,704   16,715    95,943   311,310        697,496
Notes payable...........           --             --       --        --        --         125,000
Long-term debt..........           --           2,727   12,330    61,277   309,225        567,161
Redeemable preferred
 stock..................           --             --       --     35,925    52,033        168,813
Redeemable common stock
 and warrants...........           --             --       --     11,726    22,979         39,123
Total nonredeemable
 equity (deficiency)....            (3)        (1,623)     389   (26,673) (104,353)     (284,942)

                                     (see accompanying notes on following page)

--------
(a) During the second quarter of 1999, the Company recorded a $4.3 million charge to other expense in connection with an unfavorable arbitration award. The net amount due under the terms of the award was paid in full in June 1999.
(b) Assuming that (i) the private placements of the Company's PIK Preferred Stock which occurred on February 4 and April 30, 1999, (ii) the December 1998 refinancing and expansion of the Senior Secured Credit Facility,
    (iii) the establishment of the Lucent Facility, (iv) the offering of the Senior Discount Notes which occurred on January 29, 1998 and (v) the offering of the original notes which occurred on May 24, 1999, had all been consummated on January 1, 1998, interest expense would have been $80.0 million for 1998 and $64.9 million for the nine months ended September 30, 1999 and dividends and accretion on redeemable preferred stock would have been $37.4 million for 1998 and $45.5 million for the nine months ended September 30, 1999.
(c) Excludes capitalized interest of (i) $37,000 for 1995, (ii) $103,000 for 1996, (iii) $854,000 for 1997, (iv) $5.1 million for 1998 and (v) $3.5 million for the nine months ended September 30, 1999. During the construction of the Company's networks, the interest costs related to construction expenditures are capitalized.
(d) Adjusted EBITDA consists of earnings (loss) before net interest, income taxes, depreciation and amortization charges, stock option compensation expense (a non-cash charge) and other expense. EBITDA consists of earnings
    (loss) before all of the foregoing items except stock option compensation expense and other expense. These items are provided because they are measures commonly used in the telecommunications industry. They are presented to enhance an understanding of the Company's operating results and they are not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles. Adjusted EBITDA and EBITDA are not calculated under generally accepted accounting principles and are not necessarily comparable to similarly titled measures of other companies. For a presentation of cash flows calculated under generally accepted accounting principles, see the Company's historical financial statements contained in the back of this prospectus.
(e) The ratio of earnings to fixed charges is computed by dividing pretax income from continuing operations before fixed charges (other than capitalized interest) by fixed charges. Fixed charges consist of interest charges, dividend obligations and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense the Company believes to be representative of interest. Earnings were insufficient to cover fixed charges by $4,475 for 1994, $1.7 million for 1995, $4.6 million for 1996, $33.5 million for 1997, $81.9 million for 1998, $56.7 million for the nine months ended September 30, 1998 and $155.7 million for the nine months ended September 30, 1999. After giving pro forma effect to the increase in interest expense resulting from the December 1998 refinancing and expansion of the Senior Secured Credit Facility, the establishment of the Lucent Facility, the Senior Discount Note offering and the offering of the original notes as if they occurred on January 1, 1998, earnings would have been insufficient to cover fixed charges by $132.1 million for 1998 and by $172.8 million for the nine months ended September 30, 1999.
(f) Represents amounts pledged to secure the first six payments of interest on the notes.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion and analysis together with the Company's financial statements, including the notes and the other financial information appearing elsewhere in this prospectus. Due to our limited operating history, startup nature and rapid growth, period-to-period comparisons of financial data are not necessarily indicative, and you should not rely upon them as an indicator of our future performance. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see the section of this prospectus entitled "Risk Factors."

Overview

   General. We are a facilities-based competitive local exchange carrier providing telecommunications and data services in Tier III Markets. The markets in which we operate are predominantly located in the Southeastern and Midwestern United States. We target as customers business, government and institutional end-users, as well as Internet service providers, long distance carriers and wireless service providers. Our objective is to provide our customers with a complete solution for their communications needs. We currently provide on-net local dial tone, Internet access, ISDN, long distance, special access, private line and a variety of other advanced services and features.

   We have invested significant capital and effort in developing our telecommunications business. This capital has been invested in the development of our networks, the hiring of an experienced management team, the development and installation of operating systems, the introduction of services, marketing and sales efforts, and an acquisition. We expect to make increasing capital expenditures to build additional networks, to expand current networks to additional customer buildings, long distance carrier points of presence and incumbent local exchange carrier central offices, and to broaden our service offerings, and we may consummate acquisitions. Proper management of our growth will require us to maintain cost controls, continue to assess market potential, ensure quality control in implementing our services, as well as to expand our internal management, customer care and billing and information systems, all of which will require substantial investment.

   The development, construction and expansion of our networks requires significant capital, a large portion of which is invested before any revenue is generated. We have incurred, and expect to continue to incur, significant and increasing operating losses, negative EBITDA and net cash outflows for operating and investing activities while we expand our network operations and build our customer base. Based on our experience to date and that of our competitors, we estimate that a new network will begin to generate positive EBITDA within 24 to 36 months after commencement of commercial operations. Construction periods and operating results will vary from network to network. There can be no assurance that we will be able to establish a sufficient revenue-generating customer base or gross margins in any particular market or on a consolidated basis.

   The facilities-based competitive local exchange carrier business is capital intensive. We estimate that the total initial costs associated with the purchase and installation of fiber optic cable and transmission and switching equipment, including capitalized engineering costs, will average approximately $8.0 million to $10.0 million for the fiber optic backbone and switch in each standard Tier III network, depending upon the size of the market served, the scope and complexity of the network, and the proportion of aerial to underground fiber deployment. Our actual costs could vary significantly from this range. The amounts and timing of these expenditures are subject to a variety of factors that may vary significantly with the geographic and demographic characteristics of each market. In addition to equipment and construction expenditure requirements, upon commencement of the construction phase of a network we begin to incur direct operating costs for such items as salaries and rent. As network construction progresses, we incur costs associated with construction, including preparation of rights-of-way, and increased sales, marketing, operating and administrative expenses. We capitalize certain direct costs related to network planning and construction costs for new networks.

   The initial construction of a network consists of deploying the fiber optic backbone, installing the switch and related electronics and testing the system. This takes approximately 6 months, depending upon the size and complexity of the network. The time required during the construction phase is also significantly influenced by the number of route miles involved, the mix of aerial versus underground fiber deployment, possible delays in preparing rights-of-way, provisioning fiber optic cable and electronic equipment, and required construction permits and other factors, including weather.

   Local Services. To facilitate our entry into local services, we plan to install switching equipment in all of our markets. Switches are in commercial operation in all of our 23 existing markets. We also intend to install Lucent switches in any future networks which we may build. Once a switch is commercially operational, we offer local dial tone and switched data services such as ISDN, HDSL, Internet access, Local Area Network-to-Local Area Network interconnect and Wide Area Network services, as well as voice mail and other custom calling features.

   We expect operating margins to improve as switching becomes operational and switched services are provided on-net, the network is expanded (primarily by adding buildings to the network), and larger volumes of traffic are carried on our network. Although under the Telecommunications Act of 1996, incumbent local exchange carriers are required to unbundle local network elements, thereby decreasing operating expenses by permitting us to purchase only the origination and termination services we need, we cannot assure you that such unbundling will be effected in a timely manner and result in prices favorable to us.

   Revenue. Historically, we have derived our revenue primarily from resale of switched services, along with special access, private line and Internet access services provided on our facilities. Future revenues will include increasing amounts of on-net services, long distance services and value-added data services, such as ISDN, HDSL, Local Area Network-to-Local Area Network interconnect, Wide Area Network services, BRI (or Basic Rate ISDN), PRI (or Primary Rate ISDN) and port wholesale as well as other value-added services such as Centrex-type services, voice mail and other custom calling features. We maintain interconnection agreements with incumbent local exchange carriers in each state in which we operate. Among other things, these contracts govern the reciprocal amounts to be billed by us for terminating local traffic of Internet service providers in each state. The Regional Bell Operating Companies have advised competitive local exchange carriers, such as the Company, that they do not consider calls in the same local calling area which are placed by their customers to competitive local exchange carrier customers which are Internet service providers to be local calls under the interconnection agreements. The Regional Bell Operating Companies claim that these calls should be classified as exchange access calls, even though the Federal Communications Commission exempted local calls for Internet service providers from payment of access charges. The Regional Bell Operating Companies claim that, as a result, they do not owe any compensation to competitive local exchange carriers for transporting and terminating these calls. The Regional Bell Operating Companies have threatened to withhold, and in many cases have withheld, reciprocal compensation to competitive local exchange carriers for the transport and termination of these calls. During 1998, we recognized revenue from incumbent local exchange carriers of approximately $2.9 million, or 12.9% of 1998 revenue, for these services. The comparable figure for the nine months ended September 30, 1999 is $4.8 million, or 11.4% of our revenue for that period. Payments of approximately $135,000 and $375,000 were received from the incumbent local exchange carriers during 1998 and the nine months ended September 30, 1999, respectively.

   We determined to recognize this revenue because we concluded, based upon all of the facts and circumstances available to us at the time, including numerous state public service commission and state and federal court decisions upholding competitive local exchange carriers' entitlement to reciprocal compensation for such calls, that realization of those amounts was reasonably assured. On October 13, 1999, however, the Louisiana Public Service Commission ruled that local traffic to Internet service providers in Louisiana is not eligible for reciprocal compensation. As a result of that ruling, we determined that we could no longer conclude that realization of amounts attributable to reciprocal compensation for termination of local calls to Internet service providers in Louisiana was reasonably assured. Accordingly, we recorded an adjustment to reduce revenue in the quarter ended September 30, 1999, which reversed all reciprocal compensation revenue previously recognized related to Internet service provider traffic in Louisiana for the entire year of 1998 and for the first nine months of 1999. The adjustment amounted to $4.4 million, of which $1.1 million relates to the year ended December 31, 1998 and $3.3 million relates to the nine months ended September 30, 1999.

   Although incumbent local exchange carriers have disputed the entitlement of competitive local exchange carriers to reciprocal compensation for termination of local calls to Internet service providers in jurisdictions other than Louisiana as well, we have determined to continue to recognize amounts due to us for reciprocal compensation for calls in jurisdictions other than Louisiana in which we operate systems because we have concluded, based upon all of the facts and circumstances, including numerous state public service commission and state and federal court decisions upholding competitive local exchange carriers entitlement to reciprocal compensation for such calls, that realization of such amounts is reasonably assured. In these jurisdictions we will continue to account for reciprocal compensation with the incumbent local exchange carriers, including the activity associated with the disputed Internet service provider traffic, as local traffic pursuant to the terms of our interconnection agreements. Accordingly, in jurisdictions other than Louisiana, we will continue to recognize revenue in the period that the traffic is terminated.

   Management believes reciprocal compensation for Internet traffic to be an industry-wide matter that will ultimately be resolved on a state-by-state basis. To date, 35 state commissions have ruled on this issue. So far, 31 of the 35 commissions have determined that reciprocal compensation is owed for such calls with one of those, Missouri, not requiring payment until the public service commission sets rates. Several of these cases are presently on appeal. A number of other state commissions currently have proceedings pending to consider this matter. On February 26, 1999, the Federal Communications Commission issued a declaratory ruling on the issue of inter-carrier compensation for calls bound to Internet service providers. The Federal Communications Commission ruled that the calls are jurisdictionally mixed, but largely interstate calls. The Federal Communications Commission determined that this ruling did not resolve the issue of whether reciprocal compensation is owed for such calls under existing interconnection agreements. The Federal Communications Commission noted a number of factors that would allow state commissions to continue to require payment of reciprocal compensation.

   Operating Expenses. Our principal operating expenses consist of network operating costs, selling, general and administrative expenses, stock option compensation expense and depreciation and amortization. Network operating costs include charges from incumbent local exchange carriers for resale services, termination and unbundled network element charges; charges from long distance carriers for resale of long distance services; salaries and benefits associated with network operations, billing and information services and customer care personnel; franchise fees and other costs, including direct city administration costs. Network operating costs also include a percentage of both our intrastate and interstate revenues which we pay as universal service fund charges. Selling, general and administrative expenses consist of sales personnel and support costs, corporate and finance personnel and support costs and legal and accounting expenses. Depreciation and amortization includes charges related to plant, property and equipment and amortization of intangible assets, including franchise acquisition costs. Depreciation and amortization expense will increase as we place additional networks into service.

   Interest Expense. Interest expense includes interest charges on our Senior Discount Notes, our Senior Secured Credit Facility and the Lucent Facility. Interest expense also includes amortization of deferred financing costs. Interest expense will increase substantially in future periods as a result of the issuance of the notes and increased borrowings under the expanded Senior Secured Credit Facility and the Lucent Facility, discussed below, to finance network build-out.

Results of Operations

   Nine Months Ended September 30, 1999 Compared To Nine Months Ended September 30, 1998

   Revenue. Revenue increased from $13.6 million for the nine months ended September 30, 1998 (the "1998 Nine Months") to $42.3 million for the nine months ended September 30, 1999 (the "1999 Nine Months"). This increase is primarily attributable to the fact that we derived revenue from 23 markets during the

1999 Nine Months compared to 11 markets during the 1998 Nine Months. During 1998 and the 1999 Nine Months we recognized revenue which we believed was due to us from incumbent local exchange carriers for terminating local traffic of Internet service providers. We determined to recognize this revenue because we concluded, based upon all of the facts and circumstances known to us at the time, including numerous state public service commission and state and federal court decisions upholding competitive local exchange carriers' entitlement to reciprocal compensation for such calls, that realization of those amounts was reasonably assured. On October 13, 1999, however, the Louisiana Public Service Commission ruled that local traffic to Internet service providers in Louisiana is not eligible for reciprocal compensation. As a result of that ruling, we determined that we could no longer conclude that realization of amounts attributable to termination of local calls to Internet service providers in Louisiana was reasonably assured. Accordingly, we recorded an adjustment to reduce revenue in the 1999 Third Quarter, which reversed all reciprocal revenue recognized related to Internet service provider traffic in Louisiana for the entire year of 1998 and the 1999 Nine Months. The adjustment amounted to $4.4 million, of which $1.1 million relates to the year ended December 31, 1998 and $3.3 million relates to the 1999 Nine Months.

   Excluding the effect of the adjustment, revenue for the 1999 Nine Months would have been $46.7 million, including $9.2 million of revenue related to reciprocal compensation. Each of our systems that generated revenue during the 1998 Nine Months generated higher revenue during the 1999 Nine Months.

   Revenue for the 1998 Nine Months and 1999 Nine Months included $9.4 million and $18.3 million, respectively, of revenue derived from resale of switched services and an aggregate of $4.2 million and $24.0 million (including, after giving effect to the $4.4 million adjustment for Louisiana, $4.8 million of revenue related to reciprocal compensation during the 1999 Nine Months), respectively, of revenue derived from on-net special access, private line and switched services.

   Although incumbent local exchange carriers, such as BellSouth, have generally withheld payments of amounts due for reciprocal compensation to competitive local exchange carriers such as the Company for calls to Internet service providers and disputed the entitlement of competitive local exchange carriers to reciprocal compensation for such calls in jurisdictions other than Louisiana as well, we have determined to continue to recognize amounts due to us for reciprocal compensation for such calls in jurisdictions other than Louisiana, because we have concluded, based upon all of the facts and circumstances, including numerous state public service commission and state and federal court decisions upholding competitive local exchange carriers' entitlement to reciprocal compensation for such calls, that realization of such amounts is reasonably assured.

   Network Operating Costs. Network operating costs increased from $24.6 million in the 1998 Nine Months to $75.2 million in the 1999 Nine Months. This increase of $50.6 million was due primarily to the increase in the number of markets in which we operated in the 1999 Nine Months and the related increases of $13.4 million in personnel costs, $12.4 million in costs associated with providing resale services and leasing unbundled network element services, $5.4 million in contracted network support costs, $5.1 million in consultant and professional services related costs, $2.7 million in reciprocal expense, $1.8 million in facility costs, $1.5 million in telecommunications costs, and $8.3 million in other direct operating costs.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $15.3 million for the 1998 Nine Months to $41.7 million for the 1999 Nine Months. This increase of $26.4 million resulted primarily from increases of $15.6 million in personnel costs, $4.0 million in professional costs (consisting primarily of legal costs), $2.4 million in travel related expenses, and $400,000 in advertising costs, along with increases in other marketing and general and administrative costs aggregating approximately $4.0 million.

   Stock Option Compensation Expense. Stock option compensation expense, a non-cash charge, increased from $6.6 million for the 1998 Nine Months to $13.2 million for the 1999 Nine Months. This increase primarily resulted from an increase in the estimated fair value of the Company's common stock.

   Depreciation and Amortization. Depreciation and amortization expense increased from $5.2 million for the 1998 Nine Months to $19.2 million for the 1999 Nine Months primarily as a result of depreciation expense associated with the greater number of networks in commercial operation during the 1999 Nine Months.

   Other Expense. During the second quarter of 1999, the Company recorded a $4.3 million charge to other expense in connection with an unfavorable arbitration award. The net amount due under the terms of the award was paid in full in June 1999.

   Interest Expense. Interest expense increased from $26.0 million in the 1998 Nine Months to $47.8 million in the 1999 Nine Months. The increase resulted primarily from the issuance of the original notes in May 1999, additional accretion on the Senior Discount Notes, and increased interest charges related to higher borrowings under the Senior Secured Credit Facility. The Company capitalized interest related to network construction projects of $2.9 million during the 1998 Nine Months and $3.5 million during the 1999 Nine Months.

   Net Loss. For the reasons stated above, net loss increased from $53.7 million for the 1998 Nine Months to $152.2 million for the 1999 Nine Months.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   Revenue. Revenue increased from $3.4 million for 1997 to $22.4 million for 1998. This increase is primarily attributable to the fact that for 1998 we derived revenues from 8 markets during the entire period, as well as 14 additional markets from which we began to derive revenues at various points during the period, as compared to 1997 when we derived revenues from only 1 market during the entire period, and began to derive revenues from 7 additional markets at various points during the year. In addition, each of our markets from which we derived revenues during 1997 generated increased revenues during 1998. Revenue for 1997 and 1998 included $2.3 million and $14.2 million, respectively, of revenue derived from resale of switched services and an aggregate of $1.1 million and $8.2 million (including $2.9 million of revenue from reciprocal compensation in 1998), respectively, of revenue derived from on-net special access, private line and switched services. Resale of switched services represented 67.6% of revenue in 1997 and 63.4% of revenue in 1998.

   Network Operating Costs. Network operating costs increased from $7.7 million in 1997 to $37.3 million in 1998. This increase of approximately $29.6 million was due primarily to the increase in the number of markets in which we operated in 1998 and the related increases of $14.5 million in costs associated with providing resale services and leasing unbundled network element services, $5.3 million in personnel costs, $1.6 million in consulting and professional services costs, $3.4 million in contracted network support costs, and $1.1 million in facilities related costs, $1.0 million in travel related costs and $2.7 million in other direct operating costs.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $9.9 million in 1997 to $24.5 million in 1998. This increase of approximately $14.6 million resulted primarily from increases of $8.5 million in personnel costs, $900,000 in professional costs (consisting primarily of legal costs relating to regulatory matters) and $1.2 million in travel related costs, as well as increases in other marketing and general and administrative costs aggregating approximately $4.0 million.

   Stock Option Compensation Expense. Stock option compensation expense, a non-cash charge, decreased from $13.9 million in 1997 to $7.1 million in 1998. These charges are directly impacted by changes in the estimated fair value of the Company's common stock. The increase in the estimated fair value of such stock in 1998 was less than the increase in 1997. The expense charge for 1998 includes the net effect of a credit resulting from the termination of the KMC Telecom Inc. stock option plan, which was substantially offset by a charge related to the adoption of the KMC Telecom Holdings, Inc., stock option plan, in September 1998.

   Depreciation and Amortization. Depreciation and amortization expense increased from $2.5 million for 1997 to $9.3 million for 1998, primarily as a result of depreciation expense associated with the greater number of networks in commercial operation during 1998, as well as higher amortization of intangible assets.

   Interest Expense. Interest expense increased from $2.6 million in 1997 to $29.8 million in 1998. This increase resulted primarily from the issuance of the Senior Discount Notes during the first quarter of 1998, which generated interest expense of $29.6 million in 1998, as well as the increased expense attributable to the higher level of borrowings under a credit facility in 1998. The Company capitalized interest of $5.1 million related to network construction projects during 1998 and $854,000 during 1997.

   Net Loss. For the reasons stated above, net loss increased from $32.7 million for 1997 to $76.8 million for 1998.

   Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

   Revenue. Revenue increased from $205,000 for 1996 to $3.4 million for 1997. Revenue increased primarily because we began aggressively marketing our services in our first market, Huntsville, Alabama, which generated $1.6 million of revenue for 1997. In addition, the network in Melbourne, Florida, which we purchased during 1997, and the 6 markets from which we began to generate revenues during 1997, generated an aggregate of $1.8 million in revenue during 1997. Furthermore, we initiated marketing efforts in May 1997 in all of the markets in which our networks had become commercially operational or in which we were constructing networks. For 1997, out of total revenues of $3.4 million, we derived $2.3 million from resale of switched services and $1.1 million from special access and private line services, of which $943,000 was generated by on-net services.

   Network Operating Costs. Network operating costs increased from $1.4 million for 1996 to $7.7 million for 1997. The increase was due primarily to costs of $2.4 million associated with hiring personnel and staffing local offices, $1.8 million in selling, customer care, insurance, facilities and other direct operating costs and $2.1 million in costs associated with providing resale services which we initiated in May 1997.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $2.2 million for 1996 to $9.9 million for 1997. The increase was due primarily to increases of $4.3 million attributable to hiring additional personnel in all categories, particularly in senior management and sales and marketing, $1.1 million in consulting costs (primarily related to marketing services), and $1.2 million in legal expenditures (primarily incurred in connection with regulatory activities and vendor contracts). We expect that selling, general and administrative expenses will continue to increase in absolute terms as we continue to expand our network services and marketing activities, but that they will decline as an overall percentage of revenue.

   Stock Option Compensation Expense. Stock option compensation expense, a non-cash charge, increased from $240,000 in 1996 to $13.9 million in 1997. The increase was due primarily to an increase in the estimated fair value of KMC Telecom Inc.'s common stock.

   Depreciation and Amortization. Depreciation and amortization expenses increased from $287,000 for 1996 to $2.5 million for 1997. The increase reflected the 6 networks that became commercially operational and the one network that was purchased during 1997 as well as higher amortization of intangible assets.

   Interest Expense. Interest expense increased from $596,000 for 1996 to $2.6 million for 1997, primarily reflecting borrowings under a credit facility in 1997, as well as amortization of deferred financing costs of $561,000. We capitalized interest of $854,000 related to network construction projects during 1997. Interest expense will continue to increase as a result of the issuance of the Senior Discount Notes and to the extent that we increase our borrowings under the Senior Secured Credit Facility.

   Net loss. For the reasons stated above, net loss increased from $4.5 million for 1996 to $32.7 million for 1997.

   Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

   Revenue. Revenue increased from $0 for 1995 to $205,000 for 1996. The increase in revenue was due to the commencement of the Huntsville network operations in 1996.

   Network Operating Costs. Network operating costs increased from $0 for 1995 to $1.4 million for 1996. This increase was primarily related to the commencement of operations of the Huntsville network and the related increases of $550,000 in personnel costs and $850,000 in facilities and other direct operating costs.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $1.6 million for 1995 to $2.2 million for 1996. The increase was due primarily to the hiring of additional senior management personnel and development of network construction and implementation plans. Of these amounts, approximately $568,000 for 1996 was incurred by the Company from affiliated companies owned by Harold N. Kamine for services (including rent) which we shared with such affiliated companies.

   Depreciation and Amortization. Depreciation and amortization increased from $6,000 for 1995 to $287,000 for 1996. This increase was due primarily to the completion of construction of the Huntsville network.

   Interest Expense. Interest expense increased from $23,000 for 1995 to $596,000 for 1996. This increase was due primarily to the increase in loans from stockholders in 1996 and the convertible debt provided by Nassau in 1996, as well as the amortization of financing costs on the convertible debt.

   Net Loss. For the reasons stated above, net loss increased from $1.6 million for 1995 to $4.5 million for 1996.

Stock Compensation Plan

   During 1996 and 1997 one of our principal operating subsidiaries granted options to purchase shares of its common stock pursuant to its 1996 Stock Plan. On June 26, 1998, the Board of Directors of the Company adopted the 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates which authorizes the grant of options to purchase common stock of the Company. During the third quarter of 1998, the Company replaced the options to purchase shares of common stock of the subsidiary previously granted under its 1996 Stock Plan, with options to purchase common stock of the Company granted under the 1998 Stock Plan and granted options to certain additional employees of the Company. Upon cancellation of the outstanding options under the 1996 Stock Plan, the Company reversed all compensation expense previously recorded with respect to such options. Additionally, to the extent the fair value of the common stock of the Company exceeded the exercise price of the options granted under the 1998 Stock Plan, the Company recognized compensation expense related to such options to the extent vested. The net effect of the cancellation of the options outstanding under the 1996 Stock Plan and the grant of options under the 1998 Stock Plan resulted in a credit to compensation expense of approximately $600,000 in 1998.

   Certain provisions in the stock option awards granted under the 1998 Stock Plan will necessitate that such awards be treated as variable stock compensation awards pursuant to Accounting Principles Board Opinion No. 25. Accordingly, compensation expense will be charged or credited periodically through the date of exercise or cancellation of such stock options, based on changes in the value of the Company's stock as well as the vesting schedule of such options. These compensation charges or credits are non-cash in nature, but could have a material effect on the Company's future reported net income
(loss).

Liquidity and Capital Resources

   We have incurred significant operating and net losses as a result of the development and operation of our networks. We expect that such losses will continue as we emphasize the development, construction and expansion of our networks and build our customer base. As a result, there will not be any cash provided by operations in the near future and we will need to fund the expansion of our networks. We have financed our operating losses and capital expenditures with equity invested by our founders, preferred stock placements, credit facility borrowings and the Senior Discount Notes and the notes.

   On May 24, 1999, we issued the original notes in a private offering. Approximately $104.1 million of the proceeds of the offering were used to purchase a portfolio of U.S. government securities which have been pledged to secure the payment of the first six interest payments on these notes (including the exchange notes). We will use the net proceeds of the offering to complete the 14 additional networks which we plan to construct by the end of the first half of 2000.

   In February 1999, we issued PIK Preferred Stock and warrants to purchase common stock for aggregate gross proceeds of $65.0 million to two purchasers. In April 1999, we issued additional shares of PIK Preferred Stock and warrants to purchase common stock to one additional purchaser for aggregate gross proceeds of $35.0 million.

   In February 1999, our subsidiary which will own the 14 additional networks which we currently plan to construct by the end of the first half of 2000, entered into a secured vendor financing facility with Lucent Technologies Inc. Under this Lucent Facility, our subsidiary will be permitted to borrow, subject to certain conditions, up to an aggregate of $600.0 million, primarily for the purchase from Lucent of switches and other telecommunications equipment. Currently, only $250.0 million is available under this facility. The balance of $350.0 million will become available only upon (a) additional lenders agreeing to participate in the facility so that Lucent's own aggregate commitment does not exceed $250.0 million and (b) the Company satisfying certain other requirements, the most significant of which is the Company raising, and contributing to the subsidiary, at least $300.0 million from the sale of high yield debt or equity. As of September 30, 1999, the Company had no borrowings outstanding under the facility.

   In December 1998, we refinanced and expanded our $70.0 million senior secured credit facility with Newcourt Commercial Finance Corporation to a new $250.0 million facility. Under the refinanced and expanded facility, which is with a group of lenders led by Newcourt Commercial Finance Corporation, First Union National Bank, General Electric Capital Corporation and Canadian Imperial Bank of Commerce, our subsidiaries which own our initial 23 networks are permitted to borrow up to an aggregate of $250.0 million, subject to certain conditions, for the purchase of fiber optic cable, switches and other telecommunications equipment and, once certain financial conditions are met, for working capital and other general corporate purposes.

   In January 1998, we sold units consisting of 12 1/2% Senior Discount Notes due 2008 and warrants to purchase shares of common stock. The gross proceeds of the offering were $250.0 million. The Senior Discount Notes are unsecured, unsubordinated obligations of the Company, pari passu with the notes, and mature on February 15, 2008.

   Net cash provided by financing activities from borrowings and equity issuances was $219.4 million for 1998 and $332.1 million for the nine months ended September 30, 1999. Our net cash used in operating and investing activities was $213.8 million for 1998 and $332.0 million for the nine months ended September 30, 1999.

   We made capital expenditures of $9.1 million in 1996, $61.1 million in 1997 (including the acquisition of the Melbourne, Florida network for a purchase price of $2.0 million), $161.8 million in 1998 and $218.5 million in the nine months ended September 30, 1999. We currently plan to make additional capital expenditures of approximately $132.0 million during the remainder of 1999. Continued significant capital expenditures are expected to be made thereafter. The majority of these expenditures is expected to be made for network construction and the purchase of switches and related equipment to facilitate the offering of our services. In addition, we expect to continue to incur operating losses while we expand our business and build our customer base. Actual capital expenditures and operating losses will depend on numerous factors, including the nature of future expansion and acquisition opportunities and factors beyond our control, including economic conditions, competition, regulatory developments and the availability of capital.

   At September 30, 1999, we had outstanding commitments aggregating approximately $92.8 million related to the purchase of fiber optic cable and telecommunications equipment as well as engineering services, principally under our agreements with Lucent Technologies.

   At September 30, 1999, we had $125.0 million of indebtedness outstanding under the Senior Secured Credit Facility, and had $125.0 million in borrowing capacity available under the Senior Secured Credit Facility, subject to certain conditions. On the same date, we had no indebtedness outstanding under the Lucent Facility and had $250.0 million in borrowing capacity available thereunder.

   We obtained a waiver of compliance, for the quarter ended September 30, 1999, with certain financial covenants (related to revenue and EBITDA) contained in the Senior Secured Credit Facility. In addition, the EBITDA covenant was amended for the fourth quarter of 1999 to a level which we expect to achieve.

   We have received a signed commitment from Lucent to refinance the existing Lucent Facility upon terms which would involve the provision of additional funding to the Company and the resetting of the financial covenants for periods after the fourth quarter of 1999. We are currently engaged in discussions with the agents for the lenders under the Senior Secured Credit Facility which presently contemplates comparable amendments to the financial covenants in the Senior Secured Credit Facility. We believe that these negotiations will lead to definitive agreements during the first quarter of 2000. If, however, we are not successful in completing the negotiations as presently contemplated and amending the financial covenants in the Senior Secured Credit Facility and the Lucent Facility, it is likely that we will fail to comply with one or more of the covenants presently contained in those facilities for the quarter ended March 31, 2000, which failure, unless waived, would constitute a default under those credit facilities. Given that, as of this date, the Company has not yet signed definitive agreements with Lucent and the agents for the lenders under the Senior Secured Credit Facility implementing the foregoing refinancings, under applicable financial accounting standards, the Company was required to reclassify the $125.0 million outstanding at September 30, 1999 under the Senior Secured Credit Facility as current liabilities in its September 30, 1999 balance sheet. If, as expected, the Company successfully completes the contemplated refinancings of the Senior Secured Credit Facility and Lucent Facility prior to the issuance of its financial statements for the year ended December 31, 1999, the applicable accounting standards will permit it to classify the amounts outstanding under the Senior Secured Credit Facility as long-term debt in its balance sheet as of December 31, 1999. A covenant default under the Senior Secured Credit Facility or the Lucent Facility is not an automatic default under our other outstanding indebtedness but, under certain circumstances, may become one, depending upon the actions of the lenders under the Senior Secured Credit Facility and Lucent Facility.

   We believe that our cash, investments held for future capital expenditures and borrowings available under the Senior Secured Credit Facility and the Lucent Facility, together with the net proceeds from our April 1999 issuance of our PIK Preferred Stock and the proceeds of the offering of the original notes will be sufficient to meet our liquidity needs through the completion of our initial 23 networks and the 14 additional networks currently planned for completion by the end of the first half of 2000, although we can give no assurance in this regard. Thereafter, we will require additional financing. However, in the event that our plans change, the assumptions upon which our plans are based prove inaccurate, we expand or accelerate our business plan or we determine to consummate acquisitions, the foregoing sources of funds may prove insufficient to complete all such networks, and we may be required to seek additional financing sooner than we currently expect. Additional sources of financing may include public or private equity or debt financings by the Company, capitalized leases and other financing arrangements.

   We can give no assurance that additional financing will be available to us or, if available, that it can be obtained on a timely basis and on acceptable terms. Failure to obtain such financing could result in the delay or abandonment of some or all of our development and expansion plans and expenditures, which would have a material adverse effect on our business, financial condition and results of operations. Such a failure could also limit our ability to make principal and interest payments on our indebtedness, including the notes, and meet our dividend and redemption obligations with respect to our preferred stock. The Company has no working capital or other credit facility under which it may borrow for working capital and other general purposes. We can give no assurance that such financing will be available to the Company in the future or that, if such financing were available, it would be available on terms and conditions acceptable to the Company.

Year 2000 Compliance

   Similar to all businesses, we may be affected by the inability of certain computer software to distinguish between the years 1900 and 2000 due to a commonly-used programming convention. Unless such programs are modified or replaced prior to January 1, 2000, calculations based on date arithmetic or logical operations performed by such programs may be incorrect. In addition, the Senior Secured Credit Facility and the Lucent Facility impose certain Year 2000 compliance obligations on us.

   Management's plan to address the effect of the Year 2000 issue focuses on the following areas: applications systems (including our billing system and financial software), infrastructure (including personal computers and servers used throughout the Company), and other third party business partners, vendors and suppliers. Management's analysis and review of these areas is comprised primarily of the following phases: developing an inventory of hardware, software and embedded chips; assessing the degree to which each area is currently compliant with Year 2000 requirements; performing renovations, repairs and replacements as needed to attain compliance; testing to ensure compliance; and, developing a contingency plan for each area if our initial efforts to attain compliance are either unsuccessful or untimely.

   Management completed the inventory and assessment phases of the project during the fourth quarter of 1998. The renovation, repair and replacement phase and the testing phase have commenced; however, we expect to continue these phases throughout 1999.

   Further, we have completed the initial installation and are continuing the process of implementing new billing software systems, operational support systems and financial and personnel software systems. Although these implementations were made necessary by the expansion of our business and were not directly related to Year 2000 issues, they have enabled us to utilize new software for these purposes which the respective suppliers have certified as Year 2000 compliant.

   Costs incurred to date have primarily consisted of labor from the redeployment of existing information services and operational resources. We expect to spend approximately $150,000 for these Year 2000 compliance efforts which will be expensed as incurred. This amount does not include the costs of the new billing software, operational software and financial and personnel software systems which we are implementing as a result of the expansion of our business.

   If the software applications of the local exchange carriers, long distance carriers or others on whose services we depend or with which our systems interact are not Year 2000 compliant, it could affect our systems which could have a material adverse effect on our business, financial condition and results of operations.

   Although we do not presently anticipate a material business interruption as a result of the Year 2000 issue, the worst case scenario if all of our Year 2000 efforts fail would result in a daily loss of revenues of approximately $250,000 calculated based upon our current revenues.

                                   BUSINESS

The Company

   We are a facilities-based competitive local exchange carrier providing telecommunications and data services in Tier III Markets (population from 100,000 to 750,000). The markets in which we operate are predominantly located in the Southeastern and Midwestern United States. We target as customers business, government and institutional end-users, as well as Internet service providers, long distance carriers and wireless service providers. Our objective is to provide our customers with a complete solution for their communications needs. We currently provide on-net local dial tone, Internet access, ISDN, long distance, special access, private line and a variety of other advanced services and features.

   We currently operate in 23 Tier III Markets. We have constructed robust fiber optic networks in each of our markets which we believe allow us to ensure high quality services, facilitate the delivery of value-added and data services, and effectively control our costs. We currently have Lucent Technologies Series 5ESS(R)-type switches in commercial operation in all of our 23 existing markets. We also intend to install Lucent switches in any future networks which we may build. Over time, we expect to transition the majority of our customers to our own networks by means of either unbundled network elements leased from the incumbent local exchange carrier (i.e., the established local telephone company, such as Ameritech, Bell Atlantic, BellSouth, SBC or one of the subsidiaries of GTE Corporation or Sprint Corporation) or direct connections to our own networks.

   With cash on hand, investments held for future capital expenditures, the proceeds of the offering of the notes, the proceeds of our recent private placements of PIK Preferred Stock and the approximately $250.0 million expected to be available for that purpose under the Lucent Facility, we presently plan to construct networks in 14 additional Tier III Markets. We currently anticipate that these new networks will be completed and placed in commercial operation by the end of the first half of 2000.

Industry Overview

   According to the Federal Communications Commission's Statistics of Communications Common Carriers, incumbent local exchange carriers in the United States generated approximately $103.1 billion in revenue in 1997 from the provision of local exchange services. Local exchange services consist of a number of service components and are defined by specific regulatory classifications. For 1997, total revenue by service was (i) interstate access services revenues of $24.0 billion; (ii) intrastate access services revenues of $8.0 billion; (iii) basic local service (including dial tone, local area charges, dedicated point-to-point intra-LATA service and enhanced calling features) revenues of $52.0 billion; (iv) intra-LATA toll call revenues of $9.2 billion; and (v) miscellaneous (including provision of directories, billing and collection services and corporate operations) revenues of $9.9 billion. In addition, the Federal Communications Commission reported that total toll service revenues in the United States in 1997 were $100.8 billion.

   Local exchange and long distance services represent a large, steadily growing market opportunity currently dominated by the incumbent local exchange carriers and the major long distance companies.

   A number of important trends are reshaping the approximately $230.0 billion U.S. communications industry, creating substantial opportunities for competitive local exchange carriers beyond capturing market share from incumbent local exchange carriers in local exchange services. These trends include (i) increasing customer demand for high speed, broadband services, such as the Internet and personal computer- and Internet protocol-based applications, (ii) the emergence of e-commerce as a new paradigm for business transactions and (iii) continued consolidation among service providers to broaden their service bundle and technical capabilities.

   By leveraging customer relationships and bundling service offerings, competitive local exchange carriers have begun to exploit a variety of high-growth, value added services opportunities, including high speed Internet access, HDSL, Local Area Network and Wide Area Network connectivity, managed network services, Virtual Private Networks, remote access, and e-commerce services. We believe that new entrants have an excellent opportunity to establish themselves as leading providers of such value-added services, particularly in Tier III Markets. Prior to the passage of the Telecommunications Act of 1996, many incumbent local exchange carriers have underinvested in human resources (including sales, sales support and engineering personnel), fiber and networking infrastructure in Tier III Markets.

   High-speed connectivity has become important to business due to the dramatic increase in Internet usage and the proliferation of personal computer- and Internet protocol-based applications. According to International Data Corporation, an independent telecommunications and technology research company, the number of Internet users worldwide reached approximately 69 million in 1997 and is forecasted to grow to approximately 320 million by 2002. The popularity of the Internet with consumers has also driven the rapid growth in exploiting the Internet as a commercial medium, as businesses establish Web sites, corporate intranets and extranets and implement e-commerce applications to expand their customer reach and improve their communications efficiency. International Data Corporation estimates that the value of goods and services sold worldwide through the Internet will increase from $12.0 billion in 1997 to over $400.0 billion in 2002. Importantly, these applications are increasingly viewed as mission-critical by businesses of all sizes, making the availability of broadband capacity, network quality, a value-added services portfolio and technical capability an important competitive distinction among service providers.

Business Strategy

   The principal elements of our business strategy include:

   Focus on Tier III Markets. We intend to operate in Tier III Markets with attractive demographic, economic, competitive and demand characteristics. We believe that incumbent local exchange carriers tend to focus their efforts on larger markets and generally underserve and underinvest in Tier III Markets. We also believe that there is generally significantly less competition from other facilities-based competitive local exchange carriers in Tier III Markets, which allows us to gain market share more rapidly than we could expect in Tier I and Tier II Markets. In addition, network construction, labor and rights-of-way costs are generally lower in Tier III Markets than in Tier I and Tier II Markets. For example, many Tier III Markets permit significant aerial deployment of fiber optic cable which is less expensive than the buried deployment required in many Tier I and Tier II Markets. We estimate that approximately 70% of our fiber is deployed aerially. We select target markets from among the approximately 250 Tier III Markets in the United States by first identifying those markets that do not yet have significant, established competitors to the existing incumbent local exchange carrier, and by then reviewing the specific demographic, economic, competitive and telecommunications demand characteristics of such markets to determine their suitability for the types of services which we offer. We estimate market demand on the basis of the concentration of potential business, government and institutional end-user customers in the market and the general economic prospects for the area. During 1999 we also intend to investigate the technological and market feasibility of serving Tier IV Markets near our Tier III Markets. As part of this investigation we currently plan to begin construction on fiber optic networks in two Tier IV Markets during 1999.

   Early to Market Advantage. We strive to be the first facilities-based competitive local exchange carrier in a geographic area to actively market and provide services. We believe that by effecting early entry into Tier III Markets with a facilities-based strategy, we will be able to limit entry by additional competitive local exchange carriers, although we can give no assurance in this regard.

   Comprehensive Fiber Networks. We build geographically extensive, full service, facilities-based networks. We believe such networks provide significant operating leverage, facilitate the capture of market share, and are likely to deter other competitive local exchange carriers from attempting to penetrate our markets due to the cost of constructing a competing network of equal capability. Prior to both the initial construction of our network backbone and any subsequent network expansion, we perform detailed rate of return analyses to justify the capital expenditures involved. In all of our 23 existing markets, we have completed our backbone construction connecting the market's central business district with outlying office parks, large institutions, the locations of long distance carriers' transmission equipment and major incumbent local exchange carrier central offices. We intend to continue to expand our existing networks in response to anticipated customer demand.

   Local Presence With Personalized Customer Service. We seek to capture and retain customers through local, personalized sales, marketing and customer service programs. To this end, we:

  .  establish sales offices in each market in which we operate a network,

  . strive to recruit our city directors and sales staff from the local market,

  .  rely principally on a face-to-face selling approach, and

  . support our sales staff with locally based customer service and technical support personnel.

   Most of our existing sales personnel are local residents who have previously worked for the incumbent local exchange carrier or other telecommunications companies. We believe that our "Creative Solutions with a Hometown Touch"(TM) sales approach is very important to customers in Tier III Markets, who do not typically receive focused local sales contact or customer support from the incumbent local exchange carrier. We seek to build long-term relationships with our customers by responding rapidly and creatively to their telecommunications needs.

   Focus on Value-Added Data Services. We believe it is strategically important to offer these services because:

  .  they provide for competitive differentiation,

  .  they present a substantial margin opportunity,

  . as a facilities-based provider, we are able to offer these services without significant marginal operating costs, and

  . incumbent local exchange carriers have underinvested in facilities and sales forces related to these services.

   Low Cost Construction. It is our practice to use innovative "switch-in-a-box" construction and deployment techniques for most of our networks. Using these techniques, transmission, switching and power equipment are pre-installed by Lucent under controlled factory conditions in portable, weatherproof, storm-proof concrete buildings delivered to the Lucent facility by our contractor. The completed buildings are then shipped to the appropriate city for final installation, reducing costs, installation risks and time to market.

   Quality Operations Support System. We are developing a high quality operations support system to provide us with comprehensive billing, order processing and customer care software for all of our existing and contemplated services. This system is designed to provide us with a single "flow-through" order form that will entail several components, allowing each order to be tracked from service provisioning through to complete installation. We believe that this system will allow us to quickly address customer concerns and provide us with a competitive advantage in customer service and operations efficiency. Initial installation of the new operational support systems was made during the third quarter of 1999, with development and expansion to continue over the next 12 to 18 months.

   Experienced Management Team. Our senior management team includes individuals with over 250 years of experience, collectively, in the telecommunications industry. It is led by Harold N. Kamine, Chairman of the Board of Directors, and Michael A. Sternberg, the Company's President and Chief Executive Officer. Other members of the team include Roscoe C. Young II, Chief Operating Officer, James D. Grenfell, Executive Vice President, Chief Financial Officer and Secretary, James L. Barwick, Senior Vice President and Chief Technology Officer, Tricia Breckenridge, Executive Vice President-- Business Development and Paul R. DiMarco, Vice President--Information Technology and Chief Information Officer.

Services

   General. We have historically provided dedicated access service and have also resold switched services which we purchased from incumbent local exchange carriers. In December 1997, we began providing our own on-net switched services to our customers. For 1997 on-net switched services accounted for 32% of our revenue and resale services accounted for 68% of our revenue. For 1998 on-net switched services accounted for 37% of our revenue and resale services accounted for 63% of our revenues. For the nine months ended September 30, 1999 on-net switched services accounted for 57% of our revenue and resale services accounted for 43% of our revenues.

   Private Line and Special Access Services. We currently provide various types of on-net dedicated services which permit the transmission of voice and data between two points over circuits dedicated to a particular customer. Private line service involves the provision of a private, dedicated telecommunications connection of a customer's different locations. For these services we offer several types of dedicated circuits that have different capacities. DS-1 and DS-3 circuits are dedicated lines that can carry up to 24 and 672 circuits, respectively. Special access service involves leasing private, dedicated telecommunications lines running over our networks to long distance carriers. The long distance carriers use these lines to connect different locations where they have installed transmission equipment within the market, to connect locations where they have installed transmission equipment to the transmission equipment locations of other long distance carriers within the market, or to connect large customers directly to the locations of their transmission equipment. In addition to DS-0, DS-1 and DS-3 dedicated circuits, we also offer OC3, OC12 and OC48 circuits for these services. These OC circuits provide the fastest transmission available for carriers and large business users.

   Switch-Based Services. We have added and continue to add capability to provide local dial tone and switched access origination and termination services to our networks. Switches are currently in commercial operation in all of our 23 existing markets. Over time, we expect to transition the majority of our customers to our own networks by means of either unbundled network elements leased from the incumbent local exchange carrier or direct connections to our own networks; however this can be a time consuming task. See "Risk Factors--We Will Be Reliant on Incumbent Local Exchange Carriers for Interconnection and Provisioning." We have entered into interconnection agreements with incumbent local exchange carriers for all of our existing networks, although our agreement with BellSouth has expired.

   Long Distance. We offer a full range of long distance products including inter-LATA, intra-LATA, interstate, international, calling card and 800-number services. During the first quarter of 1999, we introduced KMC-branded operator services, directory services, prepaid phone cards and audio-conference services. We offer these services both on-net and off-net. We offer long distance services on a resale basis by entering into wholesale agreements with various long distance carriers to deliver these services. We believe that many of our customers will prefer the option of purchasing long distance services from us as part of a one-stop telecommunications solution.

   Centrex-type Services. We provide Centrex-type services. By using Centrex-type services instead of purchasing and installing a switching system on its own premises, a customer can substantially reduce its capital expenditures and the fixed costs associated with maintaining telecommunications equipment. We introduced our ClearStarsm Advantage service in all of our operational markets during the first quarter of 1999. It has been designed to support multiple applications, ranging from basic access services to services focused on desktop applications. The basic access service connects to a customer's internal system and is equipped with up to 14 features including call forwarding, speed dialing and call transfer capabilities. More sophisticated levels of service are designed to replace portions of a customer's existing telecommunications system. At the high end of service offerings is ClearStarsm Advantage Plus, a packaged, end-to-end offering which combines all of the basic features with Basic Rate ISDN network access, advanced feature functionality, voice messaging and Lucent ISDN multi-featured telephone sets.

   New Data Services Offerings. We introduced ISDN services in late 1998. Data services represented approximately 7% of our revenue for the first nine months of 1999. We currently plan to expand our capabilities by introducing additional data services in 1999. We believe that these services will enhance our ability to provide an integrated turnkey solution to our customers' voice, data and video transmission requirements. These data services will include:

     . Basic Rate ISDN. Basic Rate ISDN, or BRI, provides customers the potential of 144 kilobits per second of digital communications via a single network facility interface. We believe it will be attractive to small and medium size customers, since it provides dial-up access to the Internet, and other dial-up data applications, while simultaneously providing the ability to integrate voice traffic on a single network facility.

     . Primary Rate ISDN. Primary Rate ISDN provides customers the equivalent of 1.544 megabits per second of digital communications via a T-1 type facility, with 23 channels for voice and data communications and a 24th channel providing network signaling and control for the services. We focus our Primary Rate ISDN sales efforts on (i) Internet service providers who use Primary Rate ISDN as a means of supporting customer access to their operations, and (ii) end-user customers who use Primary Rate ISDN as a network access facility for their internal telecommunications systems.

     . Port wholesale. Port wholesaling is a technology that provides large bandwidth users with data switching capability at the network level, allowing them to acquire capacity as required without investing in data switching equipment. Port wholesaling gives us the ability to provide data switching to Internet service providers by allowing data calls to be terminated through the port wholesale equipment rather than the switch. This enables the Internet service provider to more cost effectively manage its data requirements while, at the same time, increasing the efficiency and capacity of the Lucent Technologies Series 5ESS(R)- type switch.

     . HDSL. HDSL is a method of using unconditioned, copper wire pairs for high bit-rate data transport for use in the "last mile" connecting our network backbone ring to the customer's premises. We plan to utilize HDSL to provide high bandwidth data and video service to small and medium size customers.

     . Frame Relay/ATM. Frame relay and ATM, or asynchronous transfer mode, are used by some of our data customers as a fast data transport service for Wide Area Networks. Today we resell these services. In the future we intend to provide these services over our own network and utilize a third party provider for transport outside our network.

We plan to remain flexible in responding to evolving customer demands for data services.

Local Networks

   As part of determining the economic viability of a network in a particular market, we review the demographic, economic, competitive and telecommunications demand characteristics of the market. We estimate market demand using data gathered from long distance carriers, the Federal Communications Commission, local sources, site visits and specific market studies commissioned by the Company, the concentration of potential business, government and institutional end-user customers and the general economic prospects for the area.

   Once we target a market for development, we design a network to provide access to approximately 70% of the business customers in that market either through direct connections to our network or through unbundled network elements leased from the incumbent local exchange carrier. Typically, we construct a "self-healing" synchronous optical network ("SONET") architecture backbone ring to provide coverage of the major business districts, government offices, hospitals, office parks and universities, the principal locations of the transmission equipment of long distance carriers offering services in the area, and the incumbent local exchange carrier's central office(s). Following construction of our backbone network, we expect to build additional loops to increase the size of our addressable market.

   The following table presents information, as of September 30, 1999, concerning our existing 23 networks and the 14 new networks on which construction has begun or for which network engineering has been completed:

                               Existing Networks

                                                               Switched  Dedicated DS-0
                                                 Addressable    Access     Equivalent
                          Commercially   Route    Commercial   Lines In   Circuits In
Location                 Operational(1) Miles(2) Buildings(3) Service(4)   Service(5)
--------                 -------------- -------- ------------ ---------- --------------
Huntsville, AL.......... November 1997     113       1,581       9,316       45,192
Baton Rouge, LA......... November 1997     127       2,946       7,252       11,036
Shreveport, LA.......... December 1997      80       2,064       7,264       18,184
Corpus Christi, TX...... December 1997      67       1,280       8,128        1,465
Savannah, GA............ December 1997      68       1,539       9,071        2,165
Madison, WI............. December 1997      42       1,789       3,132       21,101
Augusta, GA............. March 1998         41       1,101       6,622        1,728
Melbourne, FL........... May 1998           83       2,048       5,727       12,138
Greensboro, NC.......... September 1998     31       2,028       3,101           --
Winston-Salem, NC....... September 1998     29       1,295       3,008        2,390
Tallahassee, FL......... September 1998     33       1,097       4,094          240
Roanoke, VA............. November 1998      30       1,137       2,995        2,334
Ann Arbor, MI........... December 1998      27       1,638       1,499          806
Topeka, KS.............. December 1998      31       1,015       5,927       19,850
Fort Wayne, IN.......... December 1998      33       1,511       2,639          144
Eden Prairie, MN........ December 1998     163       2,888       1,808       25,834
Daytona Beach, FL....... December 1998      39       1,222       2,498        1,224
Fort Myers, FL.......... December 1998      35         825       2,200          696
Longview, TX............ December 1998      35         798       1,628        1,416
Sarasota, FL............ December 1998      23       1,396       2,717           96
Pensacola, FL........... December 1998      44       1,703       3,580        1,730
Fayetteville, NC........ December 1998      34       1,015       2,227           --
Norfolk, VA............. May 1999          120       3,876       1,998           --
                                         -----      ------      ------      -------
                                         1,328      37,792      98,431      169,769
                                         =====      ======      ======      =======

                                      (see accompanying notes on following page)

                                 New Networks

                                                                                Switched  Dedicated DS-0
                                                                  Addressable    Access     Equivalent
                                        Commercially      Route    Commercial   Lines In   Circuits In
Location                               Operational(1)    Miles(2) Buildings(3) Service(4)   Service(5)
--------                             ------------------- -------- ------------ ---------- --------------
Clearwater/St. Petersburg, FL..      Fourth Quarter 1999    70        3,426        --           --
Charleston, SC..                     Fourth Quarter 1999    51        1,540        --           --
Lansing, MI.....                     Fourth Quarter 1999    29        1,300        --           --
Dayton, OH......                     Fourth Quarter 1999    36        2,137        --           --
Akron, OH.......                     Fourth Quarter 1999    25        1,355        --           --
Spartanburg,
 SC.............                     Fourth Quarter 1999    25        1,140        --           --
Toledo, OH......                     Fourth Quarter 1999    31        1,392        --           --
Columbia, SC....                     Fourth Quarter 1999    24        1,884        --           --
Monroe, LA......                     Fourth Quarter 1999    24        1,005        --           --
Montgomery, AL..                     Fourth Quarter 1999    25        1,961        --           --
Biloxi/Gulfport,
 MS.............                     Second Quarter 2000    41          798        --           --
Chattanooga,
 TN.............                     Second Quarter 2000    24        1,815        --           --
Johnson City/Kingsport, TN..         Second Quarter 2000    69        1,577        --           --
Rockville/Bethesda/ Frederick, MD..  Second Quarter 2000   126        4,070        --           --
                                                           ---       ------       ---          ---
                                                           600       25,400        --           --
                                                           ===       ======       ===          ===

--------
(1) Refers to the date on which testing is completed and the switch is first available to carry customer traffic. Fiber optic networks typically become commercially operational for non-switched traffic in the quarter before the switch is available to carry customer traffic. The quarters presented for new networks represent our estimate of the calendar quarters in which the new networks will be commercially operational. We cannot assure you that the new networks will be commercially operational when estimated.
(2) Represents (i) for existing networks, current owned operational route miles and (ii) for new networks, the number of operational route miles currently estimated to be owned and operational at the time the network becomes commercially operational.
(3) Addressable by either unbundled network elements leased from the incumbent local exchange carrier or by a direct connection to our own network. We define a commercial building as one with greater than ten employees.
(4) Represents all active switched channels we provide to customers either by resale via the incumbent local exchange carrier's network, by unbundled network elements leased from the incumbent local exchange carrier, or by direct connection to our own network.
(5) Represents all active dedicated DS-0, DS-1 and DS-3 circuits we provide to customers expressed on a DS-0 basis.

   The construction of a network requires us to obtain municipal franchises and other permits. These rights are typically the subject of non-exclusive agreements of finite duration providing for the payment of fees by the Company or the provision of services by the Company to the municipality without compensation. In addition, we must secure rights-of-way and other access rights which are typically provided under non-exclusive multi-year agreements, which generally contain renewal options. Generally, these rights are obtained from utilities, incumbent local exchange carriers, other competitive local exchange carriers, railroads and long distance carriers. The Telecommunications Act of 1996 requires most utilities to afford access to rights-of-way to competitive local exchange carriers on non-discriminatory terms and conditions and at reasonable rates. However, there can be no assurance that delays or disputes will not occur. Our agreements for rights-of-way and similar matters generally require us to indemnify the party providing such rights. Such indemnities could make us liable for actions (including negligence) of the other party.

   Our requirements for a planned network are communicated to our engineering group which finalizes the route and completes the network's design. Independent construction and installation contractors are selected through a competitive bidding process. Our own personnel negotiate required contracts and rights-of-way and supervise the construction, installation and testing of network components prior to commencing commercial service. Cable, equipment and supplies required for the networks are available from a variety of sources at competitive rates. The construction period for a new network varies depending upon such factors as the number of backbone route miles to be installed, the relative use of aerial as opposed to buried cable deployment, the initial number of buildings targeted for connection to the network backbone and other factors. Based upon our experience, we believe that a new fiber optic network can be made commercially operational within approximately 6 months after construction commences.

   In a typical Tier III Market, selected office buildings are connected to our network by network backbone extensions or unbundled network elements leased from the incumbent local exchange carrier. Within each building, customer equipment is connected to Company-provided electronic equipment where customer transmissions are digitized, combined and converted to an optical signal. The traffic is then transmitted through the network backbone to the Company's local central office where it can be routed to its ultimate destination.

   We are able to expand our reach in a market by collocating equipment in an incumbent local exchange carrier's central office and leasing unbundled network elements from that incumbent local exchange carrier in order to reach customers located in buildings which are not directly connected to our own backbone ring. We attempt to place collocation equipment in a sufficient number of incumbent local exchange carrier central offices to allow us to reach approximately 70% of the business customers in a given market, either by means of such unbundled network elements or direct connections to our own network. The decision as to whether to collocate in a specific central office is based upon the number of business lines, number and type of businesses, number of households and the location of the central office within the market.

   Our networks consist of our fiber optic backbones, fiber laterals and unbundled network elements. Our networks allow for high speed, high quality transmission of voice, data and video communications. We typically install backbone fiber optic cables containing 48 to 144 fiber strands which have significantly greater bandwidth carrying capacity than other media. Our OC-48 SONET networks support up to 32,256 simultaneous voice conversations over a single pair of fiber optic fibers. We expect that continuing developments in compression technology and multiplexing equipment will increase the capacity of each fiber, thereby providing more bandwidth carrying capacity at relatively low incremental costs.

   We currently offer end-to-end fully protected fiber services utilizing SONET ring architecture which routes customer traffic simultaneously in both directions around the ring to provide protection against fiber cuts. If a line is cut, traffic can simply be reversed and sent to its destination around the other side of the ring. Back-up electronics become operational in the event of failure of the primary components.

   We monitor our fiber optic networks and electronics seven days per week, 24 hours per day, using a combination of local and national network control centers. Local network monitoring is accomplished by means of an automatic notification system that monitors for any system anomaly. This system provides instantaneous alarms to an on-call network technician whenever an anomaly is detected. The local market technician is trained in network problem resolution and provides on-site corrective procedures when appropriate. A national Network Reliability Center, located in Denver, Colorado, acts as the focal point for all of our operating networks, providing integrated and centralized network monitoring, and correlation and problem management. The Network Reliability Center has access to all operating networks and can work independently of the local systems to effect repair or restoration activities. The Network Reliability Center is currently provided by Lucent on a contractual basis. In the future, we may develop our own national center.

   We manage our network systems both locally and centrally. Customer service calls and maintenance are primarily handled through the local offices. In addition, as described above, we contract to provide integrated monitoring of our networks via Lucent's Network Reliability Center. This is accomplished by the use of a sophisticated integrated management system that is connected to all of our locations, including our Duluth, Georgia, operations center. With this system the Network Reliability Center is capable of accessing all available information regarding the configuration and operating condition of any network components in use. This proactive monitoring capability is further augmented by a 24 hour a day, seven day a week call center, also provided by Lucent at the Network Reliability Center, that receives, tracks and manages all customer calls and issues to satisfactory conclusion. The call center works with the Company's own customer care representatives and engineers in the Duluth facility to ensure that timely and consistent service is provided.

Sales and Marketing

   We target our sales and marketing activities at three separate customer groups: retail, national accounts and wholesale. Retail customers are composed of business, government and institutional telecommunications and data services end-users and local Internet service providers. National accounts are usually large corporations which have branches or local offices within our markets, but which make their buying decisions centrally from their corporate headquarters. Wholesale customers typically consist of long distance carriers, wireless service providers and national Internet service providers. As of September 30, 1999, we had approximately 200 employees engaged in sales and marketing activities.

   Retail Customers. We target retail customer segments such as business, government, healthcare and educational institutions. We target all business customers in our markets as well as local Internet service providers. Each city's local sales staff is responsible for calling on the retail customers in its market.

   Sales Personnel. We establish local sales offices in each market that we serve. Initially, each local sales office is staffed by a City Director and 2 or 3 salespersons, which increases to between 4 and 6 as our operations in the market expand. All sales personnel are hired locally since we believe that knowledge of, and contacts in, a local market are key factors for competitive differentiation and commercial success in a Tier III Market. We believe that this local focus will help to set us apart from the incumbent local exchange carriers, our principal competitors.

   City Directors. We seek to hire local, seasoned telecommunications managers, with sales experience, as City Directors. City Directors assist with the initial network buildout and oversee the daily operations of their network, in addition to managing sales staff and market development. Daily operations responsibilities include monitoring provisioning, customer service, pricing decisions and the billing process. A City Director works with senior management in the strategic planning process, including capital expenditures and budget planning. They perform cash flow analysis for fiber connections of new buildings to the network, and participate in planning fiber network extensions in their markets.

   National Accounts. While there are few Fortune 500 companies with headquarters located in our operating cities, there are branches and local offices of large corporations within our market areas. Often these large corporations make their buying decisions centrally, either through their telecommunications or MIS functions, which are normally located at corporate headquarters. Our national accounts sales organization is structured to assist them in determining requirements for their various locations within our markets. We believe that this focus on national accounts will further increase our market penetration with large companies in our cities.

   Wholesale Customers. We currently target the major long distance carriers such as AT&T, MCI WorldCom and Sprint, Internet service providers, wireless service providers and other competitive local exchange carriers, through our carrier group. We believe that we can effectively compete to provide access to these customers based on price, reliability, technology, route diversity, ease-of-ordering and customer service. Historically, long distance carriers have paid significant charges to incumbent local exchange carriers to terminate long distance calls. We provide these services at a discount. In addition, to the extent that incumbent local exchange carriers begin to compete with long distance carriers in providing long distance services, the long distance carriers have a competitive incentive to move access business away from incumbent local exchange carriers to competitive local exchange carriers such as the Company. Wireless service providers, who need network backbone to transport calls, are an active customer base, as are other competitive local exchange carriers as wholesale users. Revenues from access services may decline in future years due to a change in pricing proposed by the Federal Communications Commission.

Suppliers

   Lucent. We have contracted with Lucent, as our primary supplier, to purchase switching, transport and digital cross connect products. Lucent has also agreed to implement and test our switches and related equipment. In addition, Lucent and the Company have entered into an agreement pursuant to which Lucent has agreed to monitor our switches on an on-going basis. Lucent currently holds $31.9 million of our PIK Preferred Stock.

   Billing Support Systems Implementation. In the second quarter of 1999, we installed software developed by Billing Concepts Systems, Inc. to provide us with comprehensive billing functionality, including the ability to collect call detail records, message rating, bill calculation, invoice generation, commission tracking, customer care and inquiry, collections management, and quality assurance. We anticipate that the Billing Concepts software will result in our ability to produce a single bill covering all of the products and services that we provide to a customer. Additional development of the new billing systems will take place over the next 12 months.

   Operational Support Systems Implementation. We have entered into an agreement with Eftia OSS Solutions Inc. to develop operational support systems. These systems will manage service order processing, circuit and asset inventory, telephone number inventory and trouble administration. The operational support system's responsibilities will be expanded during the later phases of the project to include workforce management, local number portability management, network management, service bureau interfaces, and Internet-based service inquiry. We anticipate the system will automate operational support activities and provide a means of managing operational performance of our business. Initial installation of the new operational support systems was made during the third quarter of 1999, with development and expansion to continue over the next 12 to 18 months.

Competition

   Overview. The telecommunications industry is highly competitive. Our principal competitors in Tier III Markets will be the incumbent local exchange carriers. In most instances the incumbent local exchange carrier is one of the Regional Bell Operating Companies (such as Ameritech, Bell Atlantic, BellSouth or SBC), one of GTE Corporation's subsidiaries or one of Sprint Corporation's subsidiaries. Incumbent local exchange carriers presently have almost 100% of the market share in those areas we consider our market areas. Because of their relatively small size, we do not believe that Tier III Markets can profitably support more than two competitors to the incumbent local exchange carrier.

   Other competitors may include other competitive local exchange carriers, microwave and satellite carriers, wireless telecommunications providers and private networks built by large end-users. Potential competitors (using similar or different technologies) include cable television companies, utilities and Regional Bell Operating Companies seeking to operate outside their current local service areas. In addition, there may be future competition from large long distance carriers, such as AT&T and MCI WorldCom, which have begun to offer integrated local and long distance telecommunications services. AT&T also has announced its intention to offer local services using a new wireless technology. Consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors to the Company.

   Both the long distance business and the data transmission business are extremely competitive. Prices in both businesses have declined significantly in recent years and are expected to continue to decline. In the long distance business, we will face competition from large carriers such as AT&T, MCI WorldCom and Sprint. We will rely on other carriers to provide transmission and termination for our long distance traffic and therefore will be dependent on such carriers.

   We expect to experience declining prices and increasing price competition.

   Incumbent Local Exchange Carriers. Our principal competitors for local exchange services are the Regional Bell Operating Companies, GTE Corporation's subsidiaries and Sprint Corporation's subsidiaries. As a recent entrant in the integrated telecommunications services industry, we have not yet achieved a significant market share for any of our services. In particular, the incumbent local exchange carriers:

  .  have long-standing relationships with their customers,

  . have financial, technical and marketing resources substantially greater than ours,

  . have the potential to fund competitive services with revenues from a variety of businesses, and

  . currently benefit from certain existing regulations that favor the incumbent local exchange carriers over us in certain respects.

   Recent regulatory initiatives allow us, as a competitive local exchange carrier, to interconnect with incumbent local exchange carrier facilities. This provides increased business opportunities for us. However, these regulatory initiatives have been accompanied by increased pricing flexibility for, and relaxation of regulatory oversight of, the incumbent local exchange carriers. If the incumbent local exchange carriers engage in increased volume and discount pricing practices or charge us increased fees for interconnection to their networks, or if the incumbent local exchange carriers seek to delay implementation of our interconnection to their networks, our business, financial condition and results of operations and our ability to make payments on the notes could be adversely affected.

   To the extent that we interconnect with and use incumbent local exchange carrier networks to serve our customers, we are dependent upon their technology and capabilities. We will become increasingly dependent on interconnection with incumbent local exchange carriers as switched services become a greater percentage of our business. The Telecommunications Act of 1996 imposes interconnection obligations on incumbent local exchange carriers, but we cannot assure you that we will be able to obtain the interconnection we require at rates, and on terms and conditions, that will permit us to offer switched services at desirable rates, terms and conditions. In the event that we experience difficulties in obtaining appropriate and reasonably priced service from the incumbent local exchange carriers, our ability to serve our customers would be impaired.

   Competitive Local Exchange Carriers and Other Competitors. We will compete from time to time with other competitive local exchange carriers. It is likely that in several of our markets we will face competition from two or more facilities-based competitive local exchange carriers. After the investment and expense of establishing a network and support services in a given market, the marginal cost of carrying an additional call is negligible. Accordingly, in Tier III Markets where there are 3 or more facilities-based competitive local exchange carriers, we expect substantial price competition. We believe that operations in such markets are likely to be unprofitable for one or more operators.

   The competitive local exchange carrier competitors in our 23 existing markets include, among others:

   (1) Huntsville--Knology Holdings (an ITC DeltaCom subsidiary) currently operates a facilities-based network and a switch. Knology acquired Cable Alabama and is marketing residential service bundling cable-telephony services. It resells BellSouth services. Knology reports a host digital switch in Huntsville. ICI-Intermedia Communications has a franchise to provide service and some fiber optic cable in the city, but no switch. ICI is reselling frame relay via BellSouth lines. AT&T Local Services has a point of interface switch.

   (2) Baton Rouge--Adelphia Business Solutions (formerly Hyperion) has a switch and a 96 route mile fiber network. EATEL has a switch and a small fiber ring; their network is mostly digital. EATEL is a KMC customer. ITC DeltaCom reports a switch, although as of October 1999 it was not active. ITC DeltaCom's fiber network is leased. e.spire has a switch and a fiber network consisting of 1.2 route miles. Adelphia, ITC DeltaCom and e.spire resell BellSouth services. American MetroCom reports a switch and had plans to construct a network in the first quarter of 1999, although, as of October 1999, American MetroCom had not applied for construction permits.

   (3) Shreveport--AT&T Local Services has a switch. e.spire has a network consisting of 2.5 route miles, but does not have a switch.

   (4) Corpus Christi--e.spire has a 1 route mile network, but does not have a switch. LOGIX has a fiber network under construction. ChoiceCom, a subsidiary of ICG Communications, Inc., has a network consisting of a 4 route mile loop and a switch. TCG (now AT&T Local Services) reports a switch. However, as of October 1999, it was not active. Golden Harbor is a residential reseller with a non-active switch.

   (5) Savannah--AT&T Local Services has a switch. However, it is not actively marketing services in Savannah at the present time.

   (6) Madison--TDS MetroCom has a switch and a 60 route mile network. US Xchange has a switch and a 40 route mile network. Mid-Plains has a switch and a fiber network, but, at present, it resells services. McLeod USA has a fiber backbone network, but does not have a switch. Frontier and Millenium currently offer resale service. AT&T Local Services has a switch.

   (7) Augusta--Knology Holdings (an ITC DeltaCom Subsidiary) is offering local service to business customers. It back hauls from its switch in West Point, GA, which is its headquarters. Knology has a fiber network in Augusta. It resells BellSouth services. AT&T Local Services has a switch.

   (8) Melbourne--Time Warner has cable service with fiber in the ground and is offering local service. Its switch is located in Maitland, FL (approximately 60 miles away). ICI-Intermedia Communications provides resale service from a switch in Orlando, FL (approximately 55 miles away). US LEC leases fiber and has a switch in Orlando, FL. TCG, now AT&T Local Services, has a switch and its fiber network is a part of the TCG Southeast Florida network.

   (9) Greensboro--Time Warner has fiber and a switch in this market. BTI has a switch and long-haul fiber and is reselling unbundled network elements. Interpath Communications (a Carolina Power and Light Subsidiary) has a point of interface switch and fiber through Carolina Power and Light. Interpath is reselling BellSouth services. US LEC has a switch and is leasing fiber from Duke Net and Time Warner. US LEC is reselling BellSouth unbundled network elements.

   (10) Winston-Salem--Time Warner is the local cable provider and has some fiber optic cable. AT&T Local Services has a switch, but is not currently active. TCG of the Carolinas (which has been acquired by AT&T Local Services) reports a switch located in Charlotte, NC (approximately 70 miles away) and plans for a fiber network in 2000. ITC DeltaCom reports a switch and leases fiber. ITC DeltaCom is reselling unbundled network elements.

   (11) Tallahassee--ComCast Cable provides data transport for Internet service providers, but does not have a switch. ITC DeltaCom has a switch and a long haul fiber network. AT&T Local Services has a switch, but is not actively marketing local service at this time.

   (12) Roanoke--Roanoke & Botetourt Telephone Company (R&B Communications) has had a franchise for a number of years, has six fiber rings and a switch, and is currently working on a joint venture with Cox Cable and Fibertel. Adelphia Business Solutions (formerly Hyperion) has installed a switch in Charlottesville, VA (96 miles away) with plans to offer service in Roanoke. As of October 1999, Adelphia had not contacted the city of Roanoke to apply for a franchise. TCG (now AT&T Local Services) reports a switch.

   (13) Ann Arbor--MCI WorldCom has a private fiber network and switch at the University of Michigan which does not preclude the Company from offering services to the university. McLeod USA (formerly Ovation/Phone Michigan) reports a switch and, as of October 1999, was constructing a fiber network. AT&T

Local Services has a point of interface switch and is offering both business and residential service. Teligent is a wireless competitive local exchange carrier with a switch.

   (14) Topeka--AT&T Local Services has a switch.

   (15) Fort Wayne--US Xchange has a greater than 50 mile ring collocated to all central offices and a switch. Indigital Telecom, a new competitive local exchange carrier, has a switch and is reselling service.

   (16) Eden Prairie--McLeod USA (formerly Ovation) has a fiber network consisting of 80 plus fiber route miles, a switch in Minneapolis and a sales office in Eden Prairie. MCI WorldCom has a fiber network reported at 100 route miles and three switches in the Minneapolis suburbs. AT&T Local Services has a switch. ICI-Intermedia Communications has a switch and fiber in St. Paul and Minneapolis. Onvoy has a switch and leases fiber from MEANS.

   (17) Daytona Beach--US LEC leases fiber and has a point of interface switch. Adelphia Business Solutions (formerly Hyperion) was constructing a network as of October 1999, but does not report a switch. AT&T Local Services, ITC DeltaCom and Time Warner report switches.

   (18) Fort Myers--ITC DeltaCom has a switch and leases fiber. TCG (now AT&T Local Services) reports a switch.

   (19) Longview--Golden Harbor is a business and residential reseller and reports a non-active switch. TCG of Dallas (now AT&T Local Services) also reports a non-active switch.

   (20) Sarasota--ICI-Intermedia Communications provides switch-based service from its fiber network in Tampa.

   (21) Pensacola--ITC DeltaCom has a switch, a long haul fiber network and resells services. AT&T Local Services has a point of interface switch.

   (22) Fayetteville--Time Warner has a cable franchise and has the right under the franchise to offer local services. As of October 1999, it had not installed a switch. AT&T Local Services has a switch. US LEC leases fiber and has a point of interface switch. BTI has a long haul fiber network and reports a switch. BTI resells incumbent local exchange carrier services.

   (23) Norfolk/Hampton Roads/Virginia Beach--Cox Cable is constructing a network, has a switch, and is attempting to negotiate an agreement with AT&T Local Services, which also has a switch. US LEC has a switch in Virginia Beach. Cox Fibernet Commercial has a switch. Adelphia Business Solutions (formerly Hyperion) has a switch and a network under construction as of October 1999. Net 2000 leases fiber and has a switch. TCG (now AT&T Local Services) reports a switch.

   The competitive local exchange carrier competitors in the 14 markets in which we are presently developing new networks include, among others:

   (1) Clearwater/St. Petersburg--ICI-Intermedia Communications has approximately 1 route mile of fiber in St. Petersburg. It reports switches in both St. Petersburg and Clearwater. AT&T Local Services has two switches in Tampa. US LEC has a switch and leases fiber from the incumbent local exchange carriers, long distance carriers and other fiber carriers. e.spire has fiber and a switch in Tampa. Time Warner has a cable fiber network and reports a switch in Tampa. WinStar, a wireless competitive local exchange carrier, has a switch.

   (2) Charleston--e.spire has a 1.5 route mile fiber network, but does not have a switch. Knology Holdings (an ITC DeltaCom subsidiary) has a five-year contract with the city to construct a fiber network and has a switch. Knology is presently reselling residential service with plans to offer service to business in the future. NewSouth is a switch-based (no fiber) competitive local exchange carrier which is currently reselling service. AT&T Local Services has a switch and offers both residential and business services.

   (3) Lansing--MCI WorldCom has a 5 route mile fiber network and a switch. AT&T Local Services has a point of interface switch.

   (4) Dayton--ICG Telecom reports a 14 route mile fiber network, 2.3 miles of which are owned by ICG, with the remaining 11.7 miles leased from Ameritech. ICG has a switch and resells service. TCG (now AT&T Local Services) has recently been granted an ordinance to construct a small network in downtown Dayton and reports a switch.

   (5) Akron--ICG Telecom has a fiber network reported at approximately 5 route miles with a switch and is currently reselling service. Frontier is reselling and has a long haul fiber network. TCG (now AT&T Local Services) reports two switches, a point of interface and a Nortel DMH. NextLink has a joint venture with Ohio Edison, has a fiber network, a switch and is reselling.

   (6) Spartanburg--BTI has a long haul fiber network, a switch and is reselling. e.spire has a small network (less than one mile) and a switch in Greenville (30 miles away). NewSouth is a switch-based competitive local exchange carrier, without fiber facilities, and is reselling BellSouth services. AT&T Local Services has a switch and is offering both residential and business service.

   (7) Toledo--ICG Telecom reports a switch. MCI WorldCom has a fiber network of approximately 5 route miles and a switch. Buckeye Cable (Toledo Area Telecom) is the local cable company offering business and residential services. It has fiber and a switch. TCG (now AT&T Local Services) reports a switch, and AT&T Local Services has a switch and is offering both residential and local service.

   (8) Columbia--AT&T Local Services reports 3 switches and markets to both business and residential customers. e.spire has a 5.7 route mile fiber network, a switch and is reselling services. BTI has a switch, is collocated with e.spire, has recently franchised with the city and has a long haul fiber network. BTI resells services. NewSouth reports a switch, but has no fiber.

   (9) Monroe--ITC DeltaCom reports a switch, has a long haul fiber network, and is reselling services.

   (10) Montgomery--e.spire has a 1.8 route mile fiber network with a switch and is reselling services. A planned 25 mile expansion has been on hold for over a year. Knology Holdings (an ITC DeltaCom subsidiary) reports a switch and resells services. ITC DeltaCom plans to install a switch, has a long haul fiber network, and is reselling services. American MetroCom constructed a 1.8 route mile fiber network along the same route as e.spire. However it has not installed a switch.

   (11) Biloxi/Gulfport--Actel is leasing fiber from Frontier and is back hauling from their switch in Mobile, AL. AT&T Local Services has a switch.

   (12) Chattanooga--TCG (now AT&T Local Services) reports 2 switches, a point of interface and a Nortel DMH. TCG constructed a 3 route mile fiber network prior to its acquisition by AT&T. AT&T Local Services markets to both business and residential customers. e.spire is reselling and has a 2 route mile fiber network, but no switch. US LEC leases fiber, is reselling and reports a point of interface switch.

   (13) Johnson City/Kingsport--There is currently no competitive local exchange carrier competitor in this market.

   (14) Rockville/Bethesda/Frederick--RCN has a 2 route mile fiber network providing residential and business service to Gaithersburg and Rockville. RCN has a switch and is reselling services. TCG (now AT&T Local Services) has a switch in the District of Columbia. Teligent, a wireless competitive local exchange carrier, has a switch in the District of Columbia which serves Bethesda. e.spire's District of Columbia switch serves Gaithersburg. NewComNet is planning to construct a fiber network and install a switch. ComCast has fiber in Rockville and has donated 6 strands to the city for connectivity. AT&T Local Services serves residential and business customers in Bethesda and Gaithersburg from their District of Columbia switch.

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

   We believe that there may be additional competitors that have formulated plans to enter our markets.

   We expect to face competition in each of our markets. However, we believe that our commitment to build a significant network, deploy switches and establish local sales and support facilities at the outset in each of the Tier III Markets which we target should reduce the number of facilities-based competitors and drive other entrants to focus on the resale of incumbent local exchange carrier service or our services or to invest in other markets. We believe that each market will also see more agent and distributor resale initiatives.

   We expect to experience declining prices and increasing price competition. We cannot assure you that we will be able to achieve or maintain adequate market share or revenue, or compete effectively, in any of our markets.

Regulation

   Our services are subject to varying degrees of federal, state and local regulation. The Federal Communications Commission exercises jurisdiction over facilities of, and interstate and international services offered by, telecommunications common carriers. The state regulatory commissions retain jurisdiction over the same facilities and services to the extent they are used to originate or terminate intrastate communications. Local governments sometimes impose franchise or licensing requirements on competitive local exchange carriers.

   Federal Regulation

   We are regulated at the federal level as a nondominant common carrier subject to minimal regulation under Title II of the Communications Act of 1934. The Communications Act of 1934 was substantially amended by the Telecommunications Act of 1996. This legislation is designed to enhance competition in the local telecommunications marketplace by:

  .  removing state and local entry barriers,

  . requiring incumbent local exchange carriers to provide interconnection to their facilities,

  . facilitating the end-users' choice to switch service providers from incumbent local exchange carriers to competitive local exchange carriers such as the Company, and

  .  requiring access to rights-of-way.

   The legislation also is designed to enhance the competitive position of the competitive local exchange carriers and increase local competition by newer competitors such as long distance carriers, cable television companies and public utility companies. Under the Telecommunications Act of 1996, Regional Bell Operating Companies have the opportunity to provide in-region long distance services if certain conditions are met and are no longer prohibited from providing certain cable television services. In addition, the Telecommunications Act of 1996 eliminates certain restrictions on utility holding companies, thus clearing the way for them to diversify into telecommunications services.

   The Telecommunications Act of 1996 specifically requires all telecommunications carriers (including incumbent local exchange carriers and competitive local exchange carriers (such as the Company)):

  .  not to prohibit or unduly restrict resale of their services,

  . to provide dialing parity and nondiscriminatory access to telephone numbers, operator services, directory assistance and directory listings,

  .  to afford access to poles, ducts, conduits and rights-of-way, and

  . to establish reciprocal compensation arrangements for the transport and termination of telecommunications.

It also requires competitive local exchange carriers and incumbent local exchange carriers to provide interconnection for the transmission and routing of telephone exchange service and exchange access. It requires incumbent local exchange carriers to provide such interconnection:

  . at any technically feasible point within the incumbent local exchange carrier's network,

  . that is at least equal in quality to that provided by the incumbent local exchange carrier to itself, its affiliates or any other party to which the incumbent local exchange carrier provides interconnection, and

  . at rates, terms and conditions that are just, reasonable and nondiscriminatory.

Incumbent local exchange carriers also are required under the new law to provide nondiscriminatory access to network elements on an unbundled basis at any technically feasible point, to offer their local telephone services for resale at wholesale rates, and to facilitate collocation of equipment necessary for competitors to interconnect with or access the unbundled network elements.

   The Telecommunications Act of 1996 provided for the removal of most restrictions from AT&T and the Regional Bell Operating Companies resulting from the consent decree entered in 1982 providing for divestiture of the Regional Bell Operating Companies from AT&T in 1984. The Telecommunications Act establishes procedures under which a Regional Bell Operating Company can enter the market for long distance service between specified areas within its local service area. The Telecommunications Act of 1996 permitted the Regional Bell Operating Companies to enter the out-of-region long distance market immediately upon enactment, and Regional Bell Operating Companies can provide intra-LATA long distance services. Before the Regional Bell Operating Company can provide in-region inter-LATA services, it must obtain Federal Communications Commission approval upon a showing that facilities-based competition is present in its market, that the Regional Bell Operating Company has entered into interconnection agreements in the states where it seeks authority, that the Regional Bell Operating Company has satisfied a 14-point "checklist" of competitive requirements, and that such entry is in the public interest. To date, such authority has not been granted, but requests by the Regional Bell Operating Companies are the subject of pending appeals. The provision of inter-LATA services by Regional Bell Operating Companies is expected to reduce the market share of major long distance carriers, and consequently, may have an adverse effect on the ability of competitive local exchange carriers to generate access revenues from the long distance carriers.

   Federal Communications Commission Rules Implementing the Local Competition Provisions of the Telecommunications Act of 1996. The Federal Communications Commission in 1996 established a framework of national rules enabling state public service commissions and the Federal Communications Commission to begin implementing many of the local competition provisions of the Telecommunications Act of 1996. The Federal Communications Commission prescribed certain minimum points of interconnection necessary to permit competing carriers to choose the most efficient points at which to interconnect with the incumbent local exchange carriers' networks. The Federal Communications Commission also adopted a minimum list of unbundled network elements that incumbent local exchange carriers must make available to competitors upon request and a methodology for states to use in establishing rates for interconnection and the purchase of unbundled network elements. The Federal Communications Commission also adopted a methodology for states to use when applying the Telecommunications Act's "avoided cost standard" for incumbent local exchange carriers to set the prices to be charged to resellers of their services.

   The Federal Communications Commission has authority to establish national pricing rules for interconnection, unbundled elements and resale services. The Supreme Court also upheld the Federal Communications Commission's interpretation of the "pick and choose" provisions, which permit carriers to obtain favorable provisions in interconnection agreements. However, the Supreme Court overturned the Federal Communications Commission's rules regarding what network elements must be unbundled by the Regional Bell Operating Companies, and remanded to the Federal Communications Commission the question of what network elements are "necessary" to competing carriers such as the Company. On November 5, 1999, the Federal

Communications Commission issued an order and proposed rulemaking establishing the network elements that must be offered by incumbent local exchange carriers as unbundled network elements. In addition, the Supreme Court's decision creates some uncertainty regarding the legal status of complaints filed at the Federal Communications Commission to enforce interconnection agreements. We cannot assure you that we will be able to maintain interconnection agreements on terms acceptable to us.

   Other Regulation. In general, the Federal Communications Commission's policies encourage the entry of new competitors in the telecommunications industry and are designed to prevent anti-competitive practices. Currently, large incumbent local exchange carriers such as GTE and the Regional Bell Operating Companies are regulated as "dominant" carriers, while competitive local exchange carriers such as the Company are considered "nondominant" carriers. Dominant carriers face more detailed regulatory scrutiny. As a nondominant carrier, we are subject to relatively minimal Federal Communications Commission regulation.

  . Tariff. We may install and operate facilities for the transmission of domestic interstate communications without prior Federal Communications Commission authorization. The Federal Communications Commission requires us to file tariffs and periodic reports concerning our interstate circuits and deployment of network facilities, and offer interstate services on a nondiscriminatory basis, at just and reasonable rates. We also remain subject to Federal Communications Commission complaint procedures.

    The Federal Communications Commission adopted an order in 1996 (the "Detariffing Order") which eliminated the requirement that nondominant interstate carriers maintain tariffs on file with the Federal Communications Commission for domestic interstate services. The order provided that, after a nine-month transition period, relationships between interstate carriers and their customers would be set by contract. Several parties requested reconsideration and/or filed appeals of the Detariffing Order. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed implementation of the Detariffing Order. If the Detariffing Order becomes effective, nondominant interstate services providers will no longer be able to rely on the filing of tariffs with the Federal Communications Commission as a means of providing notice to customers of prices, terms and conditions under which they offer their interstate services. If we cancel our Federal Communications Commission tariffs as a result of the Detariffing Order, we will need to individually negotiate contract terms with certain of our customers, which could result in substantial legal and administrative expense.

  . Access Charges. The Federal Communications Commission has granted incumbent local exchange carriers significant flexibility in pricing their interstate special and switched access services on a specific central office by central office basis. Under this pricing scheme, incumbent local exchange carriers may establish pricing zones based on access traffic density and charge different prices for each zone. We anticipate that this pricing flexibility will result in incumbent local exchange carriers lowering their prices in high traffic density areas, which is where our customers are concentrated. The Federal Communications Commission adopted an order on August 5, 1999 granting incumbent local exchange carriers subject to price cap regulation additional pricing flexibility. These changes will reduce access charges and will shift charges currently based on minutes to flat-rate, monthly per line charges. As a result, the aggregate amount of access charges paid by long distance carriers to access providers in the United States may decrease.

    The order provides certain immediate regulatory relief to incumbent local exchange carriers subject to price cap regulation and sets a framework of "triggers" to provide those companies with greater pricing flexibility to set interstate access rates as competition increases. The order also initiated a rulemaking to determine whether the Federal Communications Commission should regulate the access charges of competitive local exchange carriers. If this increased pricing flexibility is not effectively monitored by federal regulators, it could have a material adverse effect on the Company's ability to price its interstate access services competitively. A May 16, 1999 order, which was upheld on appeal by the United States Court of Appeals for the Eighth Circuit, substantially increased the amounts that incumbent local exchange carriers subject to the Federal Communications Commission's price cap rules ("price cap local exchange carriers") recover through monthly flat-rate charges and substantially decreased the amounts that these local exchange carriers recover through traffic sensitive (per-minute) access charges. Several parties appealed the May 16th order.

   These decisions are likely to have a significant impact on the operations, expenses, pricing and revenue of the Company.

   Universal Service Reform. The Federal Communications Commission implemented the provisions of the Telecommunications Act of 1996 relating to the preservation and advancement of universal telephone service in 1997. The Federal Communications Commission's universal service principles provide that universal service support mechanisms and rules should not unfairly advantage or disadvantage one provider or technology over another. All telecommunications carriers providing interstate telecommunications services, including the Company, must contribute to the universal service support fund. On October 8, 1999, the Federal Communications Commission released an order implementing changes to its universal service rules to comply with a recent decision of the Fifth Circuit Court of Appeals. Among other changes, the Federal Communications Commission revised its rules concerning assessment of carriers' intrastate and international revenues for universal service contribution. The contribution factor for November and December 1999 is 5.8995% of interstate and international end-user telecommunications revenues, which will supersede the fourth quarter contribution factors previously announced. The Federal Communications Commission narrowed the scope of the contribution base, removing intrastate end-user telecommunications revenues from the assessment, consistent with the opinion of the Fifth Circuit Court of Appeals.

   State Regulation

   We believe that most, if not all, states in which we operate or propose to operate require a certification or other authorization to offer intrastate services. Many of the states in which we operate or intend to operate are in the process of addressing issues relating to the regulation of competitive local exchange carriers. We are subject to state tariff filing requirements.

   These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest.

   We have obtained intrastate authority for the provision of our dedicated services and a full range of local switched services and long distance services. In most states, we are required to file tariffs setting forth the terms, conditions and prices for services that are classified as intrastate. We plan to obtain additional state authorities to accommodate our business and network expansion.

   Some states also impose reporting, customer service, and quality requirements, as well as unbundling and universal service requirements. In addition, we are subject to the outcome of proceedings held by state utility commissions to determine state regulatory policies with respect to incumbent local exchange carrier and competitive local exchange carrier competition, geographic build-out, mandatory detariffing and other issues relevant to competitive local exchange carrier operations. Certain states have adopted state-specific universal service funding obligations.

   In addition to obtaining state certifications, we must negotiate terms of interconnection with the incumbent local exchange carrier before we can begin providing switched services. Our executed agreements are subject to the approval of the state commissions. State commissions have approved our existing agreements. We anticipate state commission approval of our future interconnection agreements.

   We believe that, as the degree of local competition increases, the states will offer the incumbent local exchange carriers increasing pricing flexibility. This flexibility may present the incumbent local exchange carriers with an opportunity to subsidize services that compete with our services with revenues generated from non-competitive services, thereby allowing incumbent local exchange carriers to offer competitive services at prices below the cost of providing the service. We cannot predict the extent to which this may occur, but it could have a material adverse effect on our business and our ability to make payments on the Notes.

   We actively participate in various regulatory proceedings before the states, the outcome of which may establish policies that affect our competitive and/or economic position in the local and other telecommunications services markets.

   We also may be subject to requirements in certain states to obtain prior approval for, or notify the state commission of, any transfers of control, sales of assets, corporate reorganizations, issuances of stock or debt instruments and related transactions.

   Local Government Authorizations. We are required to obtain street use and construction permits and licenses and/or franchises to install and expand our fiber optic networks using municipal rights of way. In some municipalities where we have installed or anticipate constructing networks, we will be required to pay license or franchise fees based on a percentage of gross revenues or on a per foot basis, as well as post performance bonds or letters of credit. We are actively pursuing permits, franchises and other relevant authorities for use of rights-of-way and utility facilities in a number of cities.

Legal Proceedings

   We are from time to time involved in litigation incidental to the conduct of our business. There is no pending legal proceeding to which we are a party, however, which, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition and results of operations and our ability to make payments on the notes.

Employees

   As of September 30, 1999, we had approximately 840 full time employees. None of our employees are represented by a labor union or subject to a collective bargaining agreement, nor have we experienced any work stoppage due to labor disputes. We believe that our relations with our employees are good.

Properties

   We are headquartered in Bedminster, New Jersey in approximately 14,000 square feet of office space, approximately 7,200 of which we lease from Kamine Development Corp. (an entity controlled by Mr. Kamine, the Company's Chairman of the Board). The lease with Kamine Development Corp., which expires in January 2007, provides for a base annual rental of approximately $217,000 (adjusted periodically for changes in the consumer price index), plus operating expenses.

   We also maintain an operations center in an aggregate of approximately 83,000 square feet of leased space in Duluth, Georgia under leases which expire at various dates from February 2000 through February 2003. We also own or lease facilities in each of our existing markets for central offices, sales offices and the location of our switches and related equipment.

   We believe that our facilities are in good condition, are suitable for our operations and that, if needed, suitable alternative space would be readily available.

                                  MANAGEMENT

   The following table sets forth certain information concerning the executive officers and directors of the Company, including their ages as of September 30, 1999.

  Name                   Age                             Position
  ----                   ---                             --------
Harold N. Kamine........  43 Chairman of the Board of Directors

Gary E. Lasher..........  63 Vice Chairman of the Board of Directors

Michael A. Sternberg....  54 President, Chief Executive Officer and Director

Roscoe C. Young II......  48 Chief Operating Officer

James D. Grenfell.......  47 Executive Vice President, Chief Financial Officer and Secretary

Charles Rosenblum.......  49 Senior Vice President--Human Resources

James L. Barwick........  66 Senior Vice President and Chief Technology Officer

Tricia Breckenridge.....  53 Executive Vice President--Business Development

Paul R. DiMarco.........  50 Vice President--Information Technology, Chief Information Officer

John G. Quigley.........  45 Director

Richard H. Patterson....  41 Director

Randall A. Hack.........  52 Director

William H. Stewart......  32 Director

   Harold N. Kamine is the Chairman of the Board of the Company and its founder and has been a director of the Company since 1994. He is also chief executive officer and sole owner of Kamine Development Corp. and associated companies in the independent power industry. Mr. Kamine has successfully financed a number of unregulated non-utility power generation projects. Companies owned by Mr. Kamine owned substantial interests in and managed six power generation plants in the Northeastern United States. Mr. Kamine devotes approximately eighty percent of his time to the affairs of the Company.
Mr. Kamine and Mr. Rosenblum are first cousins.

   Gary E. Lasher joined the Company as its Vice Chairman of the Board effective November 1, 1997. He was the founder, Chief Executive Officer and President of Eastern TeleLogic Corporation from 1987 to 1997. Eastern TeleLogic was a leading competitive local exchange carrier operating in greater Philadelphia, Delaware and southern New Jersey before its purchase by TCG (Teleport Communications Group) in October 1996. Prior to Eastern TeleLogic, from 1984-1986, Mr. Lasher was Chief Operating Officer of Private Satellite Network, a company which built and operated video satellite networks for major corporations. Mr. Lasher spent 20 years with Continental Telephone holding various positions including Corporate Vice President, President of the International Engineering and Construction Company, and various senior positions with Continental Telephone's regulated subsidiaries. Mr. Lasher is one of the founding members of the Association for Local Telecommunications Services ("ALTS") and served for three years as Chairman of the Association.

   Michael A. Sternberg has spent 29 years in telecommunications, including business development, marketing, sales and general management. Prior to joining the Company in July 1996 as President and Chief Executive Officer,
Mr. Sternberg was a co-founder and Chief Operating Officer, from April 1991 to July 1996, of RimSat, a privately owned satellite company which from January 1993 to July 1996 owned and operated two Russian-built satellites which provided television, voice and data capacity to Asian operators. From March 1990 to April 1991, Mr. Sternberg served as Chief Executive Officer of Sternberg & Associates, Inc., a company he founded. From 1988 to 1990,
Mr. Sternberg served as Senior Vice President--Marketing and Sales with MFS Communications. Previously, Mr. Sternberg had served as President of Stantel Telecommunications, a division of STC, a digital telecommunications transmissions products company based in Falls Church, Virginia; Senior Vice President--Marketing and Corporate Development at CIT-Alcatel in Reston, Virginia; Vice President--Marketing at General Dynamics Communications Company in St. Louis; Executive Vice President--Marketing and Sales of OKI Electronics of America in Fort Lauderdale; and Chief Operating Officer of National Telephone Company in Hartford, Connecticut. He has served as a director of the Company since August 1996. Mr. Sternberg is a member of the Executive Committee of ALTS.

   Roscoe C. Young II has approximately 20 years experience in the field of telecommunications with both new venture and Fortune 500 companies. Prior to joining the Company in November 1996, Mr. Young served as Vice President, Network Component Services for Ameritech Corporation from June 1994 to October 1996. From March 1988 to June 1994, Mr. Young served as Senior Vice President, Network Services for MFS Communications. From October 1977 to March 1988,
Mr. Young served in a number of senior operations, sales and marketing, engineering, financial management, and human resource positions for AT&T Corp.

   James D. Grenfell has over 20 years experience in the telecommunications industry. He joined the Company as its Executive Vice President, Chief Financial Officer and Secretary in March 1999. From August 1998 to March 1999 he was an independent consultant. Previously, he served as Executive Vice President and Chief Financial Officer of ICG Communications, Inc., a competitive local exchange carrier headquartered in Denver, Colorado from November 1995 to July 1998. Prior to joining ICG, Mr. Grenfell served as Director of Financial Planning for BellSouth Corporation and Vice President and Assistant Treasurer of BellSouth Capital Funding. He was with BellSouth from 1985 through November 1995, serving previously as Finance Manager of Mergers and Acquisitions. Prior to BellSouth, Mr. Grenfell spent two years as a Project Manager with Utility Financial Services and six years with GTE of the South, a subsidiary of GTE Corporation, including four years as Assistant Treasurer. Mr. Grenfell is a Chartered Financial Analyst.

   Charles Rosenblum has over 20 years experience in human resources, primarily in human resources planning, staffing and development. He joined the Company in January 1997. From May 1995 to January 1997 he served as Vice President--Human Resources of Kamine Development Corp. Previously he had held the positions of Director, Management Development with KPMG Peat Marwick and Manager of Management Education with Dun & Bradstreet Corporation. Earlier he had served in various human resource positions with Allstate Insurance Company. Mr. Rosenblum and Mr. Kamine are first cousins.

   James L. Barwick has 39 years of experience in the telecommunications industry. Mr. Barwick joined the Company in March 1997. Prior to joining the Company, Mr. Barwick had been self-employed since 1986 as a telecommunications consultant with expertise in equipment application engineering, radio path engineering, analog and digital Mux, switching and transport systems in the long distance carrier and incumbent local exchange carrier areas, technical writing, project management and computer assisted design systems.

   Tricia Breckenridge joined the Company in April 1995. From January 1993 to April 1995 she was Vice President and General Manager of FiberNet USA's Huntsville, Alabama operations. Previously she had served as Vice President, External Affairs and later Vice President, Sales and Marketing of Diginet, Inc. She was co-founder of Chicago Fiber Optic Corporation, the predecessor of Metropolitan Fiber Systems. Earlier she was Director of Regulatory Affairs for Telesphere Corporation.

   Paul R. DiMarco joined the Company in September, 1998, as its Vice President--Information Technology and Chief Information Officer. From May 1995 to September 1998, he served as Senior Vice President and Chief Information Officer with Nycomed Americas, a multi-national pharmaceutical company. From May 1990 to May 1995, Mr. DiMarco was Director of Information Technology for Ortho-McNeil Pharmaceutical Corporation, a major pharmaceutical division within the Johnson and Johnson family of companies. Prior to joining Ortho-McNeil, Mr. DiMarco served for thirteen years with AT&T Corp. in positions of increasing responsibility including District Manager within the Information Technology Organization, National Account Manager, and Manager Technical-Support for the Commercial and Residential Billing System.

   John G. Quigley has served as a director of the Company since August 1996. Mr. Quigley is a founding member of Nassau Capital L.L.C., which is the general partner of Nassau Capital Partners. Between 1980 and the formation of Nassau Capital in 1995, Mr. Quigley was an attorney with the law firm of Kirkland & Ellis in Chicago; a partner at Adler & Shaykin; and a partner at Clipper Capital Partners.

   Richard H. Patterson has served as a director of the Company since May 1997. From May 1986 to January 1999, Mr. Patterson served as a Partner of Waller Capital Corporation, a media and communications investment banking firm. Since August 1997, he has served as a Vice President of Waller-Sutton Media LLC and Vice President of Waller-Sutton Management Group, Inc., two entities which manage a media and telecommunications private equity fund.
Mr. Patterson is a member of the Board of Directors of Regent Communications, Inc., which owns and operates radio stations in mid-to-small size markets.

   Randall A. Hack has served as a director of the Company since August 1996. Since January 1995, Mr. Hack has been a member of Nassau Capital L.L.C., an investment management firm. From 1990 to 1994, he was the President and Chief Executive Officer of Princeton University Investment Company, which manages the endowment for Princeton University. Mr. Hack also serves on the Boards of Directors of Sweetwater, Inc., OmniCell Technologies, Inc., Castle Tower Holding Corp. and Mezzanine Capital Property Investors, Inc.

   William H. Stewart has served as a director of the Company since August 1997. Mr. Stewart is Managing Director of Nassau Capital L.L.C. and joined that firm in June 1995. From 1989 until joining Nassau, Mr. Stewart was a portfolio manager and equity analyst at the Bank of New York. Mr. Stewart also serves on the boards of Business Evolution Inc. and Signius Corporation. He is a Chartered Financial Analyst and a member of the New York Society of Security Analysts.

   Pursuant to provisions contained in both the Company's certificate of incorporation and a stockholders agreement, Mr. Kamine and the Nassau entities are currently entitled to elect all of the Directors, three of whom are nominated by Mr. Kamine (one of whom must be the President and Chief Executive Officer), three of whom are nominated by Nassau and one of whom is nominated by agreement of Mr. Kamine, Nassau and either Newcourt Communications Finance Corporation or the holders of a majority of the outstanding shares of the Company's Series C Cumulative Convertible Preferred Stock. The number of Directors which Mr. Kamine is entitled to elect would be reduced to two if the number of shares owned by him were to fall below two-thirds of the number of shares of the Company initially issued to him, and to one if the number of shares owned by him were to fall below one-third of the number of shares initially issued to him. If his ownership were to fall below 5% of the number of shares initially issued to him, Mr. Kamine would no longer be entitled to elect any Directors pursuant to such provisions. Comparable reductions would be made to the number of Directors which Nassau is entitled to elect if its ownership were to fall below the specified levels. If a default relating to payment occurs under the Senior Secured Credit Facility, and continues uncured for 90 days, the holders of Series C Cumulative Convertible Preferred Stock (currently Nassau, General Electric Capital Corporation and First Union Corp.) will be entitled to elect two additional Directors, who will serve until the default is cured.

   Kamine/Besicorp Allegany L.P., an independent power company 50% owned by corporations which Mr. Kamine owns, filed a voluntary petition to reorganize its business under Chapter 11 of the Federal Bankruptcy Code in November 1995. In October 1998, the bankruptcy court confirmed a plan of liquidation for this entity. The United States Bankruptcy Court for the Northern District of Indiana appointed a receiver for RimSat, a company which Mr. Sternberg co-founded and for which he formerly served as Chief Operating Officer, and a petition for bankruptcy under Chapter 11 of the Federal Bankruptcy Code with respect to RimSat was filed in 1996. That proceeding is ongoing.

   Directors hold office until the next Annual Meeting of stockholders or until their successors are duly elected and qualified. Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

Committees of the Board

   The Board of Directors of the Company has authorized a Compensation Committee to be composed of three members. The present members of the Compensation Committee are Messrs. Kamine, Quigley and Patterson. The Board of Directors has created an Executive Committee consisting of Mr. Kamine and Mr. Quigley, or, in Mr. Quigley's absence, Mr. Stewart. The Board of Directors has also created an Audit Committee consisting of Messrs. Lasher, Patterson and Quigley.

Summary Compensation Table

   The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to, the Company's Chief Executive Officer during 1998, and the other four most highly compensated executive officers of the Company whose aggregate cash and cash equivalent compensation exceeded $100,000 during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                                   Long Term
                                   Annual Compensation            Compensation
                         --------------------------------------- --------------
                                                                   Securities
   Name and Principal                             Other Annual     Underlying
        Position         Year  Salary   Bonus   Compensation (1)  Options(#)(2)
   ------------------    ---- -------- -------- ---------------- --------------
Michael A. Sternberg.... 1998 $275,000 $407,500           --         65,000
 President and Chief
  Executive Officer      1997 $240,385 $187,500     $ 45,909          9,228

Roscoe C. Young II...... 1998 $218,270 $497,500     $ 52,189         32,500
 Chief Operating Officer 1997 $180,000 $182,046     $198,180          2,309

Cynthia Worthman(3)..... 1998 $200,000 $187,500           --         32,500
 Vice President, Chief   1997 $175,000 $200,000           --          3,461
  Financial Officer,
  Secretary and
  Treasurer

Charles Rosenblum....... 1998 $168,270 $ 96,750           --          5,000
 Senior Vice President-- 1997 $150,000 $ 77,500           --            691
  Human Resources

Tricia Breckenridge..... 1998 $155,577 $ 75,000           --          5,000
 Executive Vice          1997 $104,138 $ 49,000           --            691
  President--Business
  Development

--------
(1) The amount reported in this column for Mr. Sternberg in 1997 includes relocation related expenses of $39,662 and personal use of a Company automobile of $6,247. The amounts reported in this column for Mr. Young include relocation related expenses of $47,377 and personal use of a Company automobile of $4,812 for 1998, and relocation related expenses of $196,029 and personal use of a Company automobile of $2,151 for 1997. The aggregate value of the perquisites and other personal benefits, if any, received by Mr. Sternberg in 1998 and by each of Ms. Worthman, Mr. Rosenblum and Ms. Breckenridge in 1998 and 1997 have not been reflected in this table because the amount was below the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the year.
(2) The options granted in 1997 were options to purchase shares of common stock of one of the Company's principal operating subsidiaries, KMC
    Telecom Inc. All of the options shown as granted in 1997 were cancelled during the third quarter of 1998 and replaced by options to purchase common stock of the Company. See "--Stock Option Grants". All options granted during 1998 are options to purchase shares of common stock of the Company.
(3) Ms. Worthman served in the capacities indicated throughout the year ended December 31, 1998. James D. Grenfell became Executive Vice President,
    Chief Financial Officer and Secretary in March 1999.

Stock Option Grants

   The Company was formed as a holding company in September 1997. Prior to the establishment of the present holding company structure, during 1996 and 1997, KMC Telecom Inc. (now one of the Company's principal operating subsidiaries) granted options to purchase shares of its common stock, par value $.01 per share, to employees, including the Named Executive Officers, and selected employees of certain affiliated companies owned by Mr. Kamine pursuant to the 1996 Stock Purchase and Option Plan for Key Employees of KMC Telecom Inc. and Affiliates.

   In order to reflect the establishment of the Company's holding company structure, on June 26, 1998, the Board of Directors of the Company adopted a new stock option plan, the 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates, which authorizes the grant of options to purchase shares of common stock of the Company. During the third quarter of 1998, the Company replaced the options to purchase shares of common stock of KMC Telecom Inc. previously granted under the 1996 KMC Telecom Inc. plan (including all options shown as granted during 1997 in the preceding table) with options to purchase shares of common stock of the Company granted under the 1998 KMC Telecom Holdings, Inc. plan and granted options to additional employees of the Company, including Mr. Lasher, under the 1998 KMC Holdings plan. The Company may subsequently grant additional options.

   The following table sets forth information regarding grants of options to purchase shares of common stock made by the Company during 1998 to each of the Named Executive Officers.

                       Option Grants in Fiscal Year 1998

                                               Individual Grants
                       -----------------------------------------------------------------
                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                                  Annual Rates of
                         Number of     Percent of                                                   Stock Price
                         Securities   Total Options             Fair Value of                    Appreciation For
                         Underlying    Granted to   Exercise or Common Stock                      Option Term (3)
                          Options     Employees in  Base Price   on Date of   Expiration ---------------------------------
  Name                 Granted (#)(1)  Fiscal 1998   ($/Share)    Grant(2)       Date       (0%)       (5%)       (10%)
  ----                 -------------- ------------- ----------- ------------- ---------- ---------- ---------- -----------
Michael A.
 Sternberg...........      39,000                     $20.00        $130       9/30/08   $4,290,000 $7,478,496 $12,370,274
                           13,000         25.0%       $30.00        $130       9/30/08   $1,300,000 $2,362,832 $ 3,993,425
                           13,000                     $40.00        $130       9/30/08   $1,170,000 $2,232,832 $ 3,863,425
Roscoe C. Young II...      19,500                     $20.00        $130       9/30/08   $2,145,000 $3,739,248 $ 6,185,137
                            6,500         12.5%       $30.00        $130       9/30/08   $  650,000 $1,181,416 $ 1,996,712
                            6,500                     $40.00        $130       9/30/08   $  585,000 $1,116,416 $ 1,931,712
Cynthia Worthman.....      19,500                     $20.00        $130       9/30/08   $2,145,000 $3,739,248 $ 6,185,137
                            6,500         12.5%       $30.00        $130       9/30/08   $  650,000 $1,181,416 $ 1,996,712
                            6,500                     $40.00        $130       9/30/08   $  585,000 $1,116,416 $ 1,931,712
Charles Rosenblum....       3,000                     $20.00        $130       9/30/08   $  330,000 $  575,269 $   951,560
                            1,000          1.9%       $30.00        $130       9/30/08   $  100,000 $  181,756 $   307,187
                            1,000                     $40.00        $130       9/30/08   $   90,000 $  171,756 $   297,187
Tricia Breckenridge..       3,000                     $20.00        $130       9/30/08   $  330,000 $  575,269 $   951,560
                            1,000          1.9%       $30.00        $130       9/30/08   $  100,000 $  181,756 $   307,187
                            1,000                     $40.00        $130       9/30/08   $   90,000 $  171,756 $   297,187

--------
(1) 10% of the aggregate amount of each such option vests on each subsequent six-month anniversary of the date of grant with options with the lowest exercise price vesting first followed by others in ascending order of exercise price. For purposes of vesting, options granted in 1998 under the 1998 KMC Telecom Holdings, Inc. plan to replace options granted in 1996 or 1997 under the 1996 KMC Telecom Inc. plan are deemed to have been granted on the date of grant of the options which they replace.
(2) There is no active trading market for our common stock. The fair value shown is based upon management's estimate of the fair value of our common stock on the date in September 1998 when these options were granted under the new 1998 KMC Telecom Holdings, Inc. plan. The grant prices were based on the grant prices of the options previously granted in 1996 and 1997 under the 1996 KMC Telecom Inc. plan which were cancelled and replaced by the options reflected in this table. The grant prices of the options granted in

   1996 and 1997 had been based on the fair value of the shares of KMC Telecom Inc. common stock on the respective dates of their grants.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (0%, 5% and 10%) on common stock over the term of the options. These assumptions are based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and common stock holdings are dependent on the timing of such exercises and the future value of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holders.

Option Exercises and Option Year-End Value Table

   No options were exercised during 1998 by any of the Named Executive Officers. The following table sets forth information regarding the number and year-end value of unexercised options to purchase shares of common stock held at December 31, 1998 by each of the Named Executive Officers.

                      Fiscal 1998 Year-End Option Values

                                                Number of Securities        Value of Unexercised
                                               Underlying Unexercised          "In-the-Money"
                           Shares     Value          Options at                  Options at
                         Acquired On Realized     December 31, 1998          December 31, 1998
   Name                  Exercise(#)   ($)    Exercisable/Unexercisable Exercisable/Unexercisable(1)
   ----                  ----------- -------- ------------------------- ----------------------------
Michael A. Sternberg....      --        --          32,500/32,500          $3,575,000/$3,185,000
Roscoe C. Young II......      --        --          16,250/16,250          $1,787,500/$1,592,500
Cynthia Worthman........      --        --          16,250/16,250          $1,787,500/$1,592,500
Charles Rosenblum.......      --        --            3,500/1,500          $  380,000/$  140,000
Tricia Breckenridge.....      --        --            3,500/1,500          $  380,000/$  140,000

--------
(1) Options are "In-the-Money" if the fair market value of the underlying securities exceeds the exercise price of the options. There is no active trading market for the Company's common stock. The fair market value of the option grants at December 31, 1998 was determined on the basis of management's estimate of the fair value of the Company's common stock on that date.

Director Compensation

   Our Directors do not currently receive any compensation for their services in such capacity, except that Mr. Lasher receives $25,000 per year in connection with his services as Vice Chairman of the Board and Mr. Patterson receives $25,000 per year in connection with his services as a Director.

Executive Employment Contracts

   The Company has an employment contract with Harold N. Kamine, the Chairman of its Board of Directors. The Company's employment agreement with Mr. Kamine provides for a term of four years, effective as of January 1, 1999. Under the agreement, Mr. Kamine's base salary is $450,000 per annum, and Mr. Kamine is required to devote at least fifty percent of his time and attention to the performance of his duties under the agreement. Mr. Kamine is entitled to receive benefits generally received by senior executives of the Company, including reimbursement of expenses incurred on behalf of the Company, and participation in group plans. If Mr. Kamine's employment agreement is terminated as a result of Mr. Kamine's death or permanent disability, or upon the Company's breach of the agreement, he, or his estate, is entitled to a severance payment in an amount equal to the lesser of (i) two times his annual base salary and (ii) the aggregate unpaid base salary that would have been paid to him during the remaining balance of the term of the employment contract, subject to a minimum of one-half of his annual base salary.

   The Company has an employment contract with Michael A. Sternberg, its President and Chief Executive Officer. The Company's employment agreement with Mr. Sternberg provides for a term of four years, effective as of January 1, 1999. Under the agreement, Mr. Sternberg's base salary is $500,000 per annum and he is entitled to be considered for an annual bonus in an amount to be determined by the Compensation Committee of the Company's Board of Directors. Mr. Sternberg is entitled to receive benefits generally received by Company officers, including options to purchase Company stock, reimbursement of expenses incurred on behalf of the Company, and a leased automobile. Upon termination of the agreement, Mr. Sternberg is subject to a confidentiality covenant and a twenty-four month non-competition agreement. If the Company terminates Mr. Sternberg's employment without cause, he is entitled to a severance payment in an amount equal to the lesser of (i) two times his annual base salary and (ii) the aggregate unpaid base salary that would have been paid to him during the remaining balance of the term of the employment contract, subject to a minimum of one-half of his annual base salary.

   The Company has an employment contract with Roscoe C. Young, II, its Executive Vice President and Chief Operating Officer. The Company's employment agreement with Mr. Young provides for a term of four years, effective as of January 1, 1999. Under the agreement, Mr. Young's base salary is $450,000 per annum and he is entitled to be considered for an annual bonus in an amount to be determined by the Compensation Committee of the Company's Board of Directors. Mr. Young is entitled to receive benefits generally received by Company officers, including options to purchase Company stock, reimbursement of expenses incurred on behalf of the Company, and a leased automobile. Upon termination of the agreement, Mr. Young is subject to a confidentiality covenant and a twenty-four month non-competition agreement. If the Company terminates Mr. Young's employment without cause, he is entitled to a severance payment in an amount equal to the lesser of (i) two times his annual base salary and (ii) the aggregate unpaid base salary that would have been paid to him during the remaining balance of the term of the employment contract, subject to a minimum of one-half of his annual base salary.

Employee Plans

   KMC Holdings Stock Option Plan. Employees, directors or other persons having a close relationship with the Company or any of its affiliates are eligible to participate in the 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates. However, neither Mr.Kamine nor any person employed by Nassau or any affiliate of Nassau is eligible for grants under the plan. The 1998 KMC Telecom Holdings, Inc. plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee is authorized to grant (i) options intended to qualify as incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) performance units, (vi) performance shares and (vii) certain other types of awards.

   The number of shares of Company common stock available for grant under the plan is 600,000. No participant may receive more than 75,000 shares of Company common stock under the plan.

   The Compensation Committee has the power and authority to designate recipients of grants under the plan, to determine the terms, conditions and limitations of grants under the plan and to interpret the provisions of the plan. The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value (as defined in the plan) of Company common stock on the date the options are granted and the exercise price of all non-qualified options granted under the plan must be at least equal to 50% of the fair market value of Company common stock on the date the options are granted. The maximum term of each option granted under the plan will be 10 years. Options will become exercisable at such times and in such installments as the Compensation Committee provides in the terms of each individual option.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company and certain affiliated companies owned by Harold N. Kamine, its Chairman of the Board, share certain administrative services. The entity which bears the cost of the service is reimbursed by the other for the other's proportionate share of such expenses. These shared services do not include the rent paid by the Company for its headquarters offices to an affiliate of Mr. Kamine under the lease described below. The Company reimbursed Kamine-affiliated companies for these shared services an aggregate of approximately $136,000, for 1998.

   From May 1, 1996 through January 29, 1998, Kamine Development Corp., an affiliate of the Company, was paid a fee at an annual rate of $266,000 as reimbursement for the services of Mr. Kamine as Chairman of the Board of the Company. The amount of this fee was reduced to $100,000 per annum as of January 29, 1998 and it was terminated effective December 31, 1998. The amount of the fee paid in 1998 is included in the shared services payment described in the first paragraph above. Effective January 1, 1999, Mr. Kamine became an employee of the Company and he is currently paid a salary at the rate of $450,000 per annum for his services as Chairman of the Board.

   Effective June 1, 1996, the Company entered into a lease agreement with Kamine Development Corp. (an entity controlled by Mr. Kamine) pursuant to which the Company leases its headquarters office in Bedminster, New Jersey. The lease expires in January 2007. The lease provides for a base annual rental of approximately $217,000 (adjusted periodically for changes in the consumer price index), plus operating expenses.

   In February, 1998, the Company loaned to Roscoe C. Young II, the Company's Chief Operating Officer, the principal sum of $350,000. The loan is evidenced by a promissory note which bears interest at the rate of 6% per annum. Interest and principal are payable at maturity on February 13, 2003. In June 1998, the Company loaned Mr. Young an additional $110,000, of which $55,000 was repaid within thirty (30) days. The balance of the loan is evidenced by a promissory note which bears interest at the rate of 6% per annum. It is payable in December 1999. The largest aggregate amount of loans outstanding to Mr. Young at any time during 1998 was $460,000. The aggregate amount of loans outstanding to Mr. Young at September 30, 1999 was $405,000.

   In March, 1998, the Company made a bridge loan to Tricia Breckenridge in the principal amount of $150,000. Ms. Breckenridge is Executive Vice President--Business Development of the Company. The loan which bore interest at the rate of 6% per annum, was repaid in full in 1998.

   Pursuant to an agreement dated as of January 1, 1999, the Company is entitled to utilize a Citation III business jet chartered by Bedminster Aviation LLC, a limited liability company wholly owned by Mr. Kamine, for a fixed price of $2,600 per hour of flight time. The Citation III will enable up to eight employees, guests or representatives of the Company to utilize local airfields and visit multiple cities in which the Company either has an operating system or is building a system, without the necessity of returning to commercial hubs such as Atlanta or St. Louis. The Company has agreed to use its best efforts to utilize the Citation III fifty hours per quarter during 1999. However, the Company is under no obligation to do so and has not guaranteed any financial arrangements with respect to the aircraft or to Bedminster Aviation LLC.

   On July 1, 1999, the Company acquired all of the membership interests of KMC Services LLC from Harold N. Kamine, the Chairman of our Board of Directors, for nominal consideration. KMC Services LLC offers a leasing program for equipment physically installed at a customer's premises, known as CPE equipment, for the Company to integrate into its ClearStarsm Advantage program. As of June 30, 1999, the Company had loaned KMC Services LLC an aggregate of approximately $709,000. The loan bore interest at the rate of 10% per annum and was to have been payable December 31, 1999. The acquisition was accounted for as a combination of entities under common control, and no changes were made to the historical cost basis of KMC Services LLC's assets. Accordingly, during the second quarter of 1999, the Company reduced the carrying value of its $709,000 loan receivable from KMC Services LLC to an amount equal to the value of KMC Services LLC's net assets at the acquisition date.

   Pursuant to agreements entered into in September and October 1997 between the Company and each of the holders of Series A Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Preferred Stock, each such holder has agreed to forego the payment of accumulated dividends on its shares of Series A Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Preferred Stock of the Company from the date of such Dividend Agreement through the date on which such holder disposes of its interest in the Company; provided, that, upon such disposition, such holder realizes not less than a ten percent (10%) compound rate of return on its investment for the period from the date of such Dividend Agreement to the date of such disposition.

   Mr. Kamine, Nassau Capital Partners, L.P., NAS Partners I L.L.C., Newcourt Communications Finance Corporation, General Electric Capital Corporation, First Union Corp. (the successor to CoreStates Holdings, Inc.) and First Union National Bank are parties to a stockholders agreement relating to the Company. First Union National Bank and First Union Corp. are affiliates of First Union Capital Markets. Pursuant to this stockholder's agreement and the Company's certificate of incorporation, Mr. Kamine and Nassau are currently entitled to elect all of the Company's seven Directors, with each entitled to nominate three Directors, and the seventh to be nominated by agreement of Mr. Kamine, Nassau and either Newcourt Communications Finance Corporation or the holders of a majority of the outstanding shares of the Company's Series C Cumulative Convertible Preferred Stock. The number of Directors which Mr. Kamine is entitled to elect would be reduced to two if the number of shares owned by him were to fall below two-thirds of the number of shares of the Company initially issued to him, and to one if the number of shares owned by him were to fall below one-third of the number of shares initially issued to him. If his ownership were to fall below 5% of the number of shares initially issued to him, Mr. Kamine would no longer be entitled to elect any Directors pursuant to such provisions. Comparable reductions would be made to the number of Directors which Nassau is entitled to elect if its ownership were to fall below the specified levels.

   Newcourt Commercial Finance Corporation (an affiliate of Newcourt Capital, Inc.) has provided financing for the Company as one of the lenders under the Senior Secured Credit Facility. Pursuant to the Senior Secured Credit Facility, the lenders have agreed to make available, subject to certain conditions, up to a total of $250.0 million for construction and development of the Company's 23 existing networks. The Company paid Newcourt Capital, Inc. and its affiliates an aggregate of $1,717,000 in fees, discounts and commissions during the year ended December 31, 1998.

   Upon closing of its offering of Senior Discount Notes in January 1998, the Company paid Nassau approximately $600,000 for dividend arrearages on its shares of Series A Cumulative Convertible Preferred Stock of KMC Telecom Inc. which Nassau had exchanged for its shares of Series A Cumulative Convertible Preferred Stock of the Company.

   Pursuant to an agreement among the Company, Mr. Kamine and Nassau, for 1998 Nassau received $100,000 as a financial advisory fee and as compensation for the Nassau designees who served on the Board of Directors of the Company. Nassau will be paid $450,000 as a financial advisory fee for 1999.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information as of September 30, 1999 with respect to the beneficial ownership of shares of common stock by (i) each person known to the Company to be a beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors as a group.

                                                      Number of      Percentage
Name and Address of Beneficial Owner                  Shares (1)    Ownership(1)
------------------------------------                  ----------    ------------
Harold N. Kamine.....................................   573,835         67.3%
c/o Kamine Development Corp.
 1545 Route 206
 Bedminster, NJ 07921

Nassau Capital Partners L.P..........................   661,454(2)      44.1%
c/o Nassau Capital L.L.C.
 22 Chambers Street
 Princeton, NJ 08542

Newcourt Capital, Inc. .............................. 191,033.2(3)      21.6%
 2 Gate Hall Drive
 Parsippany, NJ 07054

First Union Corp..................................... 146,742.6(4)      14.8%
 301 South College St.
 Charlotte, NC 28288

General Electric Capital Corporation.................   200,476(5)      19.0%
 120 Long Ridge Road
 Stamford, CT 06927

CIBC Inc.............................................    44,104          5.2%
 425 Lexington Avenue
 New York, New York 10017

Lucent Technologies Inc. ............................     6,433(6)       0.8%
 283 King George Rd.
 Warren, NJ 07059

Michael A. Sternberg.................................    39,000(7)       4.4%
c/o KMC Telecom Holdings, Inc.
 1545 Route 206, Suite 300
 Bedminster, New Jersey 07921

Gary E. Lasher.......................................     6,000(7)       0.7%
c/o KMC Telecom Holdings, Inc.
 1545 Route 206, Suite 300
 Bedminster, New Jersey 07921

John G. Quigley......................................   661,454(8)      44.1%
c/o Nassau Capital L.L.C.
 22 Chambers Street
 Princeton, NJ 08542

                                                    Number of      Percentage
Name and Address of Beneficial Owner                Shares (1)    Ownership(1)
------------------------------------                ----------    ------------
Richard H. Patterson...............................     2,000(7)       0.2%
c/o Waller Capital Corporation
 30 Rockefeller Center
 Suite 4350
 New York, NY 10112

Randall A. Hack....................................   661,454(8)      44.1%
c/o Nassau Capital L.L.C.
 22 Chambers Street
 Princeton, NJ 08542

William H. Stewart.................................   661,454(9)      44.1%
c/o Nassau Capital L.L.C.
 22 Chambers Street
 Princeton, NJ 08542

Roscoe C. Young II.................................    19,500(7)       2.2%
c/o KMC Telecom Holdings, Inc.
 1545 Route 206, Suite 300
 Bedminster, NJ 07921

Charles Rosenblum..................................     4,600(7)       0.5%
c/o KMC Telecom Holdings, Inc.
 1545 Route 206, Suite 300
 Bedminster, NJ 07925

Tricia Breckenridge................................     4,600(7)       0.5%
c/o KMC Telecom Holdings, Inc.
 1545 Route 206, Suite 300
 Bedminster, NJ 07921

Directors and Officers of the Company as a Group
 (11 persons)...................................... 1,315,389(2)      83.2%

--------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and convertible securities held by that person that are currently exercisable or exercisable within 60 days of September 30, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.
(2) Includes 600,000 shares of common stock which Nassau and NAS Partners I L.L.C., of which Messrs. Quigley, Hack and Stewart are members, have the right to acquire upon conversion of 122,708 and 1,092 shares of Series A Cumulative Convertible Preferred Stock, respectively, and 47,619 shares of common stock which Nassau and NAS Partners I, L.L.C. have the right to acquire upon conversion of 24,778 and 222 shares of Series C Cumulative Convertible Preferred Stock, respectively. These are the same shares listed for Messrs. Quigley, Hack and Stewart.
(3) Includes 159,184.5 shares of common stock held by Newcourt Communications Finance Corporation, a subsidiary of Newcourt Capital, Inc., and 31,848.7 shares of common stock which Newcourt Commercial Finance Corporation, also a subsidiary of Newcourt Capital, Inc., has the right to acquire upon the exercise of warrants.
(4) Includes 95,238 shares of common stock which First Union Corp. has the right to acquire upon conversion of 50,000 shares of Series C Cumulative Convertible Preferred Stock of the Company, and 44,587 shares which First Union Corp. has the right to acquire upon the exercise of warrants.

(5) Includes 190,476 shares of common stock which General Electric Capital Corporation has the right to acquire upon conversion of 100,000 shares of Series C Cumulative Convertible Preferred Stock of the Company and 10,000 shares of common stock which General Electric Capital Corporation has the right to acquire upon exercise of a warrant.
(6) Represents shares of common stock which Lucent Technologies Inc. has the right to acquire upon the exercise of warrants.
(7) Represents shares of common stock which the holder has the right to acquire upon the exercise of options that are exerciseable within sixty days of September 30, 1999 pursuant to the 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates.
(8) Messrs. Quigley and Hack, Directors of the Company, are members of Nassau Capital L.L.C., the general partner of Nassau; accordingly Messrs. Quigley and Hack may be deemed to be beneficial owners of such shares and for purposes of this table they are included. Messrs. Quigley and Hack disclaim beneficial ownership of all such shares within the meaning of Rule 13d-3 under the Exchange Act. Messrs. Quigley and Hack are also members of NAS Partners I, L.L.C.; accordingly Messrs. Quigley and Hack may be deemed to be beneficial owners of such shares and for purposes of this table they are included. Messrs. Quigley and Hack disclaim beneficial ownership of all such shares within the meaning of Rule 13d-3 under the Exchange Act.
(9) All of the shares indicated as owned by Mr. Stewart are owned directly or indirectly by Nassau and are included because of Mr. Stewart's affiliation with Nassau. Mr. Stewart is also a member of NAS Partners I, L.L.C.; accordingly, Mr. Stewart may be deemed to be the beneficial owner of such shares and for purposes of this table they are included. Mr. Stewart disclaims beneficial ownership of all of these shares within the meaning of Rule 13d-3 under the Exchange Act.

   Stockholders Agreement. The Amended and Restated Stockholders Agreement dated as of October 31, 1997 restricts the ability of the parties to that agreement to transfer shares in the Company to persons not affiliated with or related to such parties. Pursuant to this stockholders agreement and the Company's certificate of incorporation, Mr. Kamine and Nassau are currently entitled to elect all of the Directors, three of whom are nominated by Mr. Kamine (one of whom must be the President and Chief Executive Officer), three of whom are nominated by Nassau and one of whom is nominated by agreement of Mr. Kamine, Nassau and either Newcourt Communications Finance Corporation or the holders of a majority of the outstanding shares of the Company's Series C Cumulative Convertible Preferred Stock. The number of Directors which Mr. Kamine is entitled to elect would be reduced to two if the number of shares owned by him were to fall below two-thirds of the number of shares of the Company initially issued to him, and to one if the number of shares owned by him were to fall below one-third of the number of shares initially issued to him. If his ownership were to fall below 5% of the number of shares initially issued to him, Mr. Kamine would no longer be entitled to elect any Directors pursuant to such provisions. Comparable reductions would be made to the number of Directors which Nassau is entitled to elect if its ownership were to fall below the specified levels. If a default relating to payment occurs under the Senior Secured Credit Facility, and continues uncured for 90 days, the holders of Series C Cumulative Convertible Preferred Stock (currently Nassau, General Electric Capital Corporation and First Union Corp.) will be entitled to elect two additional Directors, who will serve until the default is cured.

   Each of Nassau, First Union Corp., General Electric Capital Corporation and Newcourt Communications Finance Corporation has a "put right" entitling it to have the Company repurchase its shares for the fair market value of such shares if no Liquidity Event (defined as (i) an initial public offering with gross proceeds of at least $40.0 million, (ii) the sale of substantially all of the stock or assets of the Company or (iii) the merger or consolidation of the Company with one or more other corporations) has taken place by the later of (x) October 22, 2003 or (y) 90 days after the final maturity date of the notes. First Union Corp., General Electric Capital Corporation and Newcourt Communications Finance Corporation may not exercise such put rights unless Nassau has exercised its put right. The indenture applicable to the notes, the indenture applicable to our Senior Discount Notes and the terms of our other indebtedness will limit our ability to repurchase such shares.

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

   Certain of the current stockholders have demand registration rights with respect to their shares of our common stock commencing on the earlier of June 5, 2000 (in the case of Mr. Kamine or Nassau) and the date on which the Company completes an initial public offering of common stock (and any related holdback period expires). Each of the holders of registrable securities also has certain piggyback registration rights. The parties to the stockholders agreement have agreed not to effect any public sale or distribution of common stock of the Company, or securities convertible into such common stock, within 180 days of the effective date of any demand or piggyback registration.

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

            DESCRIPTION OF CERTAIN INDEBTEDNESS AND PREFERRED STOCK

Senior Discount Notes

   On January 29, 1998 we issued $460.8 million aggregate principal amount at maturity of 12 1/2% Senior Discount Notes due 2008. On August 11, 1998, we exchanged those notes for $460.8 million aggregate principal amount at maturity of notes that had been registered under the Securities Act of 1933. The terms of the Senior Discount Notes are substantially similar to those of the notes, except that the notes pay cash interest, mature after the Senior Discount Notes and have a different interest rate.

   The Senior Discount Notes are unsecured, unsubordinated obligations of the Company and were sold at a substantial discount from their principal amount at maturity. We are not required to make any payment of interest on the Senior Discount Notes prior to August 15, 2003. The Senior Discount Notes will fully accrete to face value on February 15, 2003. From and after February 15, 2003, the Senior Discount Notes will bear interest, which will be payable in cash, at the rate of 12 1/2% per annum on February 15 and August 15 of each year, commencing August 15, 2003.

   The indenture pursuant to which our Senior Discount Notes were issued contains certain covenants that, among other things, limit our ability to incur additional indebtedness, pay dividends or make certain other distributions, enter into transactions with stockholders and affiliates and create liens on our assets. We have the option to redeem the Senior Discount Notes at any time after February 15, 2003, at redemption prices ranging from 100% to 106.25% of their principal amount at maturity, plus any accrued and unpaid interest. Before April 15, 2000, we may also redeem up to 35% of the aggregate principal amount at maturity of the Senior Discount Notes with the proceeds from sales of our common equity at a redemption price equal to 112.5% of their accreted value on such date. Upon a change of control, we are required to make an offer to purchase the Senior Discount Notes at a purchase price equal to 101% of their accreted value.

Senior Secured Credit Facility

   Under our Senior Secured Credit Facility, Newcourt Commercial Finance Corporation, First Union National Bank, General Electric Capital Corporation and Canadian Imperial Bank of Commerce are the lead lenders for a $250.0 million senior secured credit facility for certain of our operating subsidiaries, KMC Telecom Inc., KMC Telecom II, Inc., their respective wholly-owned limited liability companies, and KMC Telecom of Virginia, Inc., which own our existing 23 systems. Affiliates of certain of the placement agents with respect to the original notes are lenders under this facility. Initially, the proceeds of loans under this senior secured credit facility may be used for the construction of fiber optic telecommunications networks, and for the payment of transaction fees and expenses, subject to certain conditions. Once the borrowers satisfy certain financial tests the proceeds of loans may also be used by these subsidiaries for working capital and other general corporate purposes, subject to certain conditions. The Senior Secured Credit Facility includes a $175.0 million eight year revolving loan and a $75.0 million eight and one-half year term loan.

   We have unconditionally guaranteed the repayment of the Senior Secured Credit Facility when such repayment is due. We have also agreed to pay all amounts outstanding under the Senior Secured Credit Facility, on demand, upon the occurrence and during the continuation of any event of default. We have pledged the shares of KMC Telecom Inc. and KMC Telecom II, Inc. to secure our obligations under the guaranty. KMC Telecom Inc. and KMC Telecom II, Inc. have, in turn, pledged their ownership interests in their subsidiaries, as well as all of their other assets and the assets of their subsidiaries to Newcourt Commercial Finance Corporation.

   The Senior Secured Credit Facility contains a number of negative covenants that, among other things, restrict the ability of the borrowers thereunder to sell or lease assets, redeem stock, pay dividends or make any other payments (including payments of principal or interest on loans) to us or incur additional indebtedness or act as guarantor for the debt of any persons, subject to certain conditions.

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   The borrowers are required to comply with certain financial tests and maintain certain financial ratios, including, among others, a ratio of total debt to contributed capital, certain minimum revenues, maximum EBITDA losses and minimum EBITDA, maximum capital expenditures and minimum access lines. The Senior Secured Credit Facility also includes customary events of default, including, among others, a cross-default to other material indebtedness, bankruptcy, breach of representations and warranties, a material adverse change, and the occurrence of a change of control.

Lucent Facility

   On February 4, 1999, our subsidiary, KMC Telecom III, Inc. and its subsidiary limited liability company, which will own the 14 additional networks currently planned for completion by the end of the first half of 2000, entered into a secured credit facility with Lucent Technologies Inc. The Lucent Facility provides for borrowings by KMC Telecom III, Inc. and its subsidiary to fund certain equipment acquisition costs and related expenses, and will mature on January 1, 2007. The Lucent Facility provides for an aggregate commitment of up to $600.0 million available as follows: (i) $125.0 million was immediately available to purchase Lucent products, (ii) $125.0 million becomes available upon the borrowers' receipt of an additional $35.0 million of funded equity or qualified intercompany loans, and (iii) up to an additional $350.0 million becomes available upon (A) Lucent's selling commitments to make loans such that Lucent's aggregate commitment does not exceed $250.0 million at any one time, (B) the borrowers' complying with certain financial covenants, (C) the borrowers' delivery of a business plan to Lucent and (D) the Company or KMC Telecom III Holdings, Inc. raising and contributing at least $300.0 million in high yield debt or equity to KMC Telecom III, Inc.

   We have guaranteed up to $250.0 million of the Lucent Facility, and KMC Telecom III Holdings, Inc. has agreed to pay all amounts outstanding under the Lucent Facility, on demand, upon the occurrence and during the continuation of any event of default. KMC Telecom III Holdings, Inc. has pledged the shares of KMC Telecom III, Inc., and KMC Telecom III, Inc. has pledged its ownership interests in its subsidiary limited liability company, to Lucent. In addition, KMC Telecom III, Inc. and its subsidiary have each granted a security interest in all of their assets to Lucent.

   The Lucent Facility contains a number of negative covenants that, among other things, restrict the ability of the borrowers to sell or lease assets, redeem stock, pay dividends or make any other payments (including payments of principal or interest on loans) to us or incur additional indebtedness or act as guarantor for the debt of any person.

   The borrowers are required to comply with certain financial tests and maintain certain financial ratios, including, among others, a ratio of total debt to contributed capital, certain minimum revenues, maximum EBITDA losses and minimum EBITDA, maximum capital expenditures and minimum access lines. The Lucent Facility also includes customary events of default, including, among others, a cross-default to other material indebtedness, bankruptcy, breach of representations and warranties, a material adverse change, and the occurrence of a change of control.

Preferred Stock

   Our board of directors has authority, subject to certain consent rights of holders of preferred stock, to authorize the issuance of classes of preferred stock from time to time in one or more series, with such designations, preferences and relative rights within the limits prescribed by the Delaware General Corporation Law, as may be determined by the board of directors. The designations, preferences and rights of the existing series of preferred stock are set forth below:

   Series A Cumulative Convertible Preferred Stock. There are 123,800 shares of Series A Cumulative Convertible Preferred Stock authorized and outstanding. Series A Preferred Stock has a liquidation preference of $100 per share and an annual dividend equal to 7.0% of the liquidation preference, payable quarterly, when and if declared by the Board of Directors out of funds legally available therefor. Unpaid dividends accumulate and

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the unpaid amount increases at the annual rate of 7.0%, compounded quarterly.
All accumulated but unpaid dividends will be paid upon the occurrence of a Realization Event (defined as (i) an initial public offering with gross proceeds of at least $40.0 million or (ii) sale of substantially all the assets or stock of the Company or the merger or consolidation of the Company into one or more other corporations). Pursuant to an agreement among Nassau, NAS and the Company dated September 22, 1997, Nassau and NAS have agreed to forego the payment of dividends from September 22, 1997 through the date on which Nassau or NAS disposes of its interest in the Company; provided that at the time of such disposition Nassau or NAS, as the case may be, has received not less than a 10% annual compound rate of return during the period it held the Series A Preferred Stock.

   Series A Preferred Stock is convertible into common stock at a conversion price equal to $20.63 per share of common stock, subject to adjustment upon the occurrence of certain events. Holders of Series A Preferred Stock may convert all or part of such shares to common stock at any time and from time to time. Upon conversion, the holders are entitled to receive a cash payment of the accumulated but unpaid dividends; provided, however, that the Company may substitute common shares having a fair market value equal to the amount of such cash payment if the conversion occurs before a Realization Event. Series A Preferred Stock will automatically convert into common stock upon the occurrence of a Qualified Public Offering (defined as the first sale of common stock pursuant to a registration statement filed under the Securities Act in which the Company receives gross proceeds of at least $40.0 million, provided that the per share price at which such shares are sold in such offering is at least four times the conversion price of the Series A Preferred Stock).

   The holders of Series A Preferred Stock, except as otherwise provided in the Company's certificate of incorporation, are entitled to vote on all matters voted on by holders of common stock. Each share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such share is convertible. Without the prior consent of two-thirds of the shares of Series A Preferred Stock, among other things, the Company may not increase the number of shares of preferred stock (of whatever series) authorized for issuance, or declare or pay any dividends on shares of common stock or other junior shares.

   Series C Cumulative Convertible Preferred Stock. There are 350,000 shares of Series C Cumulative Convertible Preferred Stock authorized of which 175,000 shares are outstanding. Series C Preferred Stock has a liquidation preference of $100 per share and an annual dividend equal to 7.0% of the liquidation preference, payable quarterly, when and if declared by the Board of Directors out of funds legally available therefor. Unpaid dividends accumulate and the unpaid amount increases at the annual rate of 7.0%, compounded quarterly. All accumulated but unpaid dividends will be paid upon the occurrence of a Realization Event. Pursuant to the Purchase Agreement among the Company, GECC, First Union Corp. and Nassau dated as of October 31, 1997, each current holder of Series C Preferred Stock has agreed to forego the payment of dividends that accumulate during the period from October 31, 1997 through the date on which such holder disposes of its interest in the Company; provided that at the time of such disposition it has received not less than a 10% annual compound rate of return during such period.

   Series C Preferred Stock is convertible into common stock at a conversion price equal to (i) from the date of initial issuance to but excluding the date which is 30 months after the date of such initial issuance, $52.50 per share of common stock; provided, however, that if a Realization Event occurs during such 30-month period the conversion price will be equal to a fraction the numerator of which is (A) the consideration per share of common stock (on a fully diluted basis) received in connection with such Realization Event, and the denominator of which is (B) 1.30 raised to a number equal to the number of years (or fraction thereof) from the date of initial issuance of the Series C Preferred Stock until the date of such Realization Event, but in no case greater than $52.50 nor less than $42.18 per share of common stock and (ii) from and after the date which is 30 months after the date of initial issuance, $42.18, subject to adjustment upon the happening of certain events. Holders of Series C Preferred Stock may convert all or part of such shares to common stock at any time and from time to time. Upon conversion, the holders are entitled to receive a cash payment of the accumulated but unpaid dividends; provided, however, that the Company may substitute common shares having a fair market value equal to the amount of such cash payment if the conversion occurs before a Realization Event. Series C Preferred Stock will automatically convert into common stock upon the occurrence of a Qualified Public Offering.

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   The holders of Series C Preferred Stock, except as otherwise provided in the Company's certificate of incorporation, are entitled to vote on all matters voted on by holders of common stock. Each share of Series C Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such share is convertible. Without the prior consent of two-thirds of the shares of Series C Preferred Stock, among other things, the Company may not increase the number of shares of preferred stock (of whatever series) authorized for issuance, or declare or pay any dividends on shares of common stock or other junior shares.

   The Series C Preferred Stock is subject to redemption at the option of the Company, in whole but not in part, in connection with an "Acquisition Event." An Acquisition Event is defined to mean any merger or consolidation of the Company with any other company, person or entity, whether or not the Company is the surviving entity, as a result of which the holders of the Company's common stock (determined on a fully diluted basis) will hold less than a majority of the outstanding shares of common stock or other equity interest of the company, person or entity resulting from such transaction, or any parent of such entity.

   Series D Cumulative Convertible Preferred Stock. There are 25,000 shares of Series D Cumulative Convertible Preferred Stock authorized, none of which are currently outstanding. Series D Preferred Stock has a liquidation preference of $100 per share and an annual dividend equal to 7.0% of the liquidation preference, payable quarterly, when and if declared by the Board of Directors out of funds legally available therefor. Unpaid dividends accumulate and the unpaid amount increases at the annual rate of 7.0%, compounded quarterly. All accumulated but unpaid dividends will be paid upon the occurrence of a Realization Event.

   Series D Preferred Stock is convertible at any time into an equal number of shares of Series C Preferred Stock. In addition, Series D Preferred Stock is convertible into common stock at a conversion price equal to (i) from the date of initial issuance to but excluding the date which is 30 months after the date of such initial issuance, $52.50 per share of common stock; provided, however, that if a Realization Event occurs during such 30-month period the conversion price will be equal to a fraction the numerator of which is (A) the consideration per share of common stock (on a fully diluted basis) received in connection with such Realization Event, and the denominator of which is (B)
1.30 raised to a number equal to the number of years (or fraction thereof) from the date of initial issuance of the Series D Preferred Stock until the date of such Realization Event, but in no case greater than $52.50 nor less than $42.18 per share of common stock and (ii) from and after the date which is 30 months after the date of initial issuance, $42.18, subject to adjustment upon the happening of certain events. Holders of Series D Preferred Stock may convert all or part of such shares to common stock at any time and from time to time. Upon conversion, the holders are entitled to receive a cash payment of the accumulated but unpaid dividends; provided, however, that the Company may substitute common shares having a fair market value equal to the amount of such cash payment if the conversion occurs before a Realization Event. Series D Preferred Stock will automatically convert into common stock upon the occurrence of a Qualified Public Offering.

   The holders of Series D Preferred Stock have voting rights in certain circumstances. The outstanding shares of Series D Preferred Stock are subject to redemption at the option of the Company, in whole but not in part, in connection with an Acquisition Event.

   Series E Senior Redeemable, Exchangeable, PIK Preferred Stock. There are 575,000 shares of Series E Senior Redeemable, Exchangeable, PIK Preferred Stock authorized, of which 65,004 are currently outstanding. Series E Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. On or before January 15, 2004, the Company may pay dividends in cash or in additional fully-paid and nonassessable shares of Series E Preferred Stock. After January 15, 2004, dividends must be paid in cash, subject to certain conditions. Unpaid dividends accrue at the dividend rate of the Series E Preferred Stock, compounded quarterly.

   The Series E Preferred Stock must be redeemed on February 1, 2011, subject to the legal availability of funds therefor, at a redemption price, payable in cash, equal to the liquidation preference thereof on the redemption date, plus all accumulated and unpaid dividends to the date of redemption. We have the option to

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redeem the Series E Preferred Stock, in whole or in part, at any time after
April 15, 2004, at redemption prices beginning at 110% and declining to 100% of the liquidation preference of the Series E Preferred Stock, plus all accrued and unpaid dividends to the date of redemption.

   Before April 15, 2002, we may also redeem up to 35% of the aggregate liquidation preference of Series E Preferred Stock with the proceeds of one or more sales of our capital stock at a redemption price equal to 110% of the liquidation preference on the redemption date.

   Upon a change of control, we are required to make an offer to repurchase the Series E Preferred Stock for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends to the date of purchase.

   The Series E Preferred Stock is not convertible. The Company may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the Series E Preferred Stock then outstanding, including any shares of Series E Preferred Stock issued as payment for dividends, for a new series of subordinated debentures (the "Exchange Debentures") issued pursuant to an exchange debenture indenture. The holders of Series E Preferred Stock are entitled to receive on the date of any such exchange, Exchange Debentures having an aggregate principal amount equal to (i) the total of the liquidation preference for each share of Series E Preferred Stock exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share. In the event such exchange would result in the issuance of Exchange Debentures in a principal amount less than $1,000 or which is not an integral multiple of $1,000 (such principal amount less than $1,000 or the difference between such principal amount and the highest integral of $1,000 which is less than such principal amount, as the case may be, is hereinafter referred to as the "Fractional Principal Amount"), the Company may, subject to any restrictions in the terms of the then-existing Indebtedness of the Company, at the option of the Board of Directors, pay cash to each holder of Series E Preferred Stock in lieu of Fractional Principal Amounts of Exchange Debentures otherwise issuable upon exchange of the Series E Preferred Stock.

   Series F Senior Redeemable, Exchangeable, PIK Preferred Stock. There are 55,000 shares of Series F Senior Redeemable, Exchangeable, PIK Preferred Stock authorized, 44,177 shares of which are currently outstanding. Series F Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. On or before January 15, 2004, the Company may pay dividends in cash or in additional fully-paid and nonassessable shares of Series F Preferred Stock. After January 15, 2004, dividends must be paid in cash, subject to certain conditions. Unpaid dividends accrue at the dividend rate of the Series F Preferred Stock, compounded quarterly.

   We have the option to redeem the Series F Preferred Stock at any time, in whole or in part, at a redemption price equal to 110% of the liquidation preference on the redemption date, plus all accrued and unpaid dividends to the date of redemption. If we fail to redeem all shares of Series F Preferred Stock prior to the date that is the earlier of (i) the date that is sixty days after the date on which we close an underwritten primary offering of at least $200.0 million of our common stock pursuant to an effective registration statement under the Securities Act or (ii) February 4, 2001, we must issue to certain holders of Series E Preferred Stock and Series F Preferred Stock, warrants to purchase up to an aggregate of 5.0% of the common stock of the Company outstanding as of the date the Series F Preferred Stock was issued. The number of warrants to be issued will be reduced pro rata based on the number of shares of Series F Preferred Stock redeemed.

   Upon a change of control, we are required to make an offer to repurchase the Series F Preferred Stock for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends to the date of purchase.

   Upon the earlier of (i) the date that is sixty days after the date on which the Company closes an underwritten primary offering of at least $200.0 million of its common stock, pursuant to an effective registration statement under the Securities Act or (ii) February 4, 2001, any outstanding Series F Preferred Stock will automatically

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convert into the right to receive Series E Preferred Stock, on a one for one basis. The Company may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the Series F Preferred Stock then outstanding, including any shares of Series F Preferred Stock issued as payment for dividends, for Exchange Debentures. The holders of Series F Preferred Stock are entitled to receive on the date of any such exchange, Exchange Debentures having an aggregate principal amount equal to (i) the total of the liquidation preference for each share of Series F Preferred Stock exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share. The Company may, subject to any restrictions in the terms of the then-existing Indebtedness of the Company, at the option of the Board of Directors, pay cash to each holder of Series F Preferred Stock in lieu of Fractional Principal Amounts of Exchange Debentures otherwise issuable upon exchange of the Series F Preferred Stock.

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                       DESCRIPTION OF THE EXCHANGE NOTES

   The original notes were, and the exchange notes (collectively, the "notes") will be, issued under the Indenture, dated as of May 24, 1999, between us and The Chase Manhattan Bank (the "Trustee"). A copy of the Indenture has been filed as an Exhibit to the Registration Statement of which this prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions."

General

   The form and terms of the exchange notes are the same as the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The exchange notes will be unsubordinated, unsecured (except as described in "--Security"), senior obligations of the Company, initially limited to $275,000,000 aggregate principal amount. Subject to the covenants described below under "--Covenants" and applicable law, the Company may issue additional notes ("Additional Notes") under the Indenture. The original notes, the exchange notes and any Additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

   The exchange notes will initially bear interest at 13 1/2% per annum from May 24, 1999 or from the most recent Interest Payment Date to which interest has been paid. We will pay interest on the notes semiannually on May 15 and November 15 of each year, beginning November 15, 1999. We will pay interest to holders of record at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date. Interest is computed on a 360-day year of twelve 30-day months.

   If you give us wire transfer instructions, we will pay all principal, premium and interest on your notes in accordance with your instructions. If you do not give us wire transfer instructions, we will make payments of principal, premium and interest at the office or agency of the paying agent, which will initially be the Trustee, unless we elect to make interest payments by check mailed to you.

   We will issue the exchange notes only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. See "--Book-Entry; Delivery and Form." We will not require the payment of any service charge for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with any transfer or exchange.

Optional Redemption

   We may redeem the notes, in whole or in part, at any time on or after May 15, 2004 at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period commencing May 15, of the years set forth below:

      Year                                                      Redemption Price
      ----                                                      ----------------
      2004.....................................................     106.750%
      2005.....................................................     104.500%
      2006.....................................................     102.250%
      2007 and thereafter......................................     100.000%

   In addition, at any time prior to May 15, 2002, we may redeem up to 35% of the principal amount of the notes with the Net Cash Proceeds of one or more public or private Equity Offerings at a Redemption Price

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

(expressed as a percentage of principal amount) of 113.500%, plus accrued and unpaid interest to the Redemption Date; provided that at least 65% of the aggregate principal amount of notes originally issued remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after the applicable Equity Offering.

   We will give not less than 30 days' nor more than 60 days' notice of any redemption. If less than all of the notes are to be redeemed, selection of the notes for redemption will be made by the Trustee:

  . in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or

  . if the notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, we will not redeem in part any note of $1,000 in principal amount or less. If we redeem any note in part only, the notice of redemption relating to such note will state the portion of the principal amount of such note to be redeemed. We will issue a new note in principal amount equal to the unredeemed portion of the original note in the name of the holder thereof upon cancellation of the original note.

Sinking Fund

   There will be no sinking fund payment on the notes.

Registration Rights

   We agreed with the initial purchasers, for the benefit of the holders of the original notes, that we would use our reasonable best efforts, at our cost, to consummate this exchange offer. In satisfaction of this obligation, we are hereby offering the exchange notes in return for surrender of the original notes. It is intended by us that the exchange offer will satisfy these registration rights, which will terminate upon the consummation of the exchange offer. For each original note surrendered to us pursuant to the exchange offer, the Holder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue from the last Interest Payment Date on which interest was paid on the notes so surrendered or, if no interest has been paid on such notes, from the Closing Date. Interest on each exchange note will be calculated and paid in the same manner as interest on the original notes so surrendered and exchanged therefor.

Security

   On the Closing Date, we utilized approximately $104.1 million of the proceeds from the offering of the original notes to purchase the Pledged Securities in an amount sufficient, upon receipt of scheduled interest and principal payments on such securities, to provide for payment in full of the first six scheduled interest payments due on the notes and pledged the Pledged Securities to the Trustee for the benefit of the Holders.

   The Pledged Securities will be held by the Trustee in the Pledge Account. Pursuant to the Pledge Agreement, immediately prior to an Interest Payment Date on the notes, the Company may either deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Trustee to release from the Pledge Account proceeds sufficient to pay interest then due on the notes. In the event that the Company exercises the former option, the Company may thereafter direct the Trustee to release to the Company proceeds or Pledged Securities from the Pledge Account in like amount. A failure to pay interest on the notes in a timely manner through the first six scheduled interest payment dates will constitute an immediate Event of Default under the Indenture, with no grace or cure period.

   Interest earned on the Pledged Securities will be added to the Pledge Account. In the event that the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient to provide for payment in full of the

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first six scheduled interest payments due on the notes, the Trustee will be permitted to release any such excess amount to the Company. The notes will be secured by the Pledged Securities and the Pledge Account and, accordingly, the Pledged Securities and the Pledge Account will also secure repayment of the principal amount of the notes to the extent of such security.

   Under the Pledge Agreement, assuming that the Company makes the first six scheduled interest payments on the notes in a timely manner, the Trustee will release all of the remaining Pledged Securities in the Pledge Account to the Company and thereafter the notes will be unsecured.

Ranking

   The exchange notes will be unsubordinated, unsecured (except as described in "--Security") senior indebtedness of the Company, ranking equal in right of payment with all of our existing and future unsubordinated, unsecured indebtedness (including the Senior Discount Notes). The exchange notes will be senior in right of payment to any of our future subordinated indebtedness. As of September 30, 1999, including the notes, the Company (on an unconsolidated basis) had $567.2 million of indebtedness, excluding current liabilities, none of which was secured. However, we are a holding company and the exchange notes will be effectively subordinated to all existing and future indebtedness (including the Senior Secured Credit Facility and Lucent Facility) and liabilities (including trade payables and any subordinated indebtedness) of our subsidiaries. As of September 30, 1999, our subsidiaries had approximately $172.3 million of liabilities (excluding intercompany payables).

Book-Entry; Delivery and Form

   Except as described below, we will initially issue the exchange notes in the form of one or more fully registered exchange notes in global form (each, a "Global Note"). We will deposit each Global Note on the date of the closing of the exchange offer with, or on behalf of, the depository or an agent of the depository in New York, New York and register the exchange notes in the name of the depository or its nominee (the "Global Note Registered Owner") or will leave such notes in the custody of the Trustee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the depository or to a successor of the depository or its nominee.

   Exchange notes issued in exchange for other original notes will be issued in registered, certificated form without interest coupons.

   We are providing you with the following description of the operations and procedures of DTC, Euroclear and Cedel solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

   The depository has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in the accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depository's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants or Indirect Participants may beneficially own securities held by or on behalf of the depository only through Participants or Indirect Participants. The ownership interests and transfer of ownership interests of such persons held by or on behalf of the depository are recorded on the records of the Participants and Indirect Participants.


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

   The depository has also advised us that pursuant to procedures established by it, (i) upon deposit of the Global Note, the depository will credit the accounts of its Participants with portions of the principal amount of the Global Note representing the exchange notes issued in exchange for the original notes that each such Participant has instructed the depository to surrender for exchange and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the depository (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

   Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the exchange notes, including the Global Note, are registered as the owners thereof for the purpose of receiving payments in respect of the principal of and premium, if any, and interest on any exchange notes and for any and all other purposes whatsoever. Payments on any exchange notes registered in the name of the Global Note Registered Owner will be payable by the Trustee to the Global Note Registered Owner in its capacity as the registered holder under the Indenture. Consequently, neither us, the Trustee nor any of our agents or the Trustee has or will have any responsibility or liability for:

  . any aspect of the depository's records or the records of any Participant or Indirect Participant relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of the depository's records or records of any Participant or Indirect Participant relating to the beneficial ownership interests in the Global Note, or

  . any other matter relating to the actions and practices of the depository or any of its Participants or Indirect Participants.

   The depository has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the depository, unless the depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the depository, the Trustee or us, as the case may be.

   Neither we nor the Trustee will be liable for any delay by the depository or any of its Participants or Indirect Participants in identifying the beneficial owners of the related exchange notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Registered Owner for all purposes.

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedelbank will be effected in the ordinary way in accordance with their respective rules and operating procedures. Transactions settled through DTC, Euroclear and Cedelbank will settle on a T + 5 basis.

   We expect that DTC, Euroclear or Cedelbank, as applicable, will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account the interest in a Global Note is credited and only in respect of such portion of the aggregate principal amount of notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC, Euroclear or Cedelbank, as applicable, will exchange the applicable Global Notes for Certificated Notes which it will distribute to its participants and which may be legended.

   Subject to compliance with the transfer restrictions applicable to the Global Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedelbank participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of each of Euroclear or Cedelbank by its common depositary. However, such cross-market transactions will require delivery of instructions to Euroclear

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

or Cedelbank by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedelbank will, if the transaction meets its settlement requirements, deliver instructions to its common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedelbank participants may not deliver instructions directly to the common depositaries for Euroclear or Cedelbank.

   Because of time zone differences, the securities account of a Euroclear or Cedelbank participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedelbank participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedelbank) immediately following the settlement date of DTC. Cash received in Euroclear or Cedelbank as a result of sales of interest in a Global Note by or through a Euroclear or Cedelbank Participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedelbank cash account only as of the business day for Euroclear or Cedelbank following DTC's settlement date.

   Although DTC, Euroclear and Cedelbank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among Participants of DTC, Euroclear and Cedel Bank, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC, Euroclear or Cedelbank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   If DTC is at any time unwilling or unable to continue as a depositary, or Euroclear and Cedelbank cease to be a clearing agency, for the Global Notes and a successor depositary or clearing agency is not appointed by us within 90 days, we will issue Certificated Notes which may bear a legend in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes which may bear such legend in accordance with DTC's rules and procedures in addition to those provided for under the Indenture.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or upon consummation of such Asset Acquisition shall not be Acquired Indebtedness.

   "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

     (i) the net income (or loss) of any Person that is not a Restricted Subsidiary (or is an Unrestricted Subsidiary), except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person or an Unrestricted Subsidiary during such period;

     (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iv) (C) of paragraph 1 of the "Limitation on Restricted Payments" covenant described

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  below (and in such case, except to the extent includable pursuant to clause
  (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

     (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (except to the extent such restriction has been legally waived);

     (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales or the termination of discontinued operations;

     (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iv) (C) of paragraph 1 of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries;

     (vi) all extraordinary gains and extraordinary losses;

     (vii) the cumulative effect of a change in accounting principles since the Closing Date; and

     (viii) at the irrevocable election of the Company for each occurrence, any net after-tax income (loss) from discontinued operations; provided that for purposes of any subsequent Investment in the entity conducting such discontinued operations under the "Restricted Payments" covenant, such entity shall be treated as an Unrestricted Subsidiary until such discontinued operations have actually been disposed of.

   "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant.

   "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

   "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

   "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and

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

assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include:

     (a) sales or other dispositions of inventory, receivables and other current assets,

     (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (i) (B) of paragraph 2 of the "Limitation on Asset Sales" covenant,

     (c) a disposition of cash or Temporary Cash Investments,

     (d) any Restricted Payment that is permitted to be made, and is made, under the "Limitation on Restricted Payments" covenant,

     (e) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $500,000 (provided that any series of related sales or dispositions in excess of $500,000 shall be considered "Asset Sales"),

     (f) the lease, assignment of a lease or sub-lease of any real or personal property in the ordinary course of business,

     (g) foreclosures on assets,

     (h) pledges of assets or stock by the Company or any of its Restricted Subsidiaries otherwise permitted under the indentures for the Notes and the Senior Discount Notes, including such pledges securing Indebtedness under the Senior Secured Credit Facility or under the Lucent Facility, and

     (i) the exercise of warrants to acquire Common Stock of the Company and the exercise of warrants to acquire Common Stock of KMC Telecom Inc. by Newcourt Finance.

   "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock, partnership or membership interests and any other right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligations" means the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.

   "Change of Control" means such time as:

     (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date; or


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     (ii) individuals who on the Closing Date constitute the Board of
  Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

   "Closing Date" means the date on which the Notes were originally issued under the Indenture, May 24, 1999.

   "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such common stock.

   "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

     (i) Consolidated Interest Expense,

     (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

     (iii) depreciation expense,

     (iv) amortization expense and

     (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing (or, in the case of a loss, decreasing) Adjusted Consolidated Net Income, determined, with respect to clauses (ii), (iii) and (iv), on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

   "Consolidated Interest Expense" means, for any period, the aggregate amount (without duplication) of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however:

     (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof), and

     (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Lucent Facility, the Senior Secured Credit Facility and the offerings of the Series E Preferred Stock, the

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  Series F Preferred Stock, the Senior Discount Notes and the Notes, all as
  determined on a consolidated basis (without taking into account
  Unrestricted Subsidiaries) in conformity with GAAP.

   "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to
(ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation, pro forma effect shall be given to the following events which occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"):

     (1) the Incurrence of the Indebtedness with respect to which the computation is being made and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of the Four Quarter Period;

     (2) the Incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid or retired at the beginning of the Four Quarter Period;

     (3) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition occurred at the beginning of the Four Quarter Period;

     (4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of the Four Quarter Period, assuming such acquisition or disposition had been consummated on the first day of the Four Quarter Period and after giving pro forma effect to net cost savings that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such acquisition or disposition (provided that both (A) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of the acquisition or disposition and (B) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate and with respect to any other acquisition or disposition, such Officers' Certificate sets forth the specific steps to be taken within the 90 days after such acquisition or disposition to accomplish such cost savings); and

     (5) the occurrence of any of the events described in clauses (1)-(4) above by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period; and

provided further that (x) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (taking into account any Interest Rate Agreements applicable to such Indebtedness) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest shall be computed by applying, at the option of the Company, either the fixed or floating rate, and
(y) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the pro forma average daily balance of such Indebtedness during the applicable period.

   "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which

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

shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

     (i) required to be redeemed prior to the Stated Maturity of the Notes,

     (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or

     (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) are no more favorable to the holders of such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) than the provisions contained in the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

   "Equity Offering" means any public or private sale of Common Stock or Preferred Stock of the Company (excluding Disqualified Stock), other than public offerings with respect to the Company's Common Stock registered on Form S-8.

   "Existing Stockholders" means Harold N. Kamine, his Affiliates and Nassau.

   "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (ix) of paragraph 2 of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and
(y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination and set forth in their written opinion which shall be delivered to the Trustee.

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   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the Lucent Facility, the Senior Secured Credit Facility and the offerings of the Notes, the Senior Discount Notes and the Company's Series C, Series D, Series E and Series F Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Guarantor" means KMC Telecom Financing, Inc., a Wholly-Owned Restricted Subsidiary of the Company.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

     (i) all indebtedness of such Person for borrowed money,

     (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

     (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding trade letters of credit),

     (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables and accrued current liabilities arising in the ordinary course of business,

     (v) all Capitalized Lease Obligations of such Person,

     (vi) all Indebtedness referred to in clauses (i) through (v) hereof of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

     (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, and

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     (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

   The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation of the types described above, provided

     (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness,

     (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness", and

     (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

   "Indenture" means the indenture dated as of the Closing Date among the Company, KMC Telecom Financing, Inc., the Company's Wholly-Owned Restricted Subsidiary, and the Trustee.

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

   "Investment" means, with respect to any Person, all investments by such Person in other Persons in the form of any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries and commissions, travel and similar advances to officers and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such other Person and shall include:

     (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and

     (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant;

   provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below,

     (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary,

     (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and

     (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

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   "Investment Grade Securities" means:

     (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof,

     (ii) debt securities or debt instruments with a rating of BBB+ or higher by S&P or Baa1 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and

     (iii) investment in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold cash pending investment and/or distribution.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

   "Lucent Facility" means the vendor financing facility between Lucent Technologies Inc., KMC Telecom III, Inc. and KMC Telecom Leasing III LLC, providing for aggregate borrowings of up to $600 million and maturing on the eighth anniversary of the closing of such credit facility, as the same may be amended, restated, modified, renewed, refunded, replaced, or refinanced, in whole or in part, from time to time (and whether or not with the original administrative agent and lenders or other administrative agent or agents or other lenders and whether provided under the original Lucent Facility or any other credit agreement or indenture).

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Nassau" means Nassau Capital Partners L.P., NAS Partners I L.L.C. or their respective successors, and their Affiliates.

   "Net Cash Proceeds" means:

     (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

       (i) brokerage commissions and other commissions, fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale and any relocation expenses incurred as a result thereof,

       (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

       (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and

       (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and

                                      105
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     (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Note Guarantee" means the Guarantee of the Notes by the Guarantor pursuant to the Indenture.

   "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

     (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

     (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

     (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

     (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

     (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

     (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

     (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof.

On the Payment Date, the Company shall:

     (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

     (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

     (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price (or, if the Notes are represented by one or more permanent global Notes registered in the name of The Depository Trust Company or its nominee, by such other method as required thereby), and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the

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

results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

   "Permitted Investment" means:

     (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

     (ii) Temporary Cash Investments and Investment Grade Securities;

     (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and reasonable advances to sales representatives;

     (iv) any Investment acquired by the Company or any of its Restricted Subsidiaries (x) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (y) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (v) any Investment acquired in consideration for the issuance of Capital Stock (other than Disqualified Stock) or the proceeds of the issuance of Capital Stock (other than Disqualified Stock) to the extent such amounts have not been previously applied to a Restricted Payment pursuant to clause
  (iv) (c) (2) of paragraph 1 of the "Limitation on Restricted Payments" covenant or clause (iii) or (iv) of paragraph 2 of the "Limitation on Restricted Payments" covenant or used to support the Incurrence of Indebtedness pursuant to clause (x) of paragraph 2 of the "Limitation on Indebtedness" covenant and Investments acquired as a capital contribution;

     (vi) Guarantees permitted by the "Limitation on Indebtedness" covenant;

     (vii) loans or advances to employees of the Company or any Restricted Subsidiary that do not in the aggregate exceed at any one time outstanding $5.0 million;

     (viii) Currency Agreements and Interest Rate Agreements permitted under the "Limitation on Indebtedness" covenant;

     (ix) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

     (x) Investments in debt securities or other evidences of Indebtedness that are issued by companies engaged in the Telecommunications Business; provided that when each Investment pursuant to this clause (x) is made, the aggregate amount of Investments outstanding under this clause (x) does not exceed $3.0 million;

     (xi) Strategic Investments and Investments in Permitted Joint Ventures in an amount not to exceed $20.0 million at any one time outstanding;

     (xii) an Investment in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Subsidiaries on the date of such Investments in an amount not to exceed at any time outstanding the sum of (x) $23.0 million plus (y) 10% of the Company's Consolidated EBITDA, if positive, for the immediately preceding four fiscal quarters (valued in each case as provided in the definition of "Investments");

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     (xiii) securities received in connection with Asset Sales to the extent constituting non-cash consideration permitted under the "Asset Sale" covenant; and

     (xiv) Investments in an amount not to exceed $5.0 million at any time outstanding.

   "Permitted Joint Venture" means any Unrestricted Subsidiary or any other Person in which the Company or a Restricted Subsidiary owns, directly or indirectly, an ownership interest (other than a Restricted Subsidiary) and whose primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries at the time of determination.

   "Permitted Liens" means:

     (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (ii) statutory and common law Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen and repairmen, or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or that are bonded or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

     (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, licenses, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, trade or government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

     (v) easements (including reciprocal easement agreements), rights-of-way, municipal, building and zoning ordinances and similar charges, utility agreements, covenants, reservations, restrictions, encroachments, charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

     (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that:

       (a) such Lien is created solely for the purpose of securing Trade Payables that the Company reasonably expects to pay within 90 days or Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, to finance the cost (including the cost of improvements or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

       (b) the principal amount of the Trade Payables or Indebtedness secured by such Lien does not exceed 100% of such cost and

       (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

     (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

     (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

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     (ix) any interest or title of a lessor in the property subject to any
  Capitalized Lease or operating lease;

     (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

     (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

     (xii) Liens in favor of the Company or any Restricted Subsidiary;

     (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

     (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

     (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

     (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

     (xviii) Liens on or sales of receivables; and

     (xix) Liens on cash set aside at the time of Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund or secure the payment of interest on such Indebtedness and are held in an escrow account or similar arrangements to be applied for such purpose.

   "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

   "Pledge Account" means the account established with the Trustee, or any successor trustee, pursuant to the terms of the Pledge Agreement for the purchase of the Pledged Securities.

   "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the Closing Date, made in favor of the Trustee, governing the disbursement of funds from the Pledge Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

   "Pledged Securities" means the United States Treasury securities and/or security entitlements relating thereto to be held in the Pledge Account and pledged by the Guarantor in favor of the Trustee for the benefit of the Holders of the Notes in accordance with the Pledge Agreement.

   "Preferred Stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

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   "Public Equity Offering" means an underwritten primary public offering of
Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

   "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

   "Senior Discount Notes" means the Company's 12 1/2% Senior Discount Notes due 2008 issued in the original aggregate principal amount at maturity of $460,800,000 under an indenture dated as of January 29, 1998 between the Company and The Chase Manhattan Bank, as trustee.

   "Senior Secured Credit Facility" means the Loan and Security Agreement dated as of December 22, 1998 among KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom of Virginia, Inc. and Newcourt Commercial Finance Corporation and any other lenders or borrowers from time to time party thereto, any collateral documents, instruments and agreements executed in connection therewith and any amendments, supplements, modifications, extensions, renewals, restatements, refinancings or refundings thereof.

   "Significant Subsidiary" means, any Subsidiary that would be a "significant subsidiary" as defined in 17 CFR Part 210.1-01(w), promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

   "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

   "S&P" means Standard & Poor's Ratings Services and its successors.

   "Stated Maturity" means:

     (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

     (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

   "Strategic Investments" means:

     (i) Investments that the Board of Directors has determined in good faith will enable the Company or any of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without making such Investment, and

     (ii) Investments in entities the principal function of which is to perform research and development with respect to products and services that may be used or useful in the Telecommunications Business; provided that the Company or one of its Restricted Subsidiaries is entitled or otherwise reasonably expected to obtain rights to such products or services as a result of such Investment.

   "Strategic Subordinated Indebtedness" means Indebtedness of the Company Incurred to finance the acquisition of a Person engaged in the Telecommunications Business that by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding,
(i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company's obligations under the Notes; provided that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of Capital Stock (other than Disqualified Stock) of the Company after the Incurrence of such Indebtedness.

   "Subsidiary" means, with respect to any Person,

     (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any

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  contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, and

     (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

   "Telecommunications Business" means the development, ownership or operation of one or more telephone, telecommunications or information systems or the provision of telephony, telecommunications or information services (including, without limitation, any voice, video transmission, data or Internet services) and any related, ancillary or complementary business.

   "Temporary Cash Investment" means any of the following:

     (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency or instrumentality thereof,

     (ii) time deposit accounts, certificates of deposit, eurodollar time deposits and money market deposits maturing within 180 days or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

     (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above entered into with a bank meeting the qualifications described in clause
  (ii) above,

     (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,

     (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, and

     (vi) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(v) above.

   "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

   "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

   "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any

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Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that

     (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

     (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and

     (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below.

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

   "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

   "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of 95% or more of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Covenants

   Overview

   In the Indenture, the Company has agreed to certain covenants that limit its and its Restricted Subsidiaries' ability, among other things, to:

  .  incur additional debt;

  . pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

  .  place limitations on distributions from Restricted Subsidiaries;

  .  issue or sell capital stock of Restricted Subsidiaries;

  .  issue guarantees;

  .  sell or exchange assets;

  .  enter into transactions with shareholders and affiliates;

  .  create liens; and

  .  effect mergers.

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   In addition, if a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or a part of the Holder's Notes at a price equal to 101% of the principal amount of those Notes, plus any accrued interest to the date of repurchase.

   Limitation on Indebtedness

   1. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

   2. Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

     (i) Indebtedness of the Company or its Restricted Subsidiaries outstanding at any time in an aggregate principal amount not to exceed $100.0 million of unsubordinated Indebtedness and $100.0 million of subordinated Indebtedness, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below (and any Guarantees thereof by the Company or its Restricted Subsidiaries);

     (ii) the Incurrence by the Company of Indebtedness represented by the Notes;

     (iii) Indebtedness in existence on the Closing Date;

     (iv) Indebtedness of the Company to a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that such Indebtedness is made pursuant to an intercompany note (which, in the case of Indebtedness owed to the Company, shall be unsubordinated) and any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (iv);

     (v) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clauses (i), (iv), (vi), (viii) or (xi) of this paragraph 2) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund Indebtedness that is subordinated in right of payment to the Notes shall only be permitted under this clause (v) if:

       (A) such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and

       (B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

  provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (v);

     (vi) Indebtedness:

       (A) in respect of performance, surety, appeal bonds and completion guarantees provided in the ordinary course of business,

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       (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time (except to the extent Incurred under another clause hereof) other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

       (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

     (vii) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes or the Senior Discount Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes or the Senior Discount Notes as described below under "Defeasance";

     (viii) Guarantees of the Notes and the Senior Discount Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below and any Guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness Incurred by such Restricted Subsidiary is permitted under the terms of this covenant;

     (ix) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of acquisitions of real property, leasehold improvements, Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Company or a Restricted Subsidiary after the Closing Date;

     (x) Indebtedness of the Company not to exceed, at any one time outstanding, two times the sum of:

       (A) the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to clause (iv)(C)(2) of paragraph 1 or clause (iii) or (iv) of paragraph 2 of the "Limitation on Restricted Payments" covenant described below or clause (v) of the definition of "Permitted Investments" to make a Restricted Payment, and

       (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent such sale of Capital Stock has not been used pursuant to clause (iii) or (iv) of paragraph 2 of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness Incurred pursuant to this clause (x) does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

     (xi) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self insurance, or other

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  Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

     (xii) Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either (x) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in paragraph 1 of this covenant or (y) the Consolidated Leverage Ratio is lower (if greater than zero) or higher (if less than zero) than immediately prior to such acquisition; and

     (xiii) Strategic Subordinated Indebtedness.

   3. Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies. Accretion on an instrument issued at a discount will not be deemed to constitute an Incurrence of Indebtedness.

   4. For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the proviso in paragraph 1 above or in the clauses in paragraph 2 above, the Company, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in the proviso or one of such clauses.

   Limitation on Restricted Payments

   1. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

     (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries,

     (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary),

     (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes (other than the purchase, redemption, repurchase or other acquisition of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within six months of the date of acquisition) or

     (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

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       (A) a Default or Event of Default shall have occurred and be continuing,

       (B) the Company could not Incur at least $1.00 of Indebtedness under paragraph 1 of the "Limitation on Indebtedness" covenant, or

       (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

         (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant plus

         (2) 100% of the aggregate Net Cash Proceeds and the actual market value of marketable securities (on the date the calculation hereunder is made) received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), and the Net Cash Proceeds from any capital contributions to the Company after the Closing Date from Persons other than Subsidiaries of the Company, in each case excluding such Net Cash Proceeds to the extent used to Incur Indebtedness pursuant to clause (x) of paragraph 2 under the "Limitation on Indebtedness" covenant and excluding Net Cash Proceeds from the issuance of Capital Stock to the extent used to make a Permitted Investment in accordance with clause (v) of such defined term, plus

         (3) amounts received from Investments (other than Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

   2. The foregoing provision shall not be violated by reason of:

     (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph 1;

     (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clauses (i) or (v) of paragraph 2 of the "Limitation on Indebtedness" covenant;

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     (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

     (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

     (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

     (vi) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering;

     (vii) the repurchase, retirement or other acquisition or retirement for value of Capital Stock (or options, warrants or other rights to acquire such Capital Stock) of the Company that is not registered under the Exchange Act and is held by any current or former employee, director or consultant (or their estates or the beneficiaries of such estates) of the Company or any Subsidiary, not to exceed (A) in any calendar year $2.0 million or (B) $5.0 million in the aggregate;

     (viii) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

     (ix) repurchases of fractional shares of Capital Stock in connection with the exercise of warrants to acquire Common Stock of the Company, provided such repurchase is in compliance with the "Limitation on Transactions with Shareholders and Affiliates" covenant; and

     (x) other Restricted Payments in an aggregate amount not to exceed $2.0 million;

provided that, except in the case of clauses (i), (ii), (iii) and (iv), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

   3. Each Restricted Payment permitted pursuant to the preceding paragraph 2 (other than the Restricted Payment referred to in clauses (ii) or (viii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (iv)(c) of paragraph 1 of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is equal in right of payment with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause
(iv)(c) of paragraph 1 of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

   4. Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment by distribution, sale or otherwise (up to the amount of such Investment on the date made).

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   Limitation on Dividend and Other Payment Restrictions Affecting Restricted
   Subsidiaries

   1. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

     (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

     (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

     (iii) make loans or advances to the Company or any other Restricted Subsidiary, or

     (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

   2. The foregoing provisions shall not restrict any encumbrances or restrictions:

     (i) existing on the Closing Date in the Senior Secured Credit Facility, the Lucent Facility, the Indenture, the indenture for the Senior Discount Notes or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

     (ii) existing under or by reason of applicable law, rule, regulation or order;

     (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

     (iv) in the case of clause (iv) of paragraph 1 of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

       (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

       (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,

       (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or

       (D) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (iv) above on the property so acquired;

     (v) with respect to the Company or a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale of assets, including, without limitation, customary restrictions on the disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or the Company;

     (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued (in each case other than Indebtedness incurred under the Senior Secured Credit Facility) if:

       (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

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       (B) the encumbrance or restriction is not materially more
    disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and

       (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes;

     (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

     (ix) any encumbrances or restrictions of the type referred to in clauses
  (i)-(iv) of paragraph 1 of this covenant imposed by any amendments, modifications, renewals, restatements, increases, supplements, refundings, replacements or refinancings of the contracts referred to in clauses (i) through (viii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more disadvantageous to the Holders than those contained in the restriction prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

   3. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

   Limitation on the Issuance and Sale of Capital Stock of Restricted
   Subsidiaries

   The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

     (i) to the Company or a Wholly Owned Restricted Subsidiary;

     (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

     (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

     (iv) issuances or sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock) of a Restricted Subsidiary, provided that the Company or any Restricted Subsidiary applies an amount equal to the Net Cash Proceeds thereof in accordance with the "Limitation on Asset Sales" covenant.

   Limitation on Issuances of Guarantees by Restricted Subsidiaries

   1. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed
Indebtedness"), unless:

     (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and

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     (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph 1 shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) of the Indebtedness Incurred under the Senior Secured Credit Facility.

   2. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

   3. Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

     (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or

     (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

   Limitation on Transactions with Shareholders and Affiliates

   1. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

   2. The foregoing limitation does not limit, and shall not apply to

     (i) transactions:

       (A) approved by a majority of the disinterested members of the Board of Directors, or

       (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

     (ii) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

     (iii) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or its Restricted Subsidiaries;

     (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

     (v) any agreement as in effect as of the Closing Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect);

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     (vi) the existence of, or the performance by the Company or any of its
  Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter (so long as any such amendment is not disadvantageous to the Holders in any material respect);

     (vii) any Permitted Investments and Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; or

     (viii) the issuance of any Capital Stock (other than Disqualified Stock) of the Company.

Notwithstanding the foregoing, any transaction or series of related transactions covered by paragraph 1 of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through
(vii) of this paragraph 2 the aggregate amount of which exceeds $3.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

   Limitation on Liens

   1. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

   2. The foregoing limitation does not apply to:

     (i) Liens existing on the Closing Date or required on the Closing Date to be provided in the future;

     (ii) Liens securing obligations under the Senior Secured Credit Facility (including Liens pursuant to after-acquired clauses);

     (iii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

     (iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

     (v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (v) of paragraph 2 of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

     (vi) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under the "Limitation on Indebtedness" covenant; or

     (vii) Permitted Liens.

   Limitation on Sale-Leaseback Transactions

   1. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

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   2. The foregoing restriction does not apply to any sale-leaseback transaction if:

     (i) the lease is for a period, including renewal rights, of not in excess of three years;

     (ii) the lease secures or relates to industrial revenue or pollution control bonds;

     (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted
  Subsidiaries; or

     (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of paragraph 2 of the "Limitation on Asset Sales" covenant described below.

   Limitation on Asset Sales

   1. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

     (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and

     (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments.

   For purposes of this covenant, the following are deemed to be cash:

     (x) the principal amount or accreted value (whichever is larger) of Indebtedness of the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary has either (A) received a written release or (B) been released by operation of law, in either case, from all liability on such Indebtedness in connection with such Asset Sale and

     (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

   2. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant), then the Company shall or shall cause the relevant Restricted Subsidiary to:

     (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

       (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or

       (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Person (other than a natural person) having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and

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     (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph 3 of this "Limitation on Asset Sales" covenant.

   The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

   3. If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis, and an offer to purchase any outstanding Indebtedness with similar provisions requiring the Company to make an offer to purchase such Indebtedness, in an aggregate principal amount of the Notes and such pari passu Indebtedness equal to:

     (A) with respect to the Notes, the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such pari passu Indebtedness (the product hereinafter referred to as the "Note Amount"), and

     (B) with respect to the pari passu Indebtedness, the excess of the Excess Proceeds over the Note Amount,

at a purchase price equal to 100% of the principal amount or accreted value of such pari passu Indebtedness, as the case may be, on the relevant Payment Date or such other date set forth in the documentation governing the pari passu Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date or such other date set forth in the documentation governing the pari passu Indebtedness. If the aggregate purchase price of the Notes tendered pursuant to the Offer to Purchase is less than the Excess Proceeds, the remaining will be available for use by the Company for general corporate purposes. Upon the consummation of any Offer to Purchase in accordance with the terms of the Indenture, the amount of Net Cash Proceeds from Asset Sales subject to any future Offer to Purchase shall be deemed to be zero.

Repurchase of Notes Upon a Change of Control

   The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes on the relevant Payment Date, plus accrued interest (if any) to the Payment Date; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this covenant in the event that it has irrevocably committed to, within 90 days of such Change of Control, redeem all the Notes in accordance with the terms hereof.

   There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Commission Reports and Reports to Holders

   At all times from and after the earlier of (i) the date of the commencement of an exchange offer or the effectiveness of a Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall deliver for filing with the Commission all such reports and other information as it would be

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required to file with the Commission by Section 13(a) or 15(d) under the
Exchange Act if it were subject thereto. All references herein to reports "filed" with the Commission shall be deemed to refer to the reports then most recently delivered for filing, whether or not accepted by the Commission. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Company shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act (or, in lieu thereof, the Registration Statement on Form S-1, S-3 or S-4 filed or to be filed with the Commission in connection with the exchange offer or the Shelf Registration Statement, if such form and any amendments thereof contains comparable information). In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

Events of Default

   1. The following events are defined as "Events of Default" in the
Indenture:

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor in the Indenture or under the Notes (other than a default specified in clause
  (a) or (b) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

     (d) the Company shall have failed to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" covenant above;

     (e) the Company shall have failed to make or consummate an Offer to Purchase in accordance with the provisions of "Repurchase of Notes Upon a Change of Control" above;

     (f) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount at maturity of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

       (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or
       (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

     (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company or any of its Significant Subsidiaries to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

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     (h) a court having jurisdiction in the premises enters a decree or order for:

       (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

       (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or

       (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

     (i) the Company, the Guarantor or any Significant Subsidiary:

       (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

       (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or

       (C) effects any general assignment for the benefit of creditors; or

     (j) prior to the payment in full of the first six interest payments on the Notes, the Note Guarantee ceases to be in full force and effect or is declared null and void, or the Guarantor denies that it has any further liability under the Note Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture).

   2. If an Event of Default (other than an Event of Default specified in clause (h) or (i) above that occurs with respect to the Company or the Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (h) or (i) above occurs with respect to the Company or the Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

     (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and

     (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

   3. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any

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trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

     (i) the Holder gives the Trustee written notice of a continuing Event of Default;

     (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

     (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

   However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

   4. The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

   The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

     (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

     (iii) immediately after giving effect to such transaction on a pro forma basis,

       (A) the Company or any Person becoming the successor obligor of the Notes, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or

       (B) the Company or any Person becoming the successor obligor of the Notes, as the case may be, shall have a Consolidated Leverage Ratio no more than the greater of (I) 6:1 and (II) the Consolidated Leverage Ratio of the Company immediately prior to such transaction;


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  provided that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and

     (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is part of a plan to change the state of incorporation of the Company; and that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

   1. Defeasance and Discharge. The Indenture provides that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things,

     (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

     (B) the Company has delivered to the Trustee:

       (i) either:

         (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or

         (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, and

       (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

     (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and


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     (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge, provided that if simultaneously with the deposit of the money and/or U.S. Government Obligations referred to in (A) above, the Company has caused an irrevocable, transferable, standby letter of credit to be issued by a bank with capital and surplus exceeding the principal amount of the Notes then outstanding, expiring not earlier than 180 days from its issuance, in favor of the Trustee which permits the Trustee to draw an amount equal to the principal, premium, if any, and accrued interest on the Notes through the expiry date of the letter of credit, then the Company will be deemed to have paid and discharged any and all obligations in respect of the Notes on the date of the deposit and issuance of the letter of credit.

   2. Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clause (iii) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such other covenants and clauses (c), (d), (e), (f) and (g) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph 1 and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

   3. Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph 2 and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Modification and Waiver

   Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby,

     (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

     (ii) reduce the principal amount of, or premium, if any, or interest on, any Note,

     (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

     (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

     (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture,

     (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes or

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     (vii) reduce the percentage or aggregate principal amount of outstanding
  Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

Guarantee

   The Company's obligations under the Notes are fully and unconditionally guaranteed on an unsubordinated basis (the "Note Guarantee") by KMC Telecom Financing, Inc., a Wholly-Owned Restricted Subsidiary of the Company that has no assets, other than certain rights relating to the Pledged Securities; provided that the Note Guarantee shall not be enforceable against KMC Telecom Financing, Inc. in an amount in excess of the net worth of KMC Telecom Financing, Inc. at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Note Guarantee. Such net worth shall include any claim of KMC Telecom Financing, Inc. against the Company for reimbursement. After the first six interest payments on the Notes are paid in full, the Note Guarantee will terminate and the Guarantor will have no further obligations in respect of the Indenture or the Notes.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

   The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

Concerning the Trustee

   The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers invested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following summary sets forth the opinion of Kelley Drye & Warren LLP, counsel to the Company, as to the principal U.S. federal income tax consequences of an exchange of the original notes for the exchange notes and the ownership and disposition of the exchange notes under U.S. federal income tax laws as of the date hereof. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service will not take a contrary view, and no ruling from the Internal Revenue Service has been or will be sought by the Company.

   This summary does not purport to deal with all aspects of taxation that may be relevant to particular holders of the exchange notes in light of their personal investment or tax circumstances, or to certain types of investors (including individual retirement accounts and other tax deferred accounts, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, holders holding the exchange notes as part of a hedge, straddle or conversion transaction or holders whose functional currency is not the U.S. dollar) subject to special treatment under the U.S. federal income tax laws. In addition, except as otherwise provided, this discussion deals only with exchange notes acquired by investors at their initial issue prices in the offering of the notes, and held as capital assets within the meaning of
Section 1221 of the Code.

   For purposes of this discussion, the term "U.S. Holder" means a citizen or resident of the U.S., a corporation, limited liability company or partnership created or organized in the U.S. or under the laws of the U.S. or any political subdivision thereof, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means any person other than a U.S. Holder.

   THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT MAY VARY DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

The Exchange

   The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, there will not be any material U.S. federal income tax consequences to a holder exchanging original notes for exchange notes pursuant to the exchange offer.

   Because each exchange note is a continuation of the corresponding original note, the remainder of this discussion of certain federal income tax consideration generally refers only to "notes."

The Notes

   The Company intends to treat the notes as indebtedness for U.S. federal income tax purposes. However, it is possible that the Service will contend that the notes should be treated as an equity interest in, rather than as debt of, the Company. If the notes are treated as equity, the amount of any actual or constructive payments on a note would first be taxable to the holder as dividend income to the extent of the Company's current and accumulated earnings and profits, and then would be treated as a return of capital to the extent of the holder's tax basis in the note, with any remaining amount treated as gain from the sale of a note. As a result, until such time as the Company has earnings and profits as determined for U.S. federal income tax purposes, payments on a note treated as equity will be a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of such note in the hands of its holder (but not below zero) and any excess will be treated as gain from

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

the sale of the note. Further, any payments on the notes treated as equity to Non-U.S. Holders would not be eligible for the portfolio interest exception from U.S. withholding tax, and dividends thereon would be subject to U.S. withholding tax at a flat rate of 30% (or lower applicable treaty rate) and gain from their sale or other taxable disposition might also be subject to U.S. tax in certain circumstances. In addition, in the event of equity treatment, the Company would not be entitled to deduct interest on the notes for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes will constitute debt of the Company for such tax purposes.

Payments of Interest on the Notes

   Interest paid on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

Mandatory and Optional Redemptions

   In the event of a change of control, the Company will be required to offer to redeem all of the notes at redemption prices specified elsewhere herein. In the event that the Company receives net proceeds from certain sales of its capital stock, the Company may, at any time prior to May 15, 2002, use all or a portion of such net proceeds to redeem the notes in amounts and at redemption prices specified elsewhere herein. Under Treasury Regulations issued under provisions of the Code relating to original issue discount (the "OID Regulations"), computation of yield and maturity of the notes is not affected by such redemption rights and obligations if, based on all the facts and circumstances as of the issue date, payments on the notes are significantly more likely than not to occur in accordance with the stated payment schedule of the notes (which does not reflect a change of control or sales of certain kinds of the Company's capital stock). The Company believes, based on all of the facts and circumstances as of the issue date, it is significantly more likely than not that the notes will be paid according to their stated schedule. Therefore, the Company will not take the redemption rights and obligations into account in determining the yield and maturity of the notes.

   The Company may redeem the notes, in whole or in part, at any time on or after May 15, 2004, at redemption prices specified elsewhere herein, plus accrued and unpaid interest to the date of redemption. The OID Regulations contain rules for determining yield and maturity of any instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under the OID Regulations, solely for purposes of the accrual of OID, it is assumed that the issuer will exercise any option to redeem a debt instrument if such exercise will lower the yield-to-maturity of the debt instrument. The Company believes that it will not be presumed to redeem the notes prior to their stated maturity under the foregoing rules because the exercise of such option would not lower the yield-to-maturity of the notes.

Market Discount

   If a U.S. Holder acquires a note for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as "market discount," unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition (including a gift) of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of the note, unless the U.S. Holder elects to accrue market discount on a constant yield method based on compounding interest. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such note.

   A U.S. Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the U.S. Holder so elects, on a constant-yield basis), in which case the interest deferral rule set forth in the preceding paragraph will not apply. Such an election will apply to all market discount bonds acquired

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

by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

Amortization of Bond Premium

   A U.S. Holder that purchases a note for an amount in excess of the sum of all remaining payments due on the note after the purchase date (other than payments of qualified stated interest) will be considered to have purchased the note at a premium. Such holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note, subject to special rules for early redemption provisions. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service. A U.S. Holder that elects to amortize such premium must reduce its tax basis in the note by the amount of the premium amortized during its holding period. If a U.S. Holder does not elect to amortize bond premium, the amount of such premium will be included in the U.S. Holder's tax basis for purposes of computing gain or loss in connection with a taxable disposition of the note.

Sale or Other Disposition

   In general, upon the sale, exchange or redemption of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received on the sale, exchange or redemption (not including any amount attributable to accrued but unpaid interest) and (ii) the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be equal to the cost of the note to such U.S. Holder, increased by the amount of any market discount previously included in income by the U.S. Holder and reduced by the amount of any payment received by the U.S. Holder, other than payments of qualified stated interest, and by the amount of amortizable bond premium taken into account.

   Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or redemption of a note will be capital gain or loss. Capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to a maximum federal income tax rate of 20% if the U.S. Holder held the note for more than one year. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

   In general, payments of interest on the notes by the Company or any paying agent to a beneficial owner of a note that is a Non-U.S. Holder will not be subject to U.S. withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, within the meaning of Section 871(h)(3) of the Code, (ii) such Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are satisfied,

   A Non-U.S. Holder of a note will not be subject to U.S. income tax on gain realized on the sale, exchange or other disposition of such note unless (i) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met, (ii) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder, or (iii) the Non-U.S. Holder is subject to Code provisions applicable to certain U.S. expatriates.

   A note held by an individual who is not a citizen or resident of the U.S. at the time of his death will not be subject to U.S. estate tax as a result of such individual's death, provided that, at the time of such individual's

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death, the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the U.S.

   To satisfy the certification requirements referred to above, (i) the beneficial owner of a note must certify, under penalties of perjury, to the Company or its paying agent, as the case may be, that such owner is a Non-U.S. Holder and must provide such owner's name and address and U.S. taxpayer identification number ("TIN") (which certification may be made on IRS
Form W-8BEN), if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers securities in the ordinary course of its trade or business (a "Financial Institution") and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Company or its paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof.

   For payments made after December 31, 2000, in the case of notes held by a foreign partnership that is not a withholding foreign partnership, the partnership, in addition to providing an IRS Form W-8IMY, must attach an IRS Form W-8BEN received from each partner.

   If a Non-U.S. Holder of a note is engaged in a trade or business in the U.S. and if interest on the note or gain realized on the sale, exchange or other disposition of the note is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. withholding tax (provided that certification requirements are met), will generally be subject to regular U.S. income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described above, such a Non-U.S. Holder will be required to provide the Company with a properly executed IRS Form 4224 (or, after December 31, 2000, an IRS Form W-8ECI) in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

   Non-U.S. Holders should consult with their tax advisors regarding U.S. and foreign tax consequences with respect to the notes.

Backup Withholding and Information Reporting

   Backup withholding at a rate of 31% will apply to payments made in respect of a note to a holder that is not an "exempt recipient" and that fails to provide a TIN or certificate of exempt status or fails to report in full dividend or interest income in the manner required. Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients. Payments made in respect of a note must be reported to the Internal Revenue Service, unless the holder is an exempt recipient or otherwise establishes an exemption.

   In the case of payments of interest on a note to a Non-U.S. Holder, backup withholding and information reporting will not apply if such Non-U.S. Holder has furnished a certificate of foreign status on IRS Form W-8BEN, W-8ECI or W-8IMY or otherwise establishes an exemption (provided that neither the Company nor a paying agent has actual knowledge, or after December 31, 2000, reason to know, that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied).

   Payments of the proceeds of the sale of a note to or through a foreign office of a broker that is (i) a U.S. person, (ii) a controlled foreign corporation, (iii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the U.S. or (iv) with respect to payments made after December 31, 2000, foreign partnerships with certain connections to the U.S., are currently subject to certain information reporting requirements, but not backup withholding, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is a Non-U.S. Holder and has no actual knowledge or, after

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December 31, 2000, reason to know that such evidence is false and certain other conditions are met. Payments of the proceeds of a sale of a note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his, her or its status as a Non-U.S. Holder and satisfies certain other qualifications (and no agent or broker who is responsible for receiving or reviewing such statement has actual knowledge or, after December 31, 2000, reason to know that it is incorrect) and provides his, her or its name and address or the payee otherwise establishes an exemption.

   Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Any amounts withheld under the backup withholding rules from a payment to a holder of a note will be allowed as a refund or credit against such holder's U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.

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                             PLAN OF DISTRIBUTION

   Reference is made to "The Exchange Offer" above for a description of the exchange offer, including the purpose of the exchange offer, the basis upon which the exchange notes are offered and expenses incurred in connection with the exchange offer.

   Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for original notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the consummation of the exchange offer, and ending on the close of business six months after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

   Neither we nor any of our affiliates has entered into any arrangement or understanding with any broker-dealer to distribute the exchange notes and we will not receive any proceeds from any sale of exchange notes by any broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of the resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker or dealer and/or the purchaser of any such exchange notes. Any broker or dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of six months after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the underwriters or holders of the exchange notes.

                                 LEGAL MATTERS

   Certain legal matters in connection with the exchange offer are being passed upon for us by Kelley Drye & Warren LLP, New York, New York. Certain attorneys in the firm of Kelley Drye & Warren own an aggregate of approximately $385,000 of the partnership interests in KMC Telecommunications L.P. which owns 40,000 shares of our common stock. Certain regulatory matters are being passed upon for us by Swidler Berlin Shereff Friedman, LLP, Washington, D.C.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, as set forth in their reports. We have included our consolidated financial statements and schedule in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   We have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission covering the exchange notes, and this prospectus is part of our Registration Statement. For further information on the Company and the exchange notes, you should refer to our Registration Statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus may not contain all the information that you find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.

   We are subject to certain of the informational reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith file periodic reports and other information with the Commission. We are not, however, subject to the Commission's proxy rules and do not file proxy statements with the Commission. Such reports and other information filed by us can be inspected and copied at the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Copies of such materials may be obtained from the Public Reference Section of the Commission at prescribed rates. Information regarding the operation of the Commission's Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330.

   In the event that we cease to be subject to the informational reporting requirements of the Securities Exchange Act of 1934, we have agreed that, so long as any notes remain outstanding, we will file with the Commission and distribute to holders of the notes, copies of the financial information that would have been contained in annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that we would have been required to file with the Commission pursuant to the Securities Exchange Act of 1934. Such financial information will include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. We will also make such reports available to prospective purchasers of the notes, securities analysts and broker-dealers upon their request. In addition, we have agreed that for so long as any of the notes remain outstanding we will make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A under the Securities Act of 1933, until such time as we have either exchanged the notes for securities identical in all material respects which have been registered under the Securities Act of 1933 or until such time as the holders thereof have disposed of the notes pursuant to an effective registration statement.

                      Documents Incorporated By Reference

   The following documents and other materials, which we have filed with the Securities and Exchange Commission, are incorporated herein and specifically made a part of this prospectus by this reference:

  (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

  (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

  (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

  (4) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

  (5) Current Report on Form 8-K filed on April 29, 1999; and

  (6) Current Report on Form 8-K filed June 10, 1999.

   In addition, all documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete. In each instance, where applicable, we refer you to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

   This prospectus incorporates documents by reference that are not presented herein or delivered herewith. Copies of such documents, other than exhibits to such documents that are not specifically incorporated by reference herein, are available without charge to any person to whom this prospectus is delivered, upon written or oral request to: James D. Grenfell, Chief Financial Officer, KMC Telecom Holdings, Inc., 1545 Route 206, Suite 300, Bedminster, New Jersey 07921; tel:(908)470-2100.

                           KMC TELECOM HOLDINGS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Unaudited Condensed Consolidated Balance Sheets, December 31, 1998 and
 September 30, 1999......................................................  F-2
Unaudited Condensed Consolidated Statements of Operations, Nine Months
 Ended September 30, 1998 and 1999.......................................  F-3
Unaudited Condensed Consolidated Statements of Cash Flows, Nine Months
 Ended September 30, 1998 and 1999.......................................  F-4
Notes to Unaudited Condensed Consolidated Financial Statements...........  F-5
Report of Independent Auditors........................................... F-14
Consolidated Balance Sheets, December 31, 1997 and 1998.................. F-15
Consolidated Statements of Operations, Years Ended December 31, 1996,
 1997 and 1998........................................................... F-16
Consolidated Statements of Redeemable and Nonredeemable Equity, Years
 Ended December 31, 1996, 1997 and 1998.................................. F-17
Consolidated Statements of Cash Flows, Years Ended December 31, 1996,
 1997 and 1998........................................................... F-18
Notes to Consolidated Financial Statements............................... F-19
Independent Auditors' Report.............................................  S-1
Condensed Parent Company Financial Statements............................  S-2

                           KMC TELECOM HOLDINGS, INC.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
Assets
Current assets:
 Cash and cash equivalents..........................   $  21,181     $  21,207
 Restricted investments.............................          --        37,125
 Accounts receivable, net of allowance for doubtful
  accounts of $350 and $2,095 in 1998 and 1999,
  respectively......................................       7,539        23,810
 Prepaid expenses and other current assets..........       1,315         1,076
                                                       ---------     ---------
Total current assets................................      30,035        83,218
Investments held for future capital expenditures....      27,920        75,000
Long term restricted investments....................          --        68,348
Networks and equipment, net.........................     224,890       426,782
Intangible assets, net..............................       2,829         2,985
Deferred financing costs, net.......................      20,903        40,045
Other assets........................................       4,733         1,118
                                                       ---------     ---------
                                                       $ 311,310     $ 697,496
                                                       =========     =========
Liabilities, redeemable and nonredeemable equity
 (deficiency)
Current liabilities:
 Accounts payable...................................   $  21,052     $  33,232
 Accrued expenses...................................      10,374        49,109
 Notes payable......................................          --       125,000
                                                       ---------     ---------
Total current liabilities...........................      31,426       207,341
Notes payable.......................................      41,414            --
Senior discount notes payable.......................     267,811       292,161
Senior notes payable................................          --       275,000
                                                       ---------     ---------
Total liabilities...................................     340,651       774,502
Commitments and contingencies
Redeemable equity:
 Senior redeemable, exchangeable, PIK preferred
  stock, par value $.01 per share; authorized: -0-
  shares in 1998, 630 shares in 1999; shares issued
  and outstanding:
  Series E, -- 0 -- shares in 1998 and 63 shares in
   1999 ($62,681 liquidation preference)............          --        48,130
  Series F, -- 0 -- shares in 1998 and 43 shares in
   1999 ($42,599 liquidation preference)............          --        39,143
 Redeemable cumulative convertible preferred stock,
  par value $.01 per share 499 shares authorized;
  shares issued and outstanding:
  Series A, 124 shares in 1998 and 1999 ($12,380
   liquidation preference)..........................      30,390        50,813
  Series C, 175 shares in 1998 and 1999 ($17,500
   liquidation preference)..........................      21,643        30,727
 Redeemable common stock, 224 shares issued and
  outstanding.......................................      22,305        27,459
 Redeemable common stock warrants...................         674        11,664
                                                       ---------     ---------
Total redeemable equity.............................      75,012       207,936
                                                       ---------     ---------
Nonredeemable equity (deficiency):
 Common stock, par value $.01 per share; 3,000
  shares authorized, 614 shares and 629 shares
  issued and outstanding in 1998 and 1999,
  respectively......................................           6             6
 Additional paid-in capital.........................      13,750            --
 Unearned compensation..............................      (5,824)       (6,227)
 Accumulated deficit................................    (112,285)     (278,721)
                                                       ---------     ---------
Total nonredeemable equity (deficiency).............    (104,353)     (284,942)
                                                       ---------     ---------
                                                       $ 311,310     $ 697,496
                                                       =========     =========

                            See accompanying notes.

                           KMC TELECOM HOLDINGS, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except share and per share data)

                                                           Nine Months Ended
                                                             September 30,
                                                           -------------------
                                                             1998      1999
                                                           --------  ---------
Revenue................................................... $ 13,588  $  42,284
Operating expenses:
  Network operating costs.................................   24,577     75,209
  Selling, general and administrative.....................   15,301     41,680
  Stock option compensation expense.......................    6,594     13,240
  Depreciation and amortization...........................    5,198     19,230
                                                           --------  ---------
    Total operating expenses..............................   51,670    149,359
                                                           --------  ---------
Loss from operations......................................  (38,082)  (107,075)
Other expense.............................................       --     (4,297)
Interest income...........................................   10,349      7,035
Interest expense..........................................  (25,970)   (47,848)
                                                           --------  ---------
Net loss..................................................  (53,703)  (152,185)
Dividends and accretion on redeemable preferred stock.....  (14,157)   (42,085)
                                                           --------  ---------
Net loss applicable to common shareholders................ $(67,860) $(194,270)
                                                           ========  =========
Net loss per common share................................. $ (81.94) $ (228.20)
                                                           ========  =========
Weighted average number of common shares outstanding......  828,181    851,321
                                                           ========  =========


                            See accompanying notes.

                           KMC TELECOM HOLDINGS, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                           Nine Months Ended
                                                             September 30,
                                                          --------------------
                                                            1998       1999
                                                          ---------  ---------
Operating Activities
Net loss................................................. $ (53,703) $(152,185)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization..........................     5,198     19,230
  Non-cash interest expense..............................    22,774     40,174
  Non-cash stock option compensation expense.............     6,593     13,240
  Changes in assets and liabilities:
    Accounts receivable..................................    (3,941)   (16,271)
    Prepaid expenses and other current assets............      (354)       239
    Other assets.........................................      (584)     1,065
    Accounts payable.....................................    (2,653)    14,707
    Accrued expenses.....................................     3,571     12,585
    Due from affiliate...................................       (47)        --
                                                          ---------  ---------
Net cash used in operating activities....................   (23,146)   (67,216)
                                                          ---------  ---------
Investing Activities
Construction of networks and purchases of equipment......   (90,938)  (216,508)
Acquisitions of franchises, authorizations and related
 assets..................................................    (1,100)    (1,221)
Deposit on purchases of equipment........................    (3,055)        --
Purchases of investments, net............................   (90,000)   (47,080)
                                                          ---------  ---------
Net cash used in investing activities....................  (185,093)  (264,809)
                                                          ---------  ---------
Financing Activities
Repayment of notes payable...............................   (20,801)        --
Proceeds from issuance of preferred stock and related
 warrants, net of issuance costs.........................        --     91,235
Proceeds from issuance of common stock and warrants, net
 of issuance costs.......................................    10,000         --
Proceeds from exercise of stock options..................        --        333
Proceeds from issuance of senior discount notes, net of
 issuance costs..........................................   236,369         --
Proceeds from issuance of senior notes, net of issuance
 costs and purchase of portfolio of restricted
 investments.............................................        --    159,942
Proceeds from senior secured credit facility, net of
 issuance costs..........................................        --     82,770
Issuance costs of Lucent facility........................        --     (2,229)
Dividends on preferred stock of subsidiary...............      (592)        --
                                                          ---------  ---------
Net cash provided by financing activities................   224,976    332,051
                                                          ---------  ---------
Net increase in cash and cash equivalents................    16,737         26
Cash and cash equivalents, beginning of period...........    15,553     21,181
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $  32,290  $  21,207
                                                          =========  =========
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net of amounts
 capitalized............................................. $   3,274  $   5,751
                                                          =========  =========

                            See accompanying notes.

                          KMC TELECOM HOLDINGS, INC.

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1999

1. Basis of Presentation and Organization

   KMC Telecom Holdings, Inc. and its subsidiaries, KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom III, Inc., KMC Telecom of Virginia, Inc., and KMC Telecom Financing, Inc. are collectively referred to herein as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

   On July 1, 1999, the Company acquired all of the membership interests of KMC Services LLC from Harold N. Kamine, the Chairman of our Board of Directors, for nominal consideration. KMC Services LLC was formed to provide services to the Company and its customers, initially offering a leasing program for equipment physically installed at a customer's premises. The acquisition was accounted for as a combination of entities under common control, and no changes were made to the historical cost basis of KMC Services LLC's assets. Accordingly, during the second quarter of 1999, the Company reduced the carrying value of its $709,000 loan receivable from KMC Services LLC to an amount equal to the value of KMC Services LLC's net assets at the acquisition date. KMC Services LLC has been consolidated with the Company since July 1, 1999.

   The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include certain information and note disclosures required by generally accepted accounting principles for annual financial reporting and should be read in conjunction with the financial statements and notes thereto of KMC Telecom Holdings, Inc. as of and for the year ended December 31, 1998.

   The unaudited interim financial statements reflect all adjustments which management considers necessary for a fair presentation of the results of operations for these periods. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

   The balance sheet of KMC Telecom Holdings, Inc. at December 31, 1998 was derived from the audited consolidated balance sheet at that date.

2. Investments Held for Future Capital Expenditures

   The Company has designated certain amounts as investments held for future capital expenditures. As of September 30, 1999, the Company's investments held for future capital expenditures consisted of cash equivalents (bank term deposits and commercial paper with maturities of less than 90 days) of $69.8 million and debt securities (US government obligations and commercial bonds due within 1 year) of $5.2 million. All debt securities have been designated by the Company as held-to-maturity. Accordingly, such securities are recorded in the accompanying financial statements at amortized cost. At September 30, 1999, the carrying value of such held-to-maturity debt securities approximated their fair value.

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


3. Networks and Equipment

   Networks and equipment are comprised of the following (in thousands):

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
Fiber optic systems..................................   $ 99,502     $138,577
Telecommunications equipment.........................    115,769      162,011
Furniture and other..................................      7,340       19,209
Leasehold improvements...............................      1,177        1,555
Construction-in-progress.............................     11,770      132,703
                                                        --------     --------
                                                         235,558      454,055
Less accumulated depreciation........................    (10,668)     (27,273)
                                                        --------     --------
                                                        $224,890     $426,782
                                                        ========     ========

   Costs capitalized during the development of the Company's networks include amounts incurred related to network engineering, design and construction and capitalized interest. Capitalized interest related to the construction of the networks for the nine months ended September 30, 1998 and 1999 amounted to $2.9 million and $3.5 million, respectively.

4. Intangible Assets

   Intangible assets are comprised of the following (in thousands):

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
Franchise costs......................................   $ 1,690       $1,672
Authorizations and rights-of-way.....................     1,455        1,965
Building access agreements and other.................     1,062          697
                                                        -------       ------
                                                          4,207        4,334
Less accumulated amortization........................    (1,378)      (1,349)
                                                        -------       ------
                                                        $ 2,829       $2,985
                                                        =======       ======

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


5. Accrued Expenses

   Accrued expenses are comprised of the following (in thousands):

                                                     December 31, September 30,
                                                         1998         1999
                                                     ------------ -------------
   Accrued compensation.............................   $  4,138      $10,721
   Deferred revenue.................................      1,187        2,934
   Accrued costs related to financing activities....        380        8,423
   Accrued interest payable.........................        162       17,502
   Accrued cost of sales............................        565        2,549
   Other accrued expenses...........................      3,942        6,980
                                                       --------      -------
                                                       $ 10,374      $49,109
                                                       ========      =======

6. Lucent Loan and Security Agreement

   Lucent Loan and Security Agreement

   KMC Telecom III entered into a Loan and Security Agreement (the "Lucent Facility") dated February 4, 1999 with Lucent Technologies Inc. ("Lucent") which provides for borrowings to be used to fund the acquisition of certain telecommunications equipment and related expenses. The Lucent Facility provides for an aggregate commitment of up to $600 million, of which $250 million is currently available to purchase Lucent products. Further, up to an additional $350 million will be available upon (a) additional lenders participating in the Lucent Facility and making commitments to make loans so that Lucent's aggregate commitment does not exceed $250 million and (b) the Company satisfying certain other requirements, the most significant of which is KMC Holdings raising and contributing at least $300 million in high yield debt or equity (other than disqualified stock) to KMC Telecom III. The Lucent Facility places certain restrictions upon KMC Telecom III's ability to purchase non-Lucent equipment with proceeds from such facility. At September 30, 1999, no amounts had been borrowed under the Lucent Facility.

   Interest on borrowings under the Lucent Facility is charged, at the option of KMC Telecom III, at a floating rate of LIBOR plus the "Applicable LIBOR Margin", or at an alternative base rate plus the "Applicable Base Rate Margin" (as defined). Such margins will be increased by 0.25% until KMC Telecom III and its subsidiaries have completed systems in fourteen markets. If KMC Telecom III defaults on any payment due under the Lucent Facility, the interest rate will increase by four percentage points. If any other event of default shall occur, the interest rate will be increased by two percentage points. Interest on each LIBOR loan is payable on each LIBOR interest payment date in arrears and interest on each base rate loan is payable quarterly in arrears. KMC Telecom III must pay an annual commitment fee on the unused portion of the Lucent Facility of 1.25%.

   Loans borrowed under the Lucent Facility amortize in amounts based upon the following percentages of the aggregate amount of the loans drawn under the Lucent Facility:

           Payment Dates                                          Amortization
           -------------                                        ----------------
       May 1, 2002--February 1, 2003........................... 2.5% per quarter
       May 1, 2003--February 1, 2006........................... 5.0% per quarter
       May 1, 2006--February 1, 2007........................... 7.5% per quarter

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   KMC Holdings has unconditionally guaranteed the repayment of up to $250 million under the Lucent Facility when such repayment is due, whether at maturity, upon acceleration, or otherwise. KMC Telecom III Holdings, Inc., which owns the shares of KMC Telecom III and is wholly-owned by KMC Holdings, has pledged the shares of KMC Telecom III to Lucent to collateralize its obligations under the guaranty. In addition, KMC Telecom III has pledged all of its assets to Lucent.

   The Lucent Facility contains a number of affirmative and negative covenants including, among others, covenants restricting the ability of KMC Telecom III to consolidate or merge with any person, sell or lease assets not in the ordinary course of business, sell or enter into any long term leases of dark fiber, redeem stock, pay dividends or make any other payments (including payments of principal or interest on loans) to KMC Holdings, create subsidiaries, transfer any permits or licenses, or incur additional indebtedness or act as guarantor for the debt of any other person, subject to certain conditions.

   KMC Telecom III is required to comply with certain financial tests and maintain certain financial ratios, including, among others, a ratio of total debt to contributed capital, certain minimum revenues, maximum EBITDA losses and minimum EBITDA, maximum capital expenditures and minimum access lines, a maximum total leverage ratio, a minimum debt service coverage ratio, a minimum fixed charge coverage ratio and a maximum consolidated leverage ratio. The covenants become more restrictive upon the earlier of (i) July 1, 2002 and
(ii) after KMC Telecom III achieves positive EBITDA for two consecutive fiscal quarters.

   Failure to satisfy any of the financial covenants will constitute an event of default under the Lucent Facility, permitting the lenders to terminate the commitment and/or accelerate payment of outstanding indebtedness. The Lucent Facility also includes other customary events of default, including, without limitation, a cross-default to other material indebtedness, material undischarged judgments, bankruptcy, loss of a material franchise or material license, breach of representations and warranties, a material adverse change, and the occurrence of a change of control.

   Waiver and Amendments to Financial Covenants

   The Company obtained a waiver of compliance, for the quarter ended September 30, 1999, with certain financial covenants (related to revenue and EBITDA) contained in the Senior Secured Credit Facility (for a description of the Senior Secured Credit Facility, see Note 6 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1998). In addition, the EBITDA covenant was amended for the fourth quarter of 1999 to a level which the Company expects to achieve.

   The Company has received a signed commitment from Lucent to refinance the existing Lucent Facility upon terms which would involve the provision of additional funding to the Company and the resetting of the financial covenants for periods after the fourth quarter of 1999. The Company is currently engaged in discussions with the agents for the lenders under the Senior Secured Credit Facility which presently contemplate comparable amendments to the financial covenants in the Senior Secured Credit Facility. The Company believes that these negotiations will lead to definitive agreements during the first quarter of 2000. If, however, the Company is not successful in completing the negotiations as presently contemplated and amending the financial covenants in the Senior Secured Credit Facility and the Lucent Facility, the Company is likely to fail to comply with one or more of the covenants presently contained in those facilities for the quarter ended March 31, 2000, which failure, unless waived, would constitute a default under those credit facilities. Given that, as of this date, the Company has not yet signed definitive agreements with Lucent and the agents for the lenders under the Senior Secured Credit Facility implementing the foregoing refinancings, under applicable financial accounting standards, the

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Company was required to reclassify the $125 million outstanding at September 30, 1999 under the Senior Secured Credit Facility as current liabilities in the accompanying balance sheet. If, as expected, the Company successfully completes the contemplated refinancings of the Senior Secured Credit Facility and Lucent Facility prior to the issuance of its financial statements for the year ended December 31, 1999, the applicable accounting standards will permit it to classify the amounts outstanding under the Senior Secured Credit Facility as long-term debt in its balance sheet as of December 31, 1999. A covenant default under the Senior Secured Credit Facility or the Lucent Facility is not an automatic default under the Company's other outstanding indebtedness but, under certain circumstances, may become one, depending upon the actions of the lenders under the Senior Secured Credit Facility and Lucent Facility.

7. Interest Rate Swap Agreement

   The Company has entered into an interest rate swap agreement with a commercial bank to reduce the impact of changes in interest rates on its outstanding variable rate debt. The agreement effectively fixes the Company's interest rate on the $125 million of outstanding variable rate borrowings under the Senior Secured Credit Facility due 2007. The interest rate swap agreement terminates in April 2004. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement. However, the Company does not anticipate nonperformance by the counterparty.

8. Preferred Stock and Warrant Issuances

   Series E Preferred Stock

   On February 4, 1999, the Company issued 25,000 shares of Series E Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series E Preferred Stock") to Newcourt Commercial Finance Corporation ("Newcourt Finance"), generating aggregate gross proceeds of $22.9 million. On April 30, 1999, the Company issued an additional 35,000 shares of Series E Preferred Stock for gross proceeds of $25.9 million. The Series E Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. On or before January 15, 2004, the Company may pay dividends in cash or in additional fully paid and nonassessable shares of Series E Preferred Stock. After January 15, 2004, dividends must be paid in cash, subject to certain conditions. Unpaid dividends accrue at the dividend rate of the Series E Preferred Stock, compounded quarterly. On April 15, 1999 and July 15, 1999, the Company issued 695 shares and 1,986 shares, respectively, of Series E Preferred Stock to pay the dividends due for such periods.

   The Series E Preferred Stock must be redeemed on February 1, 2011, subject to the legal availability of funds therefor, at a redemption price, payable in cash, equal to the liquidation preference thereof on the redemption date, plus all accumulated and unpaid dividends to the date of redemption. After April 15, 2004, the Series E Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 110% of the liquidation preference of the Series E Preferred Stock plus all accrued and unpaid dividends to the date of redemption. The redemption price declines to an amount equal to 100% of the liquidation preference as of April 15, 2007.

   In addition, on or prior to April 15, 2002, the Company may, at its option, redeem up to 35% of the aggregate liquidation preference of Series E Preferred Stock with the proceeds of sales of its capital stock at a redemption price equal to 110% of the liquidation preference on the redemption date plus accrued and unpaid dividends.

   The holders of Series E Preferred Stock have voting rights in certain circumstances. Upon the occurrence of a change of control, the Company will be required to make an offer to repurchase the Series E Preferred Stock

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends to the date of purchase.

   The Series E Preferred Stock is not convertible. The Company may, at the sole option of the Board of Directors (out of funds legally available), exchange all, but not less than all, of the Series E Preferred Stock then outstanding, including any shares of Series E Preferred Stock issued as payment for dividends, for a new series of subordinated debentures (the "Exchange Debentures") issued pursuant to an exchange debenture indenture. The holders of Series E Preferred Stock are entitled to receive on the date of any such exchange, Exchange Debentures having an aggregate principal amount equal to (i) the total of the liquidation preference for each share of Series E Preferred Stock exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share.

   Series F Preferred Stock

   On February 4, 1999, the Company issued 40,000 shares of Series F Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series F Preferred Stock") to Lucent and Newcourt Finance, generating aggregate gross proceeds of $38.9 million. The Series F Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. The Company may pay dividends in cash or in additional fully paid and nonassessable shares of Series F Preferred Stock. On April 15, 1999 and July 15, 1999, the Company issued 1,112 shares and 1,486 shares, respectively, of Series F Preferred Stock to pay the dividends due for such period.

   The Series F Preferred Stock may be redeemed at any time, in whole or in part, at the option of the Company, at a redemption price equal to 110% of the liquidation preference on the redemption date plus an amount in cash equal to all accrued and unpaid dividends thereon to the redemption date. Upon the occurrence of a change of control, the Company will be required to make an offer to purchase the Series F Preferred Stock for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends to the date of purchase.

   The holders of Series F Preferred Stock have voting rights under certain circumstances.

   Upon the earlier of (i) the date that is sixty days after the date on which the Company closes an underwritten primary offering of at least $200 million of its Common Stock, pursuant to an effective registration statement under the Securities Act or (ii) February 4, 2001, any outstanding Series F Preferred Stock will automatically convert into Series E Preferred Stock, on a one for one basis.

   The Company may, at the sole option of the Board of Directors (out of funds legally available), exchange all, but not less than all, of the Series F Preferred Stock then outstanding, including any shares of Series F Preferred Stock issued as payment for dividends, for Exchange Debentures. The holders of Series F Preferred Stock are entitled to receive on the date of any such exchange, Exchange Debentures having an aggregate principal amount equal to
(i) the total of the liquidation preference for each share of Series F Preferred Stock exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share.

   Warrants

   In connection with the February 4, 1999 issuances of the Series E Preferred Stock and the Series F Preferred Stock, warrants to purchase an aggregate of 24,660 shares of Common Stock were sold to Newcourt Finance and Lucent. The aggregate gross proceeds from the sale of these warrants was approximately $3.2 million. These warrants, at an exercise price of $.01 per share, are exercisable from February 4, 2000 through February 1, 2009.

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   In addition, the Company also delivered to the Warrant Agent certificates representing warrants to purchase an aggregate of an additional 107,228 shares of Common Stock at an exercise price of $.01 per share (the "Springing Warrants"). The Springing Warrants may become issuable under the circumstances described in the following paragraph.

   If the Company fails to redeem all shares of Series F Preferred Stock prior to the date (the "Springing Warrant Date") which is the earlier of (i) the date that is sixty days after the date on which the Company closes an underwritten primary offering of at least $200 million of its Common Stock pursuant to an effective registration statement under the Securities Act or
(ii) February 4, 2001, the Warrant Agent is authorized to issue the Springing Warrants to the Eligible Holders (as defined in the warrant agreement) of the Series E and Series F Preferred Stock. In the event the Company has redeemed all outstanding shares of Series F Preferred Stock prior to the Springing Warrant Date, the Springing Warrants will not be issued and the Warrant Agent will return the certificates to the Company. To the extent the Company exercises its option to exchange all of the Series F Preferred Stock for Exchange Debentures prior to the Springing Warrant Date, the Springing Warrants will not become issuable. Therefore, as the future issuance of the Springing Warrants is entirely within the control of the Company and the likelihood of their issuance is deemed to be remote, no value has been ascribed to the Springing Warrants.

   In connection with the April 30, 1999 issuance of additional shares of the Series E Preferred Stock, warrants to purchase an aggregate of 60,353 shares of Common Stock were issued to Newcourt Finance and First Union. The aggregate gross proceeds from the sale of these warrants was approximately $9.1 million. These warrants, at an exercise price of $.01 per share, are exercisable from February 4, 2000 through February 1, 2009.

9. Service Revenues

   The Company provides on-net switched and dedicated services and resells switched services previously purchased from the incumbent local exchange carrier. On-net services include both services provided through direct connections to our own networks and services provided by means of unbundled network elements leased from the incumbent local exchange carrier.

   The Company's service revenues consist of the following (in thousands):

                                                               Nine Months Ended
                                                                 September 30,
                                                               -----------------
                                                                 1998     1999
                                                               -------- --------
   On-net..................................................... $  4,240 $ 23,992
   Resale.....................................................    9,348   18,292
                                                               -------- --------
   Total...................................................... $ 13,588 $ 42,284
                                                               ======== ========

10. Commitments and Contingencies

   Purchase Commitments

   As of September 30, 1999, the Company has outstanding commitments aggregating approximately $92.8 million related to purchases of telecommunications equipment and fiber optic cable and its obligations under its agreements with certain suppliers.

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Arbitration Award

   During the second quarter of 1999, the company recorded a $4.3 million charge to other expense in connection with an unfavorable arbitration award. The net amount due under the terms of the award was paid in full in June 1999.

   Redemption Rights

   Pursuant to a stockholders agreement, certain of the Company's stockholders and warrant holders have "put rights" entitling them to have the Company repurchase their preferred and common shares and redeemable common stock warrants for the fair value of such securities if no Liquidity Event (defined as (i) an initial public offering with gross proceeds of at least $40 million,
(ii) the sale of substantially all of the stock or assets of the Company or
(iii) the merger or consolidation of the Company with one or more other corporations) has taken place by the later of (x) October 22, 2003 or (y) 90 days after the final maturity date of the Senior Discount Notes. The restrictive covenants of the Senior Discount Notes limit the Company's ability to repurchase such securities. All of the securities subject to such "put rights" are presented as redeemable equity in the accompanying balance sheets.

   The redeemable preferred stock, redeemable common stock and redeemable common stock warrants, which are subject to the stockholders agreement, are being accreted up to their fair market values from their respective issuance dates to their earliest potential redemption date (October 22, 2003). At September 30, 1999, the aggregate redemption value of the redeemable equity was approximately $235 million, reflecting per share redemption amounts of $897 for the Series A Preferred Stock, $352 for the Series C Preferred Stock and $185 for the redeemable common stock and redeemable common stock warrants.

11. Net Loss Per Common Share

   The following table sets forth the computation of net loss per common share-basic (in thousands, except share and per share amounts):

                                                           Nine Months Ended
                                                             September 30,
                                                           -------------------
                                                             1998      1999
                                                           --------  ---------
Numerator:
  Net loss................................................ $(53,703) $(152,185)
Dividends and accretion on redeemable preferred stock.....  (14,157)   (42,085)
                                                           --------  ---------
  Numerator for net loss per common share--basic.......... $(67,860) $(194,270)
                                                           ========  =========
Denominator:
 Denominator for net loss per common share--weighted
  average number of common shares outstanding.............  828,181    851,321
                                                           ========  =========
Net loss per common share--basic.......................... $ (81.94) $ (228.20)
                                                           ========  =========

   Options and warrants to purchase an aggregate of 373,135 and 483,273 shares of common stock were outstanding as of September 30, 1998 and 1999, respectively, but a computation of diluted net loss per common share has not been presented, as the effect would be anti-dilutive.

                          KMC TELECOM HOLDINGS, INC.

                         NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


12. Louisiana Reciprocal Revenue

   During 1998 and the first nine months of 1999 the Company recognized revenue which it believed was due from incumbent local exchange carriers for terminating local traffic of Internet service providers (ISPs). The Company determined to recognize this revenue because, based upon all of the facts and circumstances known at the time, including numerous state public service commission and state and federal court decisions upholding competitive local exchange carriers' entitlement to reciprocal compensation for such calls, that realization of those amounts was reasonably assured. On October 13, 1999, however, the Louisiana Public Service Commission ruled that local traffic to ISPs in Louisiana is not eligible for reciprocal compensation. As a result of that ruling, the Company determined that it could no longer conclude that realization of amounts attributable to termination of local calls to ISPs in Louisiana was reasonably assured. Accordingly, an adjustment was recorded to reduce revenue in the 1999 Third Quarter, which reversed all reciprocal revenue recognized related to ISP traffic in Louisiana for the entire year of 1998 and the first nine months of 1999. The adjustment amounted to $4.4 million, of which $1.1 million relates to the year ended December 31, 1998 and $3.3 million relates to the nine months ended September 30, 1999.

   The Company has been advised by its regulatory counsel that this decision appears to be well out of the mainstream on the issue. To date, Louisiana is the only state which has rendered a decision, pursuant to an existing agreement, that has permitted an incumbent local exchange carrier to use a competitive local exchange carriers' facilities to complete calls without compensation to the competitive local exchange carrier. Thirty-three other states have ruled that the originating carrier must compensate the terminating carrier for such use. Many of these decisions have been affirmed by state and federal courts on appeal and none have been reversed. The Company intends to appeal the decision to the appropriate authority.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
KMC Telecom Holdings, Inc.

   We have audited the consolidated balance sheets of KMC Telecom Holdings, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, redeemable and nonredeemable equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of KMC Telecom Holdings, Inc. as of December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 2, 1999

                           KMC TELECOM HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                               December 31
                                                            -------------------
                                                              1997      1998
                                                            --------  ---------
Assets
Current assets:
  Cash and cash equivalents................................ $ 15,553  $  21,181
  Accounts receivable, net of allowance for doubtful
   accounts of $34 and $350 in 1997 and 1998,
   respectively............................................    1,318      7,539
  Prepaid expenses and other current assets................      489      1,315
                                                            --------  ---------
Total current assets.......................................   17,360     30,035
Investments held for future capital expenditures...........       --     27,920
Networks and equipment, net................................   71,371    224,890
Intangible assets, net.....................................    2,655      2,829
Deferred financing costs, net..............................    4,196     20,903
Other assets...............................................      361      4,733
                                                            --------  ---------
                                                            $ 95,943  $ 311,310
                                                            ========  =========
Liabilities, redeemable and nonredeemable equity
 (deficiency)
Current liabilities:
  Accounts payable......................................... $  5,513  $  21,052
  Accrued expenses.........................................    8,128     10,374
  Due to affiliates........................................       47         --
                                                            --------  ---------
Total current liabilities..................................   13,688     31,426
Notes payable..............................................   51,277     41,414
Subordinated notes payable.................................   10,000         --
Senior discount notes payable..............................       --    267,811
                                                            --------  ---------
Total liabilities..........................................   74,965    340,651
Commitments and contingencies
Redeemable equity:
  Redeemable cumulative convertible preferred stock, par
   value $.01 per share; 499 shares authorized; shares
   issued and outstanding:
    Series A, 124 shares in 1997 and 1998 ($12,380
     liquidation preference)...............................   18,879     30,390
    Series C, 150 shares in 1997 and 175 shares in 1998
     ($17,500 liquidation preference in 1998)..............   14,667     21,643
    Series D, 25 shares in 1997 and -0- shares in 1998.....    2,379         --
  Redeemable common stock, shares issued and outstanding,
   133 in 1997 and 224 in 1998.............................   11,187     22,305
  Redeemable common stock warrants.........................      539        674
                                                            --------  ---------
Total redeemable equity....................................   47,651     75,012
Nonredeemable equity (deficiency)
  Common stock, par value $.01 per share; 3,000 shares
   authorized, 614 shares issued and outstanding...........        6          6
  Additional paid-in capital...............................   15,374     13,750
  Unearned compensation....................................   (6,521)    (5,824)
  Accumulated deficit......................................  (35,532)  (112,285)
                                                            --------  ---------
Total nonredeemable equity (deficiency)....................  (26,673)  (104,353)
                                                            --------  ---------
                                                            $ 95,943  $ 311,310
                                                            ========  =========

                            See accompanying notes.

                           KMC TELECOM HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                   Year Ended December 31
                                                  ---------------------------
                                                   1996      1997      1998
                                                  -------  --------  --------
Revenue.......................................... $   205  $  3,417  $ 22,425
Operating expenses:
  Network operating costs........................   1,361     7,735    37,336
  Selling, general and administrative............   2,216     9,923    24,534
  Stock option compensation expense..............     240    13,870     7,080
  Depreciation and amortization..................     287     2,506     9,257
                                                  -------  --------  --------
Total operating expenses.........................   4,104    34,034    78,207
                                                  -------  --------  --------
Loss from operations.............................  (3,899)  (30,617)  (55,782)
Interest income..................................      --       513     8,818
Interest expense.................................    (596)   (2,582)  (29,789)
                                                  -------  --------  --------
Net loss.........................................  (4,495)  (32,686)  (76,753)
Dividends and accretion on redeemable preferred
 stock...........................................      --    (8,904)  (18,285)
                                                  -------  --------  --------
Net loss applicable to common shareholders....... $(4,495) $(41,590) $(95,038)
                                                  =======  ========  ========
Net loss per common share........................ $ (7.49) $ (64.93) $(114.42)
                                                  =======  ========  ========
Weighted average number of common shares
 outstanding.....................................     600       641       831
                                                  =======  ========  ========


                            See accompanying notes.

                          KMC Telecom Holdings, Inc.

                                 (See Note 1)
        Consolidated Statements of Redeemable and Nonredeemable Equity
                 Years ended December 31, 1996, 1997 and 1998
                                (in thousands)

                                                 Redeemable Equity
                  --------------------------------------------------------------------------------
                                Preferred Stock
                  --------------------------------------------
                     Series A       Series C       Series D          Common Stock         Total
                  -------------- -------------- --------------  ----------------------- Redeemable
                  Shares Amount  Shares Amount  Shares Amount   Shares Amount  Warrants   Equity
                  ------ ------- ------ ------- ------ -------  ------ ------- -------- ----------
Balance,
December 31,
1995............    --   $    --   --   $    --   --   $    --    --   $    --  $   --   $    --
Change in
authorized
capital.........
Conversion of
stockholder"s
loan and related
imputed interest
to equity.......
Issuance of
common stock....
Issuance of
stock options to
employees.......
Amortization of
unearned
compensation....
Fair value of
stock options
issued to non-
employees.......
Reclassification
of deficit
accumulated
through date of
termination of
Subchapter S
election........
Net loss........
                   ---   -------  ---   -------  ---   -------   ---   -------  ------   -------
Balance,
December 31,
1996............    --        --   --        --   --        --    --        --      --        --
Conversion of
convertible
notes payable to
Series A
Preferred
Stock...........   124    11,519                                                          11,519
Issuance of
warrants........                                                                 2,025     2,025
Issuance of
common stock and
exercise of
warrants........                                                 133    10,863  (1,500)    9,363
Issuance of
Series C
Preferred
Stock...........                  150    14,199                                           14,199
Issuance of
Series D
Preferred
Stock...........                                  25     2,299                             2,299
Accretion on
redeemable
equity..........           7,360            468             80             324      14     8,246
Issuance and
adjustment to
fair value of
stock options to
employees.......
Amortization of
unearned
compensation....
Increase in fair
value of stock
options issued
to
non-employees...
Net loss........
                   ---   -------  ---   -------  ---   -------   ---   -------  ------   -------
Balance,
December 31,
1997............   124    18,879  150    14,667   25     2,379   133    11,187     539    47,651
Conversion of
Series D
Preferred Stock
to Series C
Preferred
Stock...........                   25     2,379  (25)   (2,379)                               --
Issuance of
common stock....                                                  91     9,500             9,500
Accretion on
redeemable
equity..........          11,511          4,597                          1,618     135    17,861
Payment of
dividends on
preferred stock
of subsidiary...
Issuance of
warrants........
Cancellation of
KMC Telecom
stock options...
Issuance and
adjustment to
fair value of
stock options to
employees.......
Issuance and
adjustment to
fair value of
stock options to
non-employees...
Amortization of
unearned
compensation....
Net loss........
                   ---   -------  ---   -------  ---   -------   ---   -------  ------   -------
Balance,
December 31,
1998............   124   $30,390  175   $21,643  --    $    --   224   $22,305  $  674   $75,012
                   ===   =======  ===   =======  ===   =======   ===   =======  ======   =======
                                       Nonredeemable Equity
                  --------------------------------------------------------------
                                                                       Total
                                                                        Non-
                  Common Stock  Additional                           redeemable
                  -------------  Paid-in     Unearned   Accumulated    Equity
                  Shares Amount  Capital   Compensation   Deficit   (Deficiency)
                  ------ ------ ---------- ------------ ----------- ------------
Balance,
December 31,
1995............    --    $--    $     2     $    --     $  (1,625)  $  (1,623)
Change in
authorized
capital.........   560      6         (6)                                   --
Conversion of
stockholder"s
loan and related
imputed interest
to equity.......                   2,267                                 2,267
Issuance of
common stock....    40             4,000                                 4,000
Issuance of
stock options to
employees.......                   1,283      (1,283)                       --
Amortization of
unearned
compensation....                                  44                        44
Fair value of
stock options
issued to non-
employees.......                     196                                   196
Reclassification
of deficit
accumulated
through date of
termination of
Subchapter S
election........                  (3,274)                    3,274          --
Net loss........                                            (4,495)     (4,495)
                  ------ ------ ---------- ------------ ----------- ------------
Balance,
December 31,
1996............   600      6      4,468      (1,239)       (2,846)        389
Conversion of
convertible
notes payable to
Series A
Preferred
Stock...........
Issuance of
warrants........
Issuance of
common stock and
exercise of
warrants........    14
Issuance of
Series C
Preferred
Stock...........
Issuance of
Series D
Preferred
Stock...........
Accretion on
redeemable
equity..........                  (8,246)                               (8,246)
Issuance and
adjustment to
fair value of
stock options to
employees.......                  14,296     (14,296)                       --
Amortization of
unearned
compensation....                               9,014                     9,014
Increase in fair
value of stock
options issued
to
non-employees...                   4,856                                 4,856
Net loss........                                           (32,686)    (32,686)
                  ------ ------ ---------- ------------ ----------- ------------
Balance,
December 31,
1997............   614      6     15,374      (6,521)      (35,532)    (26,673)
Conversion of
Series D
Preferred Stock
to Series C
Preferred
Stock...........
Issuance of
common stock....
Accretion on
redeemable
equity..........                 (17,861)                              (17,861)
Payment of
dividends on
preferred stock
of subsidiary...                    (592)                                 (592)
Issuance of
warrants........                  10,446                                10,446
Cancellation of
KMC Telecom
stock options...                 (26,191)      4,845                   (21,346)
Issuance and
adjustment to
fair value of
stock options to
employees.......                  27,906     (27,906)                       --
Issuance and
adjustment to
fair value of
stock options to
non-employees...                   4,668                                 4,668
Amortization of
unearned
compensation....                              23,758                    23,758
Net loss........                                           (76,753)    (76,753)
                  ------ ------ ---------- ------------ ----------- ------------
Balance,
December 31,
1998............   614    $ 6    $13,750     $(5,824)    $(112,285)  $(104,353)
                  ====== ====== ========== ============ =========== ============

                            See accompanying notes.

                           KMC TELECOM HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                  Year ended December 31
                                                -----------------------------
                                                  1996      1997      1998
                                                --------  --------  ---------
Operating activities
Net loss....................................... $ (4,495) $(32,686) $ (76,753)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization................      287     2,506      9,257
  Non-cash interest expense....................      698       610     25,356
  Non-cash stock option compensation expense...      240    13,870      7,080
  Changes in assets and liabilities:
    Accounts receivable........................      (23)   (1,296)    (6,221)
    Prepaid expenses and other current assets..     (138)     (346)      (826)
    Accounts payable...........................      789     2,934      7,449
    Accrued expenses...........................      417     6,062      2,953
    Due to affiliates..........................     (410)      (35)       (47)
    Other assets...............................      (52)     (295)    (1,821)
                                                --------  --------  ---------
Net cash used in operating activities..........   (2,687)   (8,676)   (33,573)
                                                --------  --------  ---------
Investing activities
Construction of networks and purchases of
 equipment.....................................   (9,111)  (59,146)  (148,580)
Acquisitions of franchises, authorizations and
 related assets................................   (1,063)   (1,846)    (1,147)
Cash paid for acquisition of Melbourne
 Network.......................................       --    (2,000)        --
Deposit on purchases of equipment..............       --        --     (2,551)
Purchase of investments, net...................       --        --    (27,920)
                                                --------  --------  ---------
Net cash used in investing activities..........  (10,174)  (62,992)  (180,198)
                                                --------  --------  ---------
Financing activities
Proceeds from stockholder loans................    3,542        --         --
Repayment of stockholder loans.................   (4,181)       --         --
Proceeds from notes payable, net of issuance
 costs.........................................   10,953    59,873        938
Proceeds from issuance of common stock and
 warrants, net of issuance costs...............    4,000     9,363     20,446
Proceeds from issuance of preferred stock, net
 of issuance costs.............................       --    16,498         --
Issuance costs of senior secured credit
 facility......................................       --        --     (6,515)
Repayment of notes payable.....................       --        --    (20,801)
Proceeds from issuance of senior discount
 notes, net of issuance costs..................       --        --    225,923
Dividends on preferred stock of subsidiary.....       --        --       (592)
                                                --------  --------  ---------
Net cash provided by financing activities......   14,314    85,734    219,399
                                                --------  --------  ---------
Net increase in cash and cash equivalents......    1,453    14,066      5,628
Cash and cash equivalents, beginning of year...       34     1,487     15,553
                                                --------  --------  ---------
Cash and cash equivalents, end of year......... $  1,487  $ 15,553  $  21,181
                                                ========  ========  =========
Supplemental disclosure of cash flow
 information
Cash paid during the year for interest, net of
 amounts capitalized........................... $     97  $    766  $   4,438
                                                ========  ========  =========

                            See accompanying notes.

                          KMC TELECOM HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

   KMC Telecom Holdings, Inc. ("KMC Holdings") is a holding company formed during 1997 primarily to own all of the shares of its operating subsidiaries, KMC Telecom Inc. ("KMC Telecom"), KMC Telecom II, Inc. ("KMC Telecom II"), KMC Telecom III, Inc. ("KMC Telecom III") and KMC Telecom of Virginia Inc. On September 22, 1997, the stockholders of KMC Telecom exchanged all of their KMC Telecom common and preferred stock for equal numbers of shares of common and preferred stock of KMC Holdings. The merger was accounted for as an exchange of shares between entities under common control, and no changes were made to the historical cost basis of KMC Telecom's net assets.

   KMC Holdings and its direct and indirect wholly-owned subsidiaries, KMC Telecom, KMC Telecom II, KMC Telecom III and KMC Telecom of Virginia, Inc. are collectively referred to herein as the Company.

   The predecessors to KMC Telecom, Kamine Multimedia Corp. and KMC Southeast Corp. (the "Predecessors") were incorporated in the state of Delaware on May 10, 1994 and April 19, 1995, respectively, and all of the outstanding common stock of each company was owned by Harold N. Kamine ("Kamine"). Effective May 23, 1996, Kamine Multimedia Corp. was merged into KMC Southeast Corp., and the surviving corporation was renamed KMC Telecom Inc. The merger was accounted for as a combination of entities under common control, and the net assets of Kamine Multimedia Corp. were transferred at their historical cost in a manner similar to that in pooling of interests accounting.

   The Company is a facilities-based competitive local exchange carrier ("CLEC") providing telecommunications and data services to its customers; principally business, government and institutional end-users, as well as Internet service providers, long distance companies and wireless service providers, primarily in the Southeastern and Midwestern United States.

2. Summary of Significant Accounting Policies

   Basis of Presentation

   As noted above, effective May 23, 1996, KMC Telecom was the successor resulting from the merger of the Predecessors, and effective September 22, 1997, KMC Telecom became a wholly-owned subsidiary of KMC Holdings. The accompanying financial statements include the consolidated financial position and results of operations of KMC Holdings and its subsidiaries subsequent to September 22, 1997, the results of operations of KMC Telecom from May 23, 1996, and the combined results of operations of the Predecessors from January 1, 1996. All significant intercompany transactions and balances have been eliminated.

   Cash and Cash Equivalents

   The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

   Investments Held for Future Capital Expenditures

   The Company has designated certain amounts as investments held for future capital expenditures. As of December 31, 1998, the Company's investments held for future capital expenditures consisted of cash equivalents (bank term deposits and commercial paper with maturities of less than 90 days) of $11.2 million and debt securities (U.S. government obligations and commercial bonds due within 1 year) of $16.7 million. All debt securities have been designated by the Company as held-to-maturity. Accordingly, such securities are recorded

                          KMC TELECOM HOLDINGS, INC.

in the accompanying December 31, 1998 financial statements at amortized cost. At December 31, 1998, the carrying value of such held-to-maturity debt securities approximated their fair value.

   Networks and Equipment

   Networks and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets using the straight-line method for financial statement reporting purposes.

   The estimated useful lives of the Company's principal classes of assets are as follows:

   Networks:
     Fiber optic systems.......................................... 20 years
     Telecommunications equipment................................. 10 years
   Furniture and fixtures......................................... 5 years
   Leasehold improvements......................................... Life of lease

   Intangible Assets

   Costs incurred in developing new networks or expanding existing networks, including negotiation of rights-of-way and obtaining regulatory authorizations are capitalized and amortized over the initial term of the agreements, which generally range from 2 to 15 years. Costs incurred to obtain city franchises are capitalized by the Company and amortized over the initial term of the franchises, which generally range from 2 to 15 years.

   Deferred Financing Costs

   The Company capitalizes issuance costs related to its debt. Such costs are amortized utilizing the interest method over the lives of the related debt. The related amortization is included as a component of interest expense, and amounted to $189,000, $561,000 and $2,279,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

   Other Assets

   Other assets are comprised principally of non-refundable deposits for the purchase of switching equipment, employee loans, security deposits and other deposits.

   Revenue Recognition

   Revenue is recognized in the period the service is provided. Unbilled revenue included in accounts receivable represents revenue earned for services which will be billed in the succeeding month and totaled $1,272,000 at December 31, 1998. The Company generally invoices customers one month in advance for recurring services resulting in deferred revenue of $1,187,000 at December 31, 1998.

   Net Loss Per Common Share

   Earnings per share are calculated in accordance with FASB Statement No. 128, Earnings per Share ("Statement 128"). All earnings per share amounts for all periods have been presented in accordance with the provisions of Statement
128. Diluted earnings per share have not been presented for any period, as the impact of including outstanding options and warrants would be anti-dilutive. The Predecessors' earnings per share have been computed as if the May 23, 1996 merger had occurred as of January 1, 1996.

                          KMC TELECOM HOLDINGS, INC.

   Income Taxes

   The Company uses the liability method to account for income taxes. Deferred taxes are recorded based upon differences between the financial statement and tax basis of assets and liabilities.

   Advertising Costs

   Advertising costs are included in selling, general and administrative expenses and charged to expense as incurred. For the years ended December 31, 1997 and 1998, such costs were $66,000 and $2,769,000, respectively.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Impairment of Long-Lived Assets

   The Company records impairment losses on long-lived assets used in operations or expected to be disposed of when events and circumstances indicate that the cash flows expected to be derived from those assets are less than the carrying amounts of those assets. No such events and circumstances have occurred.

   Stock-Based Compensation

   As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation ("Statement 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock-based compensation. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant, and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the grant date. As more fully described in Note 7, the Company's outstanding stock options are not considered fixed options under APB 25. The Company accounts for non-employee stock-based compensation in accordance with Statement 123.

   Comprehensive Income

   In 1998, the Company adopted FASB Statement No. 130, Reporting
Comprehensive Income, which established new rules for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement has no effect on the Company's financial statement presentation because the Company presently has no items of comprehensive income.

   Segment Reporting

   In 1998, the Company adopted FASB Statement No. 131, Disclosures About Segments of an Enterprise and Related Information ("Statement 131"). Statement 131 uses a management approach to report financial and descriptive information about an entity's operating segments. Operating segments are revenue-producing components of an enterprise for which separate financial information is produced internally for the entity's management. Under this definition, the Company operated within a single segment for all periods presented.

                          KMC TELECOM HOLDINGS, INC.

   Recently Issued Accounting Pronouncements

   In January 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, which is effective for fiscal years beginning after December 15, 1998. This statement requires costs of start-up activities to be expensed as incurred. The Company does not anticipate that the adoption of this statement will have any effect on its results of operations or financial position, because the Company currently expenses such costs.

   In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Company expects to adopt the new Statement effective January 1, 2000. This statement will require the Company to recognize all derivatives on the balance sheet at fair value. The Company does not anticipate that the adoption of this statement will have a significant effect on its results of operations or financial position, because the Company presently has no derivatives.

3. Networks and Equipment

   Networks and equipment are comprised of the following:

                                                                December 31
                                                              -----------------
                                                               1997      1998
                                                              -------  --------
                                                               (in thousands)
   Fiber optic systems....................................... $29,837  $ 99,502
   Telecommunications equipment..............................  18,052   115,769
   Furniture and fixtures....................................   1,518     7,340
   Leasehold improvements....................................     792     1,177
   Construction-in-progress..................................  23,556    11,770
                                                              -------  --------
                                                               73,755   235,558
   Less accumulated depreciation.............................  (2,384)  (10,668)
                                                              -------  --------
                                                              $71,371  $224,890
                                                              =======  ========

   Costs capitalized during the development of the Company's networks include amounts incurred related to network engineering, design and construction and capitalized interest. Capitalized interest related to the construction of the networks during the years ended December 31, 1996, 1997 and 1998 amounted to $103,000, $854,000 and $5,133,000, respectively.

   For the years ended December 31, 1996, 1997 and 1998, depreciation expense was $260,000, $2,122,000 and $8,284,000, respectively.

4. Intangible Assets

   Intangible assets are comprised of the following:

                                                                 December 31
                                                                ---------------
                                                                 1997    1998
                                                                ------  -------
                                                                (in thousands)
   Franchise costs............................................. $1,342  $ 1,690
   Authorizations and rights-of-ways...........................  1,151    1,455
   Building access agreements and other........................    567    1,062
                                                                ------  -------
                                                                 3,060    4,207
   Less accumulated amortization...............................   (405)  (1,378)
                                                                ------  -------
                                                                $2,655  $ 2,829
                                                                ======  =======

                          KMC TELECOM HOLDINGS, INC.

5. Accrued Expenses

   Accrued expenses are comprised of the following:

                                                                  December 31
                                                                 --------------
                                                                  1997   1998
                                                                 ------ -------
                                                                 (in thousands)
   Accrued compensation......................................... $1,179 $ 4,138
   Deferred revenue.............................................    498   1,187
   Other accrued expenses.......................................  6,451   5,049
                                                                 ------ -------
                                                                 $8,128 $10,374
                                                                 ====== =======

6. Long-Term Debt

   Senior Secured Credit Facility

   On September 22, 1997, KMC Telecom and KMC Telecom II entered into an Amended and Restated Loan and Security Agreement (the "AT&T Facility") with AT&T Commercial Finance Corporation ("AT&T Finance") which provided for borrowings up to an aggregate of $70 million.

   On December 22, 1998, KMC Telecom, KMC Telecom II and KMC Telecom of Virginia (the "Borrowers"), refinanced and expanded the AT&T Facility by entering into a Loan and Security Agreement (the "Senior Secured Credit Facility") with AT&T Finance, First Union National Bank, General Electric Capital Corporation ("GECC") and Canadian Imperial Bank of Commerce (the "Lenders"). Under the Senior Secured Credit Facility, the Lenders agreed to lend the Borrowers up to an aggregate of $250 million initially to be used for the construction and expansion of fiber optic telecommunications networks in certain markets and for payment of transaction fees and expenses and, subject to the attainment of certain financial conditions, for working capital and general corporate purposes.

   The Senior Secured Credit Facility includes a $175 million eight year revolving loan (the "Revolver") and a $75 million eight and one half year term loan (the "Term Loan"). At December 31, 1998, an aggregate of $41.4 million was outstanding under this facility.

   The Senior Secured Credit Facility will mature no later than July 1, 2007. The outstanding principal balance of the Term Loan is payable in twenty consecutive quarterly installments of $188,000 beginning on April 1, 2002 and two final installments of $35.6 million each on April 1, 2007 and July 1, 2007. The aggregate commitment of the Lenders under the Revolver will be reduced on each payment date beginning April 1, 2002. The initial quarterly commitment reductions are 2.5%, increasing to 5% on April 1, 2003 and further increasing to 7.5% on April 1, 2006. Commencing on April 1, 2002, the aggregate Revolver commitment will be further reduced by an amount equal to 50% of excess operating cash flows (as defined in the facility) for the prior fiscal year until the Borrowers achieve and maintain for at least two consecutive fiscal quarters certain financial conditions. Additionally, in the event certain principal amounts due under the Revolver are repaid and not reborrowed within 120 days of such repayment, then the aggregate commitment under the Revolver will be reduced by such amount.

   Borrowings under the Senior Secured Credit Facility will bear interest payable at the Borrowers' option, at (a) the "Applicable Base Rate Margin" (which generally ranges from 1.75% to 3.25%) plus the greater of (i) the administrative agent's prime rate or (ii) the overnight federal funds rate plus .5% or (b) the "Applicable LIBOR Margin" (which generally ranges from 2.75% to 4.25%) plus LIBOR, as defined. If the Borrowers default on any interest or principal payment due under the Senior Secured Credit Facility, the interest rate will increase by four percentage points. If any other event of default shall occur, the interest rate will be increased by two

                          KMC TELECOM HOLDINGS, INC.

percentage points. Interest on each LIBOR loan is payable on each LIBOR interest payment date in arrears and interest on each base rate loan is payable quarterly in arrears. Interest on borrowings outstanding at December 31, 1998 was based on LIBOR, and the Borrowers were being charged at an annual rate of 9.38%. The Borrowers must pay an annual commitment fee on the unused portion of the Senior Secured Credit Facility ranging from .75% to 1.25%.

   KMC Holdings has unconditionally guaranteed the repayment of the Senior Secured Credit Facility when such repayment is due, whether at maturity, upon acceleration, or otherwise. KMC Holdings has pledged the shares of each of the Borrowers to the Lenders to collateralize its obligations under the guaranty. In addition, the Borrowers have each pledged all of their assets to the Lenders.

   The Senior Secured Credit Facility contains a number of affirmative and negative covenants including, among others, covenants restricting the ability of the Borrowers to consolidate or merge with any person, sell or lease assets not in the ordinary course of business, sell or enter into long term leases of dark fiber, redeem stock, pay dividends or make any other payments (including payments of principal or interest on loans) to KMC Holdings, create subsidiaries, transfer any permits or licenses, or incur additional indebtedness or act as guarantor for the debt of any person, subject to certain conditions.

   The Borrowers are required to comply with certain financial tests and maintain certain financial ratios, including, among others, a ratio of total debt to contributed capital, certain minimum revenues, maximum EBITDA losses and minimum EBITDA, maximum capital expenditures and minimum access lines, a maximum total leverage ratio, a minimum debt service coverage ratio, a minimum fixed charge coverage ratio and a maximum consolidated leverage ratio. The covenants become more restrictive upon the earlier of (i) June 30, 2001 and
(ii) after the Borrowers achieve positive EBITDA on a combined basis for two consecutive fiscal quarters.

   Failure to satisfy any of the financial covenants will constitute an event of default under the Senior Secured Credit Facility permitting the Lenders, after notice, to terminate the commitment and/or accelerate payment of outstanding indebtedness. The Senior Secured Credit Facility also includes other customary events of default, including, without limitation, a cross-default to other material indebtedness, material undischarged judgments, bankruptcy, loss of a material franchise or material license, breach of representations and warranties, a material adverse change, and the occurrence of a change of control.

   Senior Discount Notes

   On January 29, 1998, KMC Holdings sold 460,800 units, each unit consisting of a 12 1/2% senior discount note with a principal amount at maturity of $1,000 due 2008 pursuant to the Senior Discount Note Indenture between KMC Holdings and the Chase Manhattan Bank, as trustee (the "Senior Discount Notes"), and one warrant to purchase .21785 shares of Common Stock of KMC Holdings at an exercise price of $.01 per share. The gross and net proceeds of the offering were approximately $250.0 million and $236.4 million, respectively. A substantial portion of the net proceeds of the offering have been loaned by KMC Holdings to its subsidiaries. On August 11, 1998, KMC Holdings consummated an offer to exchange the notes issued on January 29, 1998 for $460.8 million aggregate principal amount at maturity of notes that had been registered under the Securities Act of 1933 (as used below and elsewhere herein, "Senior Discount Notes" includes the original notes and the exchange notes).

   The Senior Discount Notes are unsecured, unsubordinated obligations of the Company and mature on February 15, 2008. The Senior Discount Notes were sold at a substantial discount from their principal amount at maturity, and there will not be any payment of interest on the Senior Discount Notes prior to August 15, 2003. The Senior Discount Notes will fully accrete to face value on February 15, 2003. From and after February 15,

                          KMC TELECOM HOLDINGS, INC.

2003, the Senior Discount Notes will bear interest, which will be payable in cash, at the rate of 12.5% per annum on February 15 and August 15 of each year, commencing August 15, 2003. The Company is accreting the initial carrying value of the Senior Discount Notes to their aggregate face value over the term of the debt at its effective interest rate of 13.7%.

   The Senior Discount Notes are redeemable, at the Company's option, in whole or in part, on or after February 15, 2003 and prior to maturity, at redemption prices equal to 106.25% of the aggregate principal amount at maturity, plus accrued and unpaid interest, if any, to the redemption date, declining to 100% of the aggregate principal amount at maturity, plus accrued and unpaid interest as of February 15, 2006.

   In addition, at any time prior to April 15, 2000, the Company may redeem up to 35% of the aggregate principal amount at maturity of the Senior Discount Notes with the net proceeds from the sale of common equity at a redemption price of 112.50% of their accreted value on the redemption date.

   The indebtedness evidenced by the Senior Discount Notes ranks pari passu in right of payment with all existing and future unsubordinated, unsecured indebtedness of KMC Holdings and senior in right of payment to all existing and future subordinated indebtedness of KMC Holdings. However, KMC Holdings is a holding company and the Senior Discount Notes are, therefore, effectively subordinated to all existing and future liabilities (including trade payables) of its subsidiaries.

   Within 30 days of the occurrence of a Change of Control (as defined in the Senior Discount Note Indenture), the Company must offer to purchase for cash all Senior Discount Notes then outstanding at a purchase price equal to 101% of the accreted value thereof, plus accrued interest. The Company's ability to comply with this requirement is subject to certain restrictions contained in the Senior Secured Credit Facility.

   The Senior Discount Note Indenture contains events of default, including, but not limited to, (i) defaults in the payment of principal, premium or interest, (ii) defaults in compliance with covenants contained in the Senior Discount Note Indenture, (iii) cross defaults on more than $5 million of other indebtedness, (iv) failure to pay more than $5 million of judgments that have not been stayed by appeal or otherwise and (v) the bankruptcy of KMC Holdings or certain of its subsidiaries. The Senior Discount Note Indenture restricts, among other things, the ability of KMC Holdings to incur additional indebtedness, create liens, engage in sale-leaseback transactions, pay dividends or make distributions in respect of capital stock, make investments or certain other restricted payments, sell assets of KMC Holdings, redeem capital stock, issue or sell stock of restricted subsidiaries, enter into transactions with stockholders or affiliates or effect a consolidation or merger. The Senior Discount Note Indenture permits KMC Holdings' subsidiaries to be deemed unrestricted subsidiaries and, thus, not subject to the restrictions of the Senior Discount Note Indenture.

   The Senior Discount Notes are "applicable high yield discount obligations" ("AHYDOs"), as defined in the Internal Revenue Code of 1986, as amended. Under the rules applicable to AHYDOs, a portion of the original issue discount ("OID") that accrues on the Senior Discount Notes will not be deductible by the Company at any time. Any remaining OID on the Senior Discount Notes will not be deductible by the Company until such OID is paid.

   Other Indebtedness

   On September 22, 1997, KMC Telecom and KMC Telecom II obtained a subordinated term loan (the "Supplemental AT&T Facility") from AT&T Finance with an original principal amount of $10 million. The Supplemental AT&T Facility was, by its terms, due in full upon the closing of a debt offering with gross cash proceeds of at least $50 million. On January 29, 1998, the entire $10 million outstanding under this facility was repaid in full with a portion of the proceeds of the Company's issuance of Senior Discount Notes and warrants.

                          KMC TELECOM HOLDINGS, INC.

   During 1996, KMC Telecom issued convertible secured notes payable aggregating $11,894,000 and $106,000 to two entities, Nassau Capital Partners L.P. and NAS Partners I L.L.C. ("Nassau Capital" and "Nassau Partners", respectively, collectively referred to as "Nassau") (such notes are collectively referred to herein as the "Convertible Notes".) On January 21, 1997, the Convertible Notes, including accrued interest through that date, aggregating approximately $12,380,000 were converted into 123,800 shares of Series A Cumulative Convertible Preferred Stock of KMC Telecom (such stock was subsequently exchanged for an equal number of shares of Series A Preferred Stock of KMC Holdings on September 22, 1997).

7. Redeemable and Nonredeemable Equity

   KMC Telecom Preferred Stock

   On January 21, 1997, the Convertible Notes were converted into 123,800 shares of Series A Cumulative Convertible Preferred Stock of KMC Telecom with an aggregate liquidation value of $12,380,000. Effective September 22, 1997, all of the shares of Series A Cumulative Convertible Preferred Stock of KMC Telecom were exchanged for an equal number of shares of Series A Cumulative Convertible Preferred Stock of KMC Holdings.

   Pursuant to an agreement with Nassau, all dividends accumulated on the Series A Cumulative Convertible Preferred Stock of KMC Telecom through September 22, 1997 ($592,000) were paid upon the closing of KMC Holdings' issuance of Senior Discount Notes and warrants on January 29, 1998.

   Series A Preferred Stock

   There are 123,800 shares of Series A Cumulative Convertible Preferred Stock of KMC Holdings ("Series A Preferred Stock") authorized and outstanding. Series A Preferred Stock has a liquidation preference of $100 per share and an annual dividend equal to 7.0% of the liquidation preference, payable quarterly, when and if declared by the Board of Directors out of funds legally available therefor. Unpaid dividends accumulate and the unpaid amount increases at the annual rate of 7.0%, compounded quarterly. All accumulated but unpaid dividends will be paid upon the occurrence of a Realization Event (defined as (i) an initial public offering with gross proceeds of at least $40 million or (ii) sale of substantially all the assets or stock of the Company or the merger or consolidation of the Company into one or more other corporations). As of December 31, 1998, dividends in arrears on the Series A Preferred Stock aggregated $1,144,000. Notwithstanding the foregoing, pursuant to an agreement among Nassau and the Company, Nassau has agreed to forego the payment of dividends from September 22, 1997 through the date on which Nassau disposes of its interest in the Company; provided that at the time of such disposition, Nassau has received not less than a 10% annual compound rate of return during the period it held the Series A Preferred Stock.

   Series A Preferred Stock is convertible into Common Stock at a conversion price equal to $20.63 per share of Common Stock, subject to adjustment upon the occurrence of certain events. Holders of Series A Preferred Stock may convert all or part of such shares to Common Stock. Upon conversion, subject to the aforementioned agreement to forego the payment of dividends, the holders are entitled to receive a cash payment of the accumulated but unpaid dividends; provided, however, that the Company may substitute common shares having a fair market value equal to the amount of such cash payment if the conversion occurs before a Realization Event. Series A Preferred Stock will automatically convert into Common Stock upon the occurrence of a Qualified Public Offering (defined as the first sale of Common Stock pursuant to a registration statement filed under the Securities Act of 1933 in which the Company receives gross proceeds of at least $40 million, provided that the per share price at which such shares are sold in such offering is at least four times the conversion price of the Series A Preferred Stock).

                          KMC TELECOM HOLDINGS, INC.

   The holders of Series A Preferred Stock, except as otherwise provided in the Company's Certificate of Incorporation, are entitled to vote on all matters voted on by holders of Common Stock. Each share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible. Without the prior consent of two-thirds of the shares of Series A Preferred Stock, among other things, the Company may not increase the number of shares of preferred stock (of whatever series) authorized for issuance, or declare or pay any dividends on shares of Common Stock or other junior shares. As discussed under "Redemption Rights" below, the holders of Series A Preferred Stock have certain redemption rights. Accordingly, such stock has been reflected as redeemable equity in the accompanying financial statements.

   Series C Preferred Stock

   There are 350,000 shares of Series C Cumulative Convertible Preferred Stock of KMC Holdings ("Series C Preferred Stock") authorized, of which 175,000 shares are outstanding at December 31, 1998. 150,000 of such shares were issued in November 1997, generating aggregate gross proceeds of $15 million and the remaining 25,000 shares were issued in January 1998 upon the conversion of an equal number of shares of Series D Preferred Stock. Series C Preferred Stock has a liquidation preference of $100 per share and an annual dividend equal to 7.0% of the liquidation preference, payable quarterly, when and if declared by the Board of Directors out of funds legally available therefor. Unpaid dividends accumulate and the unpaid amount increases at the annual rate of 7.0%, compounded quarterly. All accumulated but unpaid dividends will be paid upon the occurrence of a Realization Event. As of December 31, 1998, dividends in arrears on the Series C Preferred Stock aggregated $1,458,000. Notwithstanding the foregoing, pursuant to the Purchase Agreement among the Company, Nassau, GECC and CoreStates Holdings, Inc. ("CoreStates"), each current holder of Series C Preferred Stock has agreed to forego the payment of dividends that accumulate during the period from issuance through the date on which such holder disposes of its interest in the Company; provided that at the time of such disposition, it has received not less than a 10% annual compound rate of return during such period.

   Series C Preferred Stock is convertible into Common Stock at a conversion price equal to (i) from the date of initial issuance to the date which is 30 months after the date of such initial issuance, $52.50 per share of Common Stock and (ii) from and after the date which is 30 months after the date of initial issuance, $42.18; provided that both such amounts are subject to adjustment upon the occurrence of certain events. Holders of Series C Preferred Stock may convert all or part of such shares to Common Stock. Upon conversion, subject to the aforementioned agreement to forego the payment of dividends, the holders are entitled to receive a cash payment of the accumulated but unpaid dividends; provided, however, that the Company may substitute common shares having a fair market value equal to the amount of such cash payment if the conversion occurs before a Realization Event. Series C Preferred Stock will automatically convert into Common Stock upon the occurrence of a Qualified Public Offering.

   The holders of Series C Preferred Stock, except as otherwise provided in the Company's Certificate of Incorporation, are entitled to vote on all matters voted on by holders of Common Stock. Each share of Series C Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible. Without the prior consent of two-thirds of the shares of Series C Preferred Stock, among other things, the Company may not increase the number of shares of preferred stock (of whatever series) authorized for issuance, or declare or pay any dividends on shares of Common Stock or other junior shares. As discussed under "Redemption Rights" below, the holders of Series C Preferred Stock have certain redemption rights. Accordingly, such stock has been reflected as redeemable equity in the accompanying financial statements.

   The Series C Preferred Stock is subject to redemption at the option of the Company, in whole but not in part, in connection with an "Acquisition Event." An Acquisition Event is defined to mean any merger or consolidation of the Company with any other company, person or entity, whether or not the Company is the

                          KMC TELECOM HOLDINGS, INC.

surviving entity, as a result of which the holders of the Company's Common Stock (determined on a fully diluted basis) will hold less than a majority of the outstanding shares of Common Stock or other equity interest of the Company, person or entity resulting from such transaction, or any parent of such entity.

   Series D Preferred Stock

   There are 25,000 shares of Series D Cumulative Convertible Preferred Stock of KMC Holdings ("Series D Preferred Stock") authorized, none of which are outstanding at December 31, 1998. There were 25,000 of such shares issued to Nassau in November 1997, generating aggregate gross proceeds of $2.5 million. In January 1998, Nassau exercised its conversion rights and converted all of its shares of Series D Preferred Stock into an equal number of shares of Series C Preferred Stock.

   Common Stock

   Holders of Common Stock of the Company are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except with respect to the election of Directors. Except as otherwise required by law, actions at the Company's stockholders meetings (held at least annually), require the affirmative vote of a majority of the shares represented at the meeting, a quorum being present. Holders of Common Stock are entitled, subject to the preferences of preferred stock, to receive such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. The Senior Discount Note Indenture and the Company's other indebtedness restrict the ability of the Company to pay dividends on its Common Stock. Without the prior consent of two-thirds of the shares of Series A Preferred Stock and two-thirds of the shares of Series C Preferred Stock, the Company may not declare or pay any dividends on its Common Stock. Except as discussed under "Redemption Rights" below, the holders of Common Stock have no preemptive, redemption or conversion rights.

   Pursuant to provisions contained in the Company's Certificate of Incorporation and an Amended and Restated Stockholders Agreement dated as of October 31, 1997, among the Company, Kamine, Nassau, AT&T Credit Corporation ("AT&T Credit"), GECC, and CoreStates (the "Stockholders' Agreement"), until Kamine and Nassau cease to own Common Stock or preferred stock convertible into Common Stock representing at least five percent of the outstanding shares of Common Stock, assuming all convertible securities are converted, Kamine and Nassau have special rights entitling each to elect three Directors. A Director elected by Kamine's shares or Nassau's shares may not be removed except with the affirmative vote of a majority of the applicable shares of capital stock. If Kamine or Nassau transfer their shares of capital stock, the number of Directors their shares are entitled to elect decreases. The number of Directors which Kamine is entitled to elect would be reduced to two if the number of shares owned by him were to fall below two-thirds of the number of shares of the Company initially issued to him, and to one if the number of shares owned by him were to fall below one-third of the number of shares initially issued to him. If his ownership were to fall below 5% of the number of shares initially issued to him, Kamine would no longer be entitled to elect any Directors pursuant to such provisions. Comparable reductions would be made to the number of Directors which Nassau is entitled to elect if its ownership were to fall below the specified percentages. Directors other than those elected by vote of Kamine's shares or Nassau's shares are elected by holders of Common Stock and holders of preferred stock that are entitled to vote in the election of Directors. If a default relating to payment occurs under the Senior Secured Credit Facility and continues uncured for 90 days, the holders of Series C Preferred Stock (currently Nassau, GECC and CoreStates) are entitled to elect two additional Directors, who will serve until the default is cured.

   Redemption Rights

   Pursuant to the Stockholders' Agreement, each of Nassau, AT&T Credit, GECC and CoreStates has a "put right" entitling it to have the Company repurchase its preferred and common shares for the fair market value of

                          KMC TELECOM HOLDINGS, INC.

such shares if no Liquidity Event (defined as (i) an initial public offering with gross proceeds of at least $40 million, (ii) the sale of substantially all of the stock or assets of the Company or (iii) the merger or consolidation of the Company with one or more other corporations) has taken place by the later of (x) October 22, 2003 or (y) 90 days after the final maturity date of the Senior Discount Notes (issued in January 1998, with a stated maturity date of February 15, 2008). CoreStates, GECC and AT&T Credit may not exercise such put rights unless Nassau has exercised its put right. The Senior Discount Note Indenture limits the Company's ability to repurchase such shares. All of the shares of preferred and common stock subject to such "put right" are presented as redeemable equity in the accompanying balance sheets.

   The redeemable preferred stock, redeemable common stock and redeemable common stock warrants (described below) are being accreted to their fair market values from their respective issuance dates to their earliest potential redemption date (October 22, 2003). At December 31, 1998, the aggregate redemption value of the redeemable equity was approximately $152 million, reflecting per share redemption amounts of $630 for the Series A Preferred Stock, $248 for the Series C Preferred Stock and $130 for the redeemable common stock and redeemable common stock warrants. Accordingly, $8,246,000 and $17,861,000 of accretion have been charged to additional paid-in-capital in 1997 and 1998, respectively.

   Warrants

   In connection with KMC Telecom's 1996 Loan and Security Agreement, warrants representing a 2.5% ownership interest in the fully diluted common voting capital stock of KMC Telecom, including anti-dilution protection, were granted to the lenders. These warrants, at an exercise price of $.01 per share, were issued on January 21, 1997, concurrent with the initial borrowing under the AT&T Facility, at which date the fair value of such warrants was determined to be $1.5 million, which was reflected as a charge to deferred financing costs and credited to redeemable equity in January 1997. On September 22, 1997, such warrants were exercised, and an aggregate of 28,000 shares of Class A Common Stock of KMC Telecom were issued to the warrant holders. These shares were subsequently exchanged for an equal number of shares of Common Stock of KMC Holdings.

   In connection with the AT&T Facility, warrants to purchase 10,000 shares of Common Stock were issued to GECC in 1997. These warrants, at an exercise price of $.01 per share, are exercisable from issuance through January 21, 2005. The fair value of such warrants was determined to be $525,000, which was reflected as a charge to deferred financing costs and credited to redeemable equity. Pursuant to the Stockholders' Agreement, GECC may put the shares of Common Stock issuable upon the exercise of such warrants back to the Company. These warrants have been presented as redeemable common stock warrants in the accompanying balance sheet at December 31, 1998.

   In connection with the sale of Senior Discount Notes in January 1998, the Company issued warrants to purchase an aggregate of 100,385 shares of Common Stock at an exercise price of $.01 per share. The net proceeds of $10,446,000 represented the fair value of the warrants at the date of issuance. The warrants are exercisable through January 2008.

   Options

   Prior to the establishment of the present holding company structure, during 1996 and 1997, KMC Telecom granted options to purchase shares of its common stock, par value $.01 per share ("KMC Telecom Common Stock"), to employees pursuant to the KMC Telecom Stock Option Plan.

   In order to reflect the establishment of the holding company structure, on June 26, 1998, the Board of Directors adopted a new stock option plan, the KMC Holdings Stock Option Plan (the "1998 Plan"), which authorizes the grant of options to purchase Common Stock of the Company. The 1998 Plan was approved by the

                          KMC TELECOM HOLDINGS, INC.

stockholders, effective July 15, 1998. In September 1998, the Company replaced the options to purchase KMC Telecom Common Stock previously granted under the KMC Telecom Stock Option Plan with options to purchase Common Stock of the Company granted under the 1998 Plan and granted options to additional employees of the Company under the 1998 Plan.

   The 1998 Plan, which is administered by the Compensation Committee of the Board of Directors of KMC Holdings, provides for various grants to key employees, directors, affiliated members or other persons having a unique relationship with the Company excluding Kamine and any person employed by Nassau Capital or any Nassau affiliate. Grants may include, without limitation, incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stocks, purchase stocks, performance shares and performance units. The Compensation Committee has the power and authority to designate recipients of the options and to determine the terms, conditions, and limitations of the options.

   Under the 1998 Plan, options to purchase 262,750 shares of Common Stock of KMC Holdings are available for grant, all of which were allocated to the Plan as of December 31, 1998. No individual may receive options for more than 75,000 shares. The exercise price of all incentive stock options granted under the 1998 Plan must be at least equal to the fair market value of the shares on the date of grant. The exercise price of all non-qualified stock options granted under the 1998 Plan must be at least 50% of the fair market value of the shares on the date of grant.

   Options granted pursuant to the 1998 Plan will have terms not to exceed 10 years and become exercisable over a vesting period as specified in such options. The 1998 Plan will terminate no later than 2008. Options granted under the 1998 Plan are nontransferable, other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime, only by the optionee.

   The 1998 Plan provides for an adjustment of the number of shares exercisable in the event of a merger, consolidation, recapitalization, change of control, stock split, stock dividend, combination of shares or other similar changes, exchange or reclassification of the Common Stock at the discretion of the Compensation Committee. Pursuant to the agreements adopted under the 1998 Plan, the greater of 25% of the shares granted or fifty percent of all unvested options granted become fully vested upon a change-in-control of the Company, as defined. Under certain circumstances, such percentages may increase.

   The holders of options to acquire shares of Common Stock of KMC Holdings are required to enter into agreements with KMC Holdings which place certain restrictions upon their ability to sell or otherwise transfer such shares. In the event of termination of employment of the option holder by the Company or the affiliates, the Company can repurchase all of the shares or options held by such individuals, generally for an amount equal to the fair value of such shares or the excess of the fair value of such options over their exercise price.

                          KMC TELECOM HOLDINGS, INC.

   Information on stock options is as follows:

                                                                    Weighted
                                           Number of Shares     Average Exercise
                                        ----------------------- ----------------
                                        Outstanding Exercisable Price of Options
                                        ----------- ----------- ----------------
   Balances, January 1, 1996...........        --          --
     Granted...........................    95,385          --         $ 65
     Became exercisable................        --          --
                                         --------     -------
   Balances, December 31, 1996.........    95,385          --         $ 65
     Granted...........................    63,115          --         $ 65
     Became exercisable................        --      22,000
     Cancelled.........................   (17,000)     (3,000)        $(65)
                                         --------     -------
   Balances, December 31, 1997.........   141,500      19,000         $ 65
     Granted...........................   262,500          --         $ 26
     Became exercisable................        --     117,000
     Cancelled.........................  (141,500)    (19,000)        $(65)
                                         --------     -------
   Balances, December 31, 1998.........   262,500     117,000         $ 26
                                         --------     -------

   The weighted-average exercise price of options exercisable at December 31, 1997 and 1998 is $50 and $22, respectively, and the weighted-average fair value of options granted during 1996, 1997 and 1998 were $30, $49 and $114 per share, respectively. Exercise prices for options outstanding as of December 31, 1998 ranged from $20 to $40. The weighted-average remaining contractual life of those options is 9.7 years.

   During the year ended December 31, 1998, non-qualified options to purchase an aggregate of 262,500 shares were granted at exercise prices of $20 (157,500 options), $30 (52,500 options) and $40 (52,500 options). The options granted during 1998 are comprised of 230,500 options granted to employees and 32,000 options granted to individuals employed by certain affiliates of the Company. All such options have 10 year terms. The $20 options become exercisable over a three year period in six month intervals commencing six months after the grant date in increments of 26,250 options each. The $30 options become exercisable in two increments of 26,250 options each, forty-two and forty-eight months after the grant date. The $40 options become exercisable in two increments of 26,250 options each, fifty-four and sixty months after the grant date. For purposes of vesting, options granted in 1998 under the 1998 Plan to replace options granted in 1997 and 1996 under the KMC Telecom Stock Option Plan are deemed to have been granted on the date of grant of the options which they replace.

   As a result of certain anti-dilution provisions governing the conversion of shares of Class C Common Stock into shares of Class A Common Stock, KMC Telecom was required to account for the KMC Telecom Stock Option Plan as a variable stock option plan. Additionally, as a result of restrictions upon the holders of options granted under the 1998 Plan, including their ability to sell or otherwise transfer the related shares, the 1998 Plan is required to be accounted for as a variable stock option plan. Generally accepted accounting principles for variable stock option plans require the recognition of a non-cash compensation charge for these options (amortized over the vesting period of the employee options and recognized in full as of the grant date for the non-employee options). Such charge is determined by the difference between the fair value of the common stock underlying the options and the option price as of the end of each period. Accordingly, compensation expense will be charged or credited periodically through the date of exercise or cancellation of such stock options, based on changes in the value of the Company's stock as well as the vesting schedule of such options. These compensation charges or credits are non-cash in nature, but could have a material effect on the Company's future reported results of operations.

                          KMC TELECOM HOLDINGS, INC.

   The Company, upon cancellation of the outstanding options under the KMC Telecom Stock Option Plan, reversed all compensation expense previously recorded with respect to such options. Additionally, to the extent the fair value of the Common Stock of the Company exceeded the exercise price of the options granted under the 1998 Plan, the Company recognized compensation expense related to such options over their vesting period.

   Based on the estimated fair value of the Common Stock of KMC Telecom at December 31, 1996 and 1997, and KMC Holdings at December 31, 1998, cumulative deferred compensation obligations of $1,283,000, $15,579,000 and $27,906,000, respectively, have been established. The Company has recognized compensation expense aggregating $240,000, $13,870,000 and $7,080,000 for the years ended December 31, 1996, 1997 and 1998, respectively. The 1998 stock option compensation expense of $7,080,000 reflects charges of $7,236,000 under the KMC Telecom Stock Option Plan through its termination in September 1998 and charges of $21,190,000 related to the 1998 Plan, partially offset by a credit as a result of the September 1998 cancellation of the KMC Telecom stock options, reflecting the reversal of $21,346,000 of cumulative compensation previously recognized for options granted under the KMC Telecom Stock Option Plan.

   In accordance with the provisions of Statement 123, the Company applies APB 25 and related interpretations in accounting for its stock option plan. If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by Statement 123, net loss and net loss per common share would have been the following:

                                                          December 31
                                                   ---------------------------
                                                    1996      1997      1998
                                                   -------  --------  --------
                                                        (In thousands)
   Net loss:
     As reported.................................. $(4,495) $(32,685) $(76,753)
                                                   =======  ========  ========
     Pro forma.................................... $(4,453) $(20,542) $(76,869)
                                                   =======  ========  ========
   Net loss per common share:
     As reported.................................. $ (7.49) $ (64.93) $(114.42)
                                                   =======  ========  ========
     Pro forma.................................... $ (7.42) $ (45.97) $(114.56)
                                                   =======  ========  ========

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                    1996      1997      1998
                                                   -------  --------  --------
   Expected dividend yield........................      0%        0%        0%
   Expected stock price volatility................     50%       50%       50%
   Risk-free interest rate........................      6%        6%        6%
   Expected life of options....................... 7 years   7 years   7 years

   The expected stock price volatility factors were determined based on an average of such factors as disclosed in the financial statements of peer companies. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                          KMC TELECOM HOLDINGS, INC.

8. Income Taxes

   As of December 31, 1998, the Company and its subsidiaries had consolidated net operating loss carryforwards for United States income tax purposes ("NOLs") of approximately $59 million which expire through 2013. Under Section 382 of the Internal Revenue Code of 1986, as amended, if the Company undergoes an "ownership change," its ability to use its preownership change NOLs (NOLs accrued through the date of the ownership change) would generally be limited annually to an amount equal to the product of (i) the long-term tax-exempt rate for ownership changes prescribed monthly by the Treasury Department and
(ii) the value of the Company's equity immediately before the ownership change, excluding certain capital contributions. Any allowable portion of the preownership change NOLs that is not used in a particular taxable year following the ownership change could be carried forward to subsequent taxable years until the NOLs expire, usually 15 years after they are generated. As a result of the cumulative effect of issuances of preferred and common stock through September 22, 1997, KMC Telecom has undergone an ownership change.

   For financial reporting purposes, the Company has an aggregate of approximately $38 million and $109 million of loss carryforwards and net temporary differences at December 31, 1997 and 1998, respectively. At existing federal and state tax rates, the future benefit of these items approximates $15 million at December 31, 1997 and $42 million at December 31, 1998. Valuation allowances have been established equal to the entire net tax benefit associated with all carryforwards and temporary differences at both December 31, 1997 and 1998 as their realization is uncertain.

   The composition of expected future tax benefits at December 31, 1997 and 1998 is as follows:

                                                               1997      1998
                                                             --------  --------
                                                              (in thousands)
   Net operating loss carryforwards......................... $  8,894  $ 22,914
   Temporary differences
     Stock option compensation..............................    5,502     8,264
     Interest accretion.....................................      --      9,797
     Other, net.............................................      523     1,513
                                                             --------  --------
   Total deferred tax assets................................   14,919    42,488
   Less valuation allowance.................................  (14,919)  (42,488)
                                                             --------  --------
   Net deferred tax assets.................................. $     --  $     --
                                                             ========  ========

   A reconciliation of the expected tax benefit at the statutory federal rate of 34% is as follows:

                             1996    1997    1998
                             -----   -----   -----
   Expected tax benefit at
    statutory rate.........  (34.0)% (34.0)% (34.0)%
   State income taxes, net
    of federal benefit.....   (4.0)   (2.9)   (2.6)
   Non-deductible interest
    expense................     --      --     2.0
   S Corporation losses not
    benefited..............    4.1      --      --
   Other...................     .1      .1      .1
   Change in valuation
    allowance..............   33.8    36.8    34.5
                             -----   -----   -----
                                --%     --%     --%
                             =====   =====   =====

                          KMC TELECOM HOLDINGS, INC.

9. Commitments and Contingencies

   Leases

   The Company leases various facilities and equipment under operating leases. Minimum rental commitments are as follows (in thousands):

   Year ending December 31:
   ------------------------
   1999............................................................... $ 2,247
   2000...............................................................   2,222
   2001...............................................................   2,169
   2002...............................................................   2,120
   2003...............................................................   1,615
   Thereafter.........................................................   1,334
                                                                       -------
                                                                       $11,707
                                                                       =======

   Rent expense under operating leases was $98,000, $478,000 and $1,299,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

   Litigation

   By letter dated August 29, 1997, KMC Telecom notified I-Net, Inc. ("I-NET") that KMC Telecom considered I-NET to be in default under a Master Telecommunications System Rollout Agreement, dated as of October 1, 1996 (the "I-Net Agreement"), as a result of I-NET's failure to provide design plans and specifications for several systems for which it had agreed to provide such plans and specifications, to properly supervise construction of the systems or to provide personnel with the necessary expertise to manage the projects. On February 12, 1998, the Company received a demand for arbitration from Wang Laboratories, Inc. ("Wang"), the successor to I-NET. The demand seeks at least $4.1 million. The Company believes that it has meritorious defenses to Wang's claims and has asserted counterclaims seeking in excess of $2.5 million as a result of I-NET's defaults under the I-NET Agreement.

   The arbitration proceedings are currently underway. The Company believes that resolution of this matter will not have a material adverse impact on its financial condition. No assurance can be given, however, as to the ultimate resolution of this matter.

   There are a number of lawsuits and regulatory proceedings related to the Telecommunications Act of 1996, decisions of the Federal Communications Commission related thereto and rules and regulations issued thereunder which may affect the rights, obligations and businesses of incumbent local exchange carriers, competitive local exchange carriers and other participants in the telecommunications industry in general, including the Company.

   Purchase Commitments

   As of December 31, 1998, the Company has outstanding commitments aggregating approximately $30.6 million related to purchases of telecommunications equipment and fiber optic cable and its obligations under its agreements with certain suppliers and service providers.

   Employment Agreements

   The Company has entered into employment agreements with certain of its executives. In addition to a base salary, these agreements also provide for certain incentive compensation payments, based upon completion of

                          KMC TELECOM HOLDINGS, INC.

construction and attainment of specified revenues for additional networks. The Company has also agreed to make similar incentive compensation payments to certain other key employees.

10. Acquisition

   On July 11, 1997, KMC Telecom acquired a network in Melbourne, Florida for a purchase price of $2 million in cash. The acquisition was accounted for under the purchase method and the purchase price approximated the fair value of the fixed assets acquired. Assuming the Melbourne Network had been acquired as of January 1, 1997, the Company's pro forma consolidated revenue and net loss for the year ended December 31, 1997 would have been $3,655,000 and $33,212,000, respectively.

11. Related Party Transactions

   During 1996, KMC Telecom had borrowings from Kamine. The proceeds of such loans were used to fund the construction of the network in Huntsville, Alabama, and to fund operating cash flow requirements. These loans were payable on demand and, through April 30, 1996, bore interest at the prime rate. Interest expense charged by Kamine under these loans amounted to $120,000 for the year ended December 31, 1996. Effective May 1, 1996, Kamine elected not to charge interest on these loans. However, for financial reporting purposes, $180,000 of interest expense was imputed on these loans for the period from May 1, 1996 to their repayment on November 12, 1996, and a corresponding credit has been recorded to additional paid-in capital.

   The Company and certain affiliated companies owned by Kamine share certain administrative services. The entity which bears the cost of the service is reimbursed by the other for the other's proportionate share of such expenses. The Company reimbursed Kamine-affiliated companies for these shared services an aggregate of approximately $488,000, $281,000 and $136,000 of expense for the years ended December 31, 1996, 1997 and 1998, respectively.

   From May 1, 1996 through January 29, 1998, an affiliate of the Company was paid a fee at an annual rate of $266,000 as reimbursement for the services of Kamine as Chairman of the Board of the Company. The amount of this fee was reduced to $100,000 per annum as of January 29, 1998 and it was terminated effective December 31, 1998. The fees paid for these services are included in the shared services payment described in the immediately preceding paragraph. Effective January 1, 1999, Kamine became an employee of the Company and he is currently paid a salary at the rate of $450,000 per annum for his services as Chairman of the Board.

   The Company leases its headquarters office through January 2007 from an entity controlled by Kamine. The lease provides for a base annual rental cost of approximately $217,000, adjusted periodically for changes in the consumer price index, plus operating expenses. Rent expense recognized under this lease for the years ended December 31, 1996, 1997 and 1998 was $97,000, $207,000 and $217,000, respectively.

   As of December 31, 1998, the Company has made loans aggregating $760,000, to certain of its executives. Such loans bear interest at a rate of 6% per annum and are included in other assets.

   The Company has reached an agreement in principle with KMC Services LLC, a limited liability company wholly-owned by Kamine ("KMC Services"), pursuant to which KMC Services will offer to the Company financial and energy services which are related to the Company's business. KMC Services may also offer its services to third parties in jurisdictions in which the Company is not offering telecommunications services; provided that such third parties are not competitors of the Company. Initially, KMC Services will offer a leasing program for equipment physically installed at a customer's premises ("CPE Equipment") for the Company to integrate into its ClearStar SM Advantage program, whereby the Company will be able to offer CPE Equipment for lease or sale to its customers. The equipment will be owned by KMC Services, and the Company will have no liability for the cost of the equipment, the financing related to it or the obligation for any lease charges. Any

                          KMC TELECOM HOLDINGS, INC.

such sale or lease will be between the Company's customer and KMC Services. The specific terms and conditions of the agreement between KMC Services LLP and the Company are currently being negotiated by the parties.

   Effective January 1, 1999, the Company is entitled to utilize a Citation III business jet, chartered by Bedminster Aviation, LLC, a limited liability company wholly-owned by Kamine, for a fixed price per hour of flight time. The Company has agreed to use its best efforts to utilize the Citation III fifty hours per quarter during 1999. The Company is under no obligation to do so and has not guaranteed any financial arrangements with respect to the aircraft or to Bedminster Aviation, LLC.

  Pursuant to an agreement among the Company, Kamine and Nassau, for 1997 and 1998 Nassau received $100,000 as a financial advisory fee and as compensation for the Nassau designees who served on the Board of Directors of the Company. Nassau will be paid $450,000 as a financial advisory fee for 1999.

12. Net Loss Per Common Share

   The following table sets forth the computation of net loss per common share:

                                                    1996      1997      1998
                                                   -------  --------  --------
                                                        (in thousands)
   Numerator:
     Net loss..................................... $(4,495) $(32,686) $(76,753)
     Dividends and accretion on redeemable
      preferred stock.............................      --    (8,904)  (18,285)
                                                   -------  --------  --------
     Numerator for net loss per common share...... $(4,495) $(41,590) $(95,038)
                                                   =======  ========  ========
   Denominator:
     Denominator for net loss per common share--
      weighted average number of common shares
      outstanding.................................     600       641       831
                                                   =======  ========  ========
     Net loss per common share.................... $ (7.49) $ (64.93) $(114.42)
                                                   =======  ========  ========

   Options and warrants to purchase an aggregate of 242,768 and 372,885 shares of common stock were outstanding as of December 31, 1997 and 1998, respectively, but a computation of diluted net loss per common share has not been presented, as the effect of such securities would be anti-dilutive.

13. Supplemental Disclosure of Noncash Investing and Financing Activities

   Information with respect to noncash investing and financing activities is as follows:

   In 1996, Kamine contributed a loan and related imputed interest totaling $2,267,000 to equity.

   In 1997, the Convertible Notes, including accrued interest, aggregating approximately $12,380,000 were converted into 123,800 shares of Series A Cumulative Convertible Preferred Stock of KMC Telecom.

   In 1997, warrants with a fair value of $1.5 million were granted to Newcourt Capital and warrants with a fair value of $525,000 were granted to GECC.

   In connection with the Senior Discounts Notes, the Company recognized noncash interest expense of $29.6 million in 1998.

   In connection with options granted to employees under the KMC Telecom Stock Option Plan in 1996 and 1997, and under the KMC Holdings Stock Option Plan in 1998, cumulative deferred compensation obligations

                          KMC TELECOM HOLDINGS, INC.

of $1,283,000, $15,579,000 and $27,906,000 have been established in 1996, 1997 and 1998, respectively, with offsetting credits to additional paid-in capital. Noncash compensation expense of $44,000, $9,014,000 and $23,758,000 in 1996,
1997 and 1998, respectively, was recognized in connection with such options. In connection with options granted to individuals employed by certain affiliates of the Company in 1996, 1997 and 1998, the Company recognized noncash compensation expense of $196,000, $4,856,000 and $4,668,000, respectively. In addition, during 1998 the Company cancelled all of the then outstanding options granted under the KMC Telecom Stock Option Plan, resulting in the reversal of previously recognized compensation expense of $21.3 million.

14. Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

   Cash and Cash Equivalents

   The carrying amounts approximate fair value because of the short-term maturity of the instruments.

   Investments Held for Future Capital Expenditures

   The carrying amounts and fair value are reported at amortized cost since these securities are to be held to maturity.

   Long-Term Debt

   The carrying amount of floating-rate long-term debt approximates its fair value. The fair value of the Company's fixed-rate long-term debt is estimated using discounted cash flows at the Company's incremental borrowing rates.

   Redeemable Equity

   The fair values of the Company's redeemable equity instruments are estimated to be the amounts at which the holders may require the Company to redeem such securities, adjusted using discounted cash flows.

   The carrying amounts and estimated fair values of the Company's financial instruments are as follows (in millions):

                                                     1997           1998
                                                -------------- ---------------
                                                Carrying Fair  Carrying  Fair
                                                 Amount  Value  Amount  Value
                                                -------- ----- -------- ------
   Cash and cash equivalents...................  $15.6   $15.6  $ 21.1  $ 21.1
   Investments held for future capital
    expenditures...............................     --      --    27.9    27.9
   Long-term debt:
     Floating rate.............................   61.3    61.3    41.4    41.4
     Fixed rate................................     --      --   267.8   249.6
   Redeemable equity instruments:
     Series A Preferred Stock..................   18.9    28.4    30.4    38.9
     Series C Preferred Stock..................   14.7    13.5    21.6    21.6
     Series D Preferred Stock..................    2.4     2.3      --      --
     Redeemable common stock...................   11.2     6.3    22.3    14.5
     Redeemable common stock warrants..........     .5      .5      .7      .7

                          KMC TELECOM HOLDINGS, INC.

   Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company places its cash investments with major financial institutions. With respect to accounts receivable, the Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral. No individual customer accounted for more than 10% of revenue, excluding reciprocal compensation revenue, as described below, for the years ended December 31, 1997 and 1998.

   The Company maintains interconnection agreements with incumbent local exchange carriers ("ILECs") in each state in which it operates. Among other things, these contracts govern the reciprocal amounts to be billed by competitive carriers for terminating local traffic of Internet service providers ("ISPs") in each state. The Regional Bell Operating Companies have advised competitive local exchange carriers, such as the Company, that they do not consider calls in the same local calling area which are placed by their customers to competitive local exchange carrier customers which are Internet service providers to be local calls under the interconnection agreements. The Regional Bell Operating Companies claim that these calls are exchange access calls, which the Federal Communications Commission exempted from payment of access charges. The Regional Bell Operating Companies claim that, as a result, they do not owe any compensation to competitive local exchange carriers for transporting and terminating these calls. The Regional Bell Operating Companies have threatened to withhold, and in many cases have withheld, reciprocal compensation to competitive local exchange carriers for the transport and termination of these calls. During 1998, the Company recognized revenue from these ILECs of approximately $2.9 million, or 12.9% of 1998 revenue, for these services. Payments of approximately $135,000 were received from the ILECs during 1998.

   Management believes reciprocal compensation for Internet traffic to be an industry-wide matter that will ultimately be resolved on a state-by-state basis. To date, twenty-nine state commissions have ruled on the issue and found that ILECs must pay compensation to competitive carriers for local calls to ISPs located on competitive carriers' networks. A number of other state commissions currently have proceedings pending to consider this matter. The Federal Communications Commission has concluded that calls to ISPs are interstate calls and therefore exempt from local termination charges. However, the Commission also stated that existing interconnection agreements providing for such termination charges must be honored by the ILECs.

   The Company accounts for reciprocal compensation with the ILECs, including the activity associated with the disputed ISP traffic, as local traffic pursuant to the terms of its interconnection agreements. Accordingly, revenue is recognized in the period that the traffic is terminated. The circumstances surrounding the disputes are considered by management periodically in determining whether reserves against unpaid balances are warranted. As of December 31, 1998, no reserves have been considered necessary by management.

15. Subsequent Events

   Lucent Loan and Security Agreement

   KMC Telecom III entered into a Loan and Security Agreement (the "Lucent Facility") dated February 4, 1999 with Lucent Technologies Inc. ("Lucent") which provides for borrowings to be used to fund the acquisition of certain telecommunications equipment and related expenses. The Lucent Facility provides for an aggregate commitment of up to $600 million, of which $125 million is immediately available to purchase Lucent products and an additional $125 million will become available upon KMC Telecom III's receipt of an additional $35 million of funded equity or qualified intercompany loans, as defined in the agreement. Further, up to an additional $350 million will be available upon (a) additional lenders participating in the Lucent Facility and making commitments to make loans so that Lucent's aggregate commitment does not exceed $250 million and (b) the

                          KMC TELECOM HOLDINGS, INC.

Company satisfying certain other requirements, the most significant of which is KMC Holdings raising and contributing at least $300 million in high yield debt or equity (other than disqualified stock) to KMC Telecom III. The Lucent Facility places certain restrictions upon KMC Telecom III's ability to purchase non-Lucent equipment with proceeds from such facility.

   Interest on borrowings under the Lucent Facility is charged, at the option of KMC Telecom III, at a floating rate of LIBOR plus the "Applicable LIBOR Margin", or at an alternative base rate plus the "Applicable Base Rate Margin" (as defined). Such margins will be increased by 0.25% until KMC Telecom III and its subsidiaries have completed systems in fourteen markets. If KMC Telecom III defaults on any payment due under the Lucent Facility, the interest rate will increase by four percentage points. If any other event or default shall occur, the interest rate will be increased by two percentage points. Interest on each LIBOR loan is payable on each LIBOR interest payment date in arrears and interest on each base rate loan is payable quarterly in arrears. KMC Telecom III must pay an annual commitment fee on the unused portion of the Lucent Facility of 1.25%.

   Loans borrowed under the Lucent Facility amortize in amounts based upon the following percentages of the aggregate amount of the loans drawn under the Lucent Facility:

   Payment Dates                                                  Amortization
   -------------                                                ----------------
   May 1, 2002--February 1, 2003............................... 2.5% per quarter
   May 1, 2003--February 1, 2006............................... 5.0% per quarter
   May 1, 2006--February 1, 2007............................... 7.5% per quarter

   KMC Holdings has unconditionally guaranteed the repayment of up to $250.0 million under the Lucent Facility when such repayment is due, whether at maturity, upon acceleration, or otherwise. KMC Telecom III Holdings, Inc., which owns the shares of KMC Telecom III and is wholly-owned by KMC Holdings, has pledged the shares of KMC Telecom III to Lucent to collateralize its obligations under the guaranty. In addition, KMC Telecom III has pledged all of its assets to Lucent.

   The Lucent Facility contains a number of affirmative and negative covenants including, among others, covenants restricting the ability of KMC Telecom III to consolidate or merge with any person, sell or lease assets not in the ordinary course of business, sell or enter into any long term leases of dark fiber, redeem stock, pay dividends or make any other payments (including payments of principal or interest on loans) to KMC Holdings, create subsidiaries, transfer any permits or licenses, or incur additional indebtedness or act as guarantor for the debt of any other person, subject to certain conditions.

   KMC Telecom III is required to comply with certain financial tests and maintain certain financial ratios, including, among others, a ratio of total debt to contributed capital, certain minimum revenues, maximum EBITDA losses and minimum EBITDA, maximum capital expenditures and minimum access lines, a maximum total leverage ratio, a minimum debt service coverage ratio, a minimum fixed charge coverage ratio and a maximum consolidated leverage ratio. The covenants become more restrictive upon the earlier of (i) July 1, 2002 and
(ii) after KMC Telecom III achieves positive EBITDA for two consecutive fiscal quarters.

   Failure to satisfy any of the financial covenants will constitute an event of default under the Lucent Facility, permitting the lenders to terminate the commitment and/or accelerate payment of outstanding indebtedness. The Lucent Facility also includes other customary events of default, including, without limitation, a cross-default to other material indebtedness, material undischarged judgments, bankruptcy, loss of a material franchise or material license, breach of representations and warranties, a material adverse change, and the occurrence of a change of control.

                          KMC TELECOM HOLDINGS, INC.

   Series E Preferred Stock

   On February 4, 1999, the Company issued 25,000 shares of Series E Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series E Preferred Stock") to Newcourt Commercial Finance Corporation ("Newcourt Finance"), generating aggregate gross proceeds of $22.9 million. The Series E Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. On or before January 15, 2004, the Company may pay dividends in cash or in additional fully paid and nonassessable shares of Series E Preferred Stock. After January 15, 2004, dividends must be paid in cash, subject to certain conditions. Unpaid dividends accrue at the dividend rate of the Series E Preferred Stock, compounded quarterly.

   The Series E Preferred Stock must be redeemed on February 1, 2011, subject to the legal availability of funds therefor, at a redemption price, payable in cash, equal to the liquidation preference thereof on the redemption date, plus all accumulated and unpaid dividends to the date of redemption. After April 15, 2004, the Series E Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 110% of the liquidation preference of the Series E Preferred Stock plus all accrued and unpaid dividends to the date of redemption. The redemption price declines to an amount equal to 100% of the liquidation preference as of April 15, 2007.

   In addition, on or prior to April 15, 2002, the Company may, at its option, redeem up to 35% of the aggregate liquidation preference of Series E Preferred Stock with the proceeds of sales of its capital stock at a redemption price equal to 110% of the liquidation preference on the redemption date plus accrued and unpaid dividends.

   The holders of Series E Preferred Stock have voting rights in certain circumstances. Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase the Series E Preferred Stock for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends to the date of purchase.

   The Series E Preferred Stock is not convertible. The Company may, at the sole option of the Board of Directors (out of funds legally available), exchange all, but not less than all, of the Series E Preferred Stock then outstanding, including any shares of Series E Preferred Stock issued as payment for dividends, for a new series of subordinated debentures (the "Exchange Debentures") issued pursuant to an exchange debenture indenture. The holders of Series E Preferred Stock are entitled to receive on the date of any such exchange, Exchange Debentures having an aggregate principal amount equal to (i) the total of the liquidation preference for each share of Series E Preferred Stock exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share.

   Series F Preferred Stock

   On February 4, 1999, the Company issued 40,000 shares of Series F Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series F Preferred Stock") to Lucent and Newcourt Finance, generating aggregate gross proceeds of $38.9 million. The Series F Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. The Company may pay dividends in cash or in additional fully paid and nonassessable shares of Series F Preferred Stock.

   The Series F Preferred Stock may be redeemed at any time, in whole or in part, at the option of the Company, at a redemption price equal to 110% of the liquidation preference on the redemption date plus an amount in cash equal to all accrued and unpaid dividends thereon to the redemption date. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase the Series F Preferred Stock

                          KMC TELECOM HOLDINGS, INC.

for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends to the date of purchase.

   The holders of Series F Preferred Stock have voting rights under certain circumstances.

   Upon the earlier of (i) the date that is sixty days after the date on which the Company closes an underwritten primary offering of at least $200 million of its Common Stock, pursuant to an effective registration statement under the Securities Act or (ii) February 4, 2001, any outstanding Series F Preferred Stock will automatically convert into Series E Preferred Stock, on a one for one basis.

   The Company may, at the sole option of the Board of Directors (out of funds legally available), exchange all, but not less than all, of the Series F Preferred Stock then outstanding, including any shares of Series F Preferred Stock issued as payment for dividends, for Exchange Debentures. The holders of Series F Preferred Stock are entitled to receive on the date of any such exchange, Exchange Debentures having an aggregate principal amount equal to
(i) the total of the liquidation preference for each share of Series F Preferred Stock exchanged, plus (ii) an amount equal to all accrued but unpaid dividends payable on such share.

   Warrants

   In connection with the February 4, 1999 issuances of the Series E Preferred Stock and the Series F Preferred Stock, warrants to purchase an aggregate of 24,660 shares of Common Stock were sold to Newcourt Finance and Lucent. The aggregate gross proceeds from the sale of these warrants was approximately $3.2 million. These warrants, at an exercise price of $.01 per share, are exercisable from February 4, 2000 through February 1, 2009.

   In addition, the Company also delivered to the Warrant Agent certificates representing warrants to purchase an aggregate of an additional 107,228 shares of Common Stock at an exercise price of $.01 per share (the "Springing Warrants"). The Springing Warrants may become issuable under the circumstances described in the following paragraph.

   If the Company fails to redeem all shares of Series F Preferred Stock prior to the date (the "Springing Warrant Date") which is the earlier of (i) the date that is sixty days after the date on which the Company closes an underwritten primary offering of at least $200 million of its Common Stock pursuant to an effective registration statement under the Securities Act or
(ii) February 4, 2001, the Warrant Agent is authorized to issue the Springing Warrants to the Eligible Holders (as defined in the warrant agreement) of the Series E and Series F Preferred Stock. In the event the Company has redeemed all outstanding shares of Series F Preferred Stock prior to the Springing Warrant Date, the Springing Warrants will not be issued and the Warrant Agent will return the certificates to the Company. To the extent the Company exercises its option to exchange all of the Series F Preferred Stock for Exchange Debentures prior to the Springing Warrant Date, the Springing Warrants will not become issuable. Therefore, as the future issuance of the Springing Warrants is entirely within the control of the Company and the likelihood of their issuance is deemed to be remote, no value has been ascribed to the Springing Warrants.

                         Independent Auditors' Report

The Board of Directors and Stockholders
KMC Telecom Holdings, Inc.

   We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of KMC Telecom Holdings, Inc. for each of the three years in the period ended December 31, 1998 (presented separately herein), and have issued our unqualified opinion thereon dated February 2, 1999. The accompanying condensed parent company financial statements of KMC Telecom Holdings, Inc., as of December 31, 1997 and 1998 and for the period from September 22, 1997 (formation) to December 31, 1997 and the year ended December 31, 1998, are included in the consolidated financial statements. The scope of our auditing procedures was not designed to provide a basis for our expressing an opinion about whether the separate condensed parent company financial statements of KMC Telecom Holdings, Inc., on a stand-alone basis, are fairly presented in conformity with generally accepted accounting principles; accordingly, we do not express such an opinion on them. However, the condensed parent company financial statements of KMC Telecom Holdings, Inc. referred to above have been subjected to the auditing procedures applied in our audit of the consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the consolidated financial statements of KMC Telecom Holdings, Inc. taken as a whole.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
February 2, 1999

                           KMC TELECOM HOLDINGS, INC.
                                (PARENT COMPANY)

                            CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                                December 31
                                                             ------------------
                                                              1997      1998
                                                             -------  ---------
Assets
Current assets:
  Cash and cash equivalents................................. $    --  $   1,221
  Amounts due from subsidiaries.............................      --     20,922
  Prepaid expenses and other current assets.................      --        332
                                                             -------  ---------
Total current assets........................................      --     22,475
Loans receivable from subsidiaries..........................  25,148    265,713
Equipment, net..............................................      --      4,775
Intangible assets, net......................................     506        625
Deferred financing costs, net...............................     732     12,055
Other assets................................................      --      1,952
                                                             -------  ---------
                                                             $26,386  $ 307,595
                                                             =======  =========
Liabilities, redeemable and nonredeemable equity
 (deficiency)
Current liabilities:
  Accounts payable.......................................... $    --  $   2,043
  Accrued expenses..........................................      --      5,838
                                                             -------  ---------
Total current liabilities...................................      --      7,881
Senior discount notes payable...............................      --    267,811
Losses of subsidiaries in excess of basis...................   5,408     61,244
                                                             -------  ---------
Total liabilities...........................................   5,408    336,936
Commitments and contingencies
Redeemable equity:
  Redeemable cumulative convertible preferred stock, par
   value $.01 per share; 499 shares authorized; shares
   issued and outstanding:
    Series A, 124 shares in 1997 and 1998 ($12,380
     liquidation preference)................................  18,879     30,390
    Series C, 150 shares in 1997 and 175 shares in 1998
     ($17,500 liquidation preference in 1998)...............  14,667     21,643
    Series D, 25 shares in 1997 and -0- shares in 1998......   2,379         --
  Redeemable common stock, shares issued and outstanding,
   133 in 1997 and 224 in 1998..............................  11,187     22,305
  Redeemable common stock warrants..........................     539        674
                                                             -------  ---------
Total redeemable equity.....................................  47,651     75,012
Nonredeemable equity (deficiency):
  Common stock, par value $.01 per share; 3,000 shares
   authorized, 614 shares issued and outstanding............       6          6
  Additional paid-in capital................................   8,853     13,750
  Unearned compensation.....................................      --     (5,824)
  Accumulated deficit....................................... (35,532)  (112,285)
                                                             -------  ---------
Total nonredeemable equity (deficiency)..................... (26,673)  (104,353)
                                                             -------  ---------
                                                             $26,386  $ 307,595
                                                             =======  =========

                            See accompanying notes.

                           KMC TELECOM HOLDINGS, INC.
                                (PARENT COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                   September 22,
                                                       1997
                                                    (formation)    Year Ended
                                                  to December 31, December 31,
                                                       1997           1998
                                                  --------------- ------------
Operating expenses:
  Selling, general and administrative............    $     --       $ 19,624
  Stock option compensation expense..............          --         21,190
  Depreciation and amortization..................          --          1,197
                                                     --------       --------
    Total operating expenses.....................          --         42,011
Loss from operations.............................          --        (42,011)
Intercompany charges.............................          --         20,922
Interest income..................................          --          8,575
Interest expense.................................          --        (23,104)
Equity in net loss of subsidiaries...............     (21,860)       (41,135)
                                                     --------       --------
Net loss.........................................     (21,860)       (76,753)
Dividends and accretion on redeemable preferred
 stock...........................................      (8,904)       (18,285)
                                                     --------       --------
Net loss applicable to common shareholders.......    $(30,764)      $(95,038)
                                                     ========       ========


                            See accompanying notes.

                           KMC TELECOM HOLDINGS, INC.
                                (PARENT COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                    September 22,
                                                        1997           Year
                                                     (formation)      Ended
                                                   to December 31, December 31,
                                                        1997           1998
                                                   --------------- ------------
Operating activities
Net loss.........................................     $(21,860)     $ (76,753)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Equity in net loss of subsidiaries.............       21,860         41,135
  Depreciation and amortization..................           --          1,197
  Non-cash interest expense......................           --         23,104
  Non-cash stock option compensation expense.....           --         21,190
Changes in assets and liabilities:
  Prepaid expenses and other current assets......           --           (332)
  Accounts payable...............................           --          2,043
  Accrued expenses...............................           --          5,838
  Amounts due from subsidiaries..................           --        (20,922)
  Other assets...................................           --         (1,952)
                                                      --------      ---------
Net cash used in operating activities............           --         (5,452)
                                                      --------      ---------
Investing activities
Loans receivable from subsidiaries...............      (24,623)      (233,685)
Purchases of equipment...........................           --         (5,845)
Acquisitions of intangible assets................         (506)          (166)
                                                      --------      ---------
Net cash used in investing activities............      (25,129)      (239,696)
                                                      --------      ---------
Financing activities
Proceeds from issuance of common stock and
 warrants, net of issuance costs.................        9,363         20,446
Proceeds from issuance of preferred stock, net of
 issuance costs..................................       16,498             --
Proceeds from issuance of senior discount notes,
 net of issuance costs...........................         (732)       225,923
                                                      --------      ---------
Net cash provided by financing activities........       25,129        246,369
                                                      --------      ---------
Net increase in cash and cash equivalents........           --          1,221
Cash and cash equivalents, beginning of period...           --             --
                                                      --------      ---------
Cash and cash equivalents, end of period.........     $     --      $   1,221
                                                      ========      =========

                            See accompanying notes.

                          KMC TELECOM HOLDINGS, INC.
                               (PARENT COMPANY)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                               December 31, 1998

1. Basis of Presentation

   In the parent company only financial statements, KMC Telecom Holdings, Inc."s (the "Company") investment in subsidiaries is stated at cost less equity in losses of subsidiaries since date of formation. These parent company financial statements should be read in conjunction with the Company's consolidated financial statements. The Company's operating subsidiaries are KMC Telecom Inc. ("KMC Telecom"), KMC Telecom II, Inc. ("KMC Telecom II"), KMC Telecom III, Inc. ("KMC Telecom III") and KMC Telecom of Virginia, Inc.

   On September 22, 1997, the stockholders of KMC Telecom exchanged all of their KMC Telecom common and preferred stock for equal numbers of shares of common and preferred stock of the Company.

   Pursuant to a management agreement among the Company and its subsidiaries, the Company provides management and other services and incurs certain operating expenses on behalf of its subsidiaries. Such costs are allocated to the subsidiaries by the Company and reimbursed on a current basis. At December 31, 1998, an aggregate of $20.9 million was due from the subsidiaries for such costs and is included in the accompanying condensed balance sheet at December 31, 1998 as a current receivable. Such reimbursements are permitted under the debt agreements of the Company's subsidiaries.

2. Guarantee

   On December 22, 1998, KMC Telecom, KMC Telecom II and KMC Telecom of Virginia, Inc. (the "Borrowers"), entered into a Loan and Security Agreement (the "Senior Secured Credit Facility") with AT&T Commercial Finance Corporation, First Union National Bank, General Electric Capital Corporation and Canadian Imperial Bank of Commerce (the "Lenders").

   The Company has unconditionally guaranteed the repayment of the Senior Secured Credit Facility when such repayment is due, whether at maturity, upon acceleration, or otherwise. The Company has agreed to pay all amounts outstanding under the Senior Secured Credit Facility, on demand, upon the occurrence and during the continuation of any event of default (as defined therein). The Company has pledged the shares of each of the Borrowers to the Lenders to collateralize its obligations under the guaranty. In addition, the Borrowers have pledged all of their assets to the Lenders. Accordingly, if there were an event of default under the Senior Secured Credit Facility, the lenders thereunder would be entitled to payment in full and could foreclose on the assets of the Borrowers, and the holders of the Senior Discount Notes would have no right to share in such assets. At December 31, 1998, an aggregate of $41.4 million was outstanding under this facility.

   Additionally, the Senior Secured Credit Facility restricts the ability of the Borrowers to pay dividends to, or to pay principal or interest on loans from, the Company. Such restrictions could adversely affect the Company's liquidity and ability to meet its cash requirements, including its ability to repay the Senior Discount Notes.

   At December 31, 1998, an aggregate of $265.7 million has been loaned by the Company to the Borrowers to be used for the construction and expansion of fiber optic telecommunications networks and for working capital and general corporate purposes.

3. Senior Discount Notes

   On January 29, 1998, the Company sold 460,800 units, each consisting of a 12 1/2% senior discount note with a principal amount at maturity of $1,000 due 2008 pursuant to the Senior Discount Note Indenture between the Company and the Chase Manhattan Bank, as trustee (the "Senior Discount Notes") and one warrant to purchase .21785 shares of Common Stock of the Company at an exercise price of $.01 per share. The gross and net proceeds of the offering were approximately $250.0 million and $236.4 million, respectively. A

                          KMC TELECOM HOLDINGS, INC.
                               (PARENT COMPANY)

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

substantial portion of the net proceeds of the offering have been loaned by the Company to its subsidiaries. On August 11, 1998, the Company consummated an offer to exchange the notes issued on January 29, 1998 for $460.8 million aggregate principal amount at maturity of notes that had been registered under the Securities Act of 1933 (as used below and elsewhere herein, "Senior Discount Notes" includes the original notes and the exchange notes).

   The Senior Discount Notes are unsecured, unsubordinated obligations of the Company and mature on February 15, 2008. The Senior Discount Notes will fully accrete to face value on February 15, 2003. From and after February 15, 2003, the Senior Discount Notes will bear interest, which will be payable in cash, at the rate of 12.5% per annum on February 15 and August 15 of each year, commencing August 15, 2003. The Company is accreting the initial carrying value of the Senior Discount Notes to their aggregate face value over the term of the debt at its effective interest rate of 13.7%.

   The indebtedness evidenced by the Senior Discount Notes ranks pari passu in right of payment with all existing and future unsubordinated, unsecured indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. However, the Company is a holding company and the Senior Discount Notes are, therefore, effectively subordinated to all existing and future liabilities (including trade payables) of its subsidiaries.

   The Senior Discount Notes restrict, among other things, the ability of the Company to incur additional indebtedness, create liens, engage in sale-leaseback transactions, pay dividends or make distributions in respect of capital stock, make investments or certain other restricted payments, sell assets of the Company, redeem capital stock, issue or sell stock of restricted subsidiaries, enter into transactions with stockholders or affiliates or effect a consolidation or merger.

4. Redeemable Equity

   Pursuant to provisions contained in the Company's Certificate of Incorporation and an Amended and Restated Stockholders' Agreement dated as of October 31, 1997, among the Company, Harold N. Kamine, Nassau Capital Partners L.P. and NAS Partners I L.L.C. (collectively referred to as "Nassau"), AT&T Credit Corporation ("AT&T Credit"). General Electric Capital Corporation ("GECC"), and CoreStates Bank, N.A. ("CoreStates"), (the "Stockholders' Agreement"), each of Nassau, CoreStates, AT&T Credit and GECC has a "put right" entitling it to have the Company repurchase its preferred and common shares for the fair market value of such shares if no Liquidity Event (defined as (i) an initial public offering with gross proceeds of at least $40.0 million, (ii) the sale of substantially all of the stock or assets of the Company or (iii) the merger or consolidation of the Company with one or more other corporations) has taken place by the later of (x) October 22, 2003 or
(y) 90 days after the final maturity date of the Senior Discount Notes (issued in January 1998, with a stated maturity date of February 15, 2008). CoreStates, GECC and AT&T Credit may not exercise such put rights unless Nassau has exercised its put right. The restrictive covenants of the Senior Discount Notes limit the Company's ability to repurchase such shares. All of the shares of preferred and common stock subject to such "put right" are presented as redeemable equity in the accompanying condensed balance sheets at December 31, 1997 and 1998.

   The redeemable preferred stock, redeemable common stock and redeemable common stock warrants (described below) are being accreted up to their fair market values from their respective issuance dates to their earliest potential redemption date (October 22, 2003). At December 31, 1998, the aggregate redemption value of the redeemable equity was approximately $152 million, reflecting per share redemption amounts of $630 for the

                          KMC TELECOM HOLDINGS, INC.
                               (PARENT COMPANY)

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

Series A Preferred Stock, $248 for the Series C Preferred Stock and $130 for the redeemable common stock and redeemable common stock warrants.

   Warrants to purchase 10,000 shares of Common Stock were issued to GECC in 1997. These warrants, at an exercise price of $.01 per share, are exercisable from issuance through January 2005. Pursuant to the Stockholders' Agreement, GECC may put the shares of Common Stock issuable upon the exercise of such warrants back to the Company. These warrants have been presented as redeemable common stock warrants in the accompanying condensed balance sheets at December 31, 1997 and 1998.

5. Contingencies

   By letter dated August 29, 1997, KMC Telecom notified I-NET, Inc. ("I-NET") that KMC Telecom considered I-NET to be in default under a Master Telecommunications Systems Rollout Agreement dated as of October 1, 1996 (the "I-NET Agreement"), as a result of I-NET's failure to provide design plans and specifications for several systems for which it had agreed to provide such plans and specifications, to properly supervise construction of the systems or to provide personnel with the necessary expertise to manage the projects. On February 12, 1998, the Company received a demand for arbitration from Wang Laboratories, Inc. ("Wang") the successor to I-NET. The demand seeks at least $4.1 million. The Company believes that it has meritorious defenses to Wang's claims and has asserted counterclaims seeking in excess of $2.5 million as a result of I-NET's defaults under the I-NET Agreement. The arbitration proceedings are currently underway. The Company believes that resolution of this matter will not have a material adverse impact on its financial condition. No assurance can be given, however, as to the ultimate resolution of this matter.

   There are a number of lawsuits and regulatory proceedings related to the Telecommunications Act of 1996, decisions of the Federal Communications Commission related thereto and rules and regulations issued thereunder which may affect the rights, obligations and businesses of incumbent local exchange carriers, competitive local exchange carriers and other participants in the telecommunications industry in general, including the Company.

6. Subsequent Events

   Lucent Loan and Security Agreement

   KMC Telecom III entered into a Loan and Security Agreement (the "Lucent Facility") dated February 4, 1999 with Lucent Technologies, Inc. ("Lucent") which provided for borrowings up to $600 million (of which $125 million is immediately available) to be used to fund the acquisition of certain telecommunications equipment and related expenses.

   The Company has unconditionally guaranteed the repayment of up to $250 million under the Lucent Facility when such repayment is due, whether at maturity, upon acceleration, or otherwise. KMC Telecom III Holdings, Inc., which owns the shares of KMC Telecom III and is wholly-owned by the Company, has pledged the shares of KMC Telecom III to Lucent to collateralize its obligations under the guaranty. In addition, KMC Telecom III has pledged all of its assets to Lucent. Accordingly, if there were an event of default under the Lucent Facility, Lucent thereunder would be entitled to payment in full and could foreclose on the assets of the Borrower and the holders of the Senior Discount Notes would have no right to share in such assets.

   Additionally, the Lucent Facility restricts the ability of KMC Telecom III to pay dividends to, or to pay principal or interest on loans from, the Company. Such restrictions could adversely affect the Company's liquidity and ability to meet its cash requirements, including its ability to repay the Senior Discount Notes.

                          KMC TELECOM HOLDINGS, INC.
                               (PARENT COMPANY)

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998


   Series E Preferred Stock

   On February 4, 1999, the Company issued 25,000 shares of Series E Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series E Preferred Stock") to Newcourt Commercial Finance Corporation ("Newcourt Finance"), generating aggregate gross proceeds of $22.9 million. The Series E Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. On or before January 15, 2004, the Company may pay dividends in cash or in additional fully paid and nonassessable shares of Series E Preferred Stock. After January 15, 2004, dividends must be paid in cash, subject to certain conditions. Unpaid dividends accrue at the dividend rate of the Series E Preferred Stock, compounded quarterly.

   The Series E Preferred Stock must be redeemed on February 1, 2011, subject to the legal availability of funds therefor, at a redemption price, payable in cash, equal to the liquidation preference thereof on the redemption date, plus all accumulated and unpaid dividends to the date of redemption.

   The Series E Preferred Stock is not convertible. The Company may, at the sole option of the Board of Directors (out of funds legally available), exchange all, but not less than all, of the Series E Preferred Stock then outstanding, for a new series of subordinated debentures (the "Exchange Debentures") issued pursuant to an exchange debenture indenture.

   Series F Preferred Stock

   On February 4, 1999, the Company issued 40,000 shares of Series F Senior Redeemable, Exchangeable, PIK Preferred Stock (the "Series F Preferred Stock") to Lucent and Newcourt Finance, generating aggregate gross proceeds of $38.9 million. The Series F Preferred Stock has a liquidation preference of $1,000 per share and an annual dividend equal to 14.5% of the liquidation preference, payable quarterly. The Company may pay dividends in cash or in additional fully paid and nonassessable shares of Series F Preferred Stock.

   Upon the earlier of (i) the date that is sixty days after the date on which the Company closes an underwritten primary offering of at least $200 million of its Common Stock, pursuant to an effective registration statement under the Securities Act or (ii) February 4, 2001, any outstanding Series F Preferred Stock will automatically convert into Series E Preferred Stock, on a one for one basis.

   The Company may, at the sole option of the Board of Directors (out of funds legally available), exchange all, but not less than all, of the Series F Preferred Stock then outstanding for Exchange Debentures.

   Warrants

   In connection with the February 4, 1999 issuances of the Series E Preferred Stock and the Series F Preferred Stock, warrants to purchase an aggregate of 24,660 shares of Common Stock were sold to Newcourt Finance and Lucent. The aggregate gross proceeds from the sale of these warrants was approximately $3.2 million. These warrants, at an exercise price of $.01 per share, are exercisable from February 4, 2000 through February 1, 2009.

   In addition, the Company also delivered to the Warrant Agent certificates representing warrants to purchase an aggregate of an additional 107,228 shares of Common Stock at an exercise price of $.01 per share (the "Springing Warrants"). The Springing Warrants may become issuable under the circumstances described in the following paragraph.

   If the Company fails to redeem all shares of Series F Preferred Stock prior to the date (the "Springing Warrant Date") which is the earlier of (i) the date that is sixty days after the date on which the Company closes

                          KMC TELECOM HOLDINGS, INC.
                               (PARENT COMPANY)

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(Continued)
                               December 31, 1998

an underwritten primary offering of at least $200 million of its Common Stock pursuant to an effective registration statement under the Securities Act or
(ii) February 4, 2001, the Warrant Agent is authorized to issue the Springing Warrants to the Eligible Holders (as defined in the warrant agreement) of the Series E and Series F Preferred Stock. In the event the Company has redeemed all outstanding shares of Series F Preferred Stock prior to the Springing Warrant Date, the Springing Warrants will not be issued and the Warrant Agent will return the certificates to the Company. To the extent the Company exercises its option to exchange all of the Series F Preferred Stock for Exchange Debentures prior to the Springing Warrant Date, the Springing Warrants will not become issuable. Therefore, as the future issuance of the Springing Warrants is entirely within control of the Company and the likelihood of their issuance is deemed to be remote, no value has been ascribed to the Springing Warrants.

                           KMC TELECOM HOLDINGS, INC.

                               OFFER TO EXCHANGE

                         13 1/2% SENIOR NOTES DUE 2009
                                      FOR
                                ALL OUTSTANDING
                         13 1/2% SENIOR NOTES DUE 2009

                               ----------------

                                   PROSPECTUS

                               ----------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Article Seventh of the Certificate of Incorporation, as amended, provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Article VI, Section 5 of the By-Laws provides that the Corporation shall indemnify, to the fullest extent permitted by law, members of the Board, its officers, employees and agents and any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters.

   The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for beach of fiduciary duty (including breaches resulting from grossly negligent behavior), except in the situations described above.

   These provisions will not limit the liability of directors or officers under the federal securities laws of the United States. This discussion of Article Seventh of the Company's Certificate of Incorporation, as amended, and
Article VI, Section 5 of the By-Laws is qualified in its entirety by reference to the relevant provisions of the Certificate of Incorporation (filed as Exhibit 3.1).

   See Item 22 for a statement of the Company's undertaking as to the Securities and Exchange Commission's position respecting indemnification arising under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   a) Exhibits.

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
   3.1   Certificate of Incorporation of KMC Telecom Holdings, Inc., as
         amended, dated as of April 30, 1999 (incorporated herein by reference to Exhibit 3.1 to KMC Telecom Holdings, Inc. Form 10-Q for the
         quarterly period ended June 30, 1999).

   3.2   Certificate of Powers, Designations, Preferences and Rights of the
         Series A Cumulative Convertible Preferred Stock, Par Value $.01 Per
         Share, as amended, dated as of April 30, 1999 (incorporated herein by reference to Exhibit 3.2 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

   3.3   Certificate of Powers, Designations, Preferences and Rights of the
         Series C Cumulative Convertible Preferred Stock, Par Value $.01 Per
         Share, as amended, dated as of April 30, 1999 (incorporated herein by reference to Exhibit 3.3 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

   3.4   Certificate of Powers, Designations, Preferences and Rights of the
         Series D Cumulative Convertible Preferred Stock, Par Value $.01 Per
         Share, as amended, dated as of April 30, 1999 (incorporated herein by reference to Exhibit 3.4 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).


 Exhibit
 Number                          Description of Document
 -------                         -----------------------
   3.5   Certificate of Voting Powers, Designations, Preferences and Relative
         Participating, Optional or Other Special Rights and Qualifications,
         Limitations and Restrictions Thereof of the Series E Senior
         Redeemable, Exchangeable, PIK Preferred Stock, as amended, dated as of
         April 30, 1999. (incorporated herein by reference to Exhibit 3.5 to
         KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended
         June 30, 1999).

   3.6   Certificate of Voting Powers, Designations, Preferences and Relative
         Participating, Optional or Other Special Rights and Qualifications,
         Limitations and Restrictions Thereof of the Series F Senior
         Redeemable, Exchangeable, PIK Preferred Stock, as amended dated as of April 30, 1999. (incorporated herein by reference to Exhibit 3.6 to
         KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period June 30,
         1999).

   3.7 By-Laws of KMC Telecom Holdings, Inc. (incorporated herein by reference to Exhibit 3.3 to KMC Telecom Holdings, Inc.'s Registration
         Statement on Form S-4 (Registration No. 333-50475) filed on April 20,
         1998 (hereafter referred to as the "KMC Holdings' S-4")).

   4.1   Amended and Restated Stockholders Agreement dated as of October 31,
         1997 by and among KMC Telecom Holdings, Inc., Nassau Capital Partners,
         L.P., NAS Partners I L.L.C., Harold N. Kamine, KMC Telecommunications
         L.P., Newcourt Communications Finance Corporation (formerly known as
         AT&T Credit Corporation), General Electric Capital Corporation,
         CoreStates Bank, N.A. and CoreStates Holdings, Inc. (incorporated herein by reference to Exhibit 4.1 to KMC Holdings' S-4).

   4.2   Amendment No. 1 dated as of January 7, 1998 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 and among
         KMC Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS
         Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P.,
         Newcourt Communications Finance Corporation (formerly known as AT&T
         Credit Corporation), General Electric Capital Corporation, CoreStates
         Bank, N.A. and CoreStates Holdings, Inc. (incorporated by reference to
         Exhibit 4.2 to KMC Holdings' S-4).

   4.3   Amendment No. 2 dated as of January 26, 1998 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 by and among KMC Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS
         Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P.,
         Newcourt Communications Finance Corporation (formerly known as AT&T
         Credit Corporation), General Electric Capital Corporation, CoreStates
         Bank, N.A. and CoreStates Holdings, Inc. (incorporated herein by reference to Exhibit 4.3 to KMC Holdings' S-4).

   4.4   Amendment No. 3 dated as of February 25, 1998 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 by and among KMC Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS
         Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P.,
         Newcourt Communications Finance Corporation (formerly known as AT&T
         Credit Corporation), General Electric Capital Corporation, CoreStates
         Bank, N.A. and CoreStates Holdings, Inc. (incorporated herein by reference to Exhibit 4.4 to KMC Holdings' S-4).

   4.5   Amendment No. 4 dated as of February 4, 1999 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 among KMC
         Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS Partners I
         L.L.C., Harold N. Kamine, Newcourt Communications Finance Corporation
         (formerly known as AT&T Credit Corporation), General Electric Capital
         Corporation, CoreStates Bank, N.A. and CoreStates Holdings, Inc.
         (incorporated herein by reference to Exhibit 4.5 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

   4.6   Amendment No. 5 dated as of April 30, 1999 to the Amended and Restated
         Stockholders Agreement among KMC Telecom Holdings, Inc., Nassau
         Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine,
         Newcourt Commercial Finance Corporation, General Electric Capital
         Corporation, First Union National Bank, CoreStates Holdings, Inc. and
         KMC Telecommunications L.P. (incorporated herein by reference to Exhibit 4.11 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  4.7    Amendment No. 6 dated as of June 1, 1999 to the Amended and Restated
         Stockholders Agreement among KMC Telecom Holdings, Inc., Nassau
         Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine,
         Newcourt Commercial Finance Corporation, General Electric Capital
         Corporation, First Union National Bank, CoreStates Holdings, Inc. and
         KMC Telecommunications L.P. (incorporated herein by reference to
         Exhibit 4.12 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

  4.8    Indenture dated as of January 29, 1998 between KMC Telecom Holdings,
         Inc. and The Chase Manhattan Bank, as Trustee, including specimen of
         KMC Telecom Holdings, Inc.'s 12 1/2% Senior Discount Note due 2008
         (incorporated herein by reference to Exhibit 4.5 to KMC Holdings' S-
         4).

  4.9    First Supplemental Indenture dated as of May 24, 1999 among KMC
         Telecom Holdings, Inc., KMC Telecom Financing, Inc. and The Chase
         Manhattan Bank, as Trustee, to the Indenture dated as of January 29, 1998 between KMC Telecom Holdings, Inc. and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to KMC
         Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended
         September 30, 1999).

  4.10   Indenture dated as of May 24, 1999 among KMC Holdings, Inc., KMC
         Telecom Financing, Inc. and The Chase Manhattan Bank, as Trustee, including specimen of KMC Telecom Holdings, Inc.'s 13 1/2% Senior
         Notes due 2009 (incorporated herein by reference to Exhibit 4.2 to KMC
         Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended
         September 30, 1999).

  4.11   Purchase Agreement dated as of May 19, 1999 among KMC Telecom
         Holdings, Inc. and Morgan Stanley & Co. Incorporated, Credit Suisse
         First Boston Corporation, First Union Capital Markets Corp., CIBC
         World Markets Corp., BancBoston Robertson Stephens Inc. and
         Wasserstein Perella Securities, Inc. (incorporated herein by reference to Exhibit 4.3 to KMC Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended September 30, 1999).

  4.12 Collateral Pledge and Security Agreement made and entered into as of May 24, 1999 by KMC Telecom Financing, Inc. in favor of The Chase
         Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.4 to KMC Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended September 30, 1999).

  4.13   Registration Rights Agreement dated January 26, 1998 between KMC
         Telecom Holdings, Inc. and Morgan Stanley & Co. Incorporated
         (incorporated herein by reference to Exhibit 4.6 to KMC Holdings' S-
         4).

  4.14   Registration Rights Agreement dated as of May 19, 1999 among KMC
         Telecom Holdings, Inc. and Morgan Stanley & Co. Incorporated, Credit
         Suisse First Boston Corporation, First Union Capital Markets Corp.,
         CIBC World Markets Corp., BancBoston Robertson Stephens Inc. and
         Wasserstein Perella Securities, Inc. (incorporated herein by reference to Exhibit 4.5 to KMC Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended September 30, 1999).

  4.15   Warrant Agreement between KMC Telecom Holdings, Inc. and The Chase
         Manhattan Bank, as Warrant Agent, dated as of January 29, 1998 including a specimen of Warrant Certificate (incorporated herein by reference to Exhibit 4.7 to KMC Holdings' S-4).

  4.16   Warrant Agreement dated as of February 4, 1999 among KMC Telecom
         Holdings, Inc., The Chase Manhattan Bank, as Warrant Agent, Newcourt
         Commercial Finance Corporation and Lucent Technologies Inc.
         (incorporated herein by reference to Exhibit 10.2 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended March 31,
         1999).

  4.17   Warrant Agreement dated as of April 30, 1999 among KMC Telecom
         Holdings, Inc., The Chase Manhattan Bank, as Warrant Agent, First
         Union Investors, Inc., Harold N. Kamine and Nassau Capital Partners
         L.P. (incorporated herein by reference to Exhibit 4.4 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended June 30,
         1999).

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
   4.18  Amendment No. 1 dated as of April 30, 1999 to the Warrant Agreement dated, as of February 4, 1999 among KMC Telecom Holdings, Inc., The
         Chase Manhattan Bank, as Warrant Agent, Newcourt Commercial Finance
         Corporation, Lucent Technologies, Inc. and First Union Investors, Inc.
         (incorporated herein by reference to Exhibit 4.7 to KMC Telecom
         Holdings, Inc.'s Form 10-Q for the quarterly period ended June 30,
         1999).
   4.19  Amendment No. 2, dated as of June 1, 1999, to Warrant Agreement, dated as of February 4, 1999, among KMC Telecom Holdings, Inc., The Chase
         Manhattan Bank, Newcourt Commercial Finance Corporation and Lucent
         Technologies Inc. (incorporated herein by reference to Exhibit 4.8 to
         KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended
         June 30, 1999).

   4.20  Securities Purchase Agreement dated as of February 4, 1999 among KMC
         Telecom Holdings, Inc., and Newcourt Commercial Finance Corporation and Lucent Technologies Inc. (incorporated herein by reference to Exhibit 10.1 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended March 31, 1999).

   4.21  Securities Purchase Agreement dated as of April 30, 1999 between KMC
         Telecom Holdings, Inc. and First Union Investors, Inc. (incorporated herein by reference to Exhibit 4.2 to KMC Telecom Holdings, Inc. Form
         10-Q for the quarterly period ending June 30, 1999).

   4.22  Amendment No. 1 dated as of June 1, 1999, to Securities Purchase
         Agreement among KMC Telecom Holdings, Inc., First Union Investors,
         Inc., Newcourt Commercial Finance Corporation and Lucent Technologies,
         Inc. (incorporated herein by reference to Exhibit 4.3 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ending June 30,
         1999).

   4.23 Warrant Registration Rights Agreement dated as of January 26, 1998 between KMC Telecom Holdings, Inc. and Morgan Stanley & Co.
         Incorporated (incorporated herein by reference to Exhibit 4.8 to KMC
         Holdings' S-4).

   4.24 Warrant Registration Rights Agreement dated as of February 4, 1999 among KMC Telecom Holdings, Inc., Newcourt Commercial Finance
         Corporation and Lucent Technologies Inc. (incorporated herein by reference to Exhibit 10.3 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended March 31, 1999).

   4.25 Warrant Registration Rights Agreement dated as of April 30, 1999 between KMC Telecom Holdings, Inc. and First Union Investors, Inc.
         (incorporated herein by reference to Exhibit 4.5 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended June 30,
         1999).

   4.26  Amendment No. 1 dated as of April 30, 1999 to Warrant Registration
         Rights Agreement among KMC Telecom Holdings, Inc., Newcourt Commercial
         Finance Corporation and Lucent Technologies Inc. (incorporated herein by reference to Exhibit 4.6 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

   4.27  Preferred Stock Registration Rights Agreement dated as of April 30,
         1999 between KMC Telecom Holdings, Inc. and First Union Investors,
         Inc. (incorporated herein by reference to Exhibit 4.9 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended June 30,
         1999).

   4.28  Amendment No. 1 dated as of June 1, 1999 to Preferred Stock
         Registration Rights Agreement among KMC Telecom Holdings, Inc., First
         Union Investors, Inc., Newcourt Commercial Finance Corporation and
         Lucent Technologies. (incorporated herein by reference to Exhibit 4.10 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended
         June 30, 1999).

  *5.1   Opinion of Kelley Drye & Warren LLP.

  *8.1 Opinion of Kelley Drye & Warren LLP regarding tax matters (contained in Exhibit 5.1).

  10.1   Purchase Agreement dated January 26, 1998 by and between KMC Telecom
         Holdings, Inc. and Morgan Stanley & Co. Incorporated (incorporated herein by reference to Exhibit 10.1 to KMC Holdings' S-4).


 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  10.2   Loan and Security Agreement dated as of December 22, 1998 among KMC
         Telecom Inc., KMC Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC
         Telecom Leasing I, LLC, KMC Telecom Leasing II, LLC, the additional subsidiaries from time to time parties thereto, the financial institutions signatory thereto from time to time as "Lenders", First
         Union National Bank as Administrative Agent for the Lenders and
         Newcourt Commercial Finance Corporation (formerly known as AT&T
         Commercial Corporation), as Collateral Agent for the Lenders.
         (incorporated herein by reference to Exhibit 10.2 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

  10.3   Amendment No. 1, dated as of March 3, 1999, to Loan and Security
         Agreement dated as of December 22, 1998, among KMC Telecom Inc., KMC
         Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC Telecom Leasing
         I, LLC, KMC Telecom Leasing II, LLC, the additional subsidiaries from time to time parties thereto, the financial institutions signatory thereto from time to time as "Lenders", First Union National Bank as Administrative Agent for the Lenders and Newcourt Commercial Finance
         Corporation (formerly known as AT&T Commercial Corporation), as
         Collateral Agent for the Lenders. (incorporated herein by reference to Exhibit 10.3 to KMC Telecom Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

 *10.4   Waiver and Amendment No. 3 to Loan and Security Agreement dated as of
         October 29, 1999 among KMC Telecom Inc., KMC Telecom II, Inc., KMC
         Telecom of Virginia, Inc., KMC Telecom Leasing I LLC, KMC Telecom
         Leasing II LLC, the financial institutions from time to time parties thereto as "Lenders", First Union National Bank as Administrative
         Agent for the Lenders and Newcourt Commercial Finance Corporation
         (f/k/a AT&T Commercial Finance Corporation), as Collateral Agent for the Lenders.

  10.5   Loan and Security Agreement dated February 4, 1999 among KMC Telecom
         III, Inc., KMC Telecom Leasing III LLC, the financial institutions signatory thereto from time to time as Lenders, Lucent Technologies
         Inc., as agent for the Lenders and the party to be named as Collateral
         Agent for the Lenders. (incorporated herein by reference to Exhibit
         10.4 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended March 31, 1999).

  10.6   General Agreement between KMC Telecom Inc., KMC Telecom II, Inc. and
         Lucent Technologies, Inc. dated September 24, 1997, as amended on
         October 15, 1997. (incorporated herein by reference to Exhibit 10.7 to
         KMC Holdings' S-4).

  10.7   Professional Services Agreement between KMC Telecom Inc. and Lucent
         Technologies, Inc. dated September 4, 1997. (incorporated herein by reference to Exhibit 10.8 to KMC Holdings' S-4).

  10.8   Memorandum of Agreement between KMC Telecom Holdings, Inc. and EFTIA
         OSS Solutions Inc., dated as of October 26, 1998. (incorporated herein by reference to Exhibit 10.6 to KMC Telecom Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

  10.9   Master License Agreement dated December 31, 1998 by and between
         Billing Concepts Systems, Inc. and KMC Telecom Holdings, Inc.
         (incorporated herein by reference to Exhibit 10.7 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

  10.10  Lease Agreement dated January 1, 1996 between Cogeneration Services
         Inc. (now known as Kamine Development Corp.) and KMC Telecom Inc.
         (incorporated herein by reference to Exhibit 10.8 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

  10.11  1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom
         Holdings, Inc. and Affiliates. (incorporated herein by reference to Exhibit 4 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended September 30, 1998).

  10.12 Specimen of Non-Qualified Stock Option Agreement for options granted under the 1998 Stock Purchase and Option Plan for Key Employees of KMC
         Telecom Holdings, Inc. and Affiliates. (incorporated herein by reference to Exhibit 10.10 to KMC Telecom, Inc. Form 10-K for the fiscal year ended December 31, 1998).

  10.13  Amendment No. 1 made as of June 7, 1999 to 1998 Stock Purchase and
         Option Plan for Key Employees of KMC Telecom Holdings, Inc. and
         Affiliates. (incorporated herein by reference to Exhibit 10.1 to KMC
         Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June
         30, 1999).

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
  *12.1  Statement Regarding Computation of Ratios.

  *21.1  Subsidiaries of KMC Telecom Holdings, Inc.

  *23.1  Consent of Kelley Drye & Warren LLP (contained in Exhibit 5.1).

  *23.2  Consent of Ernst & Young LLP.

  *24.1  Power of Attorney (Appears on signature page).

  *25.1  Statement of Eligibility and Qualification (Form T-1) under the Trust
         Indenture Act of 1939 of The Chase Manhattan Bank.

 **99.1  Form of Letter of Transmittal.

 **99.2  Notice of Guaranteed Delivery.

--------
*Filed herewith.
**To be filed by amendment.

   (b) Financial Statement Schedules.
     Report of Independent Auditors (included at page S-1 of the prospectus)
     Schedule I--Condensed Financial Information of Registrant (included at pages S-2 to S-9 of the prospectus

ITEM 22. UNDERTAKINGS

   A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (7) That every prospectus: (i) that is filed pursuant to paragraph (6) immediately proceeding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedminster, State of New Jersey, on the 18th day of November, 1999.

                                          KMC Telecom Holdings, Inc.

                                                /s/ Michael A. Sternberg
                                          By: _________________________________
                                                    Michael A. Sternberg
                                               President and Chief Executive
                                                          Officer

   KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Sternberg and James D. Grenfell his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and all amendments and supplements to any prospectus relating thereto and any other documents and instruments incidental thereto, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 18th day of November, 1999.

              Signature                                Title(s)
              ---------                                --------

     /s/ Michael A. Sternberg           President, Chief Executive Officer and
______________________________________   Director (Principal Executive
         Michael A. Sternberg            Officer)

       /s/ James D. Grenfell            Executive Vice President, Chief
______________________________________   Financial Officer (Principal
          James D. Grenfell              Financial Officer)

        /s/ Robert F. Hagan             Vice President, Controller (Principal
______________________________________   Accounting Officer)
           Robert F. Hagan

       /s/ Harold N. Kamine             Chairman of the Board of Directors
______________________________________
           Harold N. Kamine

        /s/ Gary E. Lasher              Vice Chairman of the Board of
______________________________________   Directors
            Gary E. Lasher

              Signature                                Title(s)
              ---------                                --------

     /s/ Richard H. Patterson           Director
______________________________________
         Richard H. Patterson

        /s/ Randall A. Hack             Director
______________________________________
           Randall A. Hack

      /s/ William H. Stewart            Director
______________________________________
          William H. Stewart

                               INDEX OF EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
   3.1   Certificate of Incorporation of KMC Telecom Holdings, Inc., as
         amended, dated as of April 30, 1999. (incorporated herein by reference to Exhibit 3.1 to KMC Telecom Holdings, Inc. Form 10-Q for the
         quarterly period ended June 30, 1999).

   3.2   Certificate of Powers, Designations, Preferences and Rights of the
         Series A Cumulative Convertible Preferred Stock, Par Value $.01 Per
         Share, as amended, dated as of April 30, 1999. (incorporated herein by reference to Exhibit 3.2 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

   3.3   Certificate of Powers, Designations, Preferences and Rights of the
         Series C Cumulative Convertible Preferred Stock, Par Value $.01 Per
         Share, as amended, dated as of April 30, 1999. (incorporated herein by reference to Exhibit 3.3 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

   3.4   Certificate of Powers, Designations, Preferences and Rights of the
         Series D Cumulative Convertible Preferred Stock, Par Value $.01 Per
         Share, as amended, dated as of April 30, 1999. (incorporated herein by reference to Exhibit 3.4 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

   3.5   Certificate of Voting Powers, Designations, Preferences and Relative
         Participating, Optional or Other Special Rights and Qualifications,
         Limitations and Restrictions Thereof of the Series E Senior
         Redeemable, Exchangeable, PIK Preferred Stock, as amended, dated as of April 30, 1999. (incorporated herein by reference to Exhibit 3.5 to
         KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended
         June 30, 1999).

   3.6   Certificate of Voting Powers, Designations, Preferences and Relative
         Participating, Optional or Other Special Rights and Qualifications,
         Limitations and Restrictions Thereof of the Series F Senior
         Redeemable, Exchangeable, PIK Preferred Stock, as amended dated as of April 30, 1999. (incorporated herein by reference to Exhibit 3.6 to
         KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period June 30,
         1999).

   3.7 By-Laws of KMC Telecom Holdings, Inc. (incorporated herein by reference to Exhibit 3.3 to KMC Telecom Holdings, Inc.'s Registration
         Statement on Form S-4 (Registration No. 333-50475) filed on April 20,
         1998 (hereafter referred to as the "KMC Holdings' S-4")).

   4.1   Amended and Restated Stockholders Agreement dated as of October 31,
         1997 by and among KMC Telecom Holdings, Inc., Nassau Capital Partners,
         L.P., NAS Partners I L.L.C., Harold N. Kamine, KMC Telecommunications
         L.P., Newcourt Communications Finance Corporation (formerly known as
         AT&T Credit Corporation), General Electric Capital Corporation,
         CoreStates Bank, N.A. and CoreStates Holdings, Inc. (incorporated herein by reference to Exhibit 4.1 to KMC Holdings' S-4).

   4.2   Amendment No. 1 dated as of January 7, 1998 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 and among
         KMC Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS
         Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P.,
         Newcourt Communications Finance Corporation (formerly known as AT&T
         Credit Corporation), General Electric Capital Corporation, CoreStates
         Bank, N.A. and CoreStates Holdings, Inc. (incorporated by reference to
         Exhibit 4.2 to KMC Holdings' S-4).

   4.3   Amendment No. 2 dated as of January 26, 1998 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 by and among KMC Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS
         Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P.,
         Newcourt Communications Finance Corporation (formerly known as AT&T
         Credit Corporation), General Electric Capital Corporation, CoreStates
         Bank, N.A. and CoreStates Holdings, Inc. (incorporated herein by reference to Exhibit 4.3 to KMC Holdings' S-4).

 Exhibit
 Number                                Description
 -------                               -----------
  4.4    Amendment No. 3 dated as of February 25, 1998 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 by and among KMC Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS
         Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P.,
         Newcourt Communications Finance Corporation (formerly known as AT&T
         Credit Corporation), General Electric Capital Corporation, CoreStates
         Bank, N.A. and CoreStates Holdings, Inc. (incorporated herein by reference to Exhibit 4.4 to KMC Holdings' S-4).

  4.5    Amendment No. 4 dated as of February 4, 1999 to the Amended and
         Restated Stockholders Agreement dated as of October 31, 1997 among KMC
         Telecom Holdings, Inc., Nassau Capital Partners, L.P., NAS Partners I
         L.L.C., Harold N. Kamine, Newcourt Communications Finance Corporation
         (formerly known as AT&T Credit Corporation), General Electric Capital
         Corporation, CoreStates Bank, N.A. and CoreStates Holdings, Inc.
         (incorporated herein by reference to Exhibit 4.5 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

  4.6    Amendment No. 5 dated as of April 30, 1999 to the Amended and Restated
         Stockholders Agreement among KMC Telecom Holdings, Inc., Nassau
         Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine,
         Newcourt Commercial Finance Corporation, General Electric Capital
         Corporation, First Union National Bank, CoreStates Holdings, Inc. and
         KMC Telecommunications L.P. (incorporated herein by reference to Exhibit 4.11 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

  4.7    Amendment No. 6 dated as of June 1, 1999 to the Amended and Restated
         Stockholders Agreement among KMC Telecom Holdings, Inc., Nassau
         Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine,
         Newcourt Commercial Finance Corporation, General Electric Capital
         Corporation, First Union National Bank, CoreStates Holdings, Inc. and
         KMC Telecommunications L.P. (incorporated herein by reference to Exhibit 4.12 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 1999).

  4.8    Indenture dated as of January 29, 1998 between KMC Telecom Holdings,
         Inc. and The Chase Manhattan Bank, as Trustee, including specimen of
         KMC Telecom Holdings, Inc.'s 12 1/2% Senior Discount Note due 2008.
         (incorporated herein by reference to Exhibit 4.5 to KMC Holdings' S-
         4).

  4.9    First Supplemental Indenture dated as of May 24, 1999 among KMC
         Telecom Holdings, Inc., KMC Telecom Financing, Inc. and The Chase
         Manhattan Bank, as Trustee, to the Indenture dated as of January 29, 1998 between KMC Telecom Holdings, Inc. and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to KMC
         Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended
         September 30, 1999).

  4.10   Indenture dated as of May 24, 1999 among KMC Holdings, Inc., KMC
         Telecom Financing, Inc. and The Chase Manhattan Bank, as Trustee, including specimen of KMC Telecom Holdings, Inc.'s 13 1/2% Senior
         Notes due 2009 (incorporated herein by reference to Exhibit 4.2 to KMC
         Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended
         September 30, 1999).

  4.11   Purchase Agreement dated as of May 19, 1999 among KMC Telecom
         Holdings, Inc. and Morgan Stanley & Co. Incorporated, Credit Suisse
         First Boston Corporation, First Union Capital Markets Corp., CIBC
         World Markets Corp., BancBoston Robertson Stephens Inc. and
         Wasserstein Perella Securities, Inc. (incorporated herein by reference to Exhibit 4.3 to KMC Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended September 30, 1999).

  4.12 Collateral Pledge and Security Agreement made and entered into as of May 24, 1999 by KMC Telecom Financing, Inc. in favor of The Chase
         Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.4 to KMC Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended September 30, 1999).

 Exhibit
 Number                                Description
 -------                               -----------
  4.13   Registration Rights Agreement dated January 26, 1998 between KMC
         Telecom Holdings, Inc. and Morgan Stanley & Co. Incorporated
         (incorporated herein by reference to Exhibit 4.6 to KMC Holdings' S-
         4).

  4.14   Registration Rights Agreement dated as of May 19, 1999 among KMC
         Telecom Holdings, Inc. and Morgan Stanley & Co. Incorporated, Credit
         Suisse First Boston Corporation, First Union Capital Markets Corp.,
         CIBC World Markets Corp., BancBoston Robertson Stephens Inc. and
         Wasserstein Perella Securities, Inc. (incorporated herein by reference to Exhibit 4.5 to KMC Telecom Holdings, Inc.'s Form 10-Q for the quarterly period ended September 30, 1999).

  4.15   Warrant Agreement between KMC Telecom Holdings, Inc. and The Chase
         Manhattan Bank, as Warrant Agent, dated as of January 29, 1998 including a specimen of Warrant Certificate (incorporated herein by reference to Exhibit 4.7 to KMC Holdings' S-4).

  4.16   Warrant Agreement dated as of February 4, 1999 among KMC Telecom
         Holdings, Inc., The Chase Manhattan Bank, as Warrant Agent, Newcourt
         Commercial Finance Corporation and Lucent Technologies Inc.
         (incorporated herein by reference to Exhibit 10.2 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended March 31,
         1999).

  4.17   Warrant Agreement dated as of April 30, 1999 among KMC Telecom
         Holdings, Inc., The Chase Manhattan Bank, as Warrant Agent, First
         Union Investors, Inc., Harold N. Kamine and Nassau Capital Partners
         L.P. (incorporated herein by reference to Exhibit 4.4 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended June 30,
         1999).

  4.18 Amendment No. 1 dated as of April 30, 1999 to the Warrant Agreement, dated as of February 4, 1999 among KMC Telecom Holdings, Inc., The
         Chase Manhattan Bank, as Warrant Agent, Newcourt Commercial Finance
         Corporation, Lucent Technologies, Inc. and First Union Investors, Inc.
         (incorporated herein by reference to Exhibit 4.7 to KMC Telcom
         Holdings, Inc.'s Form 10-Q for the quarterly period ended June 30,
         1999).

  4.19 Amendment No. 2, dated as of June 1, 1999, to Warrant Agreement, dated as of February 4, 1999, among KMC Telecom Holdings, Inc., The Chase
         Manhattan Bank, Newcourt Commercial Finance Corporation and Lucent
         Technologies Inc. (incorporated herein by reference to Exhibit 4.8 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended
         June 30, 1999).

  4.20   Securities Purchase Agreement dated as of February 4, 1999 among KMC
         Telecom Holdings, Inc., Newcourt Commercial Finance Corporation and
         Lucent Technologies Inc. (incorporated herein by reference to Exhibit
         10.1 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended March 31, 1999).

  4.21   Securities Purchase Agreement dated as of April 30, 1999 between KMC
         Telecom Holdings, Inc. and First Union Investors, Inc. (incorporated herein by reference to Exhibit 4.2 to KMC Telecom Holdings, Inc. Form
         10-Q for the quarterly period ending June 30, 1999).

  4.22   Amendment No. 1 dated as of June 1, 1999, to Securities Purchase
         Agreement among KMC Telecom Holdings, Inc., First Union Investors,
         Inc., Newcourt Commercial Finance Corporation and Lucent Technologies,
         Inc. (incorporated herein by reference to Exhibit 4.3 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ending June 30,
         1999).

  4.23 Warrant Registration Rights Agreement dated as of January 26, 1998 between KMC Telecom Holdings, Inc. and Morgan Stanley & Co.
         Incorporated (incorporated herein by reference to Exhibit 4.8 to KMC
         Holdings' S-4).

  4.24 Warrant Registration Rights Agreement dated as of February 4, 1999 among KMC Telecom Holdings, Inc., Newcourt Commercial Finance
         Corporation and Lucent Technologies Inc. (incorporated herein by reference to Exhibit 10.3 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended March 31, 1999).

 Exhibit
 Number                                Description
 -------                               -----------

   4.25  Warrant Registration Rights Agreement dated as of April 30, 1999 between KMC Telecom Holdings, Inc. and First Union Investors, Inc.
         (incorporated herein by reference to Exhibit 4.5 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended June 30,
         1999).
   4.26  Amendment No. 1 dated as of April 30, 1999 to Warrant Registration
         Rights Agreement among KMC Telecom Holdings, Inc., Newcourt Commercial
         Finance Corporation and Lucent Technologies Inc. (incorporated herein by reference to Exhibit 4.6 to KMC Telecom Holdings, Inc. Form 10-Q
         for the quarterly period ended June 30, 1999).
   4.27  Preferred Stock Registration Rights Agreement dated as of April 30,
         1999 between KMC Telecom Holdings, Inc. and First Union Investors,
         Inc. (incorporated herein by reference to Exhibit 4.9 to KMC Telecom
         Holdings, Inc. Form 10-Q for the quarterly period ended June 30,
         1999).
   4.28  Amendment No. 1 dated as of June 1, 1999 to Preferred Stock
         Registration Rights Agreement among KMC Telecom Holdings, Inc., First
         Union Investors, Inc., Newcourt Commercial Finance Corporation and
         Lucent Technologies (incorporated herein by reference to Exhibit 4.10 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended
         June 30, 1999).
  *5.1   Opinion of Kelley Drye & Warren LLP.
  *8.1   Opinion of Kelley Drye & Warren LLP regarding tax matters (contained in Exhibit 5.1).
  10.1   Purchase Agreement dated January 26, 1998 by and between KMC Telecom
         Holdings, Inc. and Morgan Stanley & Co. Incorporated (incorporated herein by reference to Exhibit 10.1 to KMC Holdings' S-4).
  10.2   Loan and Security Agreement dated as of December 22, 1998 among KMC
         Telecom Inc., KMC Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC
         Telecom Leasing I, LLC, KMC Telecom Leasing II, LLC, the additional subsidiaries from time to time parties thereto, the financial institutions signatory thereto from time to time as "Lenders", First
         Union National Bank as Administrative Agent for the Lenders and
         Newcourt Commercial Finance Corporation (formerly known as AT&T
         Commercial Corporation), as Collateral Agent for the Lenders
         (incorporated herein by reference to Exhibit 10.2 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).
  10.3   Amendment No. 1, dated as of March 3, 1999, to Loan and Security
         Agreement dated as of December 22, 1998, among KMC Telecom Inc., KMC
         Telecom II, Inc., KMC Telecom of Virginia, Inc., KMC Telecom Leasing
         I, LLC, KMC Telecom Leasing II, LLC, the additional subsidiaries from time to time parties thereto, the financial institutions signatory thereto from time to time as "Lenders", First Union National Bank as
         Administrative Agent for the Lenders and Newcourt Commercial Finance
         Corporation (formerly known as AT&T Commercial Corporation), as
         Collateral Agent for the Lenders (incorporated herein by reference to
         Exhibit 10.3 to KMC Telecom Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).
 *10.4   Waiver and Amendment No. 3 to Loan and Security Agreement dated as of
         October 29, 1999 among KMC Telecom Inc., KMC Telecom II, Inc., KMC
         Telecom of Virginia, Inc., KMC Telecom Leasing I LLC, KMC Telecom
         Leasing II LLC, the financial institutions from time to time parties thereto as "Lenders", First Union National Bank as Administrative
         Agent for the Lenders and Newcourt Commercial Finance Corporation
         (f/k/a AT&T Commercial Finance Corporation), as Collateral Agent for
         the Lenders.
  10.5   Loan and Security Agreement dated February 4, 1999 among KMC Telecom
         III, Inc., KMC Telecom Leasing III LLC, the financial institutions signatory thereto from time to time as Lenders, Lucent Technologies
         Inc., as agent for the Lenders and the party to be named as Collateral
         Agent for the Lenders (incorporated herein by reference to Exhibit
         10.4 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended March 31, 1999).
  10.6   General Agreement between KMC Telecom Inc., KMC Telecom II, Inc. and
         Lucent Technologies, Inc. dated September 24, 1997, as amended on
         October 15, 1997 (incorporated herein by reference to Exhibit 10.7 to
         KMC Holdings' S-4).
  10.7   Professional Services Agreement between KMC Telecom Inc. and Lucent
         Technologies, Inc. dated September 4, 1997 (incorporated herein by reference to Exhibit 10.8 to KMC Holdings' S-4).

 Exhibit
 Number                                Description
 -------                               -----------

   10.8  Memorandum of Agreement between KMC Telecom Holdings, Inc. and EFTIA
         OSS Solutions Inc., dated as of October 26, 1998 (incorporated herein by reference to Exhibit 10.6 to KMC Telecom Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

   10.9  Master License Agreement dated December 31, 1998 by and between
         Billing Concepts Systems, Inc. and KMC Telecom Holdings, Inc.
         (incorporated herein by reference to Exhibit 10.7 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

   10.10 Lease Agreement dated January 1, 1996 between Cogeneration Services
         Inc. (now known as Kamine Development Corp.) and KMC Telecom Inc.
         (incorporated herein by reference to Exhibit 10.8 to KMC Telecom
         Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1998).

   10.11 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom
         Holdings, Inc. and Affiliates (incorporated herein by reference to Exhibit 4 to KMC Telecom Holdings, Inc. Form 10-Q for the quarterly period ended September 30, 1998).

   10.12 Specimen of Non-Qualified Stock Option Agreement for options granted under the 1998 Stock Purchase and Option Plan for Key Employees of KMC
         Telecom Holdings, Inc. and Affiliates (incorporated herein by reference to Exhibit 10.10 to KMC Telecom, Inc. Form 10-K for the fiscal year ended December 31, 1998).

   10.13 Amendment No. 1 made as of June 7, 1999 to 1998 Stock Purchase and
         Option Plan for Key Employees of KMC Telecom Holdings, Inc. and
         Affiliates (incorporated herein by reference to Exhibit 10.1 to KMC
         Telecom Holdings, Inc. Form 10-Q for the quarterly period ended June
         30, 1999).

  *12.1  Statement Regarding Computation of Ratios.

  *21.1  Subsidiaries of KMC Telecom Holdings, Inc.

  *23.1  Consent of Kelley Drye & Warren LLP (contained in Exhibit 5.1).

  *23.2  Consent of Ernst & Young LLP.

  *24.1  Powers of Attorney (Appears on signature page).

  *25.1  Statement of Eligibility and Qualification (Form T-1) under the Trust
         Indenture Act of 1939 of The Chase Manhattan Bank.

 **99.1  Form of Letter of Transmittal.

 **99.2  Notice of Guaranteed Delivery.

--------
*Filed herewith.
**To be filed by amendment.